                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

              Brown & Sharpe Manufacturing Company
           ------------------------------------------
             (Name of Registrant as Specified In Its
                             Charter)


               ----------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    4) Proposed maximum aggregate value of transaction:

    * Set forth the amount on which the filing is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount previously paid:

   2) Form, Schedule or Registration Statement No.:

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   4) Date Filed:

Notes:

                     BROWN & SHARPE MANUFACTURING COMPANY

                                PRECISION PARK
                              200 FRENCHTOWN ROAD
                      NORTH KINGSTOWN, RHODE ISLAND 02852

                                                            August  , 1994

Dear Stockholders,

  You are cordially invited to attend a Special Meeting of the Stockholders of Brown & Sharpe Manufacturing Company, to be held on September 28, 1994, at 10:00 a.m. at the executive offices of Brown & Sharpe, Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island.

  At the Special Meeting, you will be asked to consider and vote on a proposal (the "Proposal") to approve the issuance of shares of Class A Common Stock, $1.00 par value, of Brown & Sharpe pursuant to the terms of (i) an acquisition agreement, as amended, between Brown & Sharpe and Finmeccanica S.p.A., an Italian corporation, dated as of June 10, 1994, and (ii) a shareholders agreement to be entered into between Brown & Sharpe and Finmeccanica at the closing under the acquisition agreement. The acquisition agreement provides that Brown & Sharpe will acquire from Finmeccanica all of the issued and outstanding capital stock of DEA S.p.A., an Italian corporation conducting Finmeccanica's metrology business, in exchange for the issuance to Finmeccanica of 3,450,000 shares of Class A Common Stock plus such additional number of shares of Class A Common Stock, if any, as may be required pursuant to a post-closing purchase price adjustment provided for in the acquisition agreement. The shareholders agreement will provide Finmeccanica with certain preemptive rights with respect to subsequent issuances of equity securities by Brown & Sharpe, and provides for limitations on Finmeccanica's percentage ownership of shares of Brown & Sharpe stock. In connection with the acquisition, Brown & Sharpe will enter into several proposed new financing arrangements, most of which are contingent on consummation of the acquisition of DEA, to repay certain existing indebtedness and to meet Brown & Sharpe's liquidity needs following the acquisition. The terms of the acquisition agreement, the shareholders agreement and the proposed new financing arrangements are described in detail in the attached Proxy Statement.

  The Board of Directors of Brown & Sharpe has unanimously concluded that the acquisition transaction is in the best interests of Brown & Sharpe stockholders and recommends that you vote to approve the issuance of shares of Class A Common Stock described above. In making this recommendation, the Board of Directors relied on a number of factors, including an opinion of Wertheim Schroder & Co. Incorporated to the effect that the consideration to be paid by Brown & Sharpe in the acquisition is fair to the common stockholders of Brown & Sharpe from a financial point of view.

  Brown & Sharpe believes that the proposed combination with DEA is Brown & Sharpe's best course of action and that to let the DEA acquisition opportunity (and the opportunity to accomplish the related new financing program that is contingent on the consummation of the DEA acquisition) slip by would not be in the best interest of Brown & Sharpe and its shareholders, given Brown & Sharpe's need for additional permanent equity capital and its need to refinance and strengthen its borrowing structure.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL.

  To ensure that your shares are represented at this meeting, please complete, sign, date and return the enclosed proxy in the enclosed postage paid envelope, whether or not you plan to attend the meeting. If you attend the meeting and express a desire to vote in person, your proxy will not be used.

                                          Sincerely yours,

                                          Henry D. Sharpe, Jr.
                                          Chairman of the Board

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

                      BROWN & SHARPE MANUFACTURING COMPANY

                                 PRECISION PARK
                              200 FRENCHTOWN ROAD
                      NORTH KINGSTOWN, RHODE ISLAND 02852

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                       TO BE HELD SEPTEMBER 28, 1994

  A Special Meeting of Stockholders of Brown & Sharpe Manufacturing Company ("Brown & Sharpe") will be held at the executive offices of Brown & Sharpe at Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island, on September 28, 1994 at 10 a.m., for the following purpose:

    To consider and vote on a proposal to approve the issuance of shares of Class A Common Stock, $1.00 par value, of Brown & Sharpe (the "Class A Common Stock") pursuant to the terms of (i) an acquisition agreement between Brown & Sharpe and Finmeccanica S.p.A., an Italian corporation ("Finmeccanica"), dated as of June 10, 1994, as amended (the "DEA Acquisition Agreement"), and (ii) a shareholders agreement to be entered into between Brown & Sharpe and Finmeccanica (the "Shareholders Agreement") at the closing under the DEA Acquisition Agreement.

Pursuant to Delaware law and the by-laws of the Company, no other business may come before the Special Meeting.

  The DEA Acquisition Agreement provides that Brown & Sharpe will acquire from Finmeccanica all of the issued and outstanding capital stock of DEA S.p.A., an Italian corporation conducting Finmeccanica's metrology business (the "DEA Acquisition"), in exchange for the issuance to Finmeccanica of 3,450,000 shares of Class A Common Stock plus such additional number of shares of Class A Common Stock, if any, as may be required pursuant to a post-closing purchase price adjustment provided for in the DEA Acquisition Agreement. The Shareholders Agreement provides Finmeccanica with certain preemptive rights with respect to subsequent issuances of equity securities by Brown & Sharpe, and provides for limitations on Finmeccanica's percentage ownership of shares of Brown & Sharpe stock. In connection with the DEA Acquisition, Brown & Sharpe will enter into several proposed new financing arrangements, most of which are contingent on the consummation of the DEA Acquisition, to repay certain existing indebtedness and to meet Brown & Sharpe's liquidity needs following the DEA Acquisition. The terms of the DEA Acquisition Agreement, the Shareholders Agreement and the proposed new financing arrangements are described in the Proxy Statement.

  The Board of Directors has fixed the close of business on August 26, 1994 as the record date for the Special Meeting to determine the stockholders entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          James W. Hayes, III
                                          Secretary

North Kingstown, Rhode Island

August  , 1994

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

                     BROWN & SHARPE MANUFACTURING COMPANY

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        SPECIAL MEETING OF STOCKHOLDERS
                    OF BROWN & SHARPE MANUFACTURING COMPANY

                      TO BE HELD SEPTEMBER 28, 1994

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Brown & Sharpe Manufacturing Company ("Brown & Sharpe") for use at the Special Meeting of Stockholders of Brown & Sharpe to be held on September 28, 1994, and at any and all adjournments or postponements thereof (collectively, the "Special Meeting"). This Proxy Statement is being sent to stockholders of Brown & Sharpe on or about August , 1994.

  At the meeting, stockholders of record on August 26, 1994 will consider and vote on a proposal to approve the issuance of shares of Class A Common Stock, $1.00 par value, of Brown & Sharpe (the "Class A Common Stock") pursuant to the terms of (i) an acquisition agreement, as amended, between Brown & Sharpe and Finmeccanica S.p.A., an Italian corporation ("Finmeccanica"), dated as of June 10, 1994 (the "DEA Acquisition Agreement"), and (ii) a shareholders agreement to be entered into between Brown & Sharpe and Finmeccanica (the "Shareholders Agreement") at the closing under the DEA Acquisition Agreement. The DEA Acquisition Agreement provides that Brown & Sharpe will acquire from Finmeccanica all of the issued and outstanding capital stock of DEA S.p.A., an Italian corporation conducting Finmeccanica's metrology business (the "DEA Acquisition"), in exchange for the issuance to Finmeccanica of 3,450,000 shares of Class A Common Stock plus such additional number of shares of Class A Common Stock, if any, as may be required pursuant to a post-closing purchase price adjustment provided for in the DEA Acquisition Agreement. The Shareholders Agreement provides Finmeccanica with certain preemptive rights with respect to subsequent issuances of equity securities of Brown & Sharpe, and provides for limitations on Finmeccanica's percentage ownership of shares of Brown & Sharpe stock. In connection with the DEA Acquisition, Brown & Sharpe will enter into proposed new financing arrangements, most of which are contingent on the consummation of the DEA Acquisition, to repay certain existing indebtedness and to meet Brown & Sharpe's liquidity needs following the DEA Acquisition. The terms of the DEA Acquisition Agreement, the Shareholders' Agreement and the proposed new financing arrangements are described in detail in this Proxy Statement. See "The DEA Acquisition" and "New Financing."

                               ----------------

                              AUGUST  , 1994

                      BROWN & SHARPE MANUFACTURING COMPANY

                               ----------------

                               TABLE OF CONTENTS

SUMMARY.....................................................................   1
  General...................................................................   1
  Brown & Sharpe Manufacturing Company......................................   1
  DEA.......................................................................   2
  The Special Meeting.......................................................   2
  The DEA Acquisition.......................................................   3
  The New Financing.........................................................   4
  Recommendation of Brown & Sharpe's Board of Directors.....................   5
  Fairness Opinion..........................................................   5
  Risk Factors..............................................................   5
SUMMARY PRO FORMA COMBINED FINANCIAL DATA ..................................   6
BROWN & SHARPE SUMMARY CONSOLIDATED FINANCIAL DATA..........................   6
DEA SUMMARY COMBINED FINANCIAL DATA.........................................   6
EQUITY OWNERSHIP OF THE COMBINED COMPANY....................................   7
RISK FACTORS................................................................   8
  Risks Related to 1994 Strategic Acquisitions..............................   8
  Lack of Liquidity.........................................................   8
  Increase in Indebtedness..................................................   9
  Risks Relating to the New Financing.......................................   9
  Historical Losses.........................................................   9
  Opinion of DEA Auditors...................................................  10
  Foreign Operations........................................................  10
  Cyclical Nature of the Metrology Industry.................................  10
  Competition...............................................................  11
  Control of the Combined Company...........................................  11
PRO FORMA COMBINED FINANCIAL STATEMENTS.....................................  12
THE SPECIAL MEETING.........................................................  19
  Record Date; Quorum; Vote Required........................................  19
  Proxy Card................................................................  19
  Expenses..................................................................  20
THE DEA ACQUISITION.........................................................  21
  Background and Reasons for the DEA Acquisition............................  21
  Recommendation of the Board of Directors..................................  22
  Fairness Opinion..........................................................  23
  Terms of the DEA Acquisition Agreement....................................  24
  Terms of the Shareholders Agreement.......................................  26
  Transactions with Affiliates..............................................  27
  No Appraisal Rights.......................................................  27
  Accounting Treatment......................................................  27
  Federal Tax Consequences..................................................  27
NEW FINANCING...............................................................  28
  General...................................................................  28
  North Kingstown Mortgage..................................................  29
  Three-Year Guaranteed Term Loan...........................................  29
  Revolving Credit Facility.................................................  30
  Existing Mortgage Loans...................................................  30
  DEA Long-Term Debt........................................................  30
  Foreign Lines of Credit...................................................  31
  Possible Senior Note Offering.............................................  31

STOCK INFORMATION..........................................................  32
  Dividends................................................................  33
  DEA......................................................................  33
BROWN & SHARPE MANUFACTURING COMPANY.......................................  34
  General..................................................................  34
  Dimensional Metrology Industry...........................................  34
  Metrology Business Strategy..............................................  36
  MS Division..............................................................  36
  PMI Division.............................................................  37
  CM Division..............................................................  38
  Foreign Operations.......................................................  38
  Engineering and Product Development......................................  38
  Raw Materials and Sources of Supply......................................  39
  Patents, Licenses, Trademarks and Proprietary Information................  39
  Properties...............................................................  40
  Employees................................................................  40
  Competition..............................................................  41
  Litigation...............................................................  42
BROWN & SHARPE SELECTED CONSOLIDATED FINANCIAL DATA........................  46
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS OF BROWN & SHARPE..............................................  47
  Results of Operations....................................................  47
  Liquidity and Capital Resources..........................................  51
  Foreign Operations.......................................................  53
  Effects of Roch Acquisition and DEA Acquisition..........................  54
DEA S.p.A..................................................................  57
  General..................................................................  57
  Foreign Operations.......................................................  57
  Engineering and Product Development......................................  57
  Properties...............................................................  58
  Employees................................................................  58
  Competition..............................................................  59
  Environmental............................................................  59
DEA SELECTED COMBINED FINANCIAL DATA.......................................  60
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS OF DEA.........................................................  61
  Results of Operations....................................................  61
  Liquidity and Capital Resources..........................................  64
PRINCIPAL STOCKHOLDERS.....................................................  66
AVAILABLE INFORMATION......................................................  68
SHAREHOLDER PROPOSALS......................................................  68
EXHIBIT A--Consolidated Financial Statements of Brown & Sharpe Manufactur-
 ing Company............................................................... A-1
EXHIBIT B--Combined Financial Statements of DEA S.p.A. .................... B-1
EXHIBIT C--Financial Statements of Ets. Pierre Roch S.A. .................. C-1
EXHIBIT D--Financial Statements of Mauser Prazisions-Messmittel GmbH....... D-1
EXHIBIT E--Fairness Opinion................................................ E-1
EXHIBIT F--DEA Acquisition Agreement....................................... F-1

                                    SUMMARY

  The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the detailed information and financial statements contained or incorporated by reference herein and in the exhibits hereto. As used in this Proxy Statement, the term "Brown & Sharpe" refers to Brown & Sharpe Manufacturing Company and (unless the context otherwise requires) its consolidated subsidiaries before giving effect to its acquisition (the "DEA Acquisition") of DEA S.p.A., the term "DEA" refers to DEA S.p.A. and (unless the context otherwise requires) its consolidated subsidiaries before giving effect to the DEA Acquisition, and the term the "Combined Company" refers to Brown & Sharpe Manufacturing Company and (unless the context otherwise requires) its consolidated subsidiaries (including DEA) after giving effect to the DEA Acquisition. Unless otherwise noted, in this Proxy Statement Italian Lire, French Franc and German Mark amounts have been translated into U.S. dollars using convenience translation exchange rates of L1,586, FF5.81 and DM1.67 to $1.00, respectively.

GENERAL

  This Proxy Statement relates to the issuance by Brown & Sharpe to Finmeccanica of 3,450,000 shares of Class A Common Stock (subject to a post-closing purchase price adjustment) in exchange for all the issued and outstanding capital stock of DEA, and the possible future issuance of Class A Common Stock to Finmeccanica pursuant to its preemptive rights under the Shareholders Agreement. DEA, which had 1993 sales of approximately $112 million, produces and sells coordinate measuring machines ("CMMs") under the DEA (R) brand name. DEA's primary products are large gantry CMMs used principally in the automotive and aerospace industries, and sheet metal gauging systems used principally in automotive body production lines. A large number of DEA's CMM products are complementary to those of Brown & Sharpe, which focus on medium and small CMMs and the most highly accurate larger CMMs. Management believes that after the DEA Acquisition, the Combined Company will be able to offer a broader line of CMM products than any of its competitors. In addition, the combination of DEA's business with Brown & Sharpe's Measuring Systems Division business is expected to result in substantial cost savings through the elimination of duplicative administrative, sales and manufacturing personnel and facilities, duplicative marketing expenses such as advertising and trade shows, and some duplicative design engineering activities and personnel. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Brown & Sharpe--Effects of Roch Acquisition and DEA Acquisition."


  The DEA Acquisition will be effected pursuant to the DEA Acquisition Agreement and the related agreements entered into at the closing of the DEA Acquisition, including the Shareholders Agreement. The Shareholders Agreement provides Finmeccanica with certain preemptive rights with respect to subsequent issuances of equity securities by the Combined Company, and provides for limitations on Finmeccanica's percentage ownership of shares of the Combined Company's stock.

  In connection with the DEA Acquisition, Brown & Sharpe will enter into proposed new financing arrangements, most of which are contingent on the consummation of the DEA Acquisition to repay certain existing indebtedness and to meet Brown & Sharpe's liquidity needs following the DEA Acquisition. The terms of the DEA Acquisition Agreement, the Shareholders' Agreement and the proposed new financing arrangements are described in detail in this Proxy Statement.

BROWN & SHARPE MANUFACTURING COMPANY

  Brown & Sharpe is a leader in the design, manufacture and marketing of dimensional metrology products worldwide under several internationally recognized brand names. Brown & Sharpe's products measure the physical dimensions of objects and are used by a wide variety of industrial companies to improve product quality by monitoring product conformance to specifications. Brown & Sharpe's operations are conducted through three units. The Measuring Systems Division (the "MS Division"), Brown & Sharpe's largest unit, manufactures and markets a wide range of manual and computer-controlled, high-precision coordinate measuring machines and measuring robots ("CMMs"). The Precision Measuring Instruments Division (the "PMI Division") manufactures and markets a wide range of mechanical and electronic measuring and inspection tools including micrometers, dial indicators, calipers, gauge blocks and height gauges. The Custom Metrology Division (the "CM Division") designs and engineers specialty products and systems to provide customized solutions for unique measurement or inspection problems. The CM Division also manufactures and markets probes, factory networks and inspection stations.

  Brown & Sharpe, founded in 1833, has been a leading manufacturer of precision manufacturing tools and instruments for many years. For most of its history, Brown & Sharpe was principally known for the manufacture of metal cutting machine tools. From 1985 to 1993, Brown & Sharpe undertook a series of acquisitions, divestitures and other actions which transformed what had been principally a machine tool company into a leader in the field of dimensional metrology. In June of 1990, Brown & Sharpe acquired the Industrial Metrology Technology Division and certain related marketing and sales assets of Wild Leitz GmbH (such division and related assets, "Leitz"), a manufacturer of high accuracy CMMs headquartered in Germany. In March 1994, Brown & Sharpe acquired (the "Roch Acquisition") Ets. Pierre Roch S.A., based in France ("Roch"), and Roch's German affiliate, Mauser Prazisions-Messmittel GmbH ("Mauser"). Roch manufactures and, together with Mauser, markets mechanical and electronic measuring and inspection tools. For the year ended December 31, 1993, Roch had an operating loss of $1.0 million and total assets at December 31, 1993 of $7.4 million. For the year ended December 31, 1993, Mauser had an operating loss of $1.3 million and total assets at December 31, 1993 of $.5 million. In addition to its metrology operations, Brown & Sharpe also conducts a small education quality training products business. Brown & Sharpe's principal executive offices are located at Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island 02852 and its telephone number is (401) 886-2000.

DEA

  DEA is a wholly owned subsidiary of Finmeccanica, and is a major competitor of Brown & Sharpe in the production and sale of CMMs in the dimensional metrology market. DEA is a worldwide leader in the manufacturing and marketing of CMMs and related accessories, software and services, with 1993 net sales and operating profit of approximately $112.4 million and $5.4 million, respectively and total assets at June 30, 1994 of $106.8 million. DEA derives over half of its revenues from medium-to-large vertical and horizontal-arm CMMs used principally in the automotive and aerospace industries and also derives a significant portion of its revenues through the sale of upgrades, enhancements, replacement parts and services. Products sold under the DEA (R) name are manufactured in Turin, Italy, and distributed in Europe, the United States, South America, the Middle East, India and China. DEA's principal executive offices are located at Corso Torino, 70-10024 Moncalieri (TO), Italy.

THE SPECIAL MEETING

  Time; Place; Purpose. The Special Meeting of stockholders of Brown & Sharpe is scheduled to be held on September 28, 1994, at 10:00 a.m. at the executive offices of Brown & Sharpe, Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island. At the Special Meeting, stockholders will be asked to consider and vote on a proposal to approve the issuance to Finmeccanica of shares of Class A Common Stock pursuant to the terms of (i) the DEA Acquisition Agreement, and (ii) the Shareholders Agreement. The DEA Acquisition Agreement provides that Brown & Sharpe will acquire all of the issued and outstanding capital stock of DEA from Finmeccanica in exchange for the issuance to Finmeccanica of 3,450,000 shares of Class A Common Stock plus such additional number of shares of Class A Common Stock, if any, as may be required pursuant to a post-closing purchase price adjustment provided for in the DEA Acquisition Agreement. The Shareholders Agreement provides Finmeccanica with certain preemptive rights with respect to subsequent issuances of equity securities by the Combined Company, and provides for limitations on Finmeccanica's percentage ownership of shares of the Combined Company's stock.

  Record Date; Vote Required. The close of business on August 26, 1994 is the record date for determining the holders of record of the Class A Common Stock and Brown & Sharpe's Class B Common Stock, $1.00 par value (the "Class B Common Stock"), entitled to notice of and to vote at the Special Meeting and any
adjournments thereof. On the record date, there were   shares of Class A Common
Stock and   shares of Class B Common Stock outstanding. Each share of Class A
Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes and the Class A Common Stock and the Class B Common Stock will vote together as a single class. Brown & Sharpe's Board of Directors is soliciting proxies because stockholder approval of the issuance of shares of Class A Common Stock pursuant to the DEA Acquisition Agreement and the Shareholders Agreement is required by the rules of the New York Stock Exchange (the "NYSE"). Neither Brown & Sharpe's certificate of incorporation nor its by-laws require stockholder approval of the issuance of shares of Class A Common Stock pursuant to the DEA Acquisition Agreement and the Shareholders Agreement. Pursuant to NYSE requirements, the affirmative vote of the holders of shares of Class A Common Stock and Class B Common Stock representing a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represents over 50% of the voting power of all shares of Class A Common Stock and Class B Common Stock entitled to vote on the proposal, is necessary to approve the issuance of the shares of Class A Common Stock pursuant to terms of the DEA Acquisition Agreement and the Shareholders Agreement. As of the record date for the Special Meeting, the officers and directors of Brown & Sharpe (as a group) were entitled to vote 678,219 shares of Class A Common Stock and 165,657 shares of Class B Common Stock, constituting approximately 17.2% of the votes entitled to be cast on the proposal to issue the shares of Class A Common Stock pursuant to the terms of the DEA Acquisition Agreement and the Shareholders Agreement. See "Principal Stockholders." All of such persons have indicated that they intend to vote their shares in favor of the proposal to issue the shares of Class A Common Stock pursuant to the terms of the DEA Acquisition Agreement and the Shareholders Agreement.

  In addition      shares of Class A Common Stock and      shares of Class B
Common Stock are held for the employee benefit plan participants under various employee benefit plans maintained by Brown & Sharpe and its subsidiaries.

THE DEA ACQUISITION

  Terms. Brown & Sharpe has agreed to purchase all of the issued and outstanding capital stock of DEA from Finmeccanica for a purchase price of 3,450,000 shares of Class A Common Stock (subject to post-closing adjustment), and the assumption of an estimated $13.8 million of DEA's existing indebtedness. See "The DEA Acquisition--Terms of the DEA Acquisition Agreement." After the DEA Acquisition, Finmeccanica will hold approximately 42.5% of the outstanding Class A Common Stock of the Combined Company, constituting 39.9% of the outstanding common stock (including both Class A and Class B Common Stock) of the Combined Company and 25.5% of the combined voting power of the Combined Company's outstanding common stock. See "Risk Factors-- Control of the Combined Company."

  Conditions; Waiver and Modification; Termination. In addition to the approval by Brown & Sharpe's stockholders of the issuance of shares of Class A Common Stock, there are other conditions to the obligations of the parties to consummate the DEA Acquisition, including a condition that Brown & Sharpe have completed financing arrangements sufficient to meet the working capital requirements of the Combined Company on terms deemed appropriate by Brown & Sharpe. See "New Financing." Any of the conditions to the parties' obligations to close may be waived or modified by the party entitled to the benefit of the condition. In addition, the DEA Acquisition Agreement may be terminated at any time with the consent of both Brown & Sharpe and Finmeccanica.

  Effective Date. It is contemplated that the DEA Acquisition will take place as soon as practicable after the approval by the stockholders of Brown & Sharpe of the issuance of the shares of Class A Common Stock pursuant to the terms of the DEA Acquisition Agreement and the Shareholders Agreement and the satisfaction or waiver of the various closing conditions. It is presently contemplated that the effective date of the DEA Acquisition will be on or about September 28, 1994.

  Shareholders Agreement. In connection with the DEA Acquisition, Finmeccanica will enter into a Shareholders Agreement which will provide Finmeccanica with certain preemptive rights with respect to subsequent issuances of equity securities by the Combined Company, and which will provide for limitations on Finmeccanica's percentage ownership of shares of the Combined Company's common stock.

THE NEW FINANCING


  As indicated above, the completion of the DEA Acquisition is contingent on Brown & Sharpe having completed financing arrangements sufficient to meet the working capital requirements of the Combined Company on terms deemed acceptable by Brown & Sharpe. Brown & Sharpe has secured commitment letters or is in discussions with respect to a combination of long-term and short-term financing arrangements from several sources. These anticipated financing arrangements include a $8.5 million mortgage secured by Brown & Sharpe's facility in North Kingstown, Rhode Island (the "North Kingstown Mortgage"), a $25 million three-year term loan (the "Three-Year Guaranteed Term Loan") to be guaranteed by Finmeccanica, and a $25 million, three-year revolving credit facility providing for borrowings based on and secured by substantially all the Combined Company's domestic inventory and accounts receivable (the "Revolving Credit Facility" and, together with the North Kingstown Mortgage and the Three-Year Guaranteed Term Loan, the "New Financing"). In addition, Brown & Sharpe expects the Combined Company will maintain approximately $25.4 million of its existing $45.9 million of existing demand lines of credit (such existing demand lines, the "Brown & Sharpe Lines of Credit") as well as all existing long-term debt of $35.6 million and approximately $7.5 million of DEA's existing demand lines of credit (such demand lines of credit, the "DEA Lines of Credit") in addition to $6.5 million of existing DEA long-term debt. Brown & Sharpe believes that the New Financing, together with the at least $32.9 million in Brown & Sharpe Lines of Credit and DEA Lines of Credit expected to be maintained by the Combined Company, will appropriately restructure existing indebtedness and provide for sufficient liquidity to enable the Combined Company to fund the restructuring of its operations and make desired capital expenditures for at least three years from the date of the DEA Acquisition.

  Brown & Sharpe has entered into a commitment letter with respect to the North Kingstown Mortgage. Brown & Sharpe has also received commitment letters from two Italian banks to provide together the Three-Year Guaranteed Term Loan, and has received a written commitment from Finmeccanica to enter into a credit support agreement providing for Finmeccanica's unconditional guarantee of the Combined Company's obligations under the Term Loan. Closing under these commitment letters is subject to customary conditions. In addition, closing under the Three-Year Guaranteed Term Loan is subject to consummation of the DEA Acquisition and the Finmeccanica guarantee.

  Brown & Sharpe is currently in discussions with a number of lending institutions with respect to the Revolving Credit Facility, and has received a commitment letter from one such lender with respect to the Revolving Credit Facility. Brown & Sharpe expects closing under the Revolving Credit Facility will be subject to customary conditions, and to the consummation of the DEA Acquisition and the balance of the New Financing.

  Brown & Sharpe has received letters of assurance from four of the banks under the existing DEA Lines of Credit with respect to their maintenance of such lines for the Combined Company. In addition, Brown & Sharpe is in discussions with several other banks currently providing DEA Lines of Credit, and expects that the total availability to the Combined Company under the DEA Lines of Credit will be at least $7.5 million, a portion of which may be based on a receivables borrowing base (or similar provisions) or consist of overdraft facilities or performance bond availability.

  The proceeds of the North Kingstown Mortgage and the Three-Year Guaranteed Term Loan will be used to repay a portion of existing borrowings under the Brown & Sharpe Lines of Credit and the DEA Lines of Credit. In addition, all outstanding borrowings under Brown & Sharpe's existing secured $15 million domestic credit facility (the "Foothill Facility") will be repaid.

  Long-term debt of the Combined Company is expected to total approximately $75.6 million (as of an assumed September 30, 1994 closing date), consisting of the New Financing, approximately $19.6 million of existing Brown & Sharpe mortgage loans (the "Mortgage Loans") secured by certain foreign facilities, existing $16.0 million of convertible debentures and L10.1 billion ($6.5 million) of existing DEA long-term debt subsidized by the Italian government.


  Short-term borrowing availability of the Combined Company is expected to be at least $57.9 million (as of an assumed September 30, 1994 closing date), including $25 million under the Revolving Credit Facility (subject to the borrowing base), approximately $25.4 million under Brown & Sharpe Lines of Credit and at least $7.5 million under DEA Lines of Credit. Brown & Sharpe expects that of this availability, immediately following the DEA Acquisition the Combined Company will have approximately $10.6 million in outstanding short-term borrowings (including the current maturities of long-term debt) and unused availability of approximately $47.3 million.

RECOMMENDATION OF BROWN & SHARPE'S BOARD OF DIRECTORS

  As part of its strategy to improve its financial strength and competitiveness and to return to profitability, Brown & Sharpe is seeking to expand and strengthen its market presence in the worldwide dimensional metrology market. DEA is a major competitor of Brown & Sharpe's CMM business in a number of countries and is a worldwide leader in the manufacturing and marketing of CMMs and related accessories, software and services. Brown & Sharpe believes that it will realize significant product and distribution synergies and cost savings by combining the DEA business with its existing CMM business. In addition to these operational benefits, Brown & Sharpe will improve its capital structure by issuing the shares of Class A Common Stock in the DEA Acquisition and adding $40.0 million of new long-term debt in the New Financing and the DEA Acquisition thereby lengthening the maturity of Brown & Sharpe's debt structure.

  The Board of Directors has unanimously approved the DEA Acquisition and the DEA Acquisition Agreement as being fair to and in the best interests of the stockholders of Brown & Sharpe and recommends that the stockholders vote for the issuance of the shares of Class A Common Stock to Finmeccanica pursuant to the DEA Acquisition Agreement and the Shareholders Agreement. In evaluating the DEA Acquisition, the Board of Directors considered numerous factors, including the opinion of Wertheim Schroder described below. See "The DEA Acquisition-- Recommendation of the Board of Directors." The Board of Directors has also unanimously approved the New Financing, most of which is contingent on the consummation of the DEA Acquisition.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL.

FAIRNESS OPINION

  Wertheim Schroder has delivered its written opinion to the Board of Directors to the effect that from a financial point of the view the consideration to be paid by Brown & Sharpe in the DEA Acquisition is fair to the common stockholders of Brown & Sharpe. A copy of this opinion (as confirmed), which sets forth the assumptions made, matters considered and limits of this review, is attached to this Proxy Statement as Exhibit E, and should be read in its entirety.

RISK FACTORS

  Brown & Sharpe faces a number of risks with regard to its business and financial condition whether or not the DEA Acquisition is completed. Stockholders should carefully consider the factors set forth under "Risk Factors" as well as the other information set forth in this Proxy Statement.

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA

                                                YEAR ENDED      SIX MONTHS ENDED
                                           DECEMBER 25, 1993(1) JULY 2, 1994(1)
                                           -------------------- ----------------
                                             (DOLLARS IN THOUSANDS, EXCEPT PER
                                                        SHARE DATA)
INCOME STATEMENT DATA:
Net sales.................................       $279,742           $127,794
Gross profit..............................         92,294             42,217
Operating profit..........................         14,241              1,857
Net income (loss).........................          8,924             (1,218)
Net income (loss) per share...............       $   1.08           $   (.14)
BALANCE SHEET DATA (AT PERIOD END):
Working capital...........................                          $114,322
Total assets..............................                           258,950
Total debt................................                            84,094
Shareowners' equity.......................                            84,979
OTHER DATA:
Depreciation and amortization(3)..........       $  9,233           $  4,110
Pro forma interest expense................          5,625              2,778

               BROWN & SHARPE SUMMARY CONSOLIDATED FINANCIAL DATA

                                           YEAR ENDED                      SIX MONTHS ENDED
                          -----------------------------------------------  ----------------
                          DEC. 30, DEC. 29,  DEC. 28,  DEC. 26,  DEC. 25,  JUNE 26, JULY 2,
                            1989     1990    1991(2)   1992(2)   1993(2)   1993(2)   1994
                          -------- --------  --------  --------  --------  -------- -------
                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net sales...............  $142,044 $176,703  $175,847  $160,695  $157,035  $79,961  $79,811
Gross profit............    46,169   40,882    56,366    44,412    46,194   24,792   24,474
Operating profit (loss).     8,271  (12,089)     (306)   (8,097)      720    1,869   (1,397)
Income (loss) from
 continuing operations..     5,953  (12,237)   (2,901)   (7,984)   (2,416)   1,443   (4,242)
Net income (loss) per
 share..................  $   1.30 $  (2.67) $  (0.87) $  (1.63) $  (0.49) $   .29  $  (.83)
OTHER DATA:
Number of employees.....     1,674    1,889     2,011     1,872     1,656    1,552    1,506
Net sales per employee..  $   84.9 $   93.5  $   87.4  $   85.8  $   94.8      n/a      n/a

                      DEA SUMMARY COMBINED FINANCIAL DATA

                                      YEAR ENDED                     SIX MONTHS ENDED
                          ------------------------------------- --------------------------------
                          DEC. 31,  DEC. 31,  DEC. 31, DEC. 31, JUNE 30,    JUNE 30,    JUNE 30,
                            1991      1992      1993     1993     1993        1994        1994
                          --------  --------  -------- -------- --------    --------    --------
                                     (DOLLARS IN THOUSANDS; LIRE IN MILLIONS)
INCOME STATEMENT DATA:
Net sales...............  L117,662  L124,749  L178,297 $112,419 L79,387     L71,494     $45,078
Gross profit............    24,101    28,429    63,934   40,311  30,803      24,946      15,729
Operating profit (loss).   (16,928)   (7,713)    8,657    5,458    (627)     (1,874)     (1,182)
OTHER DATA:
Number of employees.....       982       802       690      690     720(4)      697(4)      697(4)
Net sales per employee..  L  119.8  L  155.5  L  258.4 $  162.9     n/a         n/a         n/a

- --------

(1) The pro forma income statement data and other data assume that the Roch Acquisition, the DEA Acquisition and the New Financing (including the entering into of the Revolving Credit Facility, but no borrowings thereunder) and the application of the net proceeds therefrom occurred on December 27, 1992, and the pro forma balance sheet data assume that the DEA Acquisition and the New Financing (including the entering into of the Revolving Credit Facility, but no borrowings thereunder) and the application of the net proceeds therefrom occurred on July 2, 1994. See "Pro Forma Combined Financial Statements."
(2) Restated to reflect the change in accounting for large machinery construction contracts for Brown & Sharpe's European operation. See Note 2 of Notes to Consolidated Financial Statements of Brown & Sharpe.


(3) Depreciation and amortization includes amortization of excess of fair value over cost of assets acquired.

(4) Number of employees is as of March 31, 1993 and 1994 as subsequent data is not available.

                 EQUITY OWNERSHIP OF THE COMBINED COMPANY

                                                           BROWN &
                                                            SHARPE     DEA
                                                           --------  --------
                                                              (DOLLARS IN
                                                              THOUSANDS)
Net sales for fiscal 1993(1).............................  $157,035  $112,419
Net income (loss) for fiscal 1993(1).....................    (2,416)    2,664(2)
Total assets at fiscal 1993 year-end(1)..................   165,871   117,691
Shareowners equity at fiscal 1993 year-end(1)............    63,520    62,528(3)
Percentage of common equity of the Combined Company to be
 held by
 existing stockholders(4)................................      60.1%     39.9%
Percentage of voting power of the Combined Company to be
 held by
 existing stockholders(4)................................      74.5%     25.5%

- --------

(1) Brown & Sharpe's 1993 fiscal year ended on December 25, 1993 and DEA's 1993 fiscal year ended on December 31, 1993.


(2) Adjusted to eliminate interest paid on DEA borrowings required to be assumed, discharged, cancelled or waived by Finmeccanica by the Closing in connection with the DEA Acquisition.

(3) Adjusted to eliminate approximately $   million principal amount of DEA
    borrowings required to be assumed, discharged, cancelled or waived by Finmeccanica by the Closing in connection with the DEA Acquisition.

(4) Reflects ownership of Class A Common Stock and Class B Common Stock following the DEA Acquisition by, in the case of Brown & Sharpe, the existing stockholders of Brown & Sharpe, and, in the case of DEA, its existing stockholder, Finmeccanica.

                                  RISK FACTORS

RISKS RELATED TO 1994 STRATEGIC ACQUISITIONS

  Brown & Sharpe expects that the Combined Company's profitability in the foreseeable future, and accordingly its ability to fund necessary capital expenditures and service its debt obligations as well as its ability at some time in the future to resume dividend payments will depend in large part on its success in integrating the operations of DEA, Roch and Mauser with Brown & Sharpe's existing operations and realizing anticipated cost savings. The combined net sales of DEA, Roch and Mauser in 1993 were approximately 78% of Brown & Sharpe's net sales in that year.

  Brown & Sharpe's plan for integrating the operations of DEA into the MS Group and Roch and Mauser into the PMI Division anticipates cost savings (before one-time implementation cash costs) of $8.3 million to be realized within the first twelve months of combined operations. Brown & Sharpe expects the Combined Company to achieve these savings primarily by eliminating duplicative administrative and sales personnel and facilities, duplicative marketing expenses such as advertising and trade shows and some redundant design engineering activities, including personnel. Brown & Sharpe expects the Combined Company to realize total annualized savings of nearly $14 million after 24 months of combined operations through these actions, further reductions in selling and administrative expenses, rationalization of European manufacturing facilities and reductions in associated manufacturing overhead costs. Brown & Sharpe expects the Combined Company to spend approximately $12.4 million for severance and other one-time cash costs in eliminating duplicative operations and taking other planned measures intended to produce these savings. The above estimates of anticipated cost savings differ from the cost savings included in the Pro Forma Combined Financial Statements, which are limited to cost savings to be realized from actions commenced within the first 12 months of combined operations and which do not use the assumption in Note 1 that savings from measures to be commenced within the first three months of combined operations are reflected as if such measures were commenced and are effective at the beginning of the period. See "Notes to Pro Forma Combined Financial Statements."

  Each of Brown & Sharpe's three operating units has worldwide management and operating responsibility for certain product and market groups. The daily operating functions and decisions, including matters such as budgeting, accounting and cash management, are managed by the general managers of Brown & Sharpe's MS Group, PMI Division and CM Division, subject to oversight by Fred
M. Stuber, President and Chief Executive Officer, and Charles A. Junkunc, Vice President and Chief Financial Officer. Upon consummation of the DEA Acquisition the Combined Company will have significant manufacturing, engineering, sales and administrative facilities at 20 locations in seven countries, and will continue to operate with a decentralized and geographically dispersed management structure.

  Due to the inherent risks in integrating the separate operations of DEA, Roch and Mauser, in particular operations located in different countries and that in the aggregate are large in relation to Brown & Sharpe, there can be no assurance that the Combined Company will realize the full amount of anticipated cost savings or realize the savings on the contemplated timetable, or that as a result of its decentralized management structure or other factors the Combined Company will not experience unanticipated one-time or ongoing costs or difficulties in implementing the integration of DEA, Roch and Mauser into Brown & Sharpe. In addition, there can be no assurance that following these acquisitions the Combined Company's net sales will not be adversely affected by planned cost cutting measures, possible discontinuance of certain similar products, customers' desires to maintain alternative sources of supply or for other reasons. Further, there can be no assurance that following these acquisitions the Combined Company's management and organizational structure will be adequate to manage a business that is substantially larger than Brown & Sharpe now is. See "The DEA Acquisition," "Pro Forma Consolidated Financial Statements," and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Brown & Sharpe--Effects of Roch Acquisition and DEA Acquisition."

LACK OF LIQUIDITY

  At July 2, 1994, Brown & Sharpe had unrestricted cash (and cash equivalents) of $2.3 million, and unused availability under its borrowing arrangements of $9.9 million. If Brown & Sharpe does not complete the DEA Acquisition, Brown & Sharpe expects that the North Kingstown Mortgage combined with available cash and borrowings would be adequate to meet Brown & Sharpe's anticipated cash needs through the end of 1994. In order to meet its cash needs for subsequent periods, however, Brown & Sharpe would have to seek alternative forms of financing, which financing may or may not be available to it on terms acceptable to Brown & Sharpe. The completion of the DEA Acquisition and the Three-Year Guaranteed Term Loan and the Revolving Credit Facility will provide Brown & Sharpe with additional equity and debt financing, thereby immediately improving its liquidity position and lengthening the maturity of its debt structure, and should improve Brown & Sharpe's prospects for returning to profitability. However, Brown & Sharpe will require positive cash generated by operations and the realization of anticipated cost savings from the integration of DEA, Roch and Mauser in order to meet its anticipated cash needs (including one-time costs involved in integrating DEA, Roch and Mauser). See "Management's Discussion and Analysis of Financial Conditions and Results of Operations of Brown & Sharpe--Liquidity and Capital Resources."

INCREASE IN INDEBTEDNESS

  The Combined Company will have significant debt service obligations after completion of the New Financing and the DEA Acquisition. At July 2, 1994, Brown & Sharpe had total outstanding indebtedness and total shareowner's equity of $72.7 million and $61.7 million, respectively. On a pro forma basis, assuming that the DEA Acquisition and the New Financing and the application of net proceeds therefrom had occurred on July 2, 1994, the Combined Company would have had total outstanding indebtedness and total shareowners' equity of approximately $84.1 million and $85.0 million, respectively.

  The Combined Company's indebtedness could have important consequences to stockholders, including the following: (i) the Combined Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other corporate purposes may be impaired, (ii) a substantial portion of the Combined Company's cash flow from operations will be used to pay principal and interest on its indebtedness, thereby reducing the funds available to the Company for its operations, future business opportunities and resumption at some future date of payment of dividends,
(iii) the Combined Company's borrowings under the Revolving Credit Facility, Three-Year Guaranteed Term Loans and demand lines of credit will be at floating rates of interest, which could result in higher interest expense in the event of an increase in market interest rates, (iv) the Revolving Credit Facility will contain financial and other restrictive covenants which could limit the Combined Company's operating and financial flexibility and, if violated, would result in an event of default which, if not cured or waived, could preclude the Combined Company's access to credit under such facility or otherwise have a material adverse effect on the Combined Company, (v) the Three-Year Guaranteed Term Loan, the Revolving Credit Facility and certain Brown & Sharpe foreign mortgage loans expire by their terms in 1997, requiring the Combined Company to seek refinancing of its debt at that time and (vi) the Combined Company may be more vulnerable to general economic and industry downturns. See "New Financing."

RISKS RELATING TO THE NEW FINANCING

  Although Brown & Sharpe has obtained written commitments for all portions of the New Financing, until definitive agreements are executed, there can be no assurance that the New Financing will be completed or will be completed on terms as favorable as those currently contemplated by Brown & Sharpe. If Brown and Sharpe is unable to complete the New Financing on terms acceptable to Brown & Sharpe, it will seek alternative forms of refinancing of the Combined Company's indebtedness, including a public offering of senior notes, which financing may or may not be available to it. A refinancing satisfactory to Brown & Sharpe is a condition to closing of the DEA Acquisition. See "New Financing."

HISTORICAL LOSSES

  Brown & Sharpe had losses from continuing operations of approximately $2.9 million, $8.0 million, $2.4 million and $4.2 million in fiscal 1991, 1992, 1993 and the first six months of 1994, respectively. Brown & Sharpe expects to report a net loss for the third quarter of 1994. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Brown & Sharpe--Results of Operations." In addition, DEA had operating losses of L16.9 billion, and L7.7 billion, respectively, an operating profit of L8.7 billion ($5.5 million) in 1993, and an operating loss of L1.9 billion ($1.2 million) in the first half of 1994.

  In 1990, Brown & Sharpe acquired Leitz. In the year prior to the acquisition, Leitz's net sales were approximately 21% of Brown & Sharpe's net sales in that year. While Leitz has strategic value to Brown & Sharpe, Leitz has produced operating losses in each year since its acquisition. Brown & Sharpe believes that these losses have resulted from the severe, prolonged recession in Europe that began a year after the acquisition and severe competitive pricing pressure which together have resulted in gross margin erosion for Leitz's products and revenues below expected levels, and from unexpected difficulties and additional expenses in integrating Leitz with Brown & Sharpe's other CMM operations. These difficulties were heightened by the fact that the Leitz business acquired by Brown & Sharpe did not have a complete freestanding operating and management structure or its own complete facilities.

OPINION OF DEA AUDITORS

  The opinion of DEA's auditors includes a paragraph which indicates that there is substantial doubt about DEA's ability to continue as a going concern without the continued financial support of Finmeccanica. Management's plans with respect to these matters are discussed in Note 19 to the Combined Financial Statements of DEA which indicates that the ability of DEA to operate as a going concern in the future will be dependent on the support of its owners and a return to profitable operation. DEA's liabilities prior to the DEA Acquisition include in excess of $80 million of debt owed to third parties and short-term loans with affiliates. Although DEA generated a significant operating profit in 1993, the interest cost associated with this debt resulted in a substantial net loss for that year. The borrowings of DEA will be substantially reduced in the DEA Acquisition through the assumption, discharge, cancellation or waiver by Finmeccanica of approximately $65-$70 million of existing debt of DEA. As a result, immediately prior to the closing under the DEA Acquisition DEA's indebtedness for borrowed money is estimated to total $13.8 million. See "The DEA Acquisition--Terms of the DEA Acquisition Agreement."

FOREIGN OPERATIONS

  As of July 2, 1994, approximately 73% of Brown & Sharpe's assets were located outside the United States (based on book values). For fiscal 1993, approximately 54% of Brown & Sharpe's net sales were to customers located outside the United States. As of July 2, 1994, after giving effect to the DEA Acquisition, approximately 76% of the Combined Company's assets were located outside the United States (based on historical book values). For fiscal 1993, on a pro forma basis after giving effect to the DEA Acquisition and the Roch Acquisition, approximately 62% of the Combined Company's net sales were to customers located outside the United States. Foreign operations are subject to special risks that can materially affect the sales, profits, cash flows and financial position of the Combined Company, including taxes on distributions and payments, currency exchange rate fluctuations, inflation, minimum capital requirements and exchange controls. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Brown & Sharpe," "Management's Discussion and Analysis of Financial Condition and Results of Operations of DEA," "Brown & Sharpe--Foreign Operations," "Brown & Sharpe-- Properties," "Brown & Sharpe--Litigation," "DEA S.p.A.--General," Note 14 to Consolidated Financial Statements of Brown & Sharpe and Note 2 to Combined Financial Statements of DEA.

CYCLICAL NATURE OF THE METROLOGY INDUSTRY

  As capital goods suppliers, the market for Brown & Sharpe's and DEA's products is subject to general economic conditions and, more specifically, to the level of capital spending by industrial companies, especially those in the primary end markets for Brown & Sharpe's and DEA's products. Management believes that in recent years, the total world market for dimensional metrology products declined significantly. Although the recession has subsided in the United States, Brown & Sharpe and DEA still face weaker economic conditions in Europe, especially in Germany, and Japan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Brown & Sharpe" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of DEA."

COMPETITION

  Brown & Sharpe's and DEA's business is subject to direct and indirect competition from a considerable number of both domestic and foreign firms, a number of which are part of entities which are larger in overall size than Brown & Sharpe and DEA. In addition, the dimensional metrology market has suffered from overcapacity, which, together with reduced demand for capital goods, has resulted in intense competitive pricing pressure and performance competition that have reduced margins throughout the industry. See "Brown & Sharpe Manufacturing Company--Competition" and "DEA S.p.A.--Competition."

CONTROL OF THE COMBINED COMPANY

  Brown & Sharpe's common stock is divided into two classes, the Class A Common Stock and the Class B Common Stock. Shares of Class A Common Stock are entitled to one vote per share. Shares of Class B Common Stock are entitled to ten votes per share, except as otherwise provided by law or in Brown & Sharpe's certificate of incorporation or by-laws. The Class A Common Stock and the Class B Common Stock vote together as a single class on all matters, except that the Class A Common Stock, voting alone, elects one director each year, and except as otherwise required by law. No dividend may be declared on shares of Class B Common Stock unless a dividend at least equal in amount is declared on shares of Class A Common Stock. Immediately after the DEA Acquisition (prior to the post-closing adjustment, if any, for the DEA Acquisition purchase price), various members of the Sharpe family, including Henry D. Sharpe, Jr. and Henry
D. Sharpe, III (each of whom is a director of the Company), will hold 483,966 shares of Class A Common Stock and 161,320 shares of Class B Common Stock, representing approximately 7.5% of the outstanding aggregate equity in the Combined Company and approximately 15.5% of the combined voting power of the Combined Company's outstanding common stock, and Finmeccanica will hold 3,450,000 shares of Class A Common Stock, representing approximately 39.9% of the outstanding aggregate equity of the Combined Company and approximately 25.5% of the combined voting power of the Combined Company's outstanding common stock. Upon consummation of the DEA Acquisition, Finmeccanica will have the right to designate three nominees for election to the Combined Company's Board of Directors (which will be increased from seven to ten directors). See "The DEA Acquisition--Terms of the Shareholders Agreement" and "Principal Stockholders."

  Pursuant to certain preemptive rights provided to Finmeccanica under the Stockholders Agreement, so long as Finmeccanica owns at least 862,500 shares of the Combined Company's Class A Common Stock, with certain exceptions, the Combined Company may not issue any shares of its Class A Common Stock, or equity securities exercisable, exchangeable or convertible into shares of Class A Common Stock ("Derivative Securities") to any third party without first offering to Finmeccanica the right to purchase that percentage of such newly issued securities such that Finmeccanica's percentage ownership of the Combined Company's common stock on a fully diluted basis (as defined in the Shareholders Agreement) remains constant. After receiving notice of the proposed issuance, Finmeccanica will have 30 days to exercise its preemptive rights, and the closing under such exercise will occur within 20 days of such 30-day period. The existing holders of Class A Common Stock do not have any preemptive rights. If Brown & Sharpe issues Class A Common Stock or Derivative Securities while Finmeccanica's preemptive rights are in effect, Finmeccanica would, subject to certain exceptions, retain its percentage ownership of Brown & Sharpe common stock, while the equity interests of Brown & Sharpe's existing holders of Class A Common Stock would be diluted. See "The DEA Acquisition--Terms of the Shareholders Agreement."

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

  The following Pro Forma Combined Financial Statements are unaudited and are based on the Consolidated Financial Statements of Brown & Sharpe, the Combined Financial Statements of DEA, the Financial Statements of Roch and the Financial Statements of Mauser, each included elsewhere in this Proxy Statement. The Pro Forma Combined Financial Statements should be read in conjunction with such historical financial statements and the related notes thereto, and the other information pertaining to Brown & Sharpe, DEA, Roch and Mauser included elsewhere in this Proxy Statement.

  The unaudited Pro Forma Combined Statements of Income (Loss) for the year ended December 25, 1993 and for the six months ended July 2, 1994 have been adjusted to give effect to the Roch Acquisition, the DEA Acquisition and the New Financing (and the application of the proceeds therefrom) as if such transactions had occurred on December 27, 1992. The unaudited Pro Forma Combined Balance Sheet at July 2, 1994 has been adjusted to give effect to the DEA Acquisition and the New Financing (and the application of the proceeds therefrom) as if such transactions had occurred on that date. The pro forma adjustments are based upon available information and certain assumptions that management of Brown & Sharpe believes are reasonable and that are described in the notes to the Pro Forma Combined Financial Statements. The Pro Forma Combined Financial Statements do not purport to represent what the Combined Company's financial position or results of operations would actually have been if the transactions had occurred on the dates specified or to project the Combined Company's financial position or results of operations for any future period.

                 PRO FORMA COMBINED STATEMENT OF INCOME (LOSS)

                  FOR THE SIX MONTHS ENDED JULY 2, 1994

                                                                 PRO FORMA
                                                            ----------------------
                          BROWN &
                          SHARPE     DEA     ROCH   MAUSER  ADJUSTMENTS   COMBINED
                          -------  -------  ------  ------  -----------   --------
                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Net sales...............  $79,811  $45,078  $2,713  $  710    $ (518)(a)  $127,794
Cost of goods sold......   55,337   29,349   1,461     518    (1,088)(b)    85,577
Selling, general and ad-
 ministrative expense...   25,871   15,494   1,411     370    (3,894)(c)    39,252
Depreciation and amorti-
 zation(1)..............      --     1,417     145       1      (433)(d)     1,130
Amortization of excess
 of fair value over cost
 of assets acquired.....      --       --      --      --        (22)(e)       (22)
                          -------  -------  ------  ------    ------      --------
 Operating profit
  (loss)................   (1,397)  (1,182)   (304)   (179)    4,919         1,857
Interest expense........   (2,723)  (3,415)   (108)    --      3,468 (f)    (2,778)
Other income (expense),
 net....................      178     (188)      9   1,498    (1,494)(g)         3
                          -------  -------  ------  ------    ------      --------
 Income (loss) before
  income taxes..........   (3,942)  (4,785)   (403)  1,319     6,893          (918)
Income tax provision....      300      --      --      --        --            300
                          -------  -------  ------  ------    ------      --------
 Net income (loss)......  $(4,242) $(4,785) $ (403) $1,319    $6,893      $ (1,218)
                          =======  =======  ======  ======    ======      ========
 Net income (loss) per
  share.................  $  (.83)                                        $   (.14)(h)
                          =======                                         ========
OTHER DATA:
Depreciation and amorti-
 zation(2)..............    2,884    1,417     260       4     (455)         4,110
Capital expenditures....    1,363      640     --      --        --          2,003

- --------
(1) Brown & Sharpe includes depreciation and amortization in cost of sales or selling, general and administrative expense, depending on the nature of the use of the asset involved. Mauser includes depreciation in selling, general and administrative expense.


(2) Pro forma depreciation and amortization includes amortization of excess of fair value over cost of assets acquired.

(3) Roch and Mauser results are for the first three months of 1994 as they were acquired at the end of that period. Their operations are included in Brown & Sharpe's results since acquisition.

      See Accompanying Notes to Pro Forma Combined Financial Statements.

                 PRO FORMA COMBINED STATEMENT OF INCOME (LOSS)
                     FOR THE YEAR ENDED DECEMBER 25, 1993

                                                                     PRO FORMA
                                                                -----------------------
                          BROWN &
                           SHARPE     DEA      ROCH    MAUSER   ADJUSTMENTS    COMBINED
                          --------  --------  -------  -------  -----------    --------
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Net sales...............  $157,035  $112,419  $ 9,868  $ 2,634    $(2,214) (a) $279,742
Cost of goods sold......   110,841    72,108    5,639    2,214     (3,354) (b)  187,448
Selling, general and ad-
 ministrative expense...    45,474    30,747    5,233    1,157     (7,788) (c)   74,823
Depreciation and amorti-
 zation(1) .............       --      3,588       34      605     (1,471) (d)    2,756
Restructuring costs.....       --        518      --       --         --            518
Amortization of excess
 of fair value over cost
 of assets acquired.....       --        --       --       --         (44) (e)      (44)
                          --------  --------  -------  -------    -------      --------
 Operating profit
  (loss)................       720     5,458   (1,038)  (1,342)    10,443        14,241
Interest expense........    (5,100)   (6,253)    (447)     (55)     6,230  (f)   (5,625)
Other income (expense),
 net....................     2,764    (1,639)     (27)      10        --          1,108
                          --------  --------  -------  -------    -------      --------
 Income (loss) before
  income taxes..........    (1,616)   (2,434)  (1,512)  (1,387)    16,673         9,724
Income tax provision....       800       --       --       --         --            800
                          --------  --------  -------  -------    -------      --------
 Net income (loss) .....  $ (2,416) $ (2,434) $(1,512) $(1,387)   $16,673      $  8,924
                          ========  ========  =======  =======    =======      ========
 Net income (loss) per
  share.................  $  (0.49)                                            $   1.08 (h)
                          ========                                             ========
OTHER DATA:
Depreciation and amorti-
 zation(2)..............     6,355     3,532      238      623     (1,515)        9,233
Capital expenditures....     4,399     1,965      287       28        160         6,839

- --------
(1) Brown & Sharpe includes depreciation and amortization in cost of sales or selling, general and administrative expense, depending on the nature of the use of the asset involved. Mauser includes depreciation in selling, general and administrative expense.


(2) Pro forma depreciation and amortization includes amortization of excess of fair value over cost of assets required.


      See Accompanying Notes to Pro Forma Combined Financial Statements.

                        PRO FORMA COMBINED BALANCE SHEET

                              AT JULY 2, 1994

                                                             PRO FORMA
                                                       ------------------------
                                   BROWN &
                                    SHARPE     DEA     ADJUSTMENTS    COMBINED
                                   --------  --------  -----------    ---------
                                               (IN THOUSANDS)
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents........ $  2,283  $  4,844   $ (2,679)(i)    $ 4,448
 Restricted cash..................    6,147       --      (6,147)(i)        --
 Accounts receivable, net of al-
  lowances for doubtful accounts..   42,724    45,359     (1,500)(j)     86,583
 Inventories......................   59,844    41,813     (5,068)(k)     96,589
 Prepaid expenses and other cur-
  rent assets.....................    4,233     6,144        --          10,377
                                   --------  --------   --------      ---------
   Total current assets...........  115,231    98,160    (15,394)       197,997
PROPERTY, PLANT AND EQUIPMENT:
 Land.............................    6,679        50        (50)(m)      6,679
 Buildings and improvements.......   34,052     2,078     (2,078)(m)     34,052
 Machinery and equipment..........   86,082    25,332    (25,332)(m)     86,082
                                   --------  --------   --------      ---------
                                    126,813    27,460    (27,460)       126,813
 Less-accumulated depreciation....   81,114    22,027    (22,027)(m)     81,114
                                   --------  --------   --------      ---------
                                     45,699     5,433     (5,433)        45,699
OTHER ASSETS:
 Debt financing costs.............      --        --       2,108 (l)      2,108
 Other............................   13,146     3,191     (3,191)(n)     13,146
                                   --------  --------   --------      ---------
                                   $174,076  $106,784   $(21,910)     $ 258,950
                                   ========  ========   ========      =========
LIABILITIES AND SHAREOWNERS' EQ-
 UITY
CURRENT LIABILITIES:
 Notes payable and current in-
  stallments of long-term debt.... $ 38,859  $ 24,054   $(52,032)(o)  $  10,881
 Accounts payable.................   12,351    14,868        --          27,219
 DEA debt.........................      --     52,653    (52,653)(p)        --
 Accrued expenses and income tax-
  es..............................   20,754    13,228     13,701 (q)     47,683
                                   --------  --------   --------      ---------
   Total current liabilities......   71,964   104,803    (90,984)        85,783
Long-term debt....................   33,806     3,625     35,782 (r)     73,213
Deferred income taxes.............    1,891       --         --           1,891
Termination indemnities...........      --      7,920        --           7,920
Unfunded accrued pension cost.....    4,724       --         --           4,724
Excess of fair value over cost of
 assets acquired..................      --        --         440 (s)        440
SHAREOWNERS' EQUITY:
 Preferred stock, $1 par value;
  authorized 1,000,000 shares,
  none issued.....................      --        --                        --
 Common stock:
   Class A, $1 par value; autho-
    rized 15,000,000 shares, is-
    sued 4,659,444 and pro forma
    8,101,368.....................    4,659       --       3,450 (t)      8,109
   Class B, $1 par value; autho-
    rized 2,000,000 shares, issued
    544,463.......................      541       --         --             541
 Additional paid in capital.......   46,999       --      19,838 (t)     66,837
 Earnings employed in the busi-
  ness............................      135       --         --             135
 Cumulative foreign currency
  translation adjustment..........   10,176       --         --          10,176
 Treasury stock; 7,492 shares at
  cost............................     (151)      --         --            (151)
 Unearned compensation............     (668)      --         --            (668)
 DEA equity (deficit).............      --     (9,564)     9,564 (u)        --
                                   --------  --------   --------      ---------
   Total shareowners' equity......   61,691    (9,564)    32,852         84,979
                                   --------  --------   --------      ---------
                                   $174,076  $106,784   $ 21,910      $ 258,950
                                   ========  ========   ========      =========

       See Accompanying Notes to Pro Forma Combined Financial Statements

               NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1. BASIS OF PRESENTATION

  The pro forma combined financial statements have been prepared assuming that the purchase price for the DEA Acquisition will consist of 3,450,000 shares of Class A Common Stock, having an aggregate value of $23,288 based on the August 16, 1994 closing price of $6.75 per share. The DEA Acquisition Agreement provides that this purchase price will be subject to a post-closing adjustment based on a comparison of adjusted net asset value (as defined in the DEA Acquisition Agreement) of DEA as of June 30, 1993 and the adjusted net asset value of DEA as of July 31, 1994 (the "Pricing Date") (as defined and calculated in accordance with a formula in the DEA Acquisition Agreement) and after taking into account the reduction of net assets as of the Pricing Date by virtue of the non-recourse factoring of a mutually agreed amount of receivables of DEA prior to the Pricing Date (and after reflecting an additional adjustment relating to any difference between the estimated Pricing Date amount of indebtedness of DEA to be discharged by Finmeccanica and the actual amount, as finally determined, of such indebtedness as of the Pricing
Date). See "The DEA Acquisition--Terms of the DEA Acquisition Agreement."

  The assumed purchase price has been allocated as follows:

   Cash............................................................... $    497
   Accounts receivable, net of allowances for doubtful accounts.......   43,859
   Inventories........................................................   36,745
   Prepaid expenses and other current assets..........................    6,144
   Notes payable and current installments of long-term debt...........   (6,464)
   Accounts payable...................................................  (14,868)
   Accrued expenses and income taxes..................................  (26,929)
   Long-term debt.....................................................   (7,336)
   Termination indemnities............................................   (7,920)
   Excess of fair value over cost of assets acquired..................     (440)
                                                                       --------
     TOTAL............................................................ $ 23,288
                                                                       ========

  The allocation of purchase price to cash reflects DEA's expected cash level as of the closing under the DEA Acquisition Agreement. The pro forma combined income statements are unaudited and present a combination of the historical net sales of Brown & Sharpe, DEA, Roch and Mauser (after elimination of intercompany sales), and do not reflect possible increases in net sales that may arise from synergies related to the combination, or possible decreases in net sales as a result of planned cost cutting measures, possible discontinuance of certain similar products, customers' desires to maintain alternative sources of supply or for other reasons.

  For consistency of presentation with the historical information appearing elsewhere in this Proxy Statement, the historical information and related pro forma adjustments for DEA, Roch and Mauser appearing in the pro forma combined financial statements have been translated using the convenience translation exchange rates of L1,586, FF5.81 and DM1.67 to $1.00, respectively. These convenience translation exchange rates are not materially different from the average exchange rates during the period of L1,563, FF5.67 and DM1.66 to $1.00, respectively, for 1993, and L1,634, FF5.72 and DM1.68 to $1.00,
respectively, for the first six months of 1994.

  The pro forma combined income statements reflect the effects of planned cost savings as follows: for the year ended December 25, 1993, savings anticipated from measures to be commenced within the first three months following the applicable acquisition are reflected as if such measures were commenced and are effective at the beginning of the period presented; savings anticipated from measures to be commenced in months 4 through 12 following the applicable acquisition are reflected in the full year period in amounts equal to a fraction of the amounts that would be realized if the measures were commenced and were effective at the beginning of the year, such fraction being equal to the fraction of the year remaining after the date by which the measures will be commenced (i.e., the anticipated cost savings attributable to an action to be taken by the end of the ninth month would be reflected in an amount equal to one-fourth of the amount that would be realized if such action were commenced and were effective at the beginning of the year); savings from measures to be commenced in months 4 through 12 following the applicable acquisition are reflected in the pro forma income statement for the six months ended July 2, 1994 in amounts equal to one-half the amounts that would be reflected in the pro forma income statement for the year ended. The pro forma combined income statements do not reflect additional savings anticipated to be realized from further cost savings measures planned to be commenced after 12 months following the applicable acquisition. The estimates of anticipated cost savings included in the pro forma combined financial statements differ from the cost savings included in "Management's Discussion and Analysis of Financial Condition and Results of Operations of Brown & Sharpe--Effects of Roch Acquisition and DEA Acquisition," which are not limited to cost savings to be realized from actions commenced within the first 12 months of combined operations and which do not use the assumption in this Note 1 that savings from measures to be commenced within the first three months of combined operations are reflected as if such measures were commenced and are effective at the beginning of the period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Brown & Sharpe--Effects of Roch Acquisition and DEA Acquisition."


  The pro forma combined income statements do not include certain costs, primarily professional fees incurred in connection with the DEA Acquisition and severance and other costs to be incurred in connection with anticipated elimination of personnel, closure of facilities and other cost savings measures following the Roch Acquisition and the DEA Acquisition. Brown & Sharpe estimates that these costs will approximate $13,545, of which approximately $1,999 will be reflected as restructuring expense in 1994, $11,546 will be charged against reserves established in the allocations of purchase price associated with these acquisitions and $160 will be incurred with respect to capital spending associated with facilities consolidation.

2. PRO FORMA ADJUSTMENTS

  The pro forma financial statements reflect the following:

  a) Adjustment to eliminate intercompany sales made by Roch to Mauser were $518 for the six months ended July 2, 1994 and $2,214 for the year 1993.

  b) Adjustment to reflect decreased design engineering as a result of expected reductions in personnel of $532 for the six months ended July 2, 1994 and $1,065 for the year 1993, decreased purchasing costs of the combined operations of $38 for the six months ended July 2, 1994 and $75 for the year 1993, and the elimination of intercompany purchases of Mauser from Roch of $518 for the six months ended July 2, 1994 and $2,214 for the year 1993. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Brown & Sharpe--Effects of Roch Acquisition and DEA Acquisition."

  c) Adjustment to reflect expected decreased administrative, sales and distribution expenses resulting from reductions in North American and European administrative, sales and distribution personnel of $2,668 for the six months ended July 2, 1994 and $5,336 for the year ended December 25, 1993 and closing of overlapping facilities of $1,226 for the six months ended July 2, 1994 and $2,452 for the year ended December 25, 1993. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Brown & Sharpe-- Effects of Roch Acquisition and DEA Acquisition."

  d) Adjustment to reflect an elimination of depreciation of fixed assets and goodwill related to the write-down of DEA assets in accordance with the purchase method of accounting, and the amortization of debt issuance costs over four years. The adjustment for the year ended December 25, 1993 is as follows:

   Depreciation of assets.............................................. $  790
   Amortization of goodwill ($588 in 1994).............................  1,193
   Amortization of estimated expenses of the debt issuance costs
    ($2,108) ..........................................................   (512)
                                                                        ------
                                                                        $1,471
                                                                        ======

  This adjustment approximated $433 for the six months ended July 2, 1994.

  e) Adjustment to reflect the amortization of the excess of fair value of DEA's assets over Brown & Sharpe's assumed cost to acquire such assets. The excess of fair value of $440 will be amortized over a ten-year period. Note 1


  f) Adjustment to reflect the decrease in interest expense resulting from the completion of the New Financing, the assumption, discharge or waiver by Finmeccanica of $66,532 principal amount of DEA debt in connection with the DEA Acquisition and the repayment of certain Brown & Sharpe and DEA debt with the proceeds of the New Financing, in each case based on amounts outstanding and interest rates in effect at the beginning of the period, calculated as follows:



  The adjustment for interest for the year ended December 25, 1993, is calculated as follows:

   Interest on $8,500 North Kingstown Mortgage at 8.75%................  $   744
   Interest on $25,000 Three-Year Guaranteed Term Loan at 4.24%........    1,060
   Interest on $16,000 debentures at 9.25%.............................    1,480
   Interest on $19,629 Mortgage Loans at 6.69% to 10.00%...............    1,558
   Interest on $6,464 DEA long-term debt at 8.79%......................      568
   Interest on $2,967 Brown & Sharpe Lines of Credit at 7.00% to 8.13%.      215
                                                                         -------
                                                                           5,625
   Actual expense recorded.............................................   11,855
                                                                         -------
                                                                         $ 6,230
                                                                         =======

  Interest has been calculated for the pro forma combined financial statements assuming no borrowings are made under the $25 Million Revolving Credit Facility that is part of the New Financing.

  This adjustment was $3,468 for the six months ended July 2, 1994.

  g) Adjustment to eliminate nonrecurring income from debt forgiveness by Diehl, the former owner of Mauser.

  h) Adjusted to reflect the pro forma adjustments to income discussed above and the issuance of 175,000 shares of Class A Common Stock in the Roch Acquisition and the issuance of 3,450,000 shares of Class A Common Stock in the DEA Acquisition, assuming in each case that no additional shares are issued in a post-closing purchase price adjustment.

  i) Adjustment to eliminate DEA cash retained by Finmeccanica and to reflect the receipt of the gross proceeds of the New Financing and the application thereof as follows:


   Gross proceeds from North Kingstown Mortgage...................... $  8,500
   Gross proceeds from Three-Year Guaranteed Term Loan...............   25,000
   Repayment of existing Brown & Sharpe debt at July 2, 1994.........  (28,535)
   Repayment of existing DEA debt at July 2, 1994....................   (7,336)
   Prepayment penalties..............................................     (150)
   Estimated expenses of New Financing...............................   (1,958)
   Reclassification of restricted cash...............................    6,147
   Cash withdrawal by Finmeccanica...................................   (4,347)
                                                                      --------
                                                                      $ (2,679)
                                                                      ========


  Brown & Sharpe has been required to maintain restricted cash balances to support certain of its foreign lines of credit. At July 2, 1994, the required restricted cash balances totaled $6,147. These amounts will cease to be restricted upon repayment of the lines of credit. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Brown & Sharpe--Liquidity and Capital Resources."

  j) Adjustment to record DEA receivables at estimated fair value in accordance with the purchase method of accounting.

  k) Adjustment to record DEA inventories at estimated fair value in accordance with the purchase method of accounting.

  l) Adjustment to record estimated expenses of the debt financing. Debt financing expenses will be amortized over four years.

  m) Adjustment to property, plant and equipment of DEA to reflect the allocation of the excess of fair value over the cost of the assets acquired in accordance with the purchase method of accounting.

  n) Adjustment to eliminate intercompany goodwill of DEA of $1,200 and allocate $1,991 excess of the fair value over the cost of DEA assets acquired to non-current assets in accordance with the purchase method of accounting.


  o) Adjustment to reflect the short-term portion of the issuance of the new Brown & Sharpe long-term debt, eliminate the third party short-term debt of DEA assumed or discharged or refinanced by Finmeccanica in connection with the DEA Acquisition, and repayment with the proceeds of the New Financing of the short-term debt of Brown & Sharpe and the remaining third party short-term debt of DEA, as follows:

   Gross proceeds from new debt...................................... $    557
   Short-term debt of DEA assumed or discharged by Finmeccanica......  (13,879)
   Short-term debt of DEA refinanced with long-term debt.............   (2,839)
   Repayment of short-term debt of Brown & Sharpe with new debt pro-
    ceeds............................................................  (28,535)
   Repayment of short-term debt of DEA with new debt proceeds........   (7,336)
                                                                      --------
                                                                      $(52,032)
                                                                      ========

  p) Adjustment to eliminate DEA borrowings from Finmeccanica in the principal amount of $52,653 cancelled or waived by Finmeccanica in connection with the DEA Acquisition.

  q) Adjustment to increase DEA's reserve for warranty expense by $2,604 to estimated fair value in accordance with the purchase method of accounting and the accrual of restructuring and acquisition costs (primarily consisting of professional fees) related to the DEA Acquisition of $9,757 and $1,340, respectively.

  r) Adjustment to reflect issuance of the new Brown & Sharpe long-term debt and to increase the long-term debt of DEA to conform to the amount of DEA long-term debt to be outstanding at closing in accordance with the terms of the DEA Acquisition Agreement.

   Gross proceeds from new debt ....................................... $32,943
   Short-term debt of DEA refinanced with long-term debt...............   2,839
                                                                        -------
                                                                        $35,782
                                                                        =======

  s) Adjustment to record the excess of the fair value over the cost of the DEA assets acquired in accordance with the purchase method of accounting.

  t) Adjustment to reflect the issuance of 3,450,000 shares of Brown & Sharpe Class A Common Stock in connection with the DEA Acquisition.


  u) Adjustment to eliminate DEA equity (deficit) in connection with the DEA Acquisition in accordance with the purchase method of accounting.

                              THE SPECIAL MEETING

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Brown & Sharpe for use at the Special Meeting of Stockholders to be held on September 28, 1994. The purpose of the Special Meeting is to consider and vote on a proposal to approve the issuance of shares of Class A Common Stock of Brown & Sharpe pursuant to the terms of (i) the DEA Acquisition Agreement and (ii) the Shareholders Agreement. The DEA Acquisition Agreement provides that Brown & Sharpe will acquire all of the issued and outstanding capital stock of DEA from Finmeccanica in exchange for the issuance to Finmeccanica of 3,450,000 shares of Class A Common Stock plus such additional number of shares of Class A Common Stock, if any, as may be required pursuant to a post-closing purchase price adjustment provided for in the DEA Acquisition Agreement. See "The DEA Acquisition Agreement." The Shareholders Agreement provides Finmeccanica with certain preemptive rights with respect to subsequent issuances of equity securities by the Combined Company, and provides for limitations on Finmeccanica's percentage ownership of shares of the Combined Company's stock. See "The DEA Acquisition--Terms of the Shareholders Agreement." Pursuant to Delaware law and the by-laws of Brown & Sharpe, no business other than the approval of the issuance of the shares of Class A Common Stock pursuant to the DEA Acquisition Agreement and the Shareholders Agreement may be brought before the Special Meeting.

RECORD DATE; QUORUM; VOTE REQUIRED

  Only holders of record of Brown & Sharpe's Class A Common Stock and Class B Common Stock as of the close of business on August 26, 1994 will be entitled to
vote at the Special Meeting. At such date, there were   shares of Class A
Common Stock and   shares of Class B Common Stock outstanding, held by
approximately   and    holders of record, respectively. Holders of record of
Class A Common Stock on the record date are entitled to one vote per share and holders of record of Class B Common Stock on the record date are entitled to ten votes per share on any matter which may properly come before the Special Meeting. The affirmative vote of the holders of shares of Class A Common Stock and Class B Common Stock, voting together as a single class, representing a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represents over 50% of the voting power of all shares of Class A Common Stock and Class B Stock entitled to vote on the proposal, is necessary to approve the issuance of the shares of Class A Common Stock pursuant to terms of the DEA Acquisition Agreement and the Shareholders Agreement.

PROXY CARD

  Accompanying this Proxy Statement is a proxy card which should be completed, dated, signed and returned by each stockholder before the Special Meeting to ensure that the stockholder's shares will be voted at the Special Meeting. Shares represented by a properly executed proxy will be voted in accordance with the instructions indicated on such proxy. IF NO INSTRUCTIONS ARE INDICATED ON A PROXY, SHARES REPRESENTED BY SUCH PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL TO APPROVE THE ISSUANCE OF THE SHARES OF CLASS A COMMON STOCK PURSUANT TO THE TERMS OF THE DEA ACQUISITION AGREEMENT AND THE SHAREHOLDERS AGREEMENT. A stockholder giving Brown & Sharpe a proxy has the power to revoke the proxy at any time prior to its use by filing with the Secretary of Brown & Sharpe a written revocation of the proxy or a duly executed proxy bearing a later date or by personally attending and voting at the Special Meeting.

  Votes cast by proxy or in person at the Special Meeting will be counted by persons appointed by Brown & Sharpe to act as Inspectors of Election for the meeting. The Inspectors of Election will count the total number of votes cast "for" approval of the proposal to issue shares of Class A Common Stock for purposes of determining whether sufficient affirmative votes have been cast. The Inspectors of Election will count shares represented by proxies that reflect abstentions and "broker non-votes" (i.e. shares represented at the Special Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and
(ii) the broker or nominee does not have discretionary voting power) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes will have any effect on the outcome of voting on the matter.

EXPENSES

  Brown & Sharpe will bear the expense of the proxy solicitation. Brown & Sharpe has retained D.F. King & Co, Inc., 77 Water Street, New York, New York 10005 to aid in the solicitation of proxies for a fee not to exceed $5,000 plus reasonable out-of-pocket expenses which total fee plus expenses is expected to be approximately $12,000. The Board of Directors may ask some of the directors, officers and regular employees of Brown & Sharpe to solicit proxies by telephone or otherwise for no compensation therefor other than their regular compensation. Brown & Sharpe has asked brokers and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares held of record by such persons and will reimburse out-of-pocket expenses incurred in forwarding such material.

                              THE DEA ACQUISITION

BACKGROUND AND REASONS FOR THE DEA ACQUISITION

  As part of Brown & Sharpe's strategy to improve its financial strength and competitiveness and to return to profitability, it is seeking to expand and strengthen its market presence in the worldwide dimensional metrology market. DEA is a major competitor of Brown & Sharpe's CMM business in a number of countries and is a worldwide leader in the manufacturing and marketing of CMMs and related accessories, software and services. Brown & Sharpe believes that DEA's large vertical and horizontal CMM products, as well as DEA's complementary distribution capabilities in certain areas, including certain countries in Europe, South America and the Middle East, and in India and China, complement and strengthen Brown & Sharpe's CMM product line and distribution network. In addition, Brown & Sharpe expects that its plan to integrate DEA, Roch and Mauser will result in the realization of significant cost savings primarily from the elimination of duplicative sales, distribution and design engineering expenses. Brown & Sharpe intends to manufacture and market CMM products under the Brown & Sharpe (R), Leitz (R) and DEA (R) brand names.

  In addition to the strategic operational benefits that Brown & Sharpe seeks to gain from the DEA Acquisition, and the cost savings which Brown & Sharpe believes that the Combined Company will realize, Brown & Sharpe also will improve its capital position by issuing shares of Brown & Sharpe stock in the DEA Acquisition.

  Serious discussions between Brown & Sharpe, Wertheim Schroder & Co. Incorporated ("Wertheim Schroder"), Brown & Sharpe's investment banker for the DEA Acquisition, and Finmeccanica regarding the DEA Acquisition began in the summer of 1992 at numerous meetings held over several months in Paris, New York, Rhode Island and Turin, Italy. Brown & Sharpe, Wertheim Schroder and Finmeccanica negotiated the broad outline of the DEA Acquisition, conducted preliminary due diligence reviews, and discussed legal and regulatory matters from the fall of 1992 to May 1993. On May 3, 1993, Brown & Sharpe and Finmeccanica executed and delivered a non-binding Letter of Intent which contained a broad summary of certain terms of the DEA Acquisition, including the purchase price. The parties then made required filings under the Hart-Scott-Rodino Antitrust Improvements Act (the "H-S-R Act"), and the statutory waiting period expired in August, 1993. The parties re-filed under the H-S-R Act in July, 1994, and the statutory waiting period expired by early termination on August 4, 1994.

  Brown & Sharpe prepared a draft of the DEA Acquisition Agreement in October 1993 and the parties, together with Wertheim Schroder, began negotiations regarding the terms of the definitive DEA Acquisition Agreement with Finmeccanica. However, negotiations and due diligence activities regarding the DEA Acquisition were largely suspended in late 1993 due to lack of significant progress. Brown & Sharpe and Finmeccanica resumed negotiations and due diligence activities in February 1994. Representatives of Brown & Sharpe and Finmeccanica, along with their respective counsel and Wertheim Schroder, negotiated the final terms of the DEA Acquisition Agreement and the Shareholders Agreement at various meetings and by numerous telephone and telecopy discussions from February 1994 until the DEA Acquisition Agreement was signed. A negotiating session was held in New York on June 6, 1994 and June 7, 1994 and the DEA Acquisition Agreement dated as of June 10, 1994 was executed and delivered on June 24, 1994.

  The total number of shares of Brown & Sharpe stock to be issued to Finmeccanica and the amount of debt permitted to be retained by DEA on the closing date of the DEA Acquisition remained substantially the same as provided for in the Letter of Intent. Certain other terms of the DEA Acquisition Agreement are less favorable to Brown & Sharpe and certain terms are more favorable to Brown & Sharpe than the terms originally proposed in the Letter of Intent.

  From the summer of 1992 through June 1994, the Brown & Sharpe Board of Directors held more than 13 regular and special meetings (including special conference telephone meetings) to discuss the DEA Acquisition, the Letter of Intent, and subsequently the terms of the DEA Acquisition Agreement and the Shareholders Agreement, and to explore the advantages and disadvantages of the DEA Acquisition in light of various relevant factors, including Brown & Sharpe's 1993 and first quarter 1994 operating performance, financial condition, cash requirements, financing options, business prospects and alternatives.

  Extensive presentations by Wertheim Schroder regarding the DEA Acquisition were made to the Board on March 12, 1993, April 29, 1993 and June 2, 1994. The DEA Acquisition was discussed at Board meetings held throughout 1993. Meetings to discuss the DEA Acquisition in 1994 were held at Brown & Sharpe on February 22, 1994, April 22, 1994, April 29, 1994 and June 2, 1994 and by conference telephone on April 11 and 12, 1994 and May 20 and 25, 1994. Representatives of Wertheim Schroder, counsel to Brown & Sharpe (Howard K. Fuguet of Ropes & Gray, counsel to Brown & Sharpe, is also a Director of Brown & Sharpe) and invited officers of Brown & Sharpe, including the President (also a Director), the Chief Financial Officer, the Vice President and General Manager of the MS Division, the Controller, the Treasurer, Secretary and Corporate Counsel were present for portions of certain Board meetings.

  On June 2, 1994, the Board discussed the negotiations of the terms of the proposed DEA Acquisition Agreement and the Shareholders Agreement, a proposed $75 million senior note offering, Brown & Sharpe's 1994 operations and the business plan for integrating the DEA CMM business with the Brown & Sharpe MS Division, Brown & Sharpe's liquidity and financial position and other related matters. In addition, at this meeting Wertheim Schroder made a further presentation to the Board regarding the proposed senior note offering, for which Wertheim Schroder would act as underwriter, and the fairness to the stockholders of Brown & Sharpe from a financial point of view of the consideration to be paid by Brown & Sharpe in the DEA Acquisition. The Board then voted, by unanimous vote of all the Directors, including three who were present by telephone conference call, to approve the DEA Acquisition and the terms of the DEA Acquisition Agreement (a copy of a draft of which had been sent to the Directors) as outlined to the Board and authorized the execution and delivery on behalf of Brown & Sharpe of the DEA Acquisition Agreement and the Shareholders Agreement in or substantially in the forms so presented and outlined, with such changes as may be approved by the Chairman of the Board, President or the Vice President and Chief Financial Officer, with the advice of counsel, and with the assistance of Wertheim Schroder.

  Following the signing of the DEA Acquisition Agreement, Finmeccanica proposed a less expensive alternative to completing the proposed senior note offering. The Finmeccanica proposal as set out in a Finmeccanica commitment letter to Brown & Sharpe consists of a Finmeccanica guarantee of the Combined Company's $25 million Three-Year Guaranteed Term Loan, for which guarantee the Combined Company will pay Finmeccanica a one-time fee of $800,000.

  On July 29, 1994, the Board discussed proposals for the New Financing and determined that Brown & Sharpe should proceed with negotiations for the New Financing rather than complete the proposed senior note offering and on August
 , 1994, the Board approved the New Financing. See "New Financing."

RECOMMENDATION OF THE BOARD OF DIRECTORS

  By the unanimous vote at a meeting of the Board of Directors on June 2, 1994, the Board of Directors approved the DEA Acquisition and approved the DEA Acquisition Agreement and the Shareholders Agreement, with such changes as approved by the President or Vice President and Chief Financial Officer, as being in the best interests of Brown & Sharpe and Brown & Sharpe's stockholders.

  In reaching its conclusions, the Board of Directors considered a number of factors, including the following: (i) the strategic and operational advantages to be gained by Brown & Sharpe by entering into the DEA Acquisition, including DEA's complementary CMM product line strengths and distribution strengths in various geographic areas; (ii) the current liquidity position of Brown & Sharpe; (iii) the current capital position of Brown & Sharpe related to the need for additional equity to improve its capital position; (iv) the desirability of refinancing certain Brown & Sharpe long-term and short-term indebtedness through the proposed Senior Note offering or other alternative financing; (v) the audited 1993 results and unaudited first quarter 1994 results of DEA and an update on the results of management's due diligence on the DEA business; (vi) the recent operating results of Brown & Sharpe and internal operating forecasts for Brown & Sharpe; (vii) other information as to the substantially greater profitability of the Brown & Sharpe business in the United States in recent years as compared with Europe and the rest of the world where losses have been recorded for several years,; (viii) the willingness of Henry D. Sharpe, Jr. to enter into a voting agreement with respect to the election of Finmeccanica representatives as directors of Brown & Sharpe; (ix) the recommendation of management, specifically the recommendation of the President, Vice President and Chief Financial Officer and Vice President and General Manager of the MS Division, that Brown & Sharpe enter into the DEA Acquisition Agreement and Shareholders Agreement and execute management's plan to implement the integration of the DEA CMM business with that of the MS Division, including the plan to achieve cost savings through such integration;
(x) the history of the negotiations with Finmeccanica since the Letter of Intent in 1993 and the competitive implications of alternative strategies to the DEA Acquisition; (xi) legal advice and accounting advice as to certain aspects of the DEA Acquisition Agreement, including the conditions to the closing of the DEA Acquisition; (xii) the protections afforded by the Shareholders Agreement; (xiii) the opportunity to acquire DEA, a significant worldwide CMM company, during a period of recession for most European countries in what has been a cyclical industry; and (xiv) the advice of Wertheim Schroder as to the financial valuation and currency exchange aspects of the DEA Acquisition, and the opinion of Wertheim Schroder that, based upon the considerations and subject to the assumptions and limitations set forth in such opinion, from a financial point of view, the consideration to be paid by Brown & Sharpe in the DEA Acquisition is fair to the common shareholders of Brown & Sharpe. See "--Fairness Opinion." In addition, the board of directors considered the cost savings that Brown & Sharpe management expects to receive from the integration of DEA into Brown & Sharpe.

  As of the record date for the Special Meeting, the officers and directors of Brown & Sharpe (as a group) were entitled to vote 678,219 shares of Class A Common Stock and 165,657 shares of Class B Common Stock, constituting approximately 17.2% of the votes entitled to be cast on the proposal to approve the issuance the shares of Class A Common Stock pursuant to the terms of the DEA Acquisition Agreement and the Shareholders Agreement. See "Principal Stockholders." All of such persons have indicated that they intend to vote their shares in favor of the proposal to issue the shares of Class A Common Stock pursuant to the terms of the DEA Acquisition Agreement and the Shareholders Agreement.

FAIRNESS OPINION

  Wertheim Schroder has delivered its written opinion to the Brown & Sharpe Board of Directors to the effect that the consideration to be paid by Brown & Sharpe in the DEA Acquisition is fair to the common stockholders of Brown & Sharpe from a financial point of view as of June 2, 1994, and Wertheim Schroder has confirmed such opinion as of June 15, 1994. A copy of the opinion of Wertheim Schroder as confirmed as of June 15, 1994 is attached hereto as Exhibit E. Brown & Sharpe stockholders should read this opinion in its entirety for the assumptions made, matters considered and procedures followed by Wertheim Schroder. In rendering its opinion, Wertheim Schroder relied upon the accuracy and completeness of all information supplied or otherwise made available to it by Finmeccanica and DEA, and Wertheim Schroder did not independently verify such information, undertake an independent appraisal of the assets or liabilities (contingent or otherwise) of DEA and was not furnished with any such appraisals. No limitations were imposed by Brown & Sharpe's Board of Directors upon Wertheim Schroder with respect to the investigations made or procedures followed by Wertheim Schroder in rendering its opinion.

  In connection with its opinion, Wertheim Schroder, among other things:

    (i) reviewed the Letter of Intent dated May 3, 1993 between Brown & Sharpe and Finmeccanica;

    (ii) reviewed the Acquisition Agreement and the Shareholders Agreement;

    (iii) reviewed DEA's Audited Combined Financial Statements for the fiscal years ended December 31, 1990 through December 31, 1993; the Unaudited Combined Financial Statements for the quarters ended March 31, 1993 and March 31, 1994; and the Audited Combined Financial Statements for the six months ended June 30, 1993;

    (iv) reviewed and discussed with the management of DEA, certain financial information prepared by the management of DEA, including the internally prepared 1994 budget;

    (v) compared the results of operations of DEA with those of certain companies which it deemed to be reasonably comparable to DEA;

    (vi) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

    (vii) participated in discussions and due diligence sessions with representatives of Brown & Sharpe, Finmeccanica and DEA;

    (viii) reviewed DEA's financial statements, financial controls and financial reporting systems with DEA's auditors;

    (ix) discussed the market position of DEA and its major competitors with some customers of DEA and Brown & Sharpe; and

    (x) performed such other analysis and reviewed and analyzed such other information as it deemed appropriate.

  The Board of Directors of Brown & Sharpe selected Wertheim Schroder as its financial advisor because Wertheim Schroder is a nationally recognized investment banking firm with substantial experience with companies engaged in the general manufacturing business sector in which Brown & Sharpe operates and with substantial experience in international transactions similar to the DEA Acquisition. As part of its investment banking business, Wertheim Schroder is regularly engaged in the valuation of businesses and their securities in
connection with mergers and acquisitions. Pursuant to a     , 1992 retainer
agreement between Brown & Sharpe and Wertheim Schroder, commencing     .
Wertheim Schroder receives an annual retainer of $100,000 plus expenses, payable quarterly. Brown & Sharpe has agreed to pay Wertheim Schroder a fee of $300,000 plus expenses as compensation for the fairness opinion and a fee of $550,000 (less previously paid retainer fees) for financial advisory services relating to the DEA Acquisition. In addition, Brown & Sharpe has agreed to reimburse Wertheim Schroder for its reasonable out-of-pocket expenses (including reasonable counsel fees) and to indemnify Wertheim Schroder against certain liabilities and expenses in connection with its engagement.

  It had been contemplated that Brown & Sharpe and Wertheim Schroder would enter into an underwriting agreement with respect to a proposed $75 million offering of Senior Notes (the "Senior Notes") whereby, subject to certain conditions, Wertheim Schroder would agree to purchase from Brown & Sharpe all of the Senior Notes and to sell the Senior Notes to the public simultaneously with the effectiveness of the DEA Acquisition. As part of the proposed underwriting agreement, Wertheim Schroder would have received a customary underwriter's fee. Brown & Sharpe has filed a Registration Statement with the Securities and Exchange Commission for the proposed offering of Senior Notes. However, Brown & Sharpe has decided to use the alternative New Financing instead of the originally proposed offering of Senior Notes, therefore the parties will not enter into the above-described underwriting agreement. Wertheim Schroder advised Brown & Sharpe in negotiations with Finmeccanica and the lenders providing the Three-Year Guaranteed Term Loan. No fee will be paid to Wertheim Schroder related to the New Financing or the proposed offering of Senior Notes, but out-of-pocket expenses related to this effort, estimated to be about $175,000 for Wertheim Schroder's legal counsel, travel, etc., will be reimbursed by Brown & Sharpe.

TERMS OF THE DEA ACQUISITION AGREEMENT

  The following description of the DEA Acquisition Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the DEA Acquisition Agreement, a copy of which is included as Exhibit F to this Proxy Statement and hereby incorporated by reference herein.

  The DEA Acquisition Agreement provides that the purchase price for the DEA Acquisition consists of 3,450,000 shares of Brown & Sharpe's Class A Common Stock. Prior to the closing, Finmeccanica will assume or discharge all indebtedness for borrowed money of DEA other than an amount of indebtedness net of cash in excess of L0.8 billion, to remain outstanding on the closing, which amount is determined as of July 31, 1994 (the "Pricing Date") pursuant to a formula in the DEA Acquisition Agreement. Brown & Sharpe estimates that approximately $13.8 million aggregate principal amount of DEA indebtedness will remain outstanding at the closing. The purchase price is subject to a post-closing adjustment based on a comparison of adjusted net asset value (as defined in the DEA Acquisition Agreement) of DEA as of June 30, 1993 and adjusted net asset value of DEA as of the Pricing Date (as defined and calculated in accordance with a formula in the DEA Acquisition Agreement) and after taking into account the reduction of net assets as of the Pricing Date by virtue of the non-recourse factoring of a mutually agreed amount of receivables of DEA prior to the Pricing Date (and after reflecting an additional adjustment relating to any difference between the estimated Pricing Date amount of indebtedness of DEA to be discharged by Finmeccanica and the actual amount, as finally determined, of such indebtedness as of the Pricing Date). If the post-closing adjustment indicates an increase or a decrease in the purchase price, then either the Combined Company will issue to Finmeccanica an additional number of shares of Class A Common Stock with a value equal to such positive difference or Finmeccanica will make a cash payment to the Combined Company, equal to such negative difference. However, if such positive or negative difference is less than $500,000, no adjustment will be made. The amount of any purchase price adjustment will be conclusively determined, subsequent to the closing date of the DEA Acquisition, based upon the specified calculations and the audited combined balance sheet as of the Pricing Date of DEA and its subsidiaries as determined under the procedures set forth in the DEA Acquisition Agreement.

  Noncompetition. The DEA Acquisition Agreement provides that for a period of five years after the closing date of the DEA Acquisition, neither Finmeccanica nor any of its affiliates will directly or indirectly acquire more than a 20% ownership interest in any business, venture or activity which competes with the metrology business relating to CMMs (including parts and accessories) being conducted or proposed to be conducted by DEA at the closing date of the DEA Acquisition or relating to metrology products performing functions similar to those of the products manufactured and sold by DEA. These noncompetition provisions will terminate if Brown & Sharpe no longer owns a greater than 50% ownership interest in DEA. Finmeccanica will not be in breach of the noncompetition provision of the DEA Acquisition Agreement if it or any of its affiliates acquires or invests in any company which includes among its business operations the manufacture and sale of metrology products performing functions similar to those of the products manufactured and sold by DEA to the extent that sales of such products constitute only an immaterial portion of the total revenues of the acquired business. In the DEA Acquisition Agreement, Finmeccanica represents to Brown & Sharpe that it has no present intention of acquiring any such company.

  The DEA Acquisition Agreement also provides that for a period of three years after the closing date of the DEA Acquisition Finmeccanica will not, without the prior written consent of Brown & Sharpe, employ any person who is an employee of Brown & Sharpe (including DEA and its subsidiaries) or any subsidiary, group or division of Brown & Sharpe (including DEA and its subsidiaries) unless such person has been terminated by DEA or its subsidiaries.

  The Effective Date. It is currently anticipated that the DEA Acquisition will be effected as soon as possible after the Special Meeting.

  Conditions to the Closing of the DEA Acquisition; Termination. The obligations of Brown & Sharpe and Finmeccanica to effect the DEA Acquisition are subject to various conditions (each of which can be waived by the party affected by such waiver), including: (1) the approval by Brown & Sharpe's stockholders of the issuance of the shares of Class A Common Stock required pursuant to the terms of the DEA Acquisition Agreement and the Shareholders' Agreement; (2) that Brown & Sharpe complete a refinancing of the Combined Company's indebtedness on terms deemed acceptable to Brown & Sharpe; and (3) the approval of all federal, national, state, local and foreign governmental agencies or authorities that are necessary in connection with the consummation of the DEA Acquisition. All federal and state approvals including early termination of the statutory waiting period under the H-S-R Act, that are necessary in connection with the DEA Acquisition have been obtained as of the date of this Proxy Statement.

  The DEA Acquisition Agreement may be terminated at any time by mutual consent of Brown & Sharpe and Finmeccanica and by either Brown & Sharpe or Finmeccanica at any time after October 31, 1994 if the consummation of the DEA Acquisition has not yet occurred, provided that the DEA Acquisition Agreement may not be terminated by a party which at such time is in material breach of a provision in the DEA Acquisition Agreement.

  Indemnification. The DEA Acquisition Agreement provides that Brown & Sharpe and Finmeccanica will, for the periods specified in the DEA Acquisition Agreement, none of which are shorter than 21 months after the closing of the DEA Acquisition, indemnify each other against up to $10.0 million (less the first $500,000) resulting from the inaccuracy of representations and warranties in the DEA Acquisition Agreement, breach or nonfulfillment of any agreement or covenant contained in or required to be entered into in connection with the DEA Acquisition Agreement, and certain environmental and tax claims, if any. Finmeccanica will also indemnify Brown & Sharpe for the amount by which certain of the liabilities of DEA exceeds limits provided for in the purchase price provisions of the DEA Acquisition Agreement.

TERMS OF THE SHAREHOLDERS AGREEMENT

  In connection with the DEA Acquisition, Brown & Sharpe and Finmeccanica will enter into a Shareholders Agreement providing Finmeccanica with certain rights and obligations with respect to its ownership of shares in the Combined Company. Finmeccanica will be prohibited from acquiring any shares of the Combined Company's stock if such acquisition would increase Finmeccanica's ownership above approximately 40% on a fully-diluted basis (as defined in the Shareholders Agreement) until December 31, 1998, or earlier upon the happening of certain specified events. The Shareholders Agreement will provide preemptive rights to Finmeccanica so long as it owns at least 862,500 shares of the Combined Company's Class A Common Stock, such that the Combined Company may not issue any shares of its Class A Common Stock or equity securities exercisable, exchangeable or convertible into shares of Class A Common Stock ("Derivative Securities") to any third party, other than certain specified exclusions (including shares issued on conversion of the Combined Company's 9 1/4% Convertible Subordinated Debentures due 2005 and up to 400,000 shares issuable upon the exercise of stock options granted to employees under the Combined Company's benefit plans), without first offering to Finmeccanica the right to purchase that percentage of the Combined Company's equity securities such that Finmeccanica's percentage ownership of the Combined Company's common stock on a fully diluted basis (as defined in the Shareholders Agreement) remains constant. In addition, Finmeccanica will not sell any of the Combined Company's equity securities to any third party until the expiration of two years after the closing of the DEA Acquisition, and upon the expiration of such two-year period, may sell securities to a third party only after offering the Combined Company the opportunity to purchase such shares (other than sales pursuant to a registered public offering pursuant to Finmeccanica's registration rights and sales pursuant to Rule 144 under the Securities Act of 1933).

  The Shareholders Agreement also provides that the Combined Company will increase the number of its directors from seven to ten and will use reasonable best efforts to cause to be elected to the board of directors three nominees designated by Finmeccanica for respective terms expiring at the 1995, 1996 and 1997 annual meetings of stockholders. At such time as Henry D. Sharpe, Jr. ceases to be a director of the Combined Company, Finmeccanica will thereafter be entitled to only a total of two nominees on the board plus a third nominee, who may not be an employee of Finmeccanica but shall be an experienced executive or advisor to industrial businesses, selected by Finmeccanica subject to approval by the board of directors of the Combined Company, that may not be unreasonably withheld. In any event, Finmeccanica shall be entitled to two nominees on the board of directors while it owns at least 1,250,000 shares of the Combined Company's Class A Common Stock and one nominee on the board of directors while it owns at least 375,000 shares of the Combined Company's Class A Common Stock. Under the terms of a letter agreement between Henry D. Sharpe, Jr. and Finmeccanica, Henry D. Sharpe, Jr. will agree to vote all shares of the Combined Company's stock as to which he has sole voting power in favor of the Finmeccanica nominees on the Combined Company's board of directors. The Shareholders Agreement provides that Finmeccanica will vote its shares of Class A Common Stock in favor of the election as directors of the Combined Company all the nominees selected by the Combined Company's board of directors.

TRANSACTIONS WITH AFFILIATES

  DEA rents, and the Combined Company will continue to rent, certain buildings in Italy and Spain from Elsag Bailey, a division of Finmeccanica. The lease with respect to the Italian property provides for minimum annual rent of L1.3 billion, subject to adjustment for inflation, and expires on December 31, 1997. DEA paid L1.3 billion ($0.8 million) in rent under the lease in the year ended December 31, 1993. The lease with respect to the Spanish property provides for an annual rent of Pesetas 30,600,000 ($0.2 million based on the March 31, 1994 exchange rate) and expires on January 4, 1998. DEA paid L0.1 billion ($0.1 million) in rent under this lease in the year ended December 31, 1993. Management believes that the terms of the leases with respect to the Italian and Spanish properties have been and will be comparable to those which would be obtained from unaffiliated parties.

  Since the transfer of the assets of the assembly divisions of DEA to Sistemi di Assemblaggio Robotizzato--SAR S.p.A., a subsidiary of Finmeccanica ("SAR"), on January 19, 1993, DEA has provided administrative services to SAR on a basis comparable to that which would be provided to an unaffiliated party. In the year ended December 25, 1993, SAR paid DEA L0.5 billion ($0.3 million) for these services. In addition, Franco De Gennaro, Managing Director of DEA, is employed and paid by Finmeccanica, and DEA reimburses Finmeccanica for the cost of his services. The Combined Company will continue to provide administrative services to SAR and will continue to utilize the services of Mr. De Gennaro after the DEA Acquisition.

NO APPRAISAL RIGHTS

  Under Delaware law, shareholders of Brown & Sharpe will not be entitled to appraisal rights in connection with the DEA Acquisition.


ACCOUNTING TREATMENT

  The Combined Company will account for the DEA Acquisition as a purchase transaction. In a purchase transaction the purchase price, including assumed liabilities and appropriate reserves, is allocated among the acquired assets based on estimated fair market values for purposes of recording such assets on the purchaser's balance sheet. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Brown & Sharpe--Effects of Roch and DEA Acquisition."

FEDERAL TAX CONSEQUENCES

  The DEA Acquisition will not result in any federal income tax consequences to Brown & Sharpe or its stockholders.

                              NEW FINANCING

GENERAL

  The DEA Acquisition is conditioned on Brown & Sharpe entering into a refinancing of the Combined Company's indebtedness on terms acceptable to Brown & Sharpe. In connection with the DEA Acquisition, Brown & Sharpe intends to enter into the New Financing, consisting of the $8.5 million North Kingstown Mortgage, the $25 million Three-Year Guaranteed Term Loan and the $25 million Revolving Credit Facility. In addition, Brown & Sharpe expects that following consummation of the DEA Acquisition, the Combined Company will maintain the existing $19.6 million Brown & Sharpe Mortgage Loans, the $16 million convertible debentures and approximately $25.6 million of the existing Brown & Sharpe Lines of Credit and DEA will maintain $6.5 million of its long-term debt and at least $7.5 million of the existing DEA Lines of Credit. Although Brown & Sharpe has received commitments for the New Financing, the commitments are subject to a number of conditions and there can be no assurance that the New Financing will become effective or that it will be on the terms reflected in the commitments. In addition, although Brown & Sharpe has received letters of assurance from several Italian banks with respect to the maintenance of $7.5 million of the DEA Lines of Credit, these letters do not constitute commitments. In any event, all the existing Brown & Sharpe Lines of Credit and DEA Lines of Credit are due on the demand of the applicable lender at any time. Brown & Sharpe does not intend to consummate the DEA Acquisition unless (i) the North Kingstown Mortgage and the Three-Year Guaranteed Term Loan are consummated prior to or simultaneously with the DEA Acquisition and (ii) the Revolving Credit Facility and the DEA Lines of Credit (or other short-term financing arrangements on terms satisfactory to Brown & Sharpe) are consummated simultaneously with the DEA Acquisition or are expected by Brown & Sharpe to be consummated shortly following the DEA Acquisition.

  Based on amounts outstanding as of July 2, 1994, the approximately $31.4 million aggregate net proceeds of the North Kingstown Mortgage and the Three-Year Guaranteed Term Loan (after payment of approximately $2.1 million in guaranty fees to Finmeccanica, estimated fees and other expenses) will be used to pay $1.3 million for costs, primarily for professional fees associated with the DEA Acquisition, and to repay in full $11.4 million in outstanding borrowings under the Loan and Security Agreement dated as of June 30, 1993 between Foothill Capital Corporation ("Foothill") and Brown & Sharpe (the "Foothill Facility"), to repay approximately $11.0 million in outstanding borrowings under Brown & Sharpe's Lines of Credit (net of $6.1 million in restricted cash balances to support certain of the lines of credit), and to repay approximately $7.3 million of DEA short-term debt to be outstanding after the DEA Acquisition. Following consummation of the DEA Acquisition, available borrowings under the Revolving Credit Facility, the retained portion of the Brown & Sharpe Lines of Credit and the DEA Lines of Credit are expected to be used to provide working capital for the Combined Company. Based on inventory and receivables levels and borrowings outstanding as of July 2, 1994, Brown & Sharpe expects that following consummation of the DEA Acquisition, the Combined Company will have total borrowings of approximately $10.6 million under all these short-term facilities, compared to short-term availability of approximately $57.9 million.

  The following table sets forth the actual short-term (excluding current maturities of long-term debt) and long-term debt (including current maturities) of Brown & Sharpe and DEA at July 2, 1994 (in the case of DEA, adjusted to eliminate a pro forma $66.5 million of indebtedness to be waived, discharged or assumed by Finmeccanica pursuant to the DEA Acquisition Agreement), and the pro forma short-term and long-term debt of the Combined Company assuming the DEA Acquisition, New Financing (including the Revolving Credit Facility but no borrowings thereunder) and the DEA Lines of Credit were consummated as of such date.

                                               DEBT AT JULY 2, 1994
                                    -------------------------------------------
                                            ACTUAL
                                    ----------------------
                                                                       COMBINED
                                    BROWN & SHARPE DEA(1)  ADJUSTMENTS COMPANY
                                    -------------- ------- ----------- --------
                                                  (IN THOUSANDS)
Foothill Facility..................    $11,446     $        $(11,446)  $   --
Revolving Credit Facility..........        --          --        --        --
Brown & Sharpe Lines of Credit.....     25,583         --    (17,089)    8,494
DEA Lines of Credit................        --       10,175   (10,175)      --
                                       -------     -------  --------   -------
  Total Short-Term Debt............    $37,029     $10,175  $(38,710)  $ 8,494
                                       =======     =======  ========   =======
Convertible Subordinated Deben-
 tures.............................    $16,000         --        --    $16,000
North Kingstown Mortgage...........        --          --      8,500     8,500
Three-Year Guaranteed Term Loan....        --          --     25,000    25,000
Mortgage Loans.....................     19,629         --        --     19,629
Other..............................          7         --        --          7
DEA Long-Term Debt(2)..............        --        3,625     2,839     6,464
                                       -------     -------  --------   -------
  Total Long-Term Debt.............    $35,636     $ 3,625  $ 33,500   $75,600
                                       =======     =======  ========   =======

- --------

(1) Adjusted to eliminate a pro forma $66.5 million of indebtedness to be waived, discharged or assumed by Finmeccanica pursuant to the DEA Acquisition Agreement. All DEA amounts are as of June 30, 1994.

(2) Pursuant to the DEA Acquisition Agreement, DEA will have long-term debt of $6.5 million immediately prior to the DEA Acquisition, reflecting the incurrence of additional long-term debt subsequent to June 30, 1994.

NORTH KINGSTOWN MORTGAGE

  Brown & Sharpe has entered into a commitment letter with Sun Life Assurance Company of Canada for it to provide the North Kingstown Mortgage. The North Kingstown Mortgage is subject to customary conditions, including negotiation of definitive documentation, and is not conditioned on consummation of the DEA Acquisition. Brown & Sharpe expects that the North Kingstown Mortgage will be consummated prior to consummation of the DEA Acquisition.

  The North Kingstown Mortgage will have a principal amount of $8.5 million, will mature in five years, will be secured by a first mortgage on Brown & Sharpe's facility in North Kingstown, Rhode Island, and will bear interest at an annual rate of 8.75%. Principal and interest will be payable monthly, with the principal amounts based on a ten-year amortization schedule and with the balance of the principal due at maturity.

THREE YEAR GUARANTEED TERM LOAN

  Brown & Sharpe has received commitment letters from Istituto Bancario San Paolo di Torino and Banca Commerciale Italiana providing for the Three-Year Guaranteed Term Loan. These commitments are conditioned on consummation of the DEA Acquisition and on Finmeccanica providing an unconditional guarantee of Brown & Sharpe's obligations under the loan, and in addition are subject to other customary conditions including negotiations of definitive documents. Brown & Sharpe expects that the Three-Year Guaranteed Term Loan will be consummated simultaneously with the DEA Acquisition.

  The Three-Year Guaranteed Term Loan will have a total principal amount of $25 million (denominated in US dollars), and will bear interest at an expected floating rate of LIBOR plus .75%. Interest will be payable quarterly, and the entire principal amount will be due on the third anniversary of the closing. A one-time facility fee of $62,500 will be paid by Brown & Sharpe. The Three-Year Guaranteed Term Loan will contain financial covenants to be agreed between Brown & Sharpe and the lenders, including required minimum tangible net worth, minimum current ratio and minimum interest coverage ratio.

  Finmeccanica has provided Brown & Sharpe with a written commitment letter to enter into a pre-negotiated credit support agreement pursuant to which Finmeccanica will issue guarantees in form and substance satisfactory to Banco de San Paolo and Banca Commerciale Italiana with respect to the Combined Company's obligations under the Three-Year Guaranteed Term Loan. Under the commitment letter, Finmeccanica will be paid a fee of $800,000 upon entering into the credit support agreement. In the event Finmeccanica is required to pay to the banks any amounts under its guarantee, upon satisfaction in full of all amounts owed to the banks under the Three-Year Guaranteed Term Loan Finmeccanica will be entitled to reimbursement from Brown & Sharpe of all amounts paid by Finmeccanica and up to $25 million of working capital loans owed to banks by DEA S.p.A. Brown & Sharpe's reimbursement obligation will be secured by a DEA S.p.A. guaranty and security interest in DEA S.p.A.'s accounts receivable and inventory.

REVOLVING CREDIT FACILITY

  Brown & Sharpe is currently in discussions with a number of lending institutions with respect to the Revolving Credit Facility, and has received a commitment letter from one such lender with respect to the Revolving Credit Facility. Brown & Sharpe expects that the Revolving Credit Facility will be conditioned on consummation of the DEA Acquisition, the North Kingstown Mortgage and the Three-Year Guaranteed Term Loan, and will be subject to other customary conditions. Brown & Sharpe expects that the Revolving Credit Facility will be consummated simultaneously with, or shortly following, the DEA Acquisition.

  Under the terms of the commitment letter received to date by Brown & Sharpe, the Revolving Credit Facility would provide up to $25 million of available borrowings, subject to a borrowing base of a percentage of eligible domestic finished goods inventory and a percentage of eligible domestic accounts receivable. Borrowings are expected to bear interest at floating rates equal to fixed percentages above the lender's prime rate or LIBOR, and be secured by substantially all the Combined Company's domestic inventory and domestic accounts receivable, a second security interest in the North Kingstown facility and certain equipment utilized there, and a portion of the shares of certain subsidiaries. The facility would expire in September 1997. If the Revolving Credit Facility described in the commitment letter had been in effect on July 2, 1994 and the DEA Acquisition had been consummated on that date, Brown & Sharpe believes that full maximum amount of borrowings would have been available to the Combined Company under the Revolving Credit Facility. Brown & Sharpe believes that the actual Revolving Credit Facility, whether or not it involves the lender from whom Brown & Sharpe has received the commitment letter, will be on terms better or substantially similar to those reflected in the commitment letter.

EXISTING MORTGAGE LOANS

  Brown & Sharpe expects that following the DEA Acquisition, the Combined Company will leave in place Brown & Sharpe's existing Mortgage Loans. As of July 2, 1994, there were outstanding borrowings under the Mortgage Loans of $19.6 million, secured by certain Brown & Sharpe facilities in the United Kingdom, Switzerland and Germany. The Mortgage Loans bear interest at fixed rates ranging from 6.7% to 8.5% and a weighted average interest rate at July 2, 1994, of approximately 7.8%. The Mortgage Loans mature on dates from June, 1996 to November 2001.

DEA LONG-TERM DEBT

  Pursuant to the DEA Acquisition Agreement, immediately following the DEA Acquisition the Combined Company will have approximately L10.1 billion ($6.5 million) of existing DEA long-term debt [held by an agency of the Italian government]. This long-term debt bears interest at a weighted average rate of 7.0%, reflecting a subsidy by the Italian government as an incentive to DEA to invest in research and development. The terms of this debt require DEA to complete the research and development projects for which the debt was provided as an incentive. Brown & Sharpe intends that the Combined Company will leave this long-term debt outstanding following the DEA Acquisition.

FOREIGN LINES OF CREDIT

  Brown & Sharpe expects that following the DEA Acquisition, the Combined Company will leave in place certain of the Brown & Sharpe Lines of Credit providing for total available borrowings of $32.9 million, of which approximately $10.6 million is expected to be outstanding immediately following the DEA Acquisition. The existing Brown & Sharpe Lines of Credit bear interest at rates ranging from 5.75% to 9.0%, and a weighted average rate at July 2, 1994 of 7.3%. As of July 2, 1994, outstanding borrowings under the Brown & Sharpe Lines of Credit were $25.6 million. All of the Brown & Sharpe Lines of Credit are unsecured, and are due on the demand of the applicable bank.

  In addition, Brown & Sharpe is in discussions with several foreign banks with respect to the DEA Lines of Credit, consisting of several existing demand lines of credit currently utilized by DEA that would be maintained following the DEA Acquisition. Brown & Sharpe has received letters of assurance from four of DEA's existing banks with respect to their maintenance of foreign currency denominated demand lines of credit aggregating $7.5 million, and expects shortly to receive similar assurances from other banks currently providing DEA demand lines of credit. Brown & Sharpe expects that the DEA Lines of Credit will provide total available short-term borrowing availability to the Combined Company of at least $15.0 million, portions of which may be based on a receivables borrowing base (or similar provisions) or consist of overdraft facilities or performance bond availability. The existing DEA demand lines of credit, for which Brown & Sharpe has received letters of assurance, bear interest at floating short-term rates. All of the DEA Lines of Credit are unsecured, and are due on the demand of the applicable bank.

POSSIBLE SENIOR NOTE OFFERING

  On June 27, 1994, Brown & Sharpe filed a registration statement under the Securities Act with respect to the possible public offering by Brown & Sharpe of $75 million of Senior Notes due 2002. The proceeds of that offering would be used in lieu of the Three-Year Guaranteed Term Loan and the DEA Lines of Credit, an in addition would discharge all amounts outstanding under the Brown & Sharpe Lines of Credit and the Mortgage Notes. Although Brown & Sharpe has not withdrawn the registration statement, Brown & Sharpe does not currently intend to pursue or consummate the public offering of Senior Notes. Brown & Sharpe will withdraw the registration statement upon the consummation of the New Financing.

                               STOCK INFORMATION

  The following table presents historical per share data for Brown & Sharpe, pro forma net income (loss) per share data for the Combined Company giving effect to the Roch, Mauser and DEA Acquisitions and the New Financing and pro forma shareowners' equity per share for the Combined Company giving effect to the DEA acquisition and the New Financing. The pro forma per share data for the Combined Company are not necessarily indicative of what actual results of operations would have been had the DEA Acquisition and the New Financing occurred at the beginning of the year, nor do they purport to indicate the results of future operations of the Combined Company.

                                      AT OR FOR                AT OR FOR
                                  FISCAL YEAR ENDED         SIX MONTHS ENDED
                                  DECEMBER 25, 1993           JULY 2, 1994
                               ------------------------ ------------------------
                                  (PER COMMON SHARE)       (PER COMMON SHARE)
                                              COMBINED                 COMBINED
                                               COMPANY                  COMPANY
                               BROWN & SHARPE PRO FORMA BROWN & SHARPE PRO FORMA
                               -------------- --------- -------------- ---------
Net income (loss) per share..      $(0.49)      $1.08       $ (.83)      $(.14)
Dividends....................         --          --           --          --
Shareowners' equity per share
 (at end of period)..........      $12.78         --        $11.88       $9.82

  The following table presents historical per share data for DEA, historical per share data for DEA adjusted to eliminate DEA borrowings assumed, discharged, cancelled or waived by Finmeccanica in connection with the DEA Acquisition and the equivalent pro forma data for DEA per share acquired by Brown & Sharpe in the DEA Acquisition.

                                 AT OR FOR                   AT OR FOR
                             FISCAL YEAR ENDED           SIX MONTHS ENDED
                             DECEMBER 31, 1993             JUNE 30, 1994
                         --------------------------- --------------------------
                             (PER COMMON SHARE)         (PER COMMON SHARE)
                                          PRO FORMA                  PRO FORMA
                                   DEA    EQUIVALENT          DEA    EQUIVALENT
                          DEA    ADJUSTED   DEA(1)    DEA   ADJUSTED   DEA(1)
                         ------  -------- ---------- -----  -------- ----------
Net income (loss) per
 share.................. $(0.15)  $0.16      $.23    $(.29)  $(.12)    $(.03)
Dividends...............    --      --        --       --      --        --
Shareowners' equity per
 share (at end of peri-
 od).................... $ (.27)  $3.84       --     $(.59)  $3.49     $2.08

- --------

(1) Calculated by multiplying Brown & Sharpe pro forma amounts by the ratio of the number of Brown & Sharpe shares received (3,450,000) to number of DEA shares exchanged (16,300,000).

  The Class A Common Stock of Brown & Sharpe is listed on the New York Stock Exchange under the symbol "BNS". At August 26, 1994, Brown & Sharpe had
approximately     stockholders of record of its Class A Common Stock and
approximately    stockholders of record of its Class B Common Stock. The
quarterly high and low closing sale prices of the Class A Common Stock on the New York Stock Exchange (the Class B Common Stock is not traded, is convertible into Class A Common Stock on a one-for-one basis, and can be transferred in Class B form only to specified transferees) during fiscal 1992, 1993 and through July 31, 1994 as presented below.

                                          FISCAL YEAR ENDING
                        -------------------------------------------------------
                        DECEMBER 26, 1992 DECEMBER 25, 1993 DECEMBER 23, 1994*
                        ----------------- ----------------- -------------------
                          HIGH     LOW      HIGH     LOW      HIGH       LOW
                        -------- -------- -------- -------- --------- ---------
QUARTER
- -------
First.................. $  10.50 $   8.50 $   9.38 $   6.38 $    8.00 $    6.25
Second.................     9.50     5.00     9.00     7.63      6.75      5.75
Third..................     6.38     5.00     8.63     7.38      6.75      6.00
Fourth.................     7.25     5.25     8.63     6.75

- --------

* Through July 31, 1994

DIVIDENDS

  No dividends have been paid by Brown & Sharpe since 1990. Dividend payments have been suspended in order to conserve cash. Also, payment of dividends is currently not permitted under an existing loan facility, and is not expected to be permitted under the New Financing.

DEA

  All shares of DEA are owned by Finmeccanica, with the result that there is no market in which any class of DEA's common equity is traded.

                      BROWN & SHARPE MANUFACTURING COMPANY

GENERAL

  Brown & Sharpe is a leader in the design, manufacture and marketing of dimensional metrology products worldwide under several internationally recognized brand names. Brown & Sharpe's products measure the physical dimensions of objects and are used by a wide variety of industrial companies to monitor product conformance to specifications. Manufacturers use Brown & Sharpe's products to improve product quality and are increasingly integrating quality control functions, and therefore Brown & Sharpe's products, directly into the manufacturing process. Brown & Sharpe markets its dimensional metrology products and services in North America, Europe, Asia, South America and the Middle East. Primary end markets for Brown & Sharpe's products are the automotive, aerospace, and industrial machinery industries.

  Brown & Sharpe's operations are conducted through three units: Measuring Systems, Precision Measuring Instruments and Custom Metrology.

. THE MEASURING SYSTEMS DIVISION (the "MS Division"), Brown & Sharpe's largest unit, manufactures and markets a wide range of manual and computer-controlled, high-precision CMMs. CMMs measure manufactured products and their components within exacting dimensional tolerances, thereby enabling manufacturers to minimize scrap and rework costs, reduce warranty expense and improve product quality. The MS Division also sells a wide variety of attachments, accessories and related software and provides aftermarket parts and services. Its products are sold under the Brown & Sharpe (R) and Leitz (R) brand names. Brown & Sharpe believes that it is the leader in the U.S. market for CMM products as measured by net sales. The MS Division will be renamed the "Measuring Systems Group" after the DEA Acquisition.

. THE PRECISION MEASURING INSTRUMENTS DIVISION (the "PMI Division") manufactures and markets a wide range of mechanical and electronic measuring and inspection tools including micrometers, dial indicators, calipers, gauge blocks and height gauges. PMI Division products are sold under the Brown & Sharpe (R), Tesa (R), Etalon (R), Interapid (R), Standard Gage (R),
   Mauser (R), Mercer (R) and Roch (R) brand names.

. THE CUSTOM METROLOGY DIVISION (the "CM Division") designs and engineers specialty products and systems to provide customized solutions for unique measurement or inspection problems, such as applications requiring several simultaneous measurements or inspection of an entire object in a high volume production line. The CM Division also manufactures and markets probes, interfaces and statistical network software and tooling which are purchased by OEMs for use on their inspection stations. CM Division products are sold under the Tesa (R) and Mercer (R) brand names.

DIMENSIONAL METROLOGY INDUSTRY

  Dimensional metrology products measure and inspect manufactured parts and components for conformance to specifications. These products include a wide range of measuring devices such as calipers, micrometers, dial indicators, fixed gauges, height gauges, measuring microscopes, electronic probes, customized semiautomatic and automatic measuring devices, optical and laser measuring devices, robots, coordinate measuring machines and related software. Prices range from $20 for a caliper to over $3 million for a large gantry CMM. A customer generally will choose between different dimensional metrology technologies or products based upon the features, complexity, variety and throughput of the items to be measured, the degree of accuracy required, and cost differences between the available metrology products. For example, fixed gauges are more likely to meet a customer's metrology needs if the items that a customer must measure are all uniform in size and shape, such as automobile connecting rods, and results are needed instantly. If, however, a customer needs to measure a large number of items all having different features from one another, such as the parts of a prototype automobile engine, a more flexible measuring device such as a CMM would more likely meet the customer's metrology needs. As manufactured products and components become more precise and complex, the flexibility of CMMs should give them an advantage in certain applications over less flexible dimensional metrology products such as manual, semi-automatic and fixed gauges.

  Although the metrology industry is fragmented for lower-priced products, Brown & Sharpe believes it is one of only six major worldwide competitors that manufacture high precision CMMs. CMM products can be grouped into three categories: small (which can be used to measure a product such as an automobile carburetor), medium (which can be used to measure an item such as an engine block) and large (which can be used to measure an item such as the body of a truck or bus). CMMs were first introduced in the 1950s, but early models were only capable of two-axis measurement. Over time, CMMs have evolved into complex, computer assisted or computer driven, multi-axis systems, often with attachments such as two-axis articulated probe holders, contact and non-contact sensors of various types, electronic touch trigger probes, continuous scanning analog probes, marking systems, laser probes and rotary tables. Today, CMMs are utilized to measure and inspect finished products, mechanical components and families of parts in many basic industries, including the automotive, aerospace, construction and farm equipment, industrial machinery, defense, appliance, computer and electronics, medical equipment and semiconductor industries. CMM prices range from approximately $12,000 to over $3 million depending upon accuracy, attachments and size.

  The increasing use of more sophisticated software has played an important role in the evolution of the CMM. Improved software, CAD/CAM and network technologies enable CMMs to automatically compensate for the position of the piece to be measured relative to the measuring axes of the machine, eliminating the need for the time-consuming manual positioning necessary with other dimensional metrology products. Although CMM-type software can be added to on-machine gauging, vision systems of various types and a small percentage of fixed gauges, CMMs are easier to use, more flexible and generally provide more analytical information than most products using competing technologies.

  Manufacturers of component parts, as well as manufacturers of finished products, are purchasers of CMMs and other dimensional metrology products. Manufacturers depend upon dimensional metrology products to improve the reliability, fit and finish of their products and to improve efficiency by reducing errors, scrap, throughput time and work-in-progress inventories. Traditionally, customers used either fixed gauges, optical comparators or calipers, or other hand or bench tools to inspect product conformance to specifications on the factory floor, while CMMs were used in factory quality control departments due to the necessity for a controlled environment for optimum CMM operation. Improved hardware and software technologies have allowed customers to move CMMs onto the factory floor to facilitate direct integration of CMM measurement capabilities into the manufacturing process. Because CMMs, fixed gauges and certain other types of dimensional metrology products can be configured to accommodate a wide variety of customer specifications for accuracy, speed, set-up time and physical characteristics of the objects to be measured, Brown & Sharpe believes these products can effectively meet the evolving quality control needs of manufacturers.

  Despite growth in the dimensional metrology markets in China, India and the Pacific Rim countries, management believes that in recent years the total world market for dimensional metrology products has declined significantly in terms of dollar denominated sales. In the three major world markets, the decline has been more significant in Europe and Japan than in the United States. Brown & Sharpe believes that this overall market decline is primarily related to global economic conditions which have resulted in reduced levels of capital expenditures by manufacturers in many market segments. In addition, during this period, revenues from sales of CMMs and other dimensional metrology products were impacted by vigorous price and performance competition due to overcapacity in the dimensional metrology industry and reduced demand by the capital goods sector for dimensional metrology products. However, because of the steady economic recovery in the United States and the expectation that the European economies will begin to emerge from recession, Brown & Sharpe believes that the world market for metrology products should improve during the next few years.

METROLOGY BUSINESS STRATEGY

  Brown & Sharpe is implementing a strategy designed to improve its competitiveness and position itself for improvement in its markets, including the currently depressed European market. Key elements of this strategy are (i) expanding its market presence in the metrology industry, including through acquisition and consolidation opportunities, (ii) reducing product costs through more cost-effective product design, selective outsourcing and consolidation of manufacturing processes, (iii) providing "best in class" customer service and strengthening its worldwide distribution network and (iv) focusing on technological innovations designed to improve product performance and the development of new products.

    Expanded Market Presence. Through the acquisition of Roch and Mauser, Brown & Sharpe has expanded, and through the acquisition of DEA Brown & Sharpe will further expand, its product lines and its marketing and distribution capabilities in Europe, South America, the Middle East, India and China. Brown & Sharpe intends to continue to expand and strengthen its market presence and broaden its product lines by pursuing selected small acquisition and consolidation opportunities within the dimensional metrology industry. Brown & Sharpe believes that the dimensional metrology industry has continuing overcapacity, and that competitors having complementary product lines and geographic market coverage may continue to become available for acquisition.

    Competitive Costs. Brown & Sharpe intends to continue to increase production efficiency through more cost-effective product designs and through other cost reductions. Brown & Sharpe intends to reduce costs by using the "Design for Manufacturability and Assembly" (DFMA) engineering principle, which strives to use the fewest parts and the lowest cost assembly process by examining the production processes at each facility in order to maximize efficiency, and by outsourcing components and complete products in cases where it can achieve its high quality standards at reduced costs. During the last five years, annual net sales per employee for Brown & Sharpe have increased from approximately $84,900 to approximately $94,800.

    "Best in Class" Customer Service and Worldwide Distribution
  Capability. Brown & Sharpe provides post-sale service and support to its customers through its customer service departments and its regional and international demonstration centers. Brown & Sharpe is committed to providing "best in class" customer service, and believes that the level of customer service provided by Brown & Sharpe has improved in recent years and is superior to the service provided by its principal competitors. In order to continue to improve its customer service, Brown & Sharpe plans to increase its emphasis on customer training by improving user manuals and documentation relating to Brown & Sharpe's products, and to directly support a greater number of its customers by adding new demonstration and service centers in previously unserved geographic areas. In addition, Brown & Sharpe plans to strengthen its worldwide distribution capability, principally by continuing to rationalize its existing distribution network and by opening new demonstration centers and adding new direct sales capacity or distributors where increased volume makes such distribution methods cost effective.

    Technological Innovation. Brown & Sharpe intends to continue to enhance and expand its offering of systems and products through sustained design and manufacturing engineering. In 1993, Brown & Sharpe invested, exclusive of customer-sponsored activities and government grants, $8.7 million, comprising 5.5% of sales, and directly involved 120 employees in product design, development, refinement and manufacturing engineering. After the DEA Acquisition, Brown & Sharpe intends to continue such design and manufacturing engineering at similar levels. Brown & Sharpe performs some additional engineering development activities through government grants in some countries and engages in special projects that utilize customer funding.

MS DIVISION

  The MS Division, the largest of Brown & Sharpe's three units, accounted for approximately 55% of Brown & Sharpe's revenues in 1993. The MS Division is headquartered in North Kingstown, Rhode Island.

Products sold under the Brown & Sharpe (R) name are manufactured at the North Kingstown facility and products sold under the Leitz (R) name are manufactured in Wetzler, Germany. Brown & Sharpe also manufactures some CMM products in the United Kingdom. The primary end markets for the CMM products of the MS Division are the automotive, aerospace and industrial machinery industries.

  MS Division products range from small, manually operated CMMs to large, high speed, high precision automatic CMMs. In addition to these standard and custom-configured CMMs, Brown & Sharpe also produces and sells high-speed process control robots. The smallest machines can measure in a volume up to 16x14x12 inches and are priced at approximately $12,000, and the larger, high speed, high accuracy CMMs with integrated software systems can cost over $3 million. In addition, the MS Division provides accessories, parts, after-sales service, rebuilds and computer hardware and software upgrades for Brown & Sharpe's CMMs and competing machines.

  The MS Division's "user-friendly" CMM application software is an important component of its marketing strategy for its CMM products. Management believes that the MS Division's uniquely functional CMM software packages give it a competitive advantage in the marketplace for CMMs. These proprietary software products provide the MS Division's customers with an easily understood, icon-based inspection analysis capability, graphical user interfaces and outputs, and networking capability with manufacturing systems. The MS Division also provides its customers with special software and systems integration of the MS Division's products with the customer's host computer.

  The MS Division distributes the majority of its products directly to customers through its worldwide direct sales force. The typical sales process involves lengthy, technical, one-on-one discussions between the salesperson or the distributor/sales agent and the customer. As an important part of its marketing and distribution strategy, Brown & Sharpe provides in-depth training to the customer through demonstration, installation and application support both prior to and after the sale. This direct sales and customer support strategy is primarily implemented through Brown & Sharpe's customer support and demonstration centers. Brown & Sharpe currently operates demonstration centers in seven cities throughout the United States, eight centers throughout Europe and one in Asia, including four located at Brown & Sharpe's CMM manufacturing facilities. Brown & Sharpe also operates contract inspection and measuring services from these demonstration centers. Service revenue generated by the demonstration centers offsets a portion of the cost of operating the centers. In 1994, assuming the completion of the DEA Acquisition, Brown & Sharpe plans to close five demonstration centers (with seven centers still remaining in the United States) in cities where existing Brown & Sharpe and DEA demonstration centers overlap, and to open new demonstration centers in three additional U.S. cities and one in Asia.

PMI DIVISION

  The principal products of Brown & Sharpe's PMI Division are precision measuring tools and related instruments such as micrometers, rulers, dial indicators, calipers, electronic height gauges and gauge blocks. These tools and instruments have a broad application and lower unit list prices (with a range of approximately $20 to approximately $13,000) than the prices of the MS Division's products (which range from approximately $12,000 to over $3 million). PMI products typically measure in one or two dimensions, and are often used in comparative measuring where an unknown part or dimension is compared to a previously measured part or dimension. PMI products also include systems and application software for measuring and statistical process control. The primary end markets for the products of Brown & Sharpe's PMI Division are the automotive, aerospace, metal processing and defense industries, although Brown & Sharpe's PMI products are used in virtually all types of industrial settings. Brown & Sharpe's PMI Division is headquartered in Renens, Switzerland, and its products are manufactured at its plants in Rolle and Renens, Switzerland; Poughkeepsie, New York; Leicester, St. Albans and Plymouth, England; and in Luneville, France.

  The PMI Division generally distributes its products through international import companies, regional distributors and catalog houses throughout the world. Brown & Sharpe sales offices located in key markets provide support to the distributors and catalog houses. The PMI Division operates four sales offices in the United States and eight in other countries, which are staffed by a total of 74 PMI Division employees.

CM DIVISION

  Headquartered in Telford, England, the CM Division is an engineering division which designs and engineers specialty products and systems to provide customized solutions for unique measurement or inspection problems. For example, the CM Division recently designed and implemented a system for measuring the thickness of the metal top of a soda can and the thickness of the groove scored around the can's pop-up tab, so that the manufacturer could determine the ease with which the can could be opened by the end user while insuring that the can would not rupture. The CM Division's products include factory networks, contact and optical measuring machines and fixtures aimed at specific niche markets. CM Division products also include components such as measuring sensors used in its custom gauges and fixtures as well as those manufactured by other companies. Prices for CM Division products range from approximately $20,000 to $1 million for systems and from approximately $150 to $5,000 for probes, sensors and other components.

  Often, the CM Division is able to produce a superior customized product while at the same time gaining the expertise necessary to convert such customer-funded research into new, standard Company products. For example, the CM Division has recently developed a family of optical measuring systems, with list prices of approximately $50,000 to $500,000.

  The primary end markets for the custom-designed products of the CM Division currently are automotive, aerospace, defense, package and can manufacturing, oil drilling and standards laboratories. Sales of these products typically involve a close, highly technical relationship with the customer. This direct relationship with the customer is reinforced by strong and continuing efforts to provide superior customer service through ongoing customer training and technical support. Sales of measuring sensors and other components to OEM customers are generally conducted by regional distributors. In 1993, approximately 48% of the CM Division's net sales were derived from custom-engineered metrology solutions including made-to-order products, and the balance of the CM Division's net sales were derived from sales of probes, sensors and other components.

FOREIGN OPERATIONS

  Brown & Sharpe manufactures and sells substantial amounts of its dimensional metrology products in foreign countries. For fiscal 1993, approximately 54% of Brown & Sharpe's net sales were to customers located outside the United States. Manufacturing operations take place in Switzerland, Germany, England and France, as well as in the United States, and Brown & Sharpe's products are sold in over 60 countries worldwide. As of July 2, 1994, approximately 73% of Brown & Sharpe's assets were located outside the United States (based on book values). Accordingly, margins and the ability to export competitively from these manufacturing locations are affected by fluctuations in foreign currency exchange rates. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Brown & Sharpe." For financial information concerning the foreign operations of Brown & Sharpe for 1991, 1992 and 1993, see Note 14 to the Consolidated Financial Statements of Brown & Sharpe.

ENGINEERING AND PRODUCT DEVELOPMENT

  Brown & Sharpe's commercial success is dependent upon its ability to develop products, enhancements and applications that meet changing customer metrology needs and anticipate and respond to technological changes. Brown & Sharpe designs, develops and refines its products internally through engineering departments within its product groups and divisions. Brown & Sharpe employs approximately 120 engineers and technicians, the majority of whom hold engineering or other university degrees, in its design engineering activities. When it is more cost-effective to do so, Brown & Sharpe purchases product designs or portions of product designs from engineering subcontractors or acquires such designs through licensing arrangements. Brown & Sharpe also benefits from research and development efforts which are subsidized by customer funds and, in certain countries, by government research grants. Brown & Sharpe's research, development and manufacturing engineering activities are conducted in the United States, France, Switzerland, Germany, the United Kingdom and Lithuania.

  Brown & Sharpe derived over 45% of its net sales in 1993 from the sale of products that were introduced into the market after 1987. Brown & Sharpe has been successful in bringing to market new, high-quality products and has introduced at least one major new product every year since 1987. The current objectives of Brown & Sharpe's design and manufacturing engineering activities are the integration of the Roch technologies with Brown & Sharpe's existing technologies and the introduction of new CMM and PMI products. In 1993, Brown & Sharpe invested $8.7 million in product design and manufacturing engineering, or about 5.5% of its 1993 net sales. In 1991 and 1992, Brown & Sharpe expended $11.4 million and $10.9 million respectively, for product design, development, refinement and manufacturing engineering. In addition, Brown & Sharpe performs engineering development activities funded by government grants in some countries and engages in special projects that utilize customer funding.

RAW MATERIALS AND SOURCES OF SUPPLY

  Brown & Sharpe purchases certain products, raw materials, supplies and other components from a variety of suppliers, and considers its source of supply to be adequate. Brown & Sharpe does, at times, depend upon various sole sources of supply for various procurement requirements (generally of items designed by Brown & Sharpe), but has not experienced any significant difficulty in meeting delivery obligations because of its reliance on such a supplier. The loss of any one of these various sole suppliers would not have a material adverse effect on Brown & Sharpe. Brown & Sharpe depends, as do other leading CMM manufacturers, on a sole source of supply for certain of the electronic probes used on CMM machines and, in the event of unavailability of such source, would be adversely affected, as would its competitors. Brown & Sharpe continues to explore means of lowering production through selective outsourcing in situations where Brown & Sharpe can achieve its high quality standards at reduced costs.

PATENTS, LICENSES, TRADEMARKS AND PROPRIETARY INFORMATION

  Brown & Sharpe's business is not significantly affected by or dependent upon the procurement or maintenance of patents covering Brown & Sharpe's products. Nevertheless, Brown & Sharpe pursues, where appropriate, patent protection for inventions, developments and improvements relating to its products both in the United States and abroad. Brown & Sharpe owns or has the right to use a number of trademarks which it believes are valuable in promoting the sale of certain of its principal products, and it has registered the trademarks that it owns in the United States and in some foreign countries. The internationally recognized brand names under which Brown & Sharpe sells its products are the subject of trademarks owned or licensed by Brown & Sharpe and are important to Brown & Sharpe's marketing strategy, as brand name recognition is a significant factor in the dimensional metrology market.

  One of Brown & Sharpe's CMM products, a horizontal arm-type CMM, has been manufactured and sold in North America under an exclusive license from an independent German company which has recently been modified to a non-exclusive license agreement. Brown & Sharpe has entered into an exclusive arrangement in 1994 with another German CMM manufacturer to market and sell its horizontal CMM on an exclusive basis in North America and on a non-exclusive basis in the rest of the world. In addition, Brown & Sharpe uses the Leitz (R) and Mauser (R) brand names under royalty-free license agreements entered into in connection with Brown & Sharpe's acquisition of these product lines. These licenses expire in 1997 and 1999, respectively. Brown & Sharpe believes it will be able to negotiate satisfactory extensions prior to expiration and that the failure to renew these licenses would not have a material adverse effect on Brown & Sharpe.

PROPERTIES

  The following table sets forth certain information concerning Brown & Sharpe's major operating facilities:

                         OWNED/                                   APPROXIMATE
        LOCATION         LEASED          PRINCIPAL USE           SQUARE FOOTAGE
        --------         ------          -------------           --------------
UNITED STATES
  N. Kingstown, Rhode     Owned Manufacturing, Engineering,         359,000(1)
   Island...............         Sales and Administration
  Poughkeepsie, New       Owned                                      58,000
   York.................        Manufacturing
  Farmington Hills,      Leased                                      24,000
   Michigan.............        Sales
SWITZERLAND
  Renens................  Owned Manufacturing, Engineering,         139,000
                                 Sales and Administration
  Rolle.................  Owned Manufacturing                        51,000
GERMANY
  Wetzler...............  Owned Manufacturing, Engineering,         101,000
                                 Sales and Administration
  Ludwigsburg........... Leased Sales                                15,000
UNITED KINGDOM
  St. Albans............  Owned Manufacturing and Sales              36,000
  Telford............... Leased Manufacturing, Engineering,          32,000
                                 Sales and Administration
  Bedford............... Leased Manufacturing, Sales and             14,000
                                 Administration
  Leicester.............  Owned Manufacturing                        14,000
  Plymouth.............. Leased Manufacturing, Sales and              5,000
                                 Administration
FRANCE
  Luneville(2).......... Leased Manufacturing, Engineering and       77,100
                                 Sales

- --------
(1)Excludes approximately 401,000 square feet leased to unrelated parties.
(2)Acquired in the Roch Acquisition.

In addition, Brown & Sharpe leases smaller sales offices located in the United States, Europe and Asia. In the opinion of management, Brown & Sharpe's properties are in good condition and adequate for Brown & Sharpe's business as presently conducted.

EMPLOYEES

  At December 25, 1993, Brown & Sharpe had 1,543 employees, (as compared with 1,768 at December 27, 1992), including approximately 1,000 employees located outside the United States. The reduction from the end of 1992 was due to the sale of the machine tool spare parts and rebuild operations and other employee reductions implemented as a result of Brown & Sharpe's cost-cutting efforts, especially in Europe. Brown & Sharpe considers its relations with its employees to be good, although there can be no assurance that Brown & Sharpe's cost-cutting efforts or other factors will not cause a deterioration in these relations.

  Approximately 900 of Brown & Sharpe's employees located at sites in the United States, Switzerland, England, Germany and France are covered by collective bargaining agreements which expire at various times between December 4, 1994 and June 30, 1998. Brown & Sharpe expects that these collective bargaining agreements will be renegotiated successfully prior to their expiration. However, there can be no assurance that successor collective bargaining agreements will be successfully negotiated, that negotiations will not result in work stoppages or that a work stoppage would not materially interfere with Brown & Sharpe's ability to produce the products manufactured at the affected location.

  In addition to the collective bargaining agreements that cover workers at certain of Brown & Sharpe's foreign subsidiaries, it is customary for these employees to be represented by various works or shop councils. These councils are governed by applicable labor laws and are comprised of members who are elected or appointed by the work force. Except for the top level of management, these councils represent the entire work force at their location in its dealings with senior management on matters affecting the work force or arising under the relevant labor contracts in effect at the location.

  A collective bargaining agreement with the International Association of Machinists and Aerospace Workers (the "IAM") relating to certain manufacturing employees in North Kingstown, Rhode Island expired in October 1981. Brown & Sharpe and the IAM failed to reach agreement on the terms of a successor collective bargaining agreement, resulting in a strike by the IAM. See "-- Litigation." No successor collective bargaining agreement was entered into, although the IAM remains the representative of the bargaining unit. Brown & Sharpe continues to satisfy its obligation to bargain with the IAM with respect to the terms and conditions of employment by providing notice of, and offering to bargain with respect to, proposed changes to the terms and conditions of employment, although no collective bargaining has resulted in recent years. Although the manufacturing employees represented by the IAM are still technically on strike, no strike or picket activity has occurred since 1982 and management does not anticipate that any such activities will occur in the future. At the time of the strike in 1981, Brown & Sharpe hired new employees to replace striking employees. Since that time, many of the striking employees have been rehired by Brown & Sharpe, but such employees are not working under an IAM contract. The continuing strike by the IAM does not have a material adverse effect on the operations of Brown & Sharpe.

  At certain of Brown & Sharpe's European locations, Brown & Sharpe has utilized a staffing procedure called "short work" to reduce the hours that an employee works during periods of decreased demand for Brown & Sharpe's products. This staffing procedure is similar to furloughs utilized by U.S. employers, although the specifics differ in each country. Generally, payment is made to the employee and the employer is eligible for government reimbursement for a portion of the amount paid to the employee working reduced hours. Each country generally requires that applications be made for reimbursement the approval of which may be delayed for significant periods. Each country may also impose time limits and other material conditions as to how often an employer may use this mechanism. Brown & Sharpe has utilized "short work" in Switzerland and Germany. This staffing procedure is not available in France or the United Kingdom. Approximately 150 employees were on "short work" as of May 27, 1994.

  The following table sets forth the location of Brown & Sharpe's employees as of May 20, 1994:

   COUNTRY                                                          EMPLOYEES(1)
   -------                                                          ------------
   France..........................................................      166
   Germany.........................................................      258
   Italy...........................................................        7
   Japan...........................................................       10
   Spain...........................................................        0
   Switzerland.....................................................      351
   United Kingdom..................................................      351
   United States...................................................      485
                                                                       -----
   TOTAL...........................................................    1,628
                                                                       =====

- --------
(1) Includes full-time employees on "short-work." Other part-time employees are included on a full-time equivalent basis.

COMPETITION

  Brown & Sharpe's business is subject to intense direct and indirect competition from a considerable number of domestic and foreign firms, a number of which are larger in overall size than Brown & Sharpe.

Most of these firms, however, do not compete with Brown & Sharpe in all product lines. The principal factors affecting competition include reliability and quality of product, technological proficiency, price, ease of system configuration and use, application expertise, engineering support, local presence, distribution networks and delivery times. Price competition has been intense for dimensional metrology products, due to the recent period of decreased demand for these products that has resulted in overcapacity within the industry. Brown & Sharpe believes that competition in the dimensional metrology field will continue to be intense in the future as a result of advances in technology, continuing overcapacity in the dimensional metrology industry and consolidations and/or strategic alliances among competitors. In addition to direct competition from companies that market similar types of products, Brown & Sharpe is also subject to indirect but effective competition from firms that market other dimensional metrology products, such as fixed gauging and vision-based systems, which utilize alternative technology or methodologies to perform functions similar to those of the CMMs and other products manufactured or sold by Brown & Sharpe.

  Brown & Sharpe's single largest global competitor is Mitutoyo/MTI Corp., a subsidiary of Mitutoyo Solsakusho Co. Ltd., a Japan-based company, which is the largest supplier of metrology equipment and products worldwide. In addition to Mitutoyo, the MS Division's main competitors are DEA, Carl Zeiss, Inc., a subsidiary of Carl-Zeiss-Stiftung AG, the Sheffield Measurement Division of Giddings & Lewis, Inc., and LK Tool Co. Ltd., a subsidiary of TransTech Ltd. The primary competitors faced by the PMI Division are Mitutoyo, L.S. Starrett Co. and Federal Products Co. (Inc.), a subsidiary of Esterline Technologies Corporation. Marposs S.p.A. is a major competitor of the CM Division for custom metrology sales. Marposs, which is based in Italy, competes with the CM Division through its sales subsidiaries in all major markets.

LITIGATION

  Labor Relations. Brown & Sharpe is involved in litigation stemming from an October 1981 strike at Brown & Sharpe's North Kingstown, Rhode Island operations. After the strike began, the IAM filed numerous charges with the National Labor Relations Board (the "NLRB") which alleged that Brown & Sharpe engaged in surface bargaining and other conduct constituting unfair labor practices which caused or prolonged the strike. After investigation, the Regional Director of the NLRB issued an unfair labor practice complaint against Brown & Sharpe, alleging that Brown & Sharpe committed unfair labor practices prior to and during the strike. Such allegations, if proven, would have converted the strike from an economic strike over wages and benefits to an unfair labor practice strike resulting in Brown & Sharpe having potential back-pay liability to those strikers who sought reinstatement to their jobs. Numerous striking employees have, however, been preferentially re-hired since the strike began and such employees comprise a significant portion of the current workforce at the North Kingstown location. After a trial before an NLRB Administrative Law Judge, the unfair labor practice complaint was dismissed on April 16, 1986. The IAM appealed this ruling to the NLRB. On August 28, 1990 the NLRB found in favor of the Company and upheld dismissal of IAM's complaint. The IAM appealed the NLRB's decision to the U.S. Court of Appeals for the District of Columbia Circuit. On November 29, 1991 the Court accepted the legal reasoning advanced by the NLRB and Brown & Sharpe in support of the NLRB's 1990 decision, but ordered the NLRB to further clarify and support its decision. On the NLRB reaffirmed its original dismissal of the IAM charges. The IAM has filed notice of an appeal of the NLRB's decision. Brown & Sharpe is continuing to defend this case vigorously and, in the opinion of management, the possibility of an ultimate finding of monetary liability in this matter is remote. See Note 8 to the Consolidated Financial Statements of Brown & Sharpe.


  Environmental Matters. Brown & Sharpe is involved in two proceedings under the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. ("CERCLA"), with the federal Environmental Protection Agency ("EPA") and one private contribution claim lawsuit brought by a subsequent landowner in which Brown & Sharpe has been identified as one of many potentially responsible parties ("PRP") who may have liability for industrial waste disposed of at two off-site sites designated for clean-up by the government. Brown & Sharpe believes that its ultimate liability with respect to these sites will not be material.

  Brown & Sharpe was notified by the EPA in June, 1988 that it was one of approximately 75 PRP's having liability under CERCLA for clean-up of the Landfill & Resource Recovery, Inc. Superfund Site located in North Smithfield, Rhode Island. The estimated past and future costs to clean up the site under the remedy proposed by the EPA are $18.2 million. The EPA issued an Administrative Order in June, 1990 against the major PRP's and certain de minimis PRP's, including Brown & Sharpe, ordering them to perform the clean-up remedy at the site. In February, 1992 Brown & Sharpe, as a de minimis PRP having contributed only .6% of the volume of materials deposited at the site, settled its liability to the EPA and the State of Rhode Island for a payment of approximately $255,000. In December, 1991 the non-settling major PRP's at the site filed suit against all of the de minimis PRP's in United States District Court in Rhode Island who had settled with the EPA, including Brown & Sharpe, seeking contribution damages for half their clean-up liability to be incurred at the site. In October, 1992 the District Court granted the Summary Judgment motion of the defendants in that case, indicating that the defendants, including Brown & Sharpe, having settled their liability with the EPA, had no liability to the major PRP's. The major PRP's are continuing to challenge the validity of the de minimis PRP settlement with the EPA on administrative grounds.

  Brown & Sharpe was notified by the EPA in June, 1992 that its former subsidiary, Standard Gage Company, Inc. of Poughkeepsie, New York, which was merged into Brown & Sharpe, was one of approximately 1,400 PRP's having liability under CERCLA for clean-up at the Solvents Recovery Service of New England Superfund Site located in Southington, Connecticut. Total past and future estimated costs to perform the remedy proposed by the EPA to clean up the site are approximately $8.0 million. In June, 1994 Brown & Sharpe, as a de minimis PRP having contributed less than .01% of the volume of materials deposited at the site, settled its liability to the EPA for a payment of approximately $20,000.

  In October, 1992 a private claim was asserted against Brown & Sharpe and approximately 100 other PRP's for contribution to clean-up costs to be incurred by a subsequent landowner, Duffy Brothers Construction Co., Inc. ("Duffy Brothers") as a result of an order by the Massachusetts Department of Environmental Protection to clean up a site located in Waltham, Massachusetts purchased by Duffy Brothers in October, 1973. The site was formerly owned by Pierce Brothers Oil Service, Inc., who for many years operated a waste oil collection and treatment business at the site. The total damages sought by Duffy Brothers from the PRP group is $5.9 million. In June, 1993 Duffy Brothers brought suit against the PRP's in the U.S. District Court for the District of Massachusetts seeking contribution damages under CERCLA and certain state statutes, alleging that it will incur damages for clean-up costs at the site of between $9.4 million and $20.5 million. Although Duffy Brothers has no documentary evidence to link Brown & Sharpe to wastes found at the site, it alleges that Brown & Sharpe contracted with Pierce Brothers to remove waste cutting oils and tank bottom oils from Brown & Sharpe business during the period from 1950 to 1962 and that such waste oils were taken to the site. The plaintiff has offered to settle with Brown & Sharpe in a range of $81,000 to $161,000 depending on the type of release to be given. Brown & Sharpe is vigorously defending the suit and denies that it ever did business with Pierce Brothers and that it has no liability to Duffy Brothers. The case is currently in discovery and settlement discussions are continuing.

  In addition, Brown & Sharpe was involved in an administrative proceeding with the Department of Environmental Management of the State of Rhode Island relating to the issuance of a Notice of Violation and Order in July 1991 alleging that Brown & Sharpe contaminated the groundwater at its North Kingstown facility prior to removal of several underground storage tanks used to store hazardous liquids used in its manufacturing process. Tests conducted after removal of the tanks indicated levels of contamination of groundwater in the tank area in amounts above acceptable limits. Brown & Sharpe has settled the proceeding by entry of a Consent Order pursuant to which it agreed to pay a fine of $10,000 and conduct additional groundwater testing. Test results to date indicate there are no additional sources of contamination, and that previously detected contamination appears to be dissipating. Brown & Sharpe believes that it is unlikely to have any additional liability with respect to this matter and that any such liability would not be material. See Note 8 to the Consolidated Financial Statements of Brown & Sharpe.

  Environmental testing at Brown & Sharpe's Leitz CMM facility in Wetzler, Germany conducted prior to the time of its acquisition in June, 1990 indicated that the soil and groundwater of a portion of the facility are contaminated with certain toxic metals and chemicals some of which are used in Leitz' manufacturing processes. Although Leitz is not involved in any governmental claims or proceedings relating to this contamination, the levels of contamination are such that cleanup and future remediation of this site could be required. The contamination of the Leitz property stems from a waste disposal site adjacent to the Leitz property owned by the seller of the Leitz CMM business. The seller of the Leitz business is conducting test monitoring activity on the adjacent site at the request of governmental authorities as well as soil gas venting remediation efforts undertaken at the request of Brown & Sharpe to prevent migration of further contamination onto the acquired Leitz property. Recent tests have indicated that these remediation efforts may be inadequate. Management believes that because the Leitz facility is an industrial site and the contamination does not impact other properties, the German government would not require Leitz to undertake any remediation efforts with respect to the Leitz facility at this time, and that any remediation efforts that might be required at that site would consist of "lower" cost containment efforts at some indeterminate time in the future. As a result Brown & Sharpe has not established a reserve for potential Leitz environmental liabilities.

  Environmental testing at the Roch facility in Luneville, France conducted at the time of the recent Roch acquisition (which facility is leased from the seller of the Roch business) has indicated that the soil and groundwater are contaminated with certain toxic metals and chemicals used in Roch's manufacturing processes. Although Roch is not involved in any governmental claims or proceeding relating to this contamination, the levels of contamination are such that clean-up and future remediation of this site could be required. Under the terms of the lease agreement between Brown & Sharpe's Roch subsidiary and the seller of the Roch business, such seller is obligated during the nine-year term of the lease to correct any environmental problems arising at the site and hold Roch harmless from any liability or losses it may incur as a result of the seller's failure to take such action. In addition, Brown & Sharpe has certain indemnification rights under the Roch and Mauser acquisition agreement to be indemnified by the seller against environmental claims and remediation costs at the Roch facility site. Because management believes that Brown & Sharpe or Roch is unlikely to be liable for remediation costs at the Roch facility site, no reserves against such potential environmental liabilities have been established.

  Brown & Sharpe believes that these indemnification rights and in the case of the Roch and Mauser business, clean up obligations, are enforceable against the respective sellers of the Leitz business and the Roch and Mauser businesses. There can be no assurance, however, that Brown & Sharpe will in fact be able to collect any indemnification amounts to which it is entitled or that any amounts received by Brown & Sharpe in satisfaction of its indemnification rights will be adequate to cover Brown & Sharpe's potential liabilities.

  In addition, Brown & Sharpe and its subsidiaries and predecessors have conducted heavy manufacturing operations for many years, often in locations at which, or adjacent to which, other industrial operations were or are conducted. As with any such operations that involve the use, generation, and management of hazardous materials, there is a risk that practices deemed acceptable by regulatory authorities in the past may have created conditions which could give rise to liability under current environmental laws. Because the law in this area is developing rapidly, particularly in many European countries, and all such laws are subject to amendment and widely varying enforcement, Brown & Sharpe cannot predict with any certainty the nature and amount of any potential environmental liability related to these operations or locations that it may face in the future.

  Under the DEA Acquisition Agreement, Finmeccanica has agreed to indemnify Brown & Sharpe for any environmental liabilities on account of conditions or states of fact existing on the Closing Date under the DEA Acquisition Agreement which were caused by DEA or its subsidiaries and which constitutes a violation of or requires remediation under applicable environmental laws at the Closing Date. This indemnification, together with any other indemnification payments by Finmeccanica, applies to losses and expenses up to $10 million (after the first $500,000 in the aggregate which is not indemnified), provided that such conditions or states of fact shall not have been discovered as a result of Brown & Sharpe's voluntary investigative efforts.

  Product Liability. Brown & Sharpe is also involved in several product liability claims and lawsuits which arose out of and were incidental to the conduct of its discontinued metal cutting machine tool business, the potential liability for which Brown & Sharpe believes is adequately covered by insurance or reserves established for such contingencies. Brown & Sharpe is contesting or defending these claims and suits and management believes that the ultimate liability, if any, resulting from these matters will not have a material effect on Brown & Sharpe's financial position, results of operations or liquidity.

              BROWN & SHARPE SELECTED CONSOLIDATED FINANCIAL DATA

  The following selected consolidated financial information of Brown & Sharpe for each of the last five fiscal years is derived from Brown & Sharpe's audited consolidated financial statements, including the notes thereto. The information for the six months ended June 26, 1993 and July 2, 1994, are unaudited but, in the opinion of management, reflect all adjustments (consisting only of normal recurring items) necessary for a fair presentation of the results for such interim periods. The results for the six months ended July 2, 1994 are not necessarily indicative of the results that may be expected for the full year. This selected financial information should be read in conjunction with the Consolidated Financial Statements of Brown & Sharpe, related notes and other financial information included elsewhere in this Proxy Statement.

                                           YEAR ENDED                        SIX MONTHS ENDED
                          ------------------------------------------------  ------------------
                          DEC. 30,  DEC. 29,  DEC. 28,  DEC. 26,  DEC. 25,   JUNE 26,  JULY 2,
                            1989      1990    1991(1)   1992(1)   1993(1)   1993(1)(2) 1994(2)
                          --------  --------  --------  --------  --------  ---------- -------
                                 (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)
OPERATING DATA:
Net sales:
 Metrology..............  $130,933  $165,865  $166,819  $152,201  $155,133   $77,859   $79,811
 General products.......    11,111    10,838     9,028     8,494     1,902      1,902      -- (3)
                          --------  --------  --------  --------  --------   --------  -------
   Total................   142,044   176,703   175,847   160,695   157,035     79,761   79,811
Cost of goods sold......    95,875   135,821   119,481   116,283   110,841     54,969   55,337
Selling, general and ad-
 ministrative expense...    37,898    52,971    56,672    52,509    45,474     22,923   25,871
                          --------  --------  --------  --------  --------   --------  -------
Operating profit (loss):
 Metrology..............     6,816   (13,005)   (1,281)   (8,857)    1,652      2,801   (1,397)
 General products.......     1,455       916       975       760      (932)      (932)     -- (3)
                          --------  --------  --------  --------  --------   --------  -------
   Total................     8,271   (12,089)     (306)   (8,097)      720      1,869   (1,397)
Interest expense........    (2,340)   (3,811)   (4,219)   (5,272)   (5,100)    (2,461)  (2,723)
Other income (expense),
 net....................       983       (74)      824     2,135     2,764      2,035      178
                          --------  --------  --------  --------  --------   --------  -------
Income (loss) before in-
 come taxes.............     6,914   (15,974)   (3,701)  (11,234)   (1,616)     1,443   (3,942)
Income tax provision
 (benefit)..............       961    (3,737)     (800)   (3,250)      800        --       300
                          --------  --------  --------  --------  --------   --------  -------
Income (loss) from con-
 tinuing operations.....     5,953   (12,237)   (2,901)   (7,984)   (2,416)     1,443   (4,242)
(Loss) from discontinued
 operations.............    (1,138)   (2,329)   (1,180)      --        --         --       --
                          --------  --------  --------  --------  --------   --------  -------
Net income (loss).......  $  4,815  $(14,566) $ (4,081) $ (7,984) $ (2,416)  $  1,443  $(4,242)
                          ========  ========  ========  ========  ========   ========  =======
Primary and fully di-
 luted loss per common
 share:
Income (loss) from con-
 tinuing operations.....  $   1.30  $  (2.67) $  (0.62) $  (1.63) $  (0.49)  $    .29  $  (.83)
(Loss) from discontinued
 operations.............      (.25)     (.51)    (0.25)      --        --         --       --
                          --------  --------  --------  --------  --------   --------  -------
Net income (loss).......  $   1.05  $  (3.18) $  (0.87) $  (1.63) $  (0.49)  $    .29  $  (.83)
                          ========  ========  ========  ========  ========   ========  =======
OTHER DATA:
Depreciation and amorti-
 zation.................     7,115     9,084     8,700     7,330     6,355      3,082    2,884
Capital expenditures....     6,262     9,277     9,864    12,474     4,399      1,971    1,363
Ratio of earnings to
 fixed charges(4).......       3.3x      --        0.3x      --        0.8x       1.3x     --
BALANCE SHEET DATA (END
 OF PERIOD):
Working capital.........  $ 74,719  $ 59,006  $ 68,587  $ 48,036  $ 46,025   $ 49,886  $43,267
Property, plant and
 equipment, net.........    33,105    42,609    44,602    46,402    43,554     42,966   45,699
Total assets............   167,733   205,912   183,748   166,086   165,871    165,222  174,076
Total debt..............    34,650    58,053    61,369    60,700    64,500     57,238   72,665
Shareowners' equity.....    87,403    82,893    80,268    66,674    63,520     65,628   61,691

- --------
(1) Restated to reflect the change in accounting for large machinery construction contracts for its European operations. See Note 2 of Notes to Consolidated Financial Statements of Brown & Sharpe.

(2) The six months ended July 2, 1994 includes twenty-seven weeks, while the six months ended June 26, 1993 includes twenty-six weeks.
(3) The machine tool spare parts and rebuild operations, the last remaining operations in the general products segment, were sold in 1993.


(4) The ratio of earnings to fixed charges is calculated by dividing (i) earnings from continuing operations before income taxes and fixed charges by (ii) fixed charges, which consist of interest expense and one-third of rental expense, which is deemed to be representative of the interest factor. Earnings were insufficient to cover fixed charges by $20,785, $9,267, $18,067, $7,998, and $3,942 for the years ended December 29, 1990,
    December 28, 1991, December 26, 1992, and December 25, 1993 and the first half of 1994, respectively.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                          OPERATIONS OF BROWN & SHARPE

  In completing its transformation from a machine tool company to a dimensional metrology company, Brown & Sharpe has made a number of acquisitions and divestitures that have impacted, and will continue to impact, its results of operations and liquidity. At the end of the first quarter of 1994, Brown & Sharpe acquired Roch and Mauser. During the first and second quarters of 1993, Brown & Sharpe sold its machine tool spare parts and rebuild operations. During the first quarter of 1992, Brown & Sharpe sold its pump operation and its 80% ownership interest in GageTalker Corporation, a provider of data collection and statistical process control systems ("GageTalker"). In late 1991, Brown & Sharpe purchased Thomas Mercer Limited, a manufacturer of metrology devices that is now included in the PMI Division ("Mercer"). At the end of the second quarter of 1990, Brown & Sharpe acquired Leitz, a manufacturer of high accuracy CMMs. The DEA Acquisition will also have a significant impact on Brown & Sharpe's results of operations and liquidity. See "--Effects of Roch Acquisition and DEA Acquisition." The following discussion of Brown & Sharpe's historical financial condition and results of operations should be read in conjunction with the Consolidated Financial Statements of Brown & Sharpe and the notes thereto included elsewhere in this Proxy Statement.

RESULTS OF OPERATIONS

  The following table sets forth the percentage of net sales of Brown & Sharpe represented by the components of income and expense for the years ended December 28, 1991, December 26, 1992 and December 25, 1993 and the six months ended June 26, 1993 and July 2, 1994:

                                             YEAR ENDED         SIX MONTHS ENDED
                                      ------------------------- ----------------
                                      DEC. 28, DEC 26, DEC. 25, JUNE 26, JULY 2,
                                        1991    1992     1993     1993    1994
                                      -------- ------- -------- -------- -------
Net sales...........................   100.0%   100.0%  100.0%   100.0%   100.0%
Cost of goods sold..................    67.9     72.4    70.6     69.0     69.3
Selling, general and administrative
 expense............................    32.2     32.7    29.0     28.7     32.5
                                       -----    -----   -----    -----    -----
 Operating profit (loss)............    (0.2)    (5.0)    0.5      2.3     (1.8)
Interest expense....................     2.4      3.3     3.2      3.1      3.3
Other income, net...................     0.5      1.3     1.8      2.6      0.2
                                       -----    -----   -----    -----    -----
Income (loss) before income taxes...    (2.1)    (7.0)   (1.0)     1.8     (4.9)
Income tax provision (benefit)......    (0.5)    (2.0)    0.5      --       0.4
Income (loss) from continuing opera-
 tions..............................    (1.7)    (5.0)   (1.5)     --       --
Loss from discontinued operations...    (0.7)     --      --       --       --
                                       -----    -----   -----    -----    -----
Net income (loss)...................   (2.3)%   (5.0)%  (1.5)%     1.8%   (5.3)%
                                       =====    =====   =====    =====    =====

  Six Months Ended July 2, 1994 compared to Six Months Ended June 26, 1993


  Orders. Orders during the first six months of 1994 totaled $84.7 million compared to $78.1 million for the first six months of 1993. Roch and its affiliate company which were acquired on March 24, 1994, represented $2.5 million in orders during the first half of 1994. The machine tool spare parts and rebuild operations, sold near the end of the first quarter of 1993, represented $1.9 million in orders during the first half of 1993, and foreign currency fluctuations had very little impact on the comparable 1994 and 1993 periods. Excluding the effect of these items, orders increased 7.9% to $82.2 million in the first six months of 1994 from $76.2 million in the first six months of 1993. Sales efforts have resulted in an increasing number of larger value orders in the United States. Orders for machines increased in 1994 from the canning industry for CM Division equipment and the PMI Division had increasing orders primarily from its European distributors. MS Division orders were slightly higher in the first half of 1994 than in the first half of 1993. Backlog at July 2, 1994 increased to $31.6 million compared to $26.1 million at year-end 1993 and $25.9 million at the end of the first six months of 1993.

  Net Sales. Net sales in the first half of both 1994 and 1993 were $79.8 million. Roch and its affiliate represented $2.3 million in sales during the first half of 1994. Approximately $1.9 million of first half 1993 net sales were attributable to machine tool spare parts and rebuild operations which businesses were sold during the first half of 1993. Foreign currency exchange rate fluctuations caused an increase in net sales in the first half of 1994 of $.3 million as compared to the first half of 1993. Excluding the effect of these items, first half 1994 net sales declined approximately $.7 million from first half 1993 sales. A decline in net sales occurred in the MS Division. MS Division net sales in the half-year were 8.6% below the first half of 1993, largely as a result of entering 1993 with a larger backlog than at the beginning of 1994. In 1994, increasing U.S. orders have been received for larger value, larger size machines which are not generally included in sales until subsequent quarters due to required lead times. Net sales of PMI and CM Division products increased from the prior year primarily due to the resolution of the financial difficulties of a German distributor, which had depressed net sales in the prior period.

  Gross Profit. Gross profit margin decreased to 30.7% in the first half of 1994 from 31.0% in the first half of 1993. The decline resulted in part from a LIFO inventory liquidation benefit of $.5 million recorded in the first half of 1993, which was partially offset by reduced design engineering costs in 1994 in the PMI Division of about $.2 million.

  Selling, General and Administrative Expense. Selling, general and administrative ("SG&A") expense in the first half of 1994, at $25.9 million or 32.5% of net sales, increased from the $22.9 million, or 28.7% of net sales, incurred in the comparable period in 1993. Nearly all of the increase was due to special items including an extra week of expenses of about $1 million in the first half of 1994 as compared to the first half of 1993, the receipt of litigation settlement proceeds in the first half of 1993 of about $.5 million, the addition of Roch selling, general and administrative costs since acquisition in late March 1994 of about $.6 million and the recording in the second quarter of 1994 of a provision increasing the allowance for uncollectible accounts receivable of approximately $.6 million for collection uncertainties arising from one prior sale to a single customer.

  Operating Profit (Loss). Brown & Sharpe generated an operating loss of $1.4 million in the first half of 1994. This compared to an operating profit of $1.9 million in the first half of 1993. In the United States, operating profit for the first half of 1994 totaled $1.2 million as compared to an operating profit of $2.8 million in the first half of 1993. Foreign operations generated an operating loss of $2.6 million in the first half of 1994 as compared to an operating loss of $.9 in the first half of 1993. The lower operating profit in the United States in the 1994 period as compared to the 1993 period was substantially due to the receipt of litigation settlement proceeds and the LIFO inventory liquidation benefit in the 1993 period, as well as an extra week of SG&A expense in the 1994 period. Brown & Sharpe believes that its normal sales pattern would not generally result in proportionate increases in net sales in a twenty-seven week half year as compared to a twenty-six week half year. The greater operating loss in foreign operations reflected the worsening performance at Brown & Share's German CMM operations and the $.6 million reserve for an account receivable, which was partially offset by improvement at Brown & Sharpe's PMI Division headquartered in Switzerland.

  Interest Expense. Interest expense totaled $2.7 million in the first half of 1994 compared to $2.5 million in the first half of 1993. This increase reflects a $9.7 million increase in the average balance of borrowings, primarily in the United States, which was partially offset by lower interest rates averaging 4.0% in the first half of 1994 as compared to 4.2% in the first half of 1993.


  Other Income, Net. Other income, net was $178,000 in the first half of 1994 and $2.8 million in the first half of 1993. The 1993 first half included a gain of approximately $2.0 million on the sale of certain small business operations near the end of the first quarter, partially offset by foreign exchange losses.


  Income Tax Provision. The provision for income taxes was $.3 million in the first half of 1994 compared to $.5 million in the first half of 1993. The 1993 provision was offset by deferred tax benefits of $.5 million due to reductions in deferred tax liabilities as a result of losses in certain of Brown & Sharpe's European subsidiaries.

  Net Income (Loss). As a result of the foregoing, Brown & Sharpe had a net loss of $4.2 million ($.83 net loss per share) in the first half of 1994, compared to net income of $1.4 million ($.29 net income per share) in the first half of 1993.

  Brown & Sharpe expects to report a net loss for the third quarter of 1994 primarily resulting from the effect of normally low sales volume due to vacations, shutdowns, etc. in the third quarter. Upon the expected consummation of the DEA Acquisition, the expected net loss in the third quarter would be increased by certain restructuring accruals associated with the integration of the DEA business.


 Year Ended December 25, 1993 Compared to Year Ended December 26, 1992

  Orders. Orders totaled $155.9 million in 1993, a decline of $12.9 million, or 7.6%, from the prior year. The decrease resulted principally from the sale of the machine tool spare parts and rebuild operations in the first quarter of 1993, which represented $8.6 million of incoming orders in 1992 compared to $1.9 million of incoming orders in 1993. In addition, weakening of certain European currencies against the U.S. dollar resulted in a decrease in reported 1993 orders of approximately $4.8 million compared to 1992. Excluding the effect of these items, 1993 orders increased $1.0 million from 1992. Backlog was $26.1 million at year-end 1993, compared with $30.2 million at year-end 1992, which was a particularly high level for Brown & Sharpe's metrology business. The decrease in backlog resulted principally from a decrease in orders in 1993 as compared to 1992.

  Net Sales. Net sales in 1993 were $157.0 million, a decrease of $3.7 million, or 2.3%, as compared to $160.7 million in 1992. The weakening of certain European currencies against the U.S. dollar caused a decrease of $5.0 million in net sales in 1993 as compared to 1992. In addition, in the first and second quarters of 1993, Brown & Sharpe disposed of its machine tool spare parts and rebuild operations, which accounted for $1.9 million and $8.5 million of net sales in 1993 and 1992, respectively. Excluding the effect of these items, net sales in 1993 increased $7.9 million from the prior year. Net sales in the United States increased to $72.3 million in 1993 from $69.8 million in 1992, an increase of 3.5%. The increase was primarily due to improvements in the U.S. economy and in the automotive industry in particular and was reflected in increased sales of both CMMs and PMI division products. The increase in U.S. net sales was offset by a $6.7 million reduction resulting from the sale of the machine tool parts and rebuild operations. In Europe, net sales declined to $62.2 million in 1993 from $70.7 million in 1992, or 11.9%, as a result of the continuing recession in Europe and the weakening of certain European currencies against the U.S. dollar. Net sales in the rest of the world totaled $22.5 million in 1993, up 11.6% from sales of $20.2 million in 1992. This increase was principally due to increased sales in Asia.

  Gross Profit. Gross profit margin increased to 29.4% in 1993 from 27.6% in 1992. In 1992, cost of goods sold included inventory write-offs of $2.0 million resulting from the introduction of new products that replaced certain of Brown & Sharpe's existing products and $2.5 million of restructuring costs, primarily employee severance expenses resulting from downsizing at Brown & Sharpe's German and Swiss manufacturing facilities in response to declining sales. Brown & Sharpe's gross profit for these years also reflects benefits from the liquidation of LIFO inventories of $9.8 million in 1992 and $0.7 million in 1993 resulting from successful efforts to reduce inventory in the United States. Gross profit in 1993 was also reduced as a result of the weakening of certain European currencies against the U.S. dollar. Excluding the effect of these items, gross profit was $46.7 million in 1993, or a margin of 29.7%, compared to $39.1 million in 1992, or a margin of 24.3%. This improvement reflects the benefits of Brown & Sharpe's cost control and restructuring efforts described above.

  Selling, General and Administrative Expense. SG&A expense was $45.5 million in 1993 and $52.5 million in 1992. As a percentage of net sales, SG&A expense decreased to 29.0% in 1993 from 32.7% in

1992. SG&A expense in 1992 includes approximately $2.6 million of restructuring costs, primarily for employee severance at European facilities, and $1.5 million of incentive compensation related to the acquisition of the remaining minority interest in Technicomp, Brown & Sharpe's education quality training products subsidiary.

  Operating Profit (Loss). Operating profit was $0.7 million in 1993 compared to an operating loss of $8.1 million in the prior year. Excluding an operating loss of $0.9 million attributable to the divested machine tool operations, operating profit in 1993 totaled $1.7 million. In the United States, operating profit increased substantially in 1993 to $5.2 million from $1.3 million in 1992 for the reasons discussed earlier. Although the European recession continued, Brown & Sharpe's European operations generated improved results, posting an operating loss of $4.4 million in 1993 compared to an operating loss of $9.4 million in 1992.

  Interest Expense. Interest expense declined to $5.1 million in 1993 from $5.3 million in 1992 principally due to a reduction in interest rates on Brown & Sharpe's borrowings.

  Other Income, Net. Other income, net increased to $2.8 million in 1993 from $2.1 million in 1992. Other income in 1993 included a $2.0 million net gain on the sale of the machine tool parts and rebuild operations, and other income in 1992 included a net gain of $0.6 million on the sale of an office building and an aggregate of $0.6 million on the sale of the pump operation and Brown & Sharpe's interest in GageTalker.

  Income Tax Provision (Benefit). The provisions for income taxes for 1993 and 1992 include foreign, federal and state income taxes. Income tax expense totaled $0.8 million in 1993 based on a consolidated pretax loss of $1.6 million. The income tax expense in 1993 resulted largely from profits in the United States. Brown & Sharpe has substantial loss carryforwards in European countries and tax credit carryforwards in the United States. In 1992, Brown & Sharpe recorded a tax benefit of $3.3 million in 1992 on a pretax loss of $11.2 million, an effective rate of 28.9%.

Year Ended December 26, 1992 Compared to Year Ended December 28, 1991

  Orders. Orders increased 4.2% to $168.8 million in 1992 from $162.0 in 1991. Orders in 1992 included an increase of $4.1 million resulting from the inclusion of Mercer which was acquired on November 1, 1991, and a decrease of $5.9 million in orders from Brown & Sharpe's pump operation and interest in GageTalker, which were sold during the first quarter of 1992. Excluding the effect of these items, orders in 1992 increased $8.6 million from 1991. The increase in orders was due primarily to increased orders for Brown & Sharpe and Leitz CMM products in the United States and Europe. This improvement resulted from new product introductions, improved European distribution, certain product promotions and selective competitive discounting. Backlog increased to $29.4 million at the end of 1992 from $23.2 million at the end of 1991, principally resulting from increased orders for the CMM products described above.

  Net Sales. Net sales in 1992 decreased to $160.7 million from $175.8 million in 1991. Net sales in 1992 reflected the disposition of the pump operation and Brown & Sharpe's interest in GageTalker in the first quarter of 1992. These operations, and the machine tool spare parts and rebuild operation which was sold in 1993, accounted for net sales of $9.4 million in 1992 and $16.6 million in 1991. Excluding these businesses, 1992 net sales totaled $151.2 million compared to $159.2 million in 1991. This decrease resulted from declining orders from distributors of PMI products related to the global recession, particularly in Europe. Net sales in the United States fell to $69.8 million in 1992 from $76.8 million in 1991 due in large part to the sale of the pump operations and the interest in GageTalker. In Europe, net sales declined to $70.7 million in 1992 from $82.7 million in 1991, resulting primarily from the European recession. Net sales in the rest of the world increased to $20.2 million in 1992 from $16.4 million in 1991. This increase primarily resulted from an increase in net sales in Asia due largely to sales efforts of Leitz.

  Gross Profit. Gross profit margin decreased to 27.6% in 1992 from 32.1% in 1991. Gross profit in 1992 was affected by (i) the recognition of $9.8 million of LIFO liquidation benefits due to reductions in inventory levels, (ii) the extension of the estimated lives of machinery and equipment at a Swiss subsidiary based on low utilization, which resulted in a reduction in depreciation expense of approximately $0.9 million annually, (iii) inventory write-offs of $2.0 million that resulted from a combination of reduced sales, new product introductions that replaced certain existing products and restructuring decisions that resulted in removal of some products from Brown & Sharpe's product lines and (iv) $2.5 million of restructuring costs primarily related to employee severance at European facilities. Gross profit in 1991 was affected by restructuring costs of $1.8 million primarily attributable to employee severance at European facilities. Adjusted for these items, gross profit margin was 24.9% in 1992 compared to 33.1% in 1991. This significant decline was a result of increased pricing pressure in the metrology market in both the United States and Europe as well as the effect of the reduced sales volume in relation to fixed costs.

  Selling, General and Administrative Expense. SG&A expense was $52.5 million in 1992, compared to $56.7 million in 1991. As a percentage of net sales, SG&A expense increased to 32.7% in 1992 from 32.2% in 1991. In 1992, this amount included $2.6 million in restructuring charges primarily for employee severance at European facilities as well as $1.5 million of incentive compensation paid in connection with the acquisition of the remaining minority interest in Technicomp. Excluding these items, SG&A expense declined to $48.4 million in 1992 from $56.7 million in 1991 (30.1% of net sales in 1992 compared to 32.2% in 1991). The reduction in the amount of SG&A expense in 1992 reflected the effect of personnel reductions.

  Operating Profit (Loss). Operating losses totaled $8.1 million in 1992 compared to an operating loss of $0.3 million in the prior year. In the United States, operating profit declined to $1.3 million in 1992 from a profit of $4.8 million in 1991 on reduced sales as discussed earlier. In Europe, losses deepened as a result of continued competitive pressure and recessionary conditions, with a resultant operating loss of $9.4 million in 1992 compared to $5.1 million in 1991.

  Interest Expense. Interest expense increased to $5.3 million in 1992 from $4.2 million in 1991. The increase resulted from increased borrowing in Europe to support operations of Mercer acquired at the end of 1991, financing of a new building for the Leitz operation in Germany and European operating losses.

  Other Income, Net. Other income, net, which includes interest income, increased to $2.1 million in 1992 from $0.8 million in 1991, principally as a result of an aggregate of $1.2 million in gains recognized on the sale of an office building, the pump operation and Brown & Sharpe's interest in GageTalker.

  Income Tax Provision. Brown & Sharpe recognized an income tax benefit of $3.3 million in 1992 based on consolidated pretax losses of $11.2 million, reflecting an effective rate of 28.9%. This compares to a benefit of $0.8 million in 1991 on a pretax loss of $3.7 million, reflecting an effective rate of 21.6%. The increased tax benefit in 1992 reflects $4.6 million of deferred tax reductions resulting from losses, compared to 1991 deferred tax reductions of $1.0 million.

LIQUIDITY AND CAPITAL RESOURCES

  In recent years, Brown & Sharpe has met its liquidity needs, including capital expenditures, working capital needs and the funding of operating losses, through cash generated from operations, sale proceeds of discontinued businesses, borrowings under secured and unsecured lines of credit and a renewable secured $15.0 million two-year revolving credit facility entered into in June 1993 (the "Foothill Facility"). Amounts outstanding under the lines of credit are payable on demand, and certain of the lines extended to Brown & Sharpe's foreign subsidiaries are secured by restricted cash balances and other assets. The Foothill Facility provides for borrowings based on a percentage of eligible domestic accounts receivable and finished inventory, is secured by substantially all domestic assets (including the stock of domestic subsidiaries and 65% of the stock of certain foreign subsidiaries), and requires maintenance of a minimum current ratio, a maximum ratio of debt to adjusted net worth, minimum adjusted net worth and minimum working capital. At July 2, 1994, Brown & Sharpe had borrowings of $22.9 million under the lines of credit and $11.4 million borrowed under the Foothill Facility, compared to total availability at that date of $29.2 million under the lines of credit and

$15.0 million under the Foothill Facility. At July 2, 1994, Brown & Sharpe was required to maintain an aggregate of $6.1 million in restricted cash balances to support certain of the foreign lines of credit. The Three Year Guaranteed Term Loan and the Revolving Credit Facility, each of which is conditioned on the DEA Acquisition, will result in substantially improved liquidity of the Combined Company as compared to Brown & Sharpe.

  To provide additional liquidity, pending the DEA Acquisition and the balance of the New Financing, Brown & Sharpe recently entered into a commitment letter for an $8.5 million, five-year North Kingstown Mortgage, secured by Brown & Sharpe's North Kingstown, Rhode Island facility. The North Kingstown Mortgage bears interest at 8.75% with annual amortization based on a ten-year schedule and the remaining balance due at maturity. Closing on this financing, expected near the end of August, is subject to completion of a property survey, an environmental survey that already has been completed and accepted, and appropriate loan documentation.


  In conjunction with the planned acquisition of DEA, Brown & Sharpe had filed an S-1 Registration Statement for a public offering of $75.0 million of the Senior Notes. However, Brown & Sharpe has decided to shift to the New Financing, which is expected to have lower aggregate interest charges and other fees than would the Senior Notes.

  As part of the New Financing Brown & Sharpe has received written commitments from two banks to provide the $25.0 million Three-Year Guaranteed Term Loan. The banks' commitments for the term loans are contingent upon receipt of a full guarantee from Finmeccanica and completion of the DEA Acquisition. Brown & Sharpe has received a written commitment from Finmeccanica to provide the necessary guarantees to the banks coincident with the completion of the DEA Acquisition. The interest rate under the Three-Year Guaranteed Term Loan is expected to be floating at approximately 75 basis points over LIBOR or the banks' cost of funds. Brown & Sharpe has also received written assurances from four Italian banks for the continuation of their existing demand lines of credit to DEA totalling $7.5 million. Brown & Sharpe is also negotiating with a number of other foreign banks to provide additional working capital lines of credit for DEA.

  Also, to provide for working capital needs expected after the DEA Acquisition, Brown & Sharpe is negotiating with several financial institutions to enter into the secured Revolving Credit Facility which will provide for borrowings by Brown & Sharpe of up to $25.0 million, subject to borrowing base limitations. Brown & Sharpe has received a written commitment from one of the financial institutions. Availability under the Revolving Credit Facility commitment is subject to completion of the DEA Acquisition, the Three-year Guaranteed Term Loan and appropriate loan documentation. Brown & Sharpe expects that if obtained, the Revolving Credit Facility will be secured by a first priority lien, subject to certain permitted encumbrances, on domestic accounts receivable and inventory, a second position on the North Kingstown facility and certain equipment utilized there, and a portion of the shares of certain of Brown & Sharpe's subsidiaries, will have a term of three years, will bear interest at a floating rate.

  It is anticipated that with the New Financing, all existing Brown & Sharpe long-term debt, consisting of $33.8 million and $6.5 million of Italian government subsidized long-term debt acquired in the DEA Acquisition will be retained. The Combined Company's long-term debt will be increased by new long-term debt including $25.0 million from the Three Year Guaranteed Term Loan and $8.5 million from the North Kingstown Mortgage. The $31.4 million net proceeds from these new financings would be utilized to repay certain existing Brown & Sharpe short-term debt and the U.S. short-term debt acquired in the DEA Acquisition. Additionally, the Combined Company will expend $1.3 million for costs, primarily for professional fees associated with the DEA Acquisition.



  Following the expected completion of the DEA Acquisition and the New Financing arrangements, management believes that the availability of borrowings, together with cash flow from current levels of operations and anticipated cost savings from the integration of DEA, Roch and Mauser, will be sufficient to meet operational cash requirements (including one-time costs in integrating Roch, Mauser and DEA), working capital requirements and planned capital expenditures, through at least three years from the date of the DEA Acquisition. However, failure to achieve anticipated cost savings from the integration of DEA, Roch and Mauser, or unexpected delays in or costs related to the integration, could have a material adverse effect on Brown & Sharpe's liquidity. See "--Effects of Roch Acquisition and DEA Acquisition."

  Cash Flow. In the first half of 1994, operations used cash of $.7 million; the net loss of $4.2 million was offset by accounts receivable collections from typically higher sales near the end of the preceding fourth quarter.

  In the first half of 1994, investment transactions used cash of $1.6 million, of which capital expenditures were $1.4 million, whereas, investment transactions provided cash of $3.8 million in the first half of 1993 with proceeds from the sale of the spares and rebuild operations of $8.7 million being partially offset by capital expenditures of $2.0 million amongst other transactions.

  Cash provided from financing transactions was $3.0 million in the first half of 1994 compared to cash used of $1.5 million in the first half of 1993.


  Working Capital. Working capital was $43.3 million at the end of the first half of 1994 compared to $46.0 million at the end of 1993. This change resulted largely from the timing of sales during the respective periods with higher sales in December of 1993 resulting in higher accounts receivable. Inventories increased to $59.8 million at July 2, 1994, an increase of $5.8 million from the end of 1993 which did not require a substantial use of cash because it primarily resulted from Brown & Sharpe's purchase of Roch and Mauser in the first quarter of 1994 using Brown & Sharpe Shares of Class A Common Stock. Also, debt increased at July 2, 1994 a compared to December 25, 1993 due to debt of Roch exiting at its acquisition date, increased borrowing and foreign currency exchange rate changes.

  Capital Expenditures. Brown & Sharpe's capital expenditures to support the ongoing business were approximately $1.4 million in the first half of 1994 compared to $1.8 million in the first half at 1993. In addition, capital spending to construct a new building at its German facility, substantially completed in 1992, amounted to approximately $.2 million in the first half of 1993.

  After the expected completion of the DEA Acquisition, total capital expenditures for the Combined Company are expected to increase. DEA capital expenditures totaled $.6 million in the first half of 1994 compared to $1.2 million in the first half of 1993. Management estimates that annual capital expenditures of approximately $6.0 to $8.0 million are required to tool new products, improve product and service quality, expand the distribution network, and support the operations of the Combined Company. Planned capital expenditures in 1994 and 1995 will include an aggregate of approximately $2.1 million for the construction of a new facility in Telford, England to replace an existing facility for which the lease expires and is non-renewable.

  Acquisitions and Divestitures. There were no divestitures in 1994, and Roch and its affiliate, Mauser, were acquired in late March 1994. Proceeds from the sale of the machine tool spare parts and rebuild operations during 1993 provided $8.7 million of cash.


FOREIGN OPERATIONS

  As of July 2, 1994, approximately, 73% of Brown & Sharpe's assets were located outside the United States (based on book values). For fiscal 1993, approximately 54% of Brown & Sharpe's net sales were to customers located outside the United States. The foreign operations of Brown & Sharpe are subject to special risks that can materially affect its sales, profits, cash flows and financial position, including taxes on distributions and payments, currency exchange rate fluctuations, inflation, minimum capital requirements and exchange controls. To mitigate these risks, Brown & Sharpe enters into lines of credit denominated in currencies in which its foreign assets are held and engages in hedging of currency risk through the use of forward contracts and the netting of corporate-wide currency exposures. As of July 2, 1994, after giving effect to the DEA Acquisition, approximately 76% of the Combined Company's assets were located outside the United States (based on book values). For fiscal 1993, on a pro forma basis after giving effect to the DEA Acquisition and the Roch Acquisition, approximately 62% of the Company's Combined net sales were to customers located outside the United States. Management believes that the DEA Acquisition will not materially affect the risks relating to foreign operations faced by the Combined Company.

EFFECTS OF ROCH ACQUISITION AND DEA ACQUISITION

  The Combined Company's plan for integrating DEA, Roch and Mauser anticipates cost savings (before one-time implementation cash costs) of nearly $8.3 million to be realized within the first twelve months of combined operations. Brown & Sharpe expects that the Combined Company will achieve these savings primarily by eliminating duplicative administrative and sales personnel and facilities, duplicative marketing expenses such as advertising and trade shows and certain redundant design engineering activities, including personnel. Brown & Sharpe expects the Combined Company to realize total annual savings of nearly $14 million after 24 months of combined operations through these actions, further reductions in selling and administrative expenses, rationalization of European manufacturing facilities and reductions in associated manufacturing overhead costs. Brown & Sharpe estimates that implementation of these cost savings measures will require one-time costs of approximately $12.4 million for severance, lease terminations and other actions. Of this $12.4 million in expected cash costs, $2.0 million is expected to be reflected in restructuring expense in 1994, $10.2 million is expected to be charged against reserves established in the allocations of purchase price associated with the Roch Acquisition and the DEA Acquisition, and $0.2 million is expected to be incurred with respect to capital spending associated with facilities construction. Additionally, the Combined Company will expend $1.3 million for costs, primarily for professional fees associated with the DEA Acquisition. The estimates of anticipated cost savings discussed here differ from the cost savings included in the Pro Forma Combined Financial Statements, which are limited to cost savings to be realized from actions commenced within the first 12 months of combined operations and which assumes that savings from measures to be commenced within the first three months of combined operations are reflected as if such measures were commenced and are effective at the beginning of such period. See "Notes to Pro Forma Combined Financial Statements" and "Risk Factors--Risks Related to 1994 Strategic Acquisitions."

  The following table shows the estimated cost savings (before one-time implementation cash costs) that Brown & Sharpe expects to realize through planned cost-cutting measures in the integration of DEA, Roch and Mauser, as compared to the aggregate current cost structures of Brown & Sharpe and these companies as stand-alone entities.

                                                       EXPECTED ANNUAL
                                                        COST SAVINGS
                                                      -----------------
                                                      FIRST 12 AFTER 24
                                                       MONTHS   MONTHS
                                                      -------- --------
                                                         (MILLIONS)
Roch and Mauser
  Closing of Tesa office, Paris, France..............   $0.8    $ 0.8
  Closing of Mauser office, Nuremberg, Germany.......    0.7      0.7
  Staff reduction, Luneville, France.................    0.4      0.4
  Reduction of design engineering expense............    0.3      0.3
  Negotiated purchase discounts......................    0.1      0.1
                                                        ----    -----
                                                        $2.3    $ 2.3
DEA
  North American sales and distribution..............   $2.4      4.5
  European sales and distribution....................    2.9      3.4
  Excess production facility space...................    --       1.2
  Reduction of manufacturing overhead in European op-
   erations..........................................    --       1.6
  Design engineering.................................    0.7      1.0
                                                        ----    -----
                                                        $6.0    $11.7
                                                        ----    -----
    Total Savings (before one-time costs)............   $8.3    $14.0
                                                        ====    =====

 Savings From Roch Acquisition

  Since consummation of the Roch Acquisition at the end of the first quarter of 1994, Brown & Sharpe has closed the Tesa PMI office in France and a Mauser office in Germany, reduced staffing at a remaining office in France, terminated a Brown & Sharpe design engineering project relating to technology acquired in the Roch Acquisition, reduced design engineering staffing and used the larger volume of the combined operations to negotiate reduced prices from certain suppliers on certain purchasing arrangements. Brown & Sharpe anticipates that these actions will result in approximately $2.3 million in annual cost savings within the first twelve months following the Roch Acquisition (before one-time implementation cash costs). Brown & Sharpe believes that these center closings and personnel reductions will result in one-time severance, relocation and other cash costs of approximately $0.8 million, substantially all of which will be expended by the end of 1994.

 Savings From DEA Acquisition

  Brown & Sharpe has prepared a plan to eliminate duplicate operations and take other actions to achieve cost savings in integrating the operations of DEA with those of its existing CMM operations. This plan was developed in part based on information provided by DEA personnel and, in certain areas, on discussions with DEA personnel concerning appropriate staffing, facility and activity levels of the combined operations. In certain instances where specific DEA information has not been made available to Brown & Sharpe, such as compensation levels of DEA personnel, Brown & Sharpe has made assumptions based on its experience. In general, Brown & Sharpe has assumed that personnel reductions will be effective within six months of the DEA Acquisition, and that personnel will be entitled to severance or redundancy of six months' salary. To date, the integration plan has been limited to functions where Brown & Sharpe management believes that sufficient information concerning DEA's operations is available to Brown & Sharpe to allow it to forecast cost savings with reasonable confidence. These functions include North American sales and distribution, European sales and distribution, certain excess production facility space, reduction of certain manufacturing overhead in European operations and design engineering activities.

    Consolidation of North American Sales and Distribution. Following the DEA Acquisition, Brown & Sharpe plans to consolidate North American sales and distribution activities by reducing the number of sales and related support employees by approximately 13%, closing five demonstration centers (net of one replacement center) in cities where both Brown & Sharpe and DEA now have centers, and opening three new demonstration centers where the combined volume of the two operations will make direct sales more cost effective than using sales agents or distributors. Brown & Sharpe believes that these measures can all be implemented within twelve months of the DEA Acquisition, and will result in savings within the twelve months of approximately $2.4 million (before one-time implementation cash costs) and total annual cost savings after 24 months of approximately $4.5 million. Brown & Sharpe believes that these personnel reductions and center closings and openings would result in one-time severance, relocation and other cash costs of approximately $1.4 million, substantially all of which would be expended in the first twelve months.

    Consolidation of European Sales and Distribution. Brown & Sharpe also plans to consolidate European sales and distribution activities by reducing sales and related support employees by approximately 25% in Germany, Italy, France and England, and by closing six demonstration centers (net of one replacement center). Brown & Sharpe believes that these measures can all be implemented within twelve months of the acquisition, and will result in savings within the twelve months of approximately $2.9 million (before one-time implementation cash costs) and total annual cost savings by the third year of approximately $3.4 million. Brown & Sharpe believes that these personnel reductions and center closings would result in one-time severance, relocation and other cash costs of approximately $2.4 million, substantially all of which would be expended in the first twelve months.

    Elimination of Excess Facility Space. Brown & Sharpe believes that consolidation of certain European manufacturing operations would both reduce facility rental expense and streamline the manufacturing process, resulting in production savings. Brown & Sharpe believes that this manufacturing consolidation will require up to twenty-four months to implement, and will result in total annual cost savings of approximately $1.2 million (before one-time implementation cash costs). Brown & Sharpe believes that these consolidation efforts will result in one-time relocation and other cash costs of approximately $4.9 million, substantially all of which will be expended in the second through fourth years following the DEA Acquisition.

    Reduction of Manufacturing Overhead in European Operations. Brown & Sharpe believes that the integration of DEA into the MS Group will permit the reduction of supervisory and other staffing at the Combined Company's manufacturing facilities in Europe. Brown & Sharpe believes that it will be able to identify and provide the required statutory notice to the affected employees within twelve months following the DEA Acquisition, and that these reductions will result in total annual cost savings after 24 months of approximately $1.6 million (before one-time implementation cash costs). Brown & Sharpe believes that these staffing reductions will result in one-time severance and other cash costs of approximately $1.6 million, substantially all of which will be expended in the second year following the DEA Acquisition.

    Consolidation of Design Engineering. Brown & Sharpe believes that overlap in design engineering activities of the two operations will permit reduction of at least 9% in the total number of employees dedicated to these activities without reducing the effective level of design engineering activity. A portion of this reduction has already been made in Brown & Sharpe's design engineering operations in anticipation of the acquisition, and Brown & Sharpe expects that the balance would be made within twelve months after the acquisition. Brown & Sharpe believes that these personnel reductions would result in approximately $0.7 million in savings in the first twelve months (before one-time implementation cash costs), and total annual cost savings of approximately $1.0 million by the third year. Brown & Sharpe believes that these reductions would result in approximately $1.0 million in one-time severance and relocation costs, substantially all of which would be incurred in the first twelve months.

  In addition to the specific cost savings plans described above, Brown & Sharpe also believes that additional cost savings may be realized through consolidation of certain manufacturing operations and discontinuance of certain similar products. As of the date hereof, Brown & Sharpe does not have sufficient specific cost and other information concerning DEA's operations to allow Brown & Sharpe to quantify with confidence the potential additional savings or to determine that additional savings are in fact attainable. In addition, Brown & Sharpe is unable to predict whether and to what extent the elimination of similar products, expected to produce further manufacturing savings, will result in incremental decreases in revenue.


 Accounting for Roch Acquisition and DEA Acquisition

  Brown & Sharpe accounted for the Roch Acquisition as a purchase transaction and will apply the same accounting method to the DEA Acquisition. In a purchase transaction the purchase price, including assumed liabilities and the costs of the acquisition, is allocated among the acquired assets based on estimated fair values for purposes of recording such assets on the purchaser's balance sheet. Brown & Sharpe expects that the purchase price for the DEA Acquisition, including an estimated $11.1 million in reserves for acquisition related costs and anticipated costs associated with consolidation and related cost savings measures, will be less than Brown & Sharpe's estimate of the fair value of the assets acquired by approximately $.4 million. This excess of fair value over cost of assets acquired will be recorded as a long-term liability that will be amortized over the expected ten-year period during which Brown & Sharpe believes it will benefit from this excess. In addition to the $11.1 million in reserves established with respect to DEA personnel, assets and liabilities and associated acquisition costs, Brown & Sharpe plans to record a one-time charge of an estimated $2.0 million in connection with the DEA Acquisition to establish additional reserves relating to anticipated consolidation and related cost savings measures to be taken with respect to Brown & Sharpe's existing personnel, assets and liabilities. Brown & Sharpe believes that these reserves, when combined with reserves established in connection with the Roch Acquisition, will be adequate for all currently anticipated costs associated with the consolidation of DEA, Roch and Mauser.

                                   DEA S.P.A.

GENERAL

  DEA S.p.A., an Italian corporation, is a wholly owned subsidiary of Finmeccanica S.p.A., an Italian corporation, and is a major competitor of Brown & Sharpe's MS Division. DEA is a worldwide leader in the manufacturing and marketing of CMMs and related accessories, software and services under the internationally recognized DEA (R) brand name, with 1993 net sales and operating profit of approximately $112.4 million and $5.4 million, respectively and total assets at June 30, 1994 of $106.8 million. DEA's products measure the physical dimensions of objects and are used by a wide variety of industrial companies to monitor product conformance to specifications. Manufacturers use DEA's products to improve product quality and are increasingly integrating quality control functions, and therefore DEA's products, directly into the manufacturing process. DEA's products are sold in the dimensional metrology market, where DEA is one of only six major worldwide competitors that manufacture high-precision CMMs. See "Brown & Sharpe Manufacturing Company-- Dimensional Metrology Industry."

  DEA derives over half of its revenues from medium-to-large vertical and horizontal-arm CMMs used principally in the automotive and aerospace industries and also derives a significant portion of its revenues through the sale of upgrades, enhancements, replacement parts and services. The other major end-use markets served by DEA are the machine tool and general machinery industries. The DEA product line ranges from small, manually operated CMMs to large, high speed, automatic horizontal CMMs used in sheet metal gauging systems primarily in the automotive industry, and very large, automatic vertical gantry CMMs used primarily in the automotive and aerospace industries. In addition, DEA provides accessories, parts, after-sales service, rebuilds and computer hardware and software upgrades for DEA's CMMs. DEA's CMM application software is an important component of its marketing strategy for its CMM products. DEA also provides its customers with software and systems integration of DEA's products with the customer's host computer. Products sold under the DEA (R) name are manufactured in Turin, Italy.

  DEA sells the majority of its products through its distribution network of independent agents and distributors, supported by its worldwide direct sales force. The typical sales process involves lengthy, technical, one-on-one discussions between the salesperson or the distributor/sales agent and the customer. As an important part of its marketing and distribution strategy, DEA provides in-depth training to the customer through demonstration, installation and application support both prior to and after the sale. This direct sales and customer support strategy is primarily implemented through its sales and marketing organization, technical sales support and metrology system departments. DEA has distribution capabilities in Europe, the United States, South America, the Middle East, India, China and the Pacific Rim countries and maintains major sales offices in the United States, Germany, the United Kingdom, France, Spain and Japan.

FOREIGN OPERATIONS

  For fiscal 1993, approximately 23% of DEA's net sales were to customers located in Italy, approximately 31% were to customers in the United States and approximately 47% were to customers in the rest of the world. As of June 30, 1994, approximately 60% of DEA's assets were located in Italy, approximately 20% were located in the United States and approximately 20% were located in the rest of the world (based on book values). Accordingly, DEA's margins and its ability to export competitively from its Italian manufacturing locations are affected by fluctuations in foreign currency exchange rates. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of DEA." For financial information concerning the foreign operations of DEA for 1991, 1992 and 1993, and the first half of 1994, see Note 2 to DEA's Combined Financial Statements.

ENGINEERING AND PRODUCT DEVELOPMENT

  DEA's commercial success is dependent upon its ability to develop products, enhancements and applications that meet changing customer metrology needs and anticipate and respond to technological changes. DEA designs, develops and refines its products internally through its engineering program headquartered in Turin, Italy.

  DEA employs approximately 70 engineers and technicians in its design engineering activities, the majority of whom hold engineering or other university degrees. In 1991, 1992 and 1993, DEA expended L10.3 billion, L8.2 billion and L8.3 billion ($5.1 million), respectively, for product design and manufacturing engineering. DEA also benefits from research and development efforts which are subsidized by customer funds and by government research grants.

PROPERTIES

  The following table sets forth certain information concerning DEA's major operating facilities:

                                  OWNED/                           APPROXIMATE
            LOCATION              LEASED      PRINCIPAL USE       SQUARE FOOTAGE
            --------              ------      -------------       --------------
ITALY
  Moncalieri..................... Leased Engineering, Sales and      260,000
                                          Administration
  Moncalieri..................... Leased Manufacturing                70,000
  Grugliasco..................... Leased Assembly                    105,000
UNITED STATES
  Livonia, Michigan.............. Leased Sales and Administration     57,000
FRANCE
  Villeban....................... Leased Sales                        18,000
SPAIN
  Barcelona...................... Leased Sales                        16,000
GERMANY
  Frankfurt...................... Leased Sales                        11,000
UNITED KINGDOM
  Swindon........................ Leased Sales                         7,500

In addition, DEA leases smaller sales offices located in the United States, Europe and Asia. In the opinion of management, DEA's properties are in good condition and adequate for DEA's business as presently conducted.

EMPLOYEES

  At December 31, 1993, DEA had 671 employees, (as compared with 704 at December 31, 1992), of which 455 were located in Italy and 216 were located at sales and service facilities in other countries. During the last three years, net sales per employee for DEA have increased from approximately L119.8 million to approximately L258.4 million.

  An agreement covering approximately 22 management employees expired on June 30, 1993 and an agreement covering approximately 438 clerical and production employees at DEA's manufacturing facility in Italy expired on June 30, 1994. As is customary in Italian industry, the employees covered by these expired agreements are currently working, and are expected to continue to work during contract negotiations. Contract negotiations in Italy involve the Italian government, or an agency thereof, and may not be completed until the end of 1995. DEA expects that these agreements will be renewed, however, there can be no assurance that this renewal and successor collective bargaining agreements will be successfully negotiated, that negotiations will not result in work stoppages or that a work stoppage would not materially interfere with DEA's ability to produce the products manufactured at the affected location.

  In Italy, at May 31, 1994 there were approximately 80 employees in "cassa integrazione guadagni straordinaria," a mechanism designed to temporarily reduce DEA's work force through furlough of employees with substantially all the employment expense reimbursed by the government. Under current law, DEA's qualifying period for governmental reimbursement expires in September 1994.

  The following table sets forth the location of DEA's employees as of April 30, 1994:

      COUNTRY                                                          EMPLOYEES
      -------                                                          ---------
      France..........................................................     52
      Germany.........................................................     28
      Italy...........................................................    460
      Japan...........................................................     18
      Spain...........................................................     14
      United Kingdom..................................................     21
      United States...................................................     80
                                                                          ---
          Total.......................................................    673
                                                                          ===

COMPETITION

  DEA's business is subject to intense direct and indirect competition from a considerable number of domestic and foreign firms, a number of which are larger in overall size than DEA. The principal factors affecting competition include reliability and quality of product, technological proficiency, price, ease of system configuration and use, application expertise, engineering support, local presence, distribution networks and delivery times. Price competition has been intense for dimensional metrology products, due to the recent period of decreased demand for these products, which has resulted in overcapacity within the industry. In addition to direct competition from companies that market similar types of products, DEA is also subject to indirect but effective competition from firms that market other dimensional metrology products, such as fixed gauging and vision-based systems, which utilize alternative technology or methodologies to perform functions similar to those of the CMMs sold by DEA.

  DEA's largest global competitors are Carl Zeiss, Inc., a subsidiary of Carl-Zeiss-Stiftung AG, LK Tool Co. Ltd., a subsidiary of TransTech Ltd, Brown & Sharpe, the Sheffield Measurement Division of Giddings & Lewis, Inc. and Mitutoyo/MTI Corp., a subsidiary of Mitutoyo Solsakusho Co. Ltd., a Japan-based company.

ENVIRONMENTAL

  DEA and its subsidiaries and predecessors have conducted heavy manufacturing operations for many years, often in locations at which, or adjacent to which, other industrial operations were or are conducted. As with any such operations that involve the use, generation, and management of hazardous materials, there is a risk that practices deemed acceptable by regulatory authorities in the past may have created conditions which could give rise to liability under current environmental laws. Because the law in this area is developing rapidly, particularly in many European countries, and all such laws are subject to amendment and widely varying enforcement. DEA cannot predict with any certainty the nature and amount of any potential environmental liability related to these operations or locations that it may face in the future.

                      DEA SELECTED COMBINED FINANCIAL DATA

  The following selected combined financial information of DEA for each of the last three fiscal years is derived from the audited Combined Financial Statements of DEA, including the notes thereto. The data for the six months ended June 30, 1993 and June 30, 1994, are unaudited but, in the opinion of management, reflect all adjustments (consisting only of normal recurring items) necessary for a fair presentation of the results for such interim periods. The results of the six months ended June 30, 1994 are not necessarily indicative of the results that may be expected for the full year. The following selected financial information should be read in conjunction with the Combined Financial Statements of DEA, related notes and other financial information included elsewhere in this Proxy Statement.

                                      YEAR ENDED                       SIX MONTHS ENDED
                          --------------------------------------  ----------------------------
                          DEC. 31,  DEC. 31,  DEC. 31,  DEC. 31,  JUNE 30,  JUNE 30,  JUNE 30,
                            1991      1992      1993      1993      1993      1994      1994
                          --------  --------  --------  --------  --------  --------  --------
                                     (LIRE IN MILLIONS; DOLLARS IN THOUSANDS)
OPERATING DATA:
Net sales...............  L117,662  L124,749  L178,297  $112,419  L 79,387  L 71,494  $ 45,078
Cost of goods sold......    93,561    83,922   114,363    72,108    48,584    46,548    29,349
Selling, general and
 administrative expense.    35,388    39,873    48,764    30,747    28,707    24,573    15,494
Restructuring costs.....       --      2,949       823       518       --        --        --
Depreciation and
 amortization...........     5,641     5,718     5,690     3,588     2,723     2,247     1,417
                          --------  --------  --------  --------  --------  --------  --------
Operating profit (loss).   (16,928)   (7,713)    8,657     5,458      (627)   (1,874)   (1,182)
Interest expense, net...   (12,086)  (11,731)   (9,918)   (6,253)   (4,901)   (5,416)   (3,415)
Other income (expense),
 net....................    10,688    (4,789)   (2,599)   (1,639)   (1,744)     (299)     (188)
                          --------  --------  --------  --------  --------  --------  --------
Net income (loss).......  L(18,326) L(24,233) L (3,860) $ (2,434) L (7,272) L (7,589) $ (4,785)
                          ========  ========  ========  ========  ========  ========  ========
OTHER DATA:
Capital expenditures....     3,107     3,080     3,165     1,996     1,475     1,015       640
BALANCE SHEET DATA (END
 OF PERIOD):
Working capital.........      (135)    4,561     1,930     1,217    (8,801)  (10,535)   (6,643)
Property, plant and
 equipment, net.........    12,979     9,558     9,341     5,890     9,275     8,617     5,433
Total assets............   142,239   184,455   186,658   117,691   172,090   169,359   106,784
Total debt including
 indebtedness to
 affiliates.............   106,466   120,047   130,755    82,443   120,198   127,406    80,332

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF DEA

  The Combined Financial Statements of DEA have been prepared in accordance with accounting principles generally accepted in the United States and include the financial position and results of operations of the companies and divisions described in Note 1 of the Combined Financial Statements of DEA. This discussion supplements the detailed information in the Combined Financial Statements of DEA and notes thereto included elsewhere in this Proxy Statement and should be read in conjunction therewith.

RESULTS OF OPERATIONS

  The following table sets forth the percentage of net sales of DEA represented by the components of income and expense for the years ended December 31, 1991, 1992 and 1993 and the six months ended June 30, 1993 and 1994:

                                           YEAR ENDED           SIX MONTHS ENDED
                                   ---------------------------  ------------------
                                   DEC. 31, DEC. 31,  DEC. 31,  JUNE 30,  JUNE 30,
                                     1991     1992      1993      1993      1994
                                   -------- --------  --------  --------  --------
Net sales.........................    100%   100.0%    100.0%    100.0%    100.0%
Cost of products sold.............  (79.5)   (67.3)    (64.1)    (61.2)    (65.1)
                                    -----    -----     -----     -----     -----
  Gross profit....................   20.5     32.7      35.9      38.8      34.9
Selling, general and administra-
 tion.............................  (30.1)   (31.9)    (27.3)    (36.2)    (34.4)
Restructuring costs...............    --      (2.4)     (0.5)      --        --
Depreciation and amortization.....   (4.8)    (4.6)     (3.2)     (3.4)     (3.1)
                                    -----    -----     -----     -----     -----
  Operating income (loss).........  (14.4)    (6.2)      4.9      (0.8)     (2.6)
Interest expense, net.............  (10.3)    (9.4)     (5.6)     (6.2)     (7.6)
Other income (expense), net.......    9.1     (3.8)     (1.5)     (2.2)     (0.4)
                                    -----    -----     -----     -----     -----
  Net income (loss)...............  (15.6)   (19.4)%    (2.2)%    (9.2)%   (10.6)%
                                    =====    =====     =====     =====     =====

 Six Months Ended June 30, 1994 Compared to Six Months Ended June 30, 1993

  Net Sales. Net sales for the six months ended June 30, 1994 fell to L71.5 billion from L79.4 billion in the six months ended June 30, 1993, a decrease of 9.9%. This decrease was due to reduced net sales in the European and U.S. markets which were only partially offset by continued increases in net sales to the rest of the world. In the Italian market, net sales for the six months ended June 30, 1994 were L12.5 billion, a decrease of 48.0% as compared to net sales of L24.2 billion in the six months ended June 30, 1993. The decrease was primarily due to an unusually large sale of L11.8 billion to a major Italian group in the six months ended June 30, 1993 which represented the completion of a substantial contract begun in the latter half of 1992. Net sales in the U.S. market in the six months ended June 30, 1994 decreased 6.9% to L21.5 billion from L23.1 billion in the six months ended June 30, 1993. This reflected normal timing fluctuations in the receipt and completion of sales orders rather than any discernible contraction in the market. In the "Rest of Europe" market (excluding Italy) net sales for the six months ended June 30, 1994 totalled L22.8 billion, a decrease of 5.0% compared to net sales of L24.0 billion in the six months ended June 30, 1993. This was principally due to a reduction in maintenance and service income in the German market as technicians concentrated on machine installation rather than servicing and maintenance. This situation arose because many more lower value machines requiring installation were sold in 1994 than in 1993. This decline more than offset small gains achieved in the other major European markets as the recovery in the economies continued. Net sales in the "Rest of the World" were L14.7 billion, an increase of 79.3% as compared to net sales of L8.2 billion in the six months ended June 30, 1993. This growth was achieved through continued market penetration in the emerging markets, such as Latin America, and is indicative of the strong sales and marketing presence DEA has established in these areas.

  Gross Profit. Gross profit margin decreased to 34.9% in the six months ended June 30, 1994 from 38.8% in the previous period. This was principally due to the sale of more smaller, lower margin CMM products during the first half of 1994. In addition, the six months ended June 30, 1993 included a particularly large, high margin sale to a major Italian group.

  Selling, General and Administration Expense. SG&A expense in the six months ended June 30, 1994 totaled L24.6 billion, a decrease of L4.1 billion, or 14.4%, from the total in the six months ended June 30, 1993. As a percentage of net sales, these expenses decreased to 34.4% from 36.2% in the six months ended June 30, 1993. This decrease reflects the results of DEA's cost control program implemented in 1993, comprised of a reduction in staffing of 87 employees in 1993 and the institution of more stringent advance expense approval procedures for purchase of material and services.

  Operating Profit (Loss). DEA had an operating loss of L1.9 billion during the six months ended June 30, 1994 compared to an operating loss of L0.6 billion in the six months ended June 30, 1993. The increase in the operating loss was the result of reduced net sales in relation to fixed costs and a lower average gross margin.

  Interest Expense. Net interest expense for the six months ended June 30, 1994 and the six months ended June 30, 1993 totaled L5.4 billion and L4.9 billion respectively. The increase of L0.5 billion reflects the increase in bank overdrafts and other short term borrowings during the six months ended June 30, 1994.

  Other Income, Net. Other net expenses of L0.3 billion in the six months ended June 30, 1994 and L1.7 billion in the six months ended June 30, 1993 include foreign exchange losses of L0.1 billion and L1.0 billion, respectively. The large reduction was primarily due to the strengthening of the Lire exchange rate against the currencies in which DEA has foreign denominated borrowings with Finmeccanica, and other reserve adjustments in 1993.

  Net Income (Loss). As a result of the factors discussed above, DEA recorded a net loss of L7.6 billion in the six months ended June 30, 1994 compared to a net loss of L7.3 billion in the six months ended June 30, 1993.

 Year Ended December 31, 1993 Compared to Year Ended December 31, 1992

  Net Sales. Net sales in the year ended December 31, 1993 totaled L178.3 billion, an increase of 42.9% as compared to net sales of L124.7 billion in the year ended December 31, 1992. Net sales in Italy were L40.8 billion in 1993, a 45.4% increase as compared to L28.1 billion in 1992. The increase was principally due to a general restructuring of the sales network, an unusually large contract from a major Italian industrial group, and the launch of a new line of CMM products. Net sales in 1993 in the United States increased 75.2% to L54.3 billion from L31.0 billion in 1992. This increase resulted from a devaluation of the Lire in the fourth quarter of 1992, as well as from general reorganization of DEA's U.S. operations and improved economic conditions in the United States. In Europe, other than Italy, net sales in 1993 totaled L55.1 billion, an increase of 22.4% as compared to net sales of L44.0 billion in 1992, reflecting an increase in market share resulting in part from the devaluation of the Lire. Net sales in the rest of the world were L28.0 billion in 1993, an increase of 29.0% as compared to net sales of L21.7 billion in 1992, in part as a result of increased net sales in China.

  Gross Profit. Gross profit margin increased to 35.9% in 1993 from 32.7% in 1992. This improvement was principally due to devaluation of the Lire in the fourth quarter of 1992, as well as cost reductions achieved as a result of a reorganization of DEA's sales and distribution organization, as well as increased efficiency in research and development and manufacturing operations.

  Selling, General and Administrative Expense. SG&A expense increased 22.3% to L48.8 billion in 1993 compared to L39.9 billion in 1992. SG&A expense in 1993 was offset by the recognition of L2.4 billion of government grants receivable in connection with research and development activities. Excluding this item, SG&A expense totaled L51.2 billion in 1993 (28.7% of net sales) compared to L39.9 billion (32.0% of net sales) in 1992. This percentage decrease reflects the cost reductions achieved following the reorganization in 1992 and management's cost control program, described above.

  Operating Profit (Loss). DEA recorded an operating profit of L8.7 billion in 1993, as compared to a loss of L7.7 billion in 1992. Included in these figures are restructuring costs of L0.8 billion in 1993 and L2.9 billion in 1992. The restructuring costs in 1993 related to the dismissal of employees in France. The restructuring costs in 1992 related to staff reductions in France and the early retirement of certain employees. The operating profit was primarily the result of devaluation of the Lire in the fourth quarter of 1992, as well as cost savings arising from the restructuring of DEA's operations in 1992, increased sales volume and improvements in manufacturing efficiency.

  Interest Expense. Net interest expense for 1993 and 1992 totaled L9.9 billion and L11.7 billion, respectively. This reduction was principally attributable to the general decrease in interest rates throughout the countries in which DEA holds borrowings and a decline in DEA's long-term borrowings.

  Other Income, Net. Other expense, net of L2.6 billion in 1993 and L4.8 billion in 1992 were primarily comprised of foreign exchange losses. The large foreign exchange loss in 1992 principally arose due to the devaluation of the Lire in the final quarter of 1992 against DEA's principal foreign trading currencies, the U.S. dollar, German mark and the Japanese yen. DEA is not a party to any forward exchange contracts or similar investments as a hedge against transactions denominated in foreign currency.

  Net Income (Loss). As a result of the factors discussed above, DEA recorded a net loss of L3.9 billion in 1993 compared to a net loss of L24.2 billion in 1992.

 Year Ended December 31, 1992 Compared to Year Ended December 31, 1991

  Net Sales. Net sales in the year ended December 31, 1992 totaled L124.7 billion, an increase of 5.9% as compared to net sales of L117.7 billion in the year ended December 31, 1991. In the Italian market, net sales in 1992 were L28.1 billion, a 19.3% decrease as compared to L34.8 billion in 1991. However, 1991 net sales included L12.5 billion of materials transferred to DEA's assembly operation, the net assets and results of which were excluded from the combined financial statements in 1991 as the assembly operation did not form part of the DEA Metrology Activities in 1991 or thereafter. These transfers represented the value of materials utilized by the assembly operations in its activities. Excluding these 1991 transfers, underlying net sales in 1992 increased by L5.7 billion, principally resulting from a large sale to a major Italian group. Net sales in 1992 in the U.S. market increased 29.7% to L31.0 billion from L23.9 billion in 1991. The increase reflected the benefits arising from the implementation of a sales and marketing strategy under the control of a new sales manager. Net sales in the final quarter of 1992 also benefitted from the devaluation of the Lire which increased DEA's price competitiveness in the U.S. market. In the "Rest of Europe" market (excluding Italy) net sales for 1992 totaled L44.0 billion, a decrease of 3.7% compared to net sales of L45.7 billion in 1991. This decrease was principally due to the continuing downturn in the major European economies. Net sales in the "Rest of the World" were L21.7 billion in 1992, an increase of 63.2% as compared to net sales of L13.3 billion in 1991. This increase was achieved through continued growth in China and other Far East markets where DEA has established a strong sales and service network.

  Gross Profit. Gross profit margin increased to 32.7% in 1992 from 20.5% in 1991. This substantial improvement was due to lower costs arising from a cost control program that was implemented in 1991 and production and product refinements which increased the margins obtained on CMM sales.

  Selling, General and Administration Expense. SG&A expense increased 12.7% to L39.9 billion in 1992, compared to L35.4 billion in 1991. As a percentage of net sales, these expenses increased to 31.9% from 30.1% in the 1991 period. However, after excluding L12.5 billion of material transfers to the assembly operation in 1991 SG&A expense as a percentage of net sales decreased.

  Operating Profit (Loss). DEA recorded an operating loss of L7.7 billion in 1992 compared to a loss of L16.9 billion in 1991. Included in the 1992 operating loss were restructuring costs of L2.9 billion relating to the early retirement of staff in Italy and the dismissal of employees in France. The reduction in the operating loss is principally due to the additional contribution received from the sales increase, the lower cost base arising from the ongoing restructuring program and an improvement in margins from production and product refinements.

  Interest Expense. Net interest expense for 1992 and 1991 totaled L11.7 billion and L12.1 billion, respectively. The decrease of L0.4 billion reflects the change in total external and affiliated borrowings during 1992 when compared to 1991.

  Other Income, Net. Other net expenses of L4.8 billion, principally foreign currency exchange losses, were recorded in 1992 compared to net income of L10.7 billion in 1991. Included in the 1991 other net income was a gain of L11.6 billion which principally resulted from the sale of DEA's factory premises to an affiliated company.

  Net Income (Loss). As a result of the factors discussed above. DEA recorded a net loss of L24.2 billion in 1992 compared to a net loss of L18.3 billion in 1991.

LIQUIDITY AND CAPITAL RESOURCES

  DEA has historically financed its day to day operations with short term borrowings provided from affiliated companies and banks. DEA's total long and short term borrowings amounted to L127.0 billion at June 30, 1994, and L131.0 billion and L120.0 billion at December 31, 1993 and 1992, respectively. Of these L89.0 billion, L83.0 billion and L96.5 billion respectively, relate to borrowings from affiliated companies. The ability of DEA to operate as a going concern has been dependent on the financial support of its parent company, Finmeccanica and its affiliates. In addition, long term financing for capital expenditures and research and development has been provided by a mix of long term loans (from both lending institutions and government agencies) and government grants. On July 11, 1994, DEA obtained a new long term loan of L2.7 billion and received a grant of L1.4 billion from the Italian Ministry of Industry. Under the terms of the DEA Acquisition Agreement, Finmeccanica has agreed to assume, discharge or waive all but approximately L21.8 billion ($13.8 million) of DEA's existing borrowings. See "The DEA Acquisition". The ability of DEA to continue as a going concern is dependent on the continued financial support of its owners and a return to profitability. This matter was emphasized in the report of the independent accountants issued by Reconta Ernst & Young on the combined financial statements as of December 31, 1993 and 1992. Management believes this will occur in the foreseeable future as a result of the implementation of the cost control program and the consummation of DEA Acquisition, which as discussed above will substantially reduce DEA's borrowings.

  Cash Flow. The operating activities of DEA used cash of L6.0 billion in 1993, primarily as a result of an increase in accounts receivable as a result of higher sales, as well as a decrease in accounts payable from an unusually high amount at the end of 1992. In 1992, total cash used by operating activities was L44.7 billion, primarily due to the large loss for the year and increases in accounts receivable and inventory. In the six months ended June 30, 1994, operating activities provided cash of L1.8 billion, primarily as a result of a decrease in accounts receivable due to the normal pattern of higher sales volume at the end of the year.

  In the first half of 1994, investing activities used cash of L0.7 billion as normal capital expenditures and intangible asset additions of L1.2 billion exceeded a reduction in other non-current assets and deferred charges of L0.5 billion. In 1993, investing activities used cash of L3.6 billion, consisting primarily of capital expenditures. Investment transactions used cash of L3.3 billion in 1992, as the proceeds of sales of fixed assets of L4.5 billion (of which L3.2 billion related to the sale of a property in Spain to an affiliated company), were offset by the purchase of assets from Renault Automation of L3.0 billion and nominal capital expenditures, intangible asset additions and increases in other non-current assets of L3.1 billion, L0.9 billion and L0.8 billion, respectively.

  Increases in short-term borrowings resulted in financing activities providing net cash of L16.1 billion in 1993. Borrowings and current maturities of debt increased to L47.1 billion at the end of 1993 from L21.2 billion at year end 1992. This increase of L25.8 billion resulted from the acquisition of DEA USA from Elsag Bailey Inc. On the date of this acquisition, Elsag Bailey, Inc., eliminated a L6.6 billion net asset deficiency of DEA USA by waiving part of a working capital advance granted to DEA USA. The remaining advance of approximately L22.0 billion was then repaid by means of an overdraft facility provided by a bank. In 1992, cash flow from financing activities provided cash of L46.4 billion as a result of an increase in borrowings from affiliated companies and a capital contribution by Finmeccanica of L30.0 billion. In the first six months of 1994, financing activities used cash of L4.1 billion as a result of long term loan repayments of L7.0 billion and a reduction in short term borrowings of L8.9 billion. These were partly offset by an increase in borrowings from affiliated companies of L12.2 billion.

  Working Capital. Working capital (defined as total current assets less total current liabilities) decreased to negative L10.5 billion for the six months ended June 30, 1994 compared to L1.9 billion at the end of 1993 and L4.6 billion at the end of 1992. Accounts receivable decreased L11.8 billion for the six months ended June 30, 1994 after an increase of L9.0 billion and L22.3 billion respectively, in 1993 and 1992, respectively. These changes reflect the amount and timing of net sales during the respective periods with higher sales typically being recorded in the final month of the year. Inventories decreased to L66.3 billion for the six months ended June 30, 1994 as compared to L67.1 billion and L68.7 billion at the end of 1993 and 1992, respectively. This small decrease is not indicative of any management actions but simply reflects the normal timing differences relating to sales orders, purchases, production, and sales. For example, at December 31, 1993 more CMMs were at a finished or almost complete state than at June 30, 1994, where the machines were at a slightly less advanced stage of production. Accounts payable decreased to L23.6 billion at June 30, 1994 from L25.9 billion in 1993 and L33.7 billion in 1992. The decrease between June 30, 1994 and 1993 reflects the lower level of purchases in the first half of 1994 compared to the final months of the year when sales, and accordingly purchases, are typically at their highest level. The decrease between 1993 and 1992 principally reflects the payment of payables at the end of December 1993 compared to early January in 1992.

  Capital Expenditures. DEA's capital expenditures totaled L1.0 billion during the first six months of 1994 compared to L3.0 billion and L3.1 billion in 1993 and 1992, respectively. This reduced level of capital expenditures is sufficient to maintain the current operations of the DEA business.

                             PRINCIPAL STOCKHOLDERS

  The following table sets forth, as of      , 1994 (unless otherwise
indicated), certain information with respect to the beneficial ownership of shares of each class of Brown & Sharpe's voting securities by (i) each person known by Brown & Sharpe to be the beneficial owner of more than 5% of Brown & Sharpe's outstanding voting securities, (ii) each director and executive officer of Brown & Sharpe individually, and (iii) all directors and executive officers of Brown & Sharpe as a group. Except as otherwise noted, the persons marked in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                   PRIOR TO DEA ACQUISITION                       AFTER DEA ACQUISITION
                          ------------------------------------------ ------------------------------------------------
                              CLASS A         CLASS B     PERCENTAGE      CLASS A          CLASS B     PERCENTAGE
                          --------------- ---------------     OF     ----------------- ---------------     OF
                                  PERCENT         PERCENT  COMBINED            PERCENT         PERCENT  COMBINED
    NAME AND ADDRESS                OF              OF      VOTING               OF              OF      VOTING
  OF BENEFICIAL OWNER     NUMBER   CLASS  NUMBER   CLASS    POWER     NUMBER    CLASS  NUMBER   CLASS    POWER
  -------------------     ------- ------- ------- ------- ---------- --------- ------- ------- ------- ----------
Finmeccanica S.p.A......      --     --       --     --       --     3,450,000  42.5%      --     --     25.5%
 Elsag Bailey
 via G. Puccine, 2
 16154 Genova, Italy
Fiduciary Trust Company   476,646  10.2%  158,920  29.2%    20.4%      476,646   5.9%  158,920  29.2%    15.2%
 International(1)
 Two World Trade Center
 New York, NY 10048-0774
Dimensional Fund Advi-    351,766   7.5%      --     --      3.5%      351,766   4.3%      --     --      2.6%
 sors(2)................
 1299 Ocean Avenue
 Santa Monica, CA 90401
The Killen Group,         288,058   6.2%      --     --      2.9%      288,058   3.6%      --     --      2.1%
 Inc.(3)................
 1189 Lancaster Avenue
 Berwyn, PA 19312
Fleet National Bank(4)..  165,795   3.6%   52,744   9.7%     6.9%      165,795   2.0%   52,744   9.7%     5.1%
 100 Westminster Street
 Providence, RI 02903
Henry D. Sharpe, Jr.(5).  315,770   6.8%  105,256  19.3%    13.5%      315,770   3.9%  105,256  19.3%    10.1%
Fred M. Stuber(6).......   72,000   1.5%      --     --         *       72,000    *         *     --       --
Charles A. Junkunc(7)...   22,138      *       93    --         *       22,138    *         93    *        *
Henry D. Sharpe, III....   55,145   1.2%   18,381      *     2.4%       55,145    *     18,381   3.3%     1.8%
John M. Nelson..........    1,453      *      151      *        *        1,453    *        151    *        *
Howard K. Fuguet........    1,000      *      --       *        *        1,000    *        --     --       *
Russell A. Boss.........    1,000      *      --       *        *        1,000    *        --     --       *
Paul. R. Tregurtha......      705      *       13      *        *          705    *         13    *        *
Richard F. Paolino......   47,938   1.0%    2,235      *        *       47,938    *      2,235    *        *
Antonio Aparicio........   20,000      *      --     --         *       20,000    *        --     --       *
Karl J. Lenz............    8,000      *      --     --         *        8,000    *        --     *        *
All Directors and Execu-
 tive Officers as a
 Group (13 persons)(8)..  678,219  14.5%  165,657  30.5%    23.1%      678,219   8.4%  165,657  30.5%    17.2%

- --------
 * Less than one percent (1%).
(1) Fiduciary Trust Company International, a bank, by virtue of various investment management contracts and trust agreements with members of the Sharpe family, shares voting and dispositive power with respect to the aforementioned shares of Class A Common Stock and Class B Common Stock. See Footnote 5 below.

(2) At December 31, 1993, Dimensional Fund Advisors, Inc. ("Dimensional") a registered investment advisor, is deemed to have had beneficial ownership of 351,766 shares of Class A Common Stock of the Combined Company, 220,066 of which shares are held in portfolios of DFA Investment Dimensions Group Inc. and The Investment Trust Company, management investment companies for which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of such shares.

(3) At December 31, 1993, the Killen Group, Inc. a registered investment adviser, was the beneficial owner of 288,058 shares of Class A Common Stock, of which it has sole dispositive power with respect to 284,892 shares and as to which it has sole voting power with respect to 96,813 of such shares. At December 31, 1993, Robert E. Killen, the President and sole shareholder of The Killen Group, Inc. directly owned 3,166 shares as to which he has sole voting and dispositive power.
(4) Fleet National Bank acts as Trustee of the Brown and Sharpe Savings and Retirement Plan (the "SARP") and in that capacity shares voting power with respect to the shares of Class A Common Stock and Class B Common Stock, subject to direction from participants in such SARP Plan.

(5) Various members of the Sharpe family, including Henry D. Sharpe, Jr. and Henry D. Sharpe, III, beneficially owned an aggregate of 483,966 shares of Class A Common Stock and 161,320 shares of Class B Common Stock of the Combined Company, amounting to 6.0% and 29.7%, respectively, of each class of stock and representing 15.5% of the combined voting power of the Class A Common Stock and Class B Common Stock. The table excludes (a) 168,076 shares of Class A Common Stock and 56,024 shares of Class B Common Stock held by Henry D. Sharpe, Jr.'s wife and children and by trusts, of which they are beneficiaries and of which beneficial ownership is disclaimed; (b) 120 shares of Class A Common Stock and 40 shares of Class B Common Stock held by the Sharpe Family Foundation, a charitable foundation, of which beneficial ownership is disclaimed; and (c) 247,734 shares of Class A Common Stock and 166,063 shares of Class B Common Stock as to which Henry
    D. Sharpe, Jr., by virtue of being one of the three Trustees under Brown & Sharpe's Employee Stock Ownership and Profit Participation Plan (the "ESOP") has shared voting power (subject to direction from plan participants) and limited residual investment power as a Trustee under the terms of the Trust Agreement for the ESOP, which beneficial ownership is disclaimed. The table includes (i) 7,200 shares of Class A Common Stock and 2,400 shares of Class B Common Stock as to which Henry D. Sharpe, Jr. has neither voting nor dispositive power but as to which he is a beneficiary under a trust established under the will of Henry D. Sharpe, Sr. and (ii) 308,570 shares of Class A Common Stock and 102,856 shares of Class B Common Stock as to which Henry D. Sharpe, Jr. has shared voting and dispositive power with Fiduciary Trust Company International.

(6) Excludes 247,734 shares of Class A Common Stock and 166,063 shares of Class B Common Stock, which, by virtue of Mr. Stuber's role as a Trustee of the ESOP, are deemed to be beneficially owned but as to all of which ESOP shares he disclaims beneficial ownership.

(7) Excludes (a) 55,000 shares of Class A Common Stock and 28,333 shares of Class B Common Stock held by Brown & Sharpe's United Kingdom Pension Plan as to which Mr. Junkunc has shared voting and investment power; and (b) 247,734 shares of Class A Common Stock and 166,063 shares of Class B Common Stock, which, by virtue of Mr. Junkunc's role as a Trustee of the ESOP, are deemed to be owned beneficially by him but as to which all of such ESOP (except for his vested shares of Class A and Class B Common Stock in such plan) and U.K. Pension Plan shares he disclaims beneficial ownership.

(8) With respect to Executive Officers who are not Directors, includes 101,332 shares of Class A Common Stock as to which certain of the Executive Officers have sole voting and investment power and 7,268 shares of Class A Common Stock and 4,186 shares of Class B Common Stock as to which the Executive Officers have shared voting power. Includes 65,132 shares of Class A Common Stock subject to exercisable stock options granted pursuant to Brown & Sharpe's Amended 1973 Stock Option Plan (under which no further awards can be made) and 1989 Equity Incentive Plan. Excludes 55,000 shares of Class A Common Stock and 28,333 shares of Class B Common Stock held in Brown & Sharpe's pension plan covering its United Kingdom employees as to which an Executive Officer has shared voting and investment power.

                             AVAILABLE INFORMATION

  Brown & Sharpe is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, information statements and other information can be inspected and copied at the Public Reference Room of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at the Washington address at prescribed rates. Brown & Sharpe's Class A Common Stock, Preferred Stock Purchase Rights and 9 1/4% Convertible Subordinated Debentures due 2005 are registered pursuant to Section 12(b) of the Exchange Act and are listed on the New York Stock Exchange, and Brown & Sharpe's Class B Common Stock is registered pursuant to Section 12(g) of the Exchange Act. Reports, proxy statements and other information concerning Brown & Sharpe may be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                             SHAREHOLDER PROPOSALS

  Any proposals of shareholders to be presented at the 1995 Annual Meeting of Shareholders must be received by the Secretary of Brown & Sharpe on or before November 30, 1994 in order to be considered for inclusion in Brown & Sharpe's 1995 proxy materials.

                                                                       EXHIBIT A

              CONSOLIDATED FINANCIAL STATEMENTS OF BROWN & SHARPE
                             MANUFACTURING COMPANY

                                                                           PAGE
                                                                           ----
Report of Independent Accountants--Coopers & Lybrand...................... A-2
Consolidated Balance Sheet as of December 26, 1992, December 25, 1993 and
 July 2, 1994 (Unaudited)................................................. A-3
Consolidated Statement of Income (Loss) for the Years Ended December 28,
 1991, December 26, 1992, and December 25, 1993, and for the Six Months
 Ended June 26, 1993 (Unaudited) and July 2, 1994 (Unaudited)............. A-4
Consolidated Statement of Cash flows for the Years Ended December 28,
 1991, December 26, 1992, and December 25, 1993, and for the Six Months
 ended June 26, 1993 (Unaudited) and July 2, 1994 (Unaudited)............. A-5
Notes to Consolidated Financial Statements................................ A-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareowners and Directors
 of Brown & Sharpe Manufacturing Company:

  We have audited the consolidated balance sheet of Brown & Sharpe Manufacturing Company as of December 26, 1992 and December 25, 1993, and the consolidated statements of income (loss), cash flows, and shareowners' equity for each of the three years in the period ended December 25, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Brown & Sharpe Manufacturing Company as of December 25, 1993 and December 26, 1992, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 25, 1993, in conformity with generally accepted accounting principles.

Boston, Massachusetts                     Coopers & Lybrand
February 14, 1994, except as to
the information presented in
Note 2, for which the date
is June 7, 1994

                      BROWN & SHARPE MANUFACTURING COMPANY

                           CONSOLIDATED BALANCE SHEET

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                DEC. 26,  DEC. 25,    JULY 2,
                                                  1992      1993       1994
                                                --------  --------  -----------
                                                 (AS ADJUSTED--
                                                     NOTE 2)        (UNAUDITED)
                    ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................... $  4,640  $  2,094   $  2,283
  Restricted cash..............................      --      6,078      6,147
  Accounts receivable, net of allowances for
   doubtful accounts of $1,452, $1,320 and
   $2,625......................................   37,150    44,525     42,724
  Inventories..................................   62,008    53,963     59,844
  Prepaid expenses and other current assets....    3,281     3,031      4,233
                                                --------  --------   --------
    Total current assets.......................  107,079   109,691    115,231
Property, plant and equipment:
  Land.........................................    6,509     6,398      6,679
  Buildings and improvements...................   32,043    32,315     34,052
  Machinery and equipment......................   83,120    77,053     86,082
                                                --------  --------   --------
                                                 121,672   115,766    126,813
  Less accumulated depreciation................   75,270    72,212     81,114
                                                --------  --------   --------
    Total property, plant and equipment........   46,402    43,554     45,699
Other assets...................................   12,605    12,626     13,146
                                                --------  --------   --------
                                                $166,086  $165,871   $174,076
                                                ========  ========   ========

      LIABILITIES AND SHAREOWNERS' EQUITY
CURRENT LIABILITIES:
  Notes payable and current installments of
   long-term debt.............................. $ 26,074  $ 31,804   $ 38,859
  Accounts payable.............................   11,818    12,716     12,351
  Accrued expenses and income taxes............   21,151    19,146     20,754
                                                --------  --------   --------
    Total current liabilities..................   59,043    63,666     71,964
Long-term debt.................................   34,626    32,696     33,806
Deferred income taxes..........................    1,660     1,763      1,871
Unfunded accrued pension cost..................    4,083     4,226      4,724
SHAREOWNERS' EQUITY:
  Preferred stock, $1 par value; authorized
   1,000,000 shares; none issued...............      --        --         --
  Common stock:
  Class A, par value $1; authorized 15,000,000
   shares; issued 4,358,261 shares in 1992,
   4,431,890 in 1993, and 4,659,444............    4,358     4,432      4,659
  Class B, par value $1; authorized 2,000,000
   shares; issued 621,201 shares in 1992,
   547,604 in 1993, and 546,463 in 1994........      621       548        541
  Additional paid in capital...................   45,710    45,710     46,999
  Earnings employed in the business............    6,894     4,377        135
  Cumulative foreign currency translation
   adjustment..................................   10,260     9,394     10,176
  Treasury stock; 16,662 shares in 1992, 8,076
   in 1993 and 7,492 in 1994, at cost..........     (336)     (163)      (151)
  Unearned compensation........................     (833)     (778)      (668)
                                                --------  --------   --------
    Total shareowners' equity..................   66,674    63,520     61,691
                                                --------  --------   --------
                                                $166,086  $165,871   $174,076
                                                ========  ========   ========

    The accompanying notes are an integral part of the financial statements.

                      BROWN & SHARPE MANUFACTURING COMPANY

                    CONSOLIDATED STATEMENT OF INCOME (LOSS)

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                FOR THE
                                      YEAR ENDED            SIX MONTHS ENDED
                              ----------------------------  -----------------
                              DEC. 28,  DEC. 26,  DEC. 25,  JUNE 26,  JULY 2,
                                1991      1992      1993      1993     1994
                              --------  --------  --------  --------  -------
                                (AS ADJUSTED--NOTE 2)         (UNAUDITED)
Net sales.................... $175,847  $160,695  $157,035  $79,761   $79,811
Cost of goods sold...........  119,481   116,283   110,841   54,969    55,337
Selling, general and
 administrative expense......   56,672    52,509    45,474   22,923    25,871
                              --------  --------  --------  -------   -------
  Operating profit (loss)....     (306)   (8,097)      720    1,869    (1,397)
Interest expense.............   (4,219)   (5,272)   (5,100)  (2,461)   (2,723)
Other income, net............      824     2,135     2,764    2,035       178
                              --------  --------  --------  -------   -------
  Income (loss) before income
   taxes.....................   (3,701)  (11,234)   (1,616)   1,443    (3,942)
Income tax provision
 (benefit)...................     (800)   (3,250)      800      --        300
                              --------  --------  --------  -------   -------
  Income (loss) from
   continuing operations.....   (2,901)   (7,984)   (2,416)   1,443    (4,242)
  (Loss) from discontinued
   operations................   (1,180)      --        --       --        --
                              --------  --------  --------  -------   -------
Net income (loss)............ $ (4,081) $ (7,984) $ (2,416) $ 1,443   $(4,242)
                              ========  ========  ========  =======   =======
Primary and fully diluted
 loss per common share:
  Income (loss) from
   continuing operations..... $  (0.62) $  (1.63) $  (0.49) $  0.29   $ (0.83)
  (Loss) from discontinued
   operations................    (0.25)      --        --       --        --
                              --------  --------  --------  -------   -------
  Net income (loss).......... $  (0.87) $  (1.63) $  (0.49) $  0.29   $ (0.83)
                              ========  ========  ========  =======   =======


    The accompanying notes are an integral part of the financial statements.

                      BROWN & SHARPE MANUFACTURING COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                FOR THE SIX
                                       YEAR ENDED              MONTHS ENDED
                               ----------------------------  ------------------
                               DEC. 28   DEC. 26,  DEC. 25,  JUNE 26,  JULY 2,
                                 1991      1992      1993      1993      1994
                               --------  --------  --------  --------  --------
                                 (AS ADJUSTED--NOTE 2)          (UNAUDITED)
CASH PROVIDED BY (USED IN)
 OPERATIONS:
  Net loss.................... $ (4,081) $ (7,984) $ (2,416) $ 1,599   $ (4,242)
  Adjustment for noncash
   Items:
    Depreciation and
     amortization.............    8,700     7,330     6,355    3,082      2,884
    Pension credits and
     charges..................      831       762       138      150        224
    Deferred income taxes.....   (1,000)   (3,600)      500     (500)       100
    Gain on sale of
     operations...............      --       (628)   (2,182)  (2,182)       --
  Changes in working capital:
    Accounts receivable.......      822     6,925    (8,204)  (4,715)     3,717
    Inventories...............     (282)     (577)      957     (421)     1,106
    Prepaid expenses and other
     current assets...........     (842)     (859)      323   (1,353)      (457)
    Accounts payable and
     accrued expenses.........   (5,363)    2,826    (1,455)   4,311     (3,991)
    Net assets of discontinued
     operations...............   12,645     1,912       --       --         --
                               --------  --------  --------  -------   --------
  Cash Provided by (Used in)
   Operations.................   11,430     6,107    (5,984)     (29)      (659)
                               --------  --------  --------  -------   --------
INVESTMENT TRANSACTIONS:
  Acquisitions................     (232)   (1,604)      --       --         --
  Capital expenditures........   (9,864)  (12,474)   (4,399)  (1,971)    (1,363)
  Proceeds from sale of
   operations.................      216     3,615     8,700    8,700        --
  Cash equivalents pledged....      --        --     (6,078)  (3,000)       (69)
  Other investing activities..      263    (2,270)     (377)      62       (213)
                               --------  --------  --------  -------   --------
    Cash Provided by (Used in)
     Investment Transactions..   (9,617)  (12,733)   (2,154)   3,791     (1,645)
                               --------  --------  --------  -------   --------
FINANCING TRANSACTIONS:
  Increase in long-term and
   short-term debt............   16,296     4,877     5,778    1,081      4,902
  Payment of long-term and
   short-term debt............  (16,417)   (2,414)     (968)  (2,535)    (2,276)
  Other financing activities..      --        --        --       --         395
                               --------  --------  --------  -------   --------
  Cash Provided by (Used in)
   Financing Transactions.....     (121)    2,463     4,810   (1,454)     3,021
                               --------  --------  --------  -------   --------
EFFECT OF EXCHANGE RATE
 CHANGES ON CASH..............     (651)      456       782      (29)      (528)
                               --------  --------  --------  -------   --------
CASH AND CASH EQUIVALENTS:
  Increase (decrease) during
   the period.................    1,041    (3,707)   (2,546)   2,279        189
  Beginning balance...........    7,306     8,347     4,640    4,640      2,094
                               --------  --------  --------  -------   --------
  Ending balance.............. $  8,347  $  4,640  $  2,094  $ 6,919   $  2,283
                               ========  ========  ========  =======   ========
SUPPLEMENTARY CASH FLOW
 INFORMATION:
  Interest paid............... $  5,117  $  4,500  $  4,942  $ 1,906   $  2,547
                               ========  ========  ========  =======   ========
  Taxes paid.................. $    215  $    552  $  1,158  $   769   $    730
                               ========  ========  ========  =======   ========

    The accompanying notes are an integral part of the financial statements.

                      BROWN & SHARPE MANUFACTURING COMPANY

                 CONSOLIDATED STATEMENT OF SHAREOWNERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                                      CUMULATIVE
                          COMMON            EARNINGS    FOREIGN
                          STOCK  ADDITIONAL EMPLOYED   CURRENCY
                          $1 PAR  PAID IN    IN THE   TRANSLATION TREASURY    UNEARNED
                          VALUE   CAPITAL   BUSINESS  ADJUSTMENT   STOCK    COMPENSATION
                          ------ ---------- --------  ----------- --------  ------------
Balance--December 29,
 1990...................  $4,979  $47,756   $20,876     $16,710   $(7,428)     $ --
Net loss................     --       --     (4,081)        --        --         --
Treasury stock
 transactions...........     --    (2,046)      --          --      3,932        --
Foreign currency
 translation adjustment.     --       --        --         (430)      --         --
                          ------  -------   -------     -------   -------      -----
Balance--December 28,
 1991...................   4,979   45,710    16,795      16,280    (3,496)       --
                          ------  -------   -------     -------   -------      -----
Net loss................     --       --     (7,984)        --        --         --
Treasury stock
 transactions...........     --       --       (691)        --      1,008        --
Restricted stock awards.     --       --     (1,226)        --      2,152       (833)
Foreign currency
 translation adjustment.     --       --        --       (6,020)      --         --
                          ------  -------   -------     -------   -------      -----
Balance--December 26,
 1992...................   4,979   45,710     6,894      10,260      (336)      (833)
                          ------  -------   -------     -------   -------      -----
Net loss................     --       --     (2,416)        --        --         --
Treasury stock
 transactions...........     --       --       (101)        --         12        --
Restricted stock awards.       1      --        --          --        161         55
Foreign currency
 translation adjustment.     --       --        --         (866)      --         --
                          ------  -------   -------     -------   -------      -----
Balance--December 25,
 1993...................   4,980   45,710     4,377       9,394      (163)      (778)
                          ------  -------   -------     -------   -------      -----
Net loss................     --       --     (4,242)        --        --         --
Issuance of stock.......     220    1,289       --          --        --         --
Treasury stock
 transactions...........     --       --        --          --         12        --
Restricted stock awards.              --        --          --        --         110
Foreign currency
 translation adjustment.     --       --        --          782       --         --
                          ------  -------   -------     -------   -------      -----
Balance--July 2, 1994
 (unaudited)............  $5,200  $46,999   $   135     $10,176   $  (151)     $(668)
                          ======  =======   =======     =======   =======      =====


    The accompanying notes are an integral part of the financial statements.

                      BROWN & SHARPE MANUFACTURING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

  The consolidated financial statements include the accounts of the Company and all subsidiaries. The Company's fiscal year ends on the last Saturday in December. Results for 1991, 1992 and 1993 include 52 weeks. Results for the six months ended June 26, 1993 and July 2, 1994 include 26 and 27 weeks, respectively. Intercompany transactions have been eliminated from the consolidated financial statements. Investments in 20% to 50% part-owned affiliates are accounted for on the equity method.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

  The consolidated financial statements for the half-year ended June 26, 1993 and July 2, 1994 and the related notes are unaudited and in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the results of these periods. The results for the six months ended July 2, 1994 are not necessarily indicative of the results to be expected for the entire year.

INVENTORY VALUATION

  Inventories are stated at the lower of cost or market. Cost is determined principally on a last-in, first-out (LIFO) basis for domestic inventories and principally on a first-in, first-out (FIFO) basis for inventories outside the United States. LIFO inventories at December 26, 1992, $9,000, December 25, 1993, $8,500, and July 2, 1994, $8,994, were approximately $13,800, $13,500, and $13,400, respectively, less than the amounts of such inventories valued on a FIFO basis, which approximates current cost. Provision is made to reduce slow-moving and obsolete inventories to net realizable values. Inventory reductions in 1992 and 1993 resulted in the liquidation of LIFO inventory quantities carried at lower costs which prevailed in prior years as compared with the current cost of inventory purchases. The effect of this LIFO liquidation was to decrease 1992 and 1993 loss from continuing operations by $9,822 ($2.00 per share) and $749 ($.15 per share), respectively.

  The composition of inventory at the year-end 1992 and 1993 and the quarter ended July 2, 1994 was as follows:

                                                      DEC. 26, DEC. 25, JULY 2,
                                                        1992     1993    1994
                                                      -------- -------- -------
Parts, raw materials and supplies.................... $20,076  $14,492  $30,964
Work in progress.....................................  11,353    8,490   11,436
Finished goods.......................................  30,579   30,981   17,444
                                                      -------  -------  -------
                                                      $62,008  $53,963  $59,844
                                                      =======  =======  =======

PROPERTY, PLANT AND EQUIPMENT

  Property, plant, and equipment are carried at cost and are being depreciated principally on a straight-line basis over the estimated useful lives of the assets which generally range from 20 to 40 years for buildings and improvements and from 3 to 12 years for machinery and equipment. In 1992, the Company extended the estimated useful lives of machinery and equipment at its Swiss subsidiary, based upon the current low rate of utilization. The effect of this change was to reduce 1992 depreciation expense and net loss by $921 or $0.19 per share. Depreciation expense was $8,054, $6,836, $5,862, $2,882, and $2,684 in the years 1991, 1992, 1993, and half years of 1993 and 1994, respectively. Repair and maintenance costs are charged against income

                      BROWN & SHARPE MANUFACTURING COMPANY

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA) while renewals and betterments are capitalized as additions to the related assets. Retirements, sales, and disposals of assets are recorded by removing the cost and accumulated depreciation from the asset and accumulated depreciation accounts with any resulting gain or loss reflected in income. At December 25, 1993, land and buildings with a book value of $16,124 were pledged as collateral for mortgage loans of $18,225.

OTHER ASSETS

  Other assets consisted of the following:

                                                           YEARS      SIX MONTHS
                                                      --------------- ----------
                                                       1992    1993      1994
                                                      ------- ------- ----------
Goodwill............................................. $ 1,704 $ 1,654  $ 1,654
Training tape masters................................   5,570   5,870    5,870
Prepaid pension......................................   4,767   4,905    5,129
Equity investments...................................     567   1,551    1,857
Other................................................   5,131   4,273    4,463
                                                      ------- -------  -------
                                                       17,739  18,253   18,973
Less accumulated amortization........................   5,134   5,627    5,827
                                                      ------- -------  -------
                                                      $12,605 $12,626  $13,146
                                                      ======= =======  =======

  Goodwill is being amortized on a straight-line basis over periods ranging from 7 to 20 years. Training tape masters are amortized on a straight-line basis over 3 years.

CONTRACTS IN PROCESS

  Sales under large machinery construction contracts are recorded under the percentage of completion method, wherein sales and estimated gross margin are recorded as the work is performed. Estimated gross margin is based on the total contract sales value and the most recent estimate of total costs. When the current contract estimate indicates a loss, provision is made for the total anticipated loss.

FOREIGN CURRENCY

  Assets and liabilities of those subsidiaries located outside the United States whose cash flows are primarily in local currencies are translated at year-end exchange rates and income and expense items are translated at average monthly rates. Translation gains and losses are accounted for in a separate shareowners' equity account "Cumulative foreign currency translation adjustment." The Company enters into forward exchange contracts in anticipation of future movements in certain foreign exchange rates and to hedge against foreign currency fluctuations on certain intercompany transactions and other foreign currency denominated balance sheet positions. Realized and unrealized gains and losses on these contracts are included in net income except that gains and losses on contracts to hedge specific foreign currency commitments are deferred and accounted for as part of the transaction.

  Outstanding forward exchange contracts at December 28, 1991 had unrealized gains of $120. There were no forward exchange contracts outstanding at December 25, 1993 and December 26, 1992. Other income and expense for the years 1991, 1992, 1993, and for the six months ended June 26, 1993 and July 2, 1994 included $264, $484, $88, $(254), and $44, respectively, relating to transaction gains and losses.

                      BROWN & SHARPE MANUFACTURING COMPANY

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

CREDIT RISK

  Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments with high credit quality financial institutions and, by policy, limits the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the Company's large number of customers and their dispersion across many different industries and countries worldwide. At December 25, 1993 and July 2, 1994, the Company had no significant concentrations of credit risk.

POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS

  The Company does not provide postretirement or postemployment benefits as contemplated by SFAS 112, and accordingly these statements have no impact upon the Company's financial position or results of operations.

INCOME TAXES

  The Company provides for income taxes under the provisions of SFAS No. 109 "Accounting for Income Taxes", which was adopted at the beginning of 1993, which requires a liability based approach in accounting for income taxes.

  Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of timing differences of revenue and expense items for financial statement and income tax purposes. Valuation allowances are provided against assets which are not likely to be realized. Federal income taxes are not provided on the unremitted earnings of foreign subsidiaries since it has been the practice and is the intention of the Company to continue to reinvest these earnings in the business outside the United States.

EARNINGS (LOSS) PER SHARE

  Earnings (loss) per share is based upon the weighted average number of common shares outstanding (4,639,594, 4,898,536, 4,969,543, 4,968,758, and 5,114,403
shares) for the years 1993, 1992, 1991, and half-year ended June 26, 1993 and July 2, 1994, respectively, since inclusion of common stock equivalents would have been anti-dilutive.

CASH AND CASH EQUIVALENTS

  Cash and cash equivalents are comprised of cash on hand, deposits in banks, and short-term marketable securities with a maturity at acquisition of three months or less.

2. ACCOUNTING CHANGE

  During the first six months of 1994, the Company changed its method of accounting from the completed contract method to the percentage-of-completion method for its large machinery construction contracts for its European operations. This conforms the worldwide accounting to the U.S. reporting percentage-of-completion basis. Management believes that this method more appropriately reports revenue and costs in related accounting periods rather than recognizing substantially all revenue and cost at the time of shipment. The Company has retroactively restated prior years' financial statements, as required by generally accepted

                      BROWN & SHARPE MANUFACTURING COMPANY

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

accounting principles. The first six months of 1994 net income was decreased by $409 or $0.08 per share. The effect of this restatement on net income of periods previously reported is as follows:

                                                                         SIX
                                                      YEARS             MONTHS
                                             -------------------------  ------
                                              1991     1992     1993     1993
                                             -------  -------  -------  ------
Net income (loss) as previously reported.... $(4,024) $(8,507) $(2,244) $1,599
Adjustment for effect of the change in
 accounting for long-term contracts.........     (57)     523     (172)   (156)
                                             -------  -------  -------  ------
Net income (loss) adjusted.................. $(4,081) $(7,984) $(2,416) $1,443
                                             =======  =======  =======  ======
Per share amounts:
  Earnings (loss) per common share as
   previously reported...................... $ (0.86) $ (1.74) $ (0.45) $  .32
  Adjustment for effect of the change in
   accounting for long-term contracts.......   (0.01)    0.11    (0.04)  (0.03)
                                             -------  -------  -------  ------
Net income (loss) adjusted.................. $ (0.87) $ (1.63) $  (.49) $  .29
                                             =======  =======  =======  ======

                                                                 YEARS
                                                         ----------------------
                                                          1992     1993   1994
                                                         -------  ------ ------
Earnings Employed in the Business--
Balance at beginning of year, as previously reported.... $16,852  $6,428 $4,083
Adjustment for the cumulative effect on prior years of
 applying, retroactively, the new method of accounting
 for long-term contracts................................     (57)    466    294
                                                         -------  ------ ------
Balance at beginning of year, as adjusted............... $16,795  $6,894 $4,377
                                                         =======  ====== ======

3. DISCONTINUED OPERATIONS

  On March 27, 1991, Brown & Sharpe Manufacturing Company announced its decision to withdraw from the business of manufacturing and distributing machine tools, but to continue to provide repair parts, tools, service, and reconditioning for its machine tool products.

  The financial statements reflect the operating results and balance sheet accounts of the discontinued operations separately from continuing operations. In segregating the income statement components, interest expense of $600 for 1991 has been allocated to discontinued operations based upon a proportionate share of assets employed. Results for the discontinued operations were:

                                                                        1991
                                                                      --------
    Revenues......................................................... $ 22,005
                                                                      ========
    Loss from operations before income taxes......................... $   (530)
    Income tax provision.............................................      650
                                                                      --------
    Loss from discontinued operations................................ $ (1,180)
                                                                      ========

4. INCOME TAXES

  Effective the beginning of 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method as required by SFAS 109. As permitted under the new rules,

                      BROWN & SHARPE MANUFACTURING COMPANY

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

prior years' financial statements have not been restated. The adoption of the provisions of SFAS 109 in 1993 had no impact on the Company's reported results of operations or financial position.

  Income (loss) before income taxes consisted of the following:

                                          YEARS                 SIX MONTHS
                               -----------------------------  ----------------
                                 1991      1992       1993     1993     1994
                               --------  ---------  --------  ------  --------
Domestic...................... $  3,276  $  (2,376) $  1,394  $4,222  $    505
Foreign.......................   (6,920)    (8,858)   (3,010) (2,779)   (4,447)
                               --------  ---------  --------  ------  --------
Income (loss) before income
 taxes........................ $ (3,644) $ (11,234) $ (1,616) $1,443  $ (3,942)
                               ========  =========  ========  ======  ========

  The following table reconciles the income tax provision (benefit) at the U.S. statutory rate to that in the financial statements:

                                             YEARS               SIX MONTHS
                                    --------------------------  --------------
                                      1991      1992     1993   1993    1994
                                    --------  --------  ------  ----  --------
Taxes computed at 34%.............. $ (1,239) $ (3,997) $ (491) $491  $ (1,340)
Alternative minimum and state
 taxes.............................      200       350     200    75       300
Reduction of deferred tax
 liability.........................                             (566)      --
Other losses not utilizeable.......      239       397   1,091   --      1,340
                                    --------  --------  ------  ----  --------
Income tax provision (benefit)..... $   (800) $ (3,250) $  800  $--   $    300
                                    ========  ========  ======  ====  ========

  The income tax provision (benefit) consisted of the following:

                                                 YEARS             SIX MONTHS
                                         ------------------------  ------------
                                          1991      1992    1993   1993   1994
                                         -------  --------  -----  -----  -----
Current:
Federal................................. $ 1,300  $  1,150  $ 500  $ 400  $ --
Utilization of net operating loss and
 credit carryforwards...................  (1,198)      --     --     --     --
                                         -------  --------  -----  -----  -----
                                             102     1,150    500    400    --
State...................................      98       200    300    100    100
Foreign.................................     --        --     500    --     200
                                         -------  --------  -----  -----  -----
                                             200     1,350  1,300    500    300
                                         -------  --------  -----  -----  -----
Deferred:
Federal.................................     --     (1,000)   --     --     --
Foreign.................................  (1,000)   (3,600)  (500)  (500)   --
                                         -------  --------  -----  -----  -----
                                          (1,000)   (4,600)  (500)  (500)   --
                                         -------  --------  -----  -----  -----
Income tax provision (benefit).......... $  (800) $ (3,250) $ 800  $ --   $ 300
                                         =======  ========  =====  =====  =====

  The deferred tax benefits reflect deferred tax reductions resulting from operating losses. Provision has not been made for U.S. taxes on $32,000 of undistributed earnings of foreign subsidiaries as those earnings are intended to be permanently reinvested.

                      BROWN & SHARPE MANUFACTURING COMPANY

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

  The components of the Company's deferred tax asset and liability as of December 25, 1993 and July 2, 1994 are as follows:

                                                                 DEC.
                                                                  25,   JULY 2,
                                                                 1993    1994
                                                                ------- -------
Deferred tax assets:
Inventory reserves............................................. $   800 $   800
Warranty expense...............................................     400     400
Provision for doubtful accounts................................     100     100
Depreciation...................................................     700     700
Tax credit and loss carryforwards..............................  12,300  16,200
Other..........................................................     400     400
                                                                ------- -------
  Gross deferred assets........................................  14,700  18,600
Less valuation allowance.......................................  13,700  17,600
                                                                ------- -------
  Deferred tax asset........................................... $ 1,000 $ 1,000
                                                                ======= =======
Deferred tax liabilities:
Pension expense................................................ $ 1,300 $ 1,300
Inventory reserves.............................................     700     700
Other..........................................................     600     600
                                                                ------- -------
  Deferred tax liability....................................... $ 2,600 $ 2,600
                                                                ======= =======

  A valuation allowance has been recognized due to the uncertainty of realizing tax credit and loss carryforwards and some portion or all of the other deferred tax assets.

  The deferred tax asset of $1,000 is included in Other Assets in the accompanying consolidated balance sheets. The current portion of the deferred tax liability, $837, is included in accrued expenses and income taxes in the accompanying consolidated balance sheets. For income tax purposes, at year-end 1993 the Company has operating loss and capital loss carryforwards of $2,400 and $700, respectively, in the U.K. and net operating loss carryforwards of $28,000 and $15,000, respectively in Switzerland and Germany. The Company has tax credit carryforwards of $700 in the U.S. The U.S. tax credit carryforwards expire from 1994 to 2004. The Swiss carryforwards expire between 1995 and 1998. There is no time limit for the U.K. and German carryforwards.

5. SHORT-TERM BORROWINGS

  Bank and other financial institution lines of credit in effect at December 26, 1992, December 25, 1993, and July 2, 1994 were $28,872, $39,731, and
44,222, respectively. The 1993 year end balance includes $15,000 eligible borrowing under a financing agreement the Company entered into on June 30, 1993 with a commercial lender for a revolving credit facility of up to a maximum of $15,000 for an initial period of two years with successive one year renewals, subject to termination provisions in the agreement. The borrowing limit is determined periodically as a portion of the eligible accounts receivable and finished inventory of the parent company headquartered in North Kingstown, Rhode Island. Substantially all assets of the Company are pledged as collateral. The agreement contains covenants which, among other things, require the Company to maintain certain financial ratios and restricts the payment of dividends. The remaining lines of credit are due upon demand by the lenders. Borrowings under these lines were $21,502 at December 26, 1992, $30,143 at December 25, 1993, and $37,052 at July 2, 1994, respectively. Short-term debt represents amounts due in U.S. dollars and the U.S. dollar equivalent of amounts due in foreign currencies. Interest on these lines of credit is generally up to 2% above the prime or base rate of the country in which the amounts are borrowed.

                      BROWN & SHARPE MANUFACTURING COMPANY

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

  Certain foreign lines of credit require the Company to maintain restricted cash deposit accounts which amounted to $6,078 and $6,147 at December 25, 1993 and July 2, 1994, respectively. No compensating balances were required at December 25, 1993 or July 2, 1994. The Company has guaranteed the bank debt of its German subsidiary. In addition, a credit line of $3,385 ((Pounds)2,250) in the U.K. is collateralized by the assets in that country, and the Company has guaranteed up to $752 ((Pounds)500).

6. LONG-TERM DEBT

  Long-term debt consisted of the following:

                                                         YEARS       SIX MONTHS
                                                   ----------------- ----------
                                                     1992     1993      1994
                                                   -------- -------- ----------
9 1/4% convertible subordinated debentures due
 December, 2005................................... $ 17,000 $ 16,000  $ 16,000
Mortgages at rates ranging from 7 3/4% to 8 1/2%..   18,599   18,225    19,505
Notes payable.....................................    3,599      132       108
                                                   -------- --------  --------
                                                     39,198   34,357    35,613
Less: current installments........................    4,572    1,661     1,807
                                                   -------- --------  --------
Total long-term debt.............................. $ 34,626 $ 32,696  $ 33,806
                                                   ======== ========  ========

  The 9 1/4% subordinated debentures are convertible, at the option of the holders, into common shares at $26.25 per share subject to antidilution provisions. The Company, through a sinking fund, is required to provide for retirement of $1,000 in principal amount annually. This will result in retirement of all but $5,000 prior to maturity. The 1992 sinking fund requirement was met through a repurchase in 1992 and 1991.The 1993 sinking fund requirement was met by a call by the trustee for redemption of $1,000 principal amount at par to the debenture holders, using a random selection process. At December 25, 1993, 609,523 shares of Class A Common Stock were reserved for conversion of these debentures. At December 25, 1993, there were mortgage notes outstanding, in foreign currencies, equivalent to $18,225. Annual maturities of long-term debt are as follows: 1994--$1,661, 1995--$1,794; 1996--$11,360;
1997--$3,694; 1998--$1,962; 1999 through 2004--$7,886, and $6,000 thereafter.
Interest rates on long-term debt average about 9%.

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The estimated fair value amounts of the Company's financial instruments are determined through relevant market information and valuation techniques. As estimates they represent the results of management's judgment. The following table summarizes such valuations at December 25, 1993 in accordance with Statement of Financial Accounting Standards No. 107, implemented in 1993:

                                                      CARRYING AMOUNT FAIR VALUE
                                                      --------------- ----------
Financial assets:
Cash and cash equivalents............................     $ 2,094      $ 2,094
Restricted cash......................................       6,078        6,078
Accounts receivable..................................      44,525       44,525
Financial liabilities:
Accounts payable.....................................      12,716       12,716
Short-term debt......................................      31,804       31,804
Long-term debt.......................................      17,696       17,478
Debentures...........................................      15,000       15,150

                      BROWN & SHARPE MANUFACTURING COMPANY

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

  Cash, receivables, payables, and short-term debt carrying amounts reasonably represent their fair values. Long-term debt rates currently available for debt with similar terms and remaining maturities are used to estimate their fair value. The fair value of debentures is the year-end market trading price.

8. CONTINGENCIES

  On November 29, 1991, the U.S. Court of Appeals for the District of Columbia Circuit rendered its decision on the appeal by the International Association of Machinists (the "IAM") of the National Labor Relations Board's ("NLRB") August 28, 1990 decision dismissing unfair labor practice charges brought against the Company by the IAM arising out of a strike which began at the Company's Rhode Island operations in October 1981. The Court although accepting the legal reasoning advanced by the Board and the Company in support of the Board's 1990 decision dismissing such charges ordered the NLRB to further clarify and support its decision. The NLRB has now issued its Supplemental Decision, favorable to the Company again reaffirming dismissal of the charges. The IAM has filed notice of another appeal of that decision. The Company is continuing to defend this case vigorously and management adheres to its earlier assessment that an ultimate finding of monetary liability in this matter is remote.

  The Company is also involved in several product liability claims and lawsuits which are incidental to the conduct of its business, the potential liability for which is adequately covered by insurance or reserves established for such contingencies. The Company is contesting or defending these claims and suits and management believes that the ultimate liability, if any, resulting from these matters will not have a material effect on the Company's financial position.

  The Company is involved in two environmental proceedings in which the United States Environmental Protection Agency ("EPA") identified Brown & Sharpe as a potentially responsible party ("PRP") at waste disposal sites (the "Sites") in Rhode Island and Connecticut listed on the EPA's National Priority List for clean-up and future monitoring remedial action under the Superfund legislation. While the Company's proportionate share of the total waste contributed to both Sites was minimal in volume and toxicity, the EPA nevertheless with regard to the Rhode Island site issued an Administrative Order against the Company and other PRP's to clean up the Site. Subsequently, the Company was permitted by the EPA to settle its liability at such Site in exchange for releases from the EPA and contribution protection from claims of any third parties who may have liability at the Site. A group of non-settling major PRP's at the Rhode Island site has brought suit in the Federal District Court in Rhode Island against all of the settling parties to recover a portion of their costs of performing the clean-up remedy. The Court has granted a summary judgment in favor of the Company and other settling parties. The non-settling group of major PRP's appealed that ruling and have brought suit against the EPA to have the settlements of the de minimis settling parties set aside. The Company is vigorously defending this lawsuit and believes that the release and contribution protection obtained from the EPA in connection with settlement of its liability at the Site will ultimately bar the cost-recovery claim. The Company will likely be offered the opportunity to settle its de minimis liability as a PRP at the Connecticut site in an amount not deemed to be material.

9. PREFERRED STOCK

  The Board of Directors is empowered to provide from time to time for issuance of one or more series of preferred shares without further shareowner action and to fix various terms and provisions with respect to each such series, including, without limitation, the dividend rate, redemption prices, terms of any sinking fund, conversion rights, if any, voting rights, if any, and rights of the holders upon liquidation (See Note 16--Preferred Stock Purchase Rights).

                      BROWN & SHARPE MANUFACTURING COMPANY

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

10. INCENTIVE AND RETIREMENT PLANS

PROFIT INCENTIVE PLAN

  Under the provisions of the Company's Profit Incentive Plan, cash and Class A common stock, valued at 100% of the market value on the date of award, may be awarded as bonuses to certain management employees. Provisions regarding forfeiture of rights to all or part of the stock awards and restrictions regarding sale or disposition of shares lapse in equal annual installments over a five-year period commencing one year after the date of award, and compensation expense is recognized ratably over the vesting period. The aggregate amount of additional shares which may be issued under the Plan may not exceed 116,200 shares, net of forfeitures, and is subject to adjustments in the event of stock splits and other changes. Plan awards amounted to $0, $53, and $601 in 1991, 1992, and 1993, respectively.

STOCK INCENTIVE PLANS

  Under the provisions of the Company's 1989 Equity Incentive Plan, a variety of cash, common stock, stock option, and other stock based incentive awards are available for grant. The Equity Incentive Plan permits the granting of both options which do, and options which do not, qualify as incentive stock options under the Internal Revenue Code. During 1992 and 1993, respectively, a total of 100,400 and 8,000 shares of restricted Class A common stock, utilizing shares held in the Treasury were issued as restricted awards under the Plan. The shares are subject to forfeiture upon the recipients' termination of employment over a five year period, with the restriction lapsing in amounts of 25% at the end of the 2nd and 3rd years, and 50% at the end of the 5th year. Unearned compensation in the amount of $926 is being amortized to expense over the forfeiture lapsing period. In 1990 and 1991, options to purchase a total of 80,000 shares of Class A common stock were granted for a ten year period at prices between $11 and $12.125 per share. The aggregate remaining amount of shares of Class A common stock that may be issued under the Equity Incentive Plan is 216,600. The price for shares covered by options is 100% of the market value on the dates such options are granted.

  No further options or other awards may be granted under the Company's amended 1973 Stock Option Plan. The exercise price for shares covered by outstanding options under both the 1993 Stock Option Plan and the Equity Incentive Plan is 100% of the market value on the dates such options were granted. Options granted under this plan are exerciseable one year after the date of grant and expire at the end of ten years. On December 25, 1993 all outstanding options were exerciseable. Option activity under the Plans during the past three years and the first six months of 1994 is summarized as follows:

                                                      SHARES     PRICE RANGE
                                                      -------  ----------------
Outstanding December 29, 1990........................ 146,387  $11.50 to $20.81
  Granted............................................  55,000  $10.25 to $12.13
  Forfeited or canceled.............................. (29,930) $12.47 to $14.38
                                                      -------
Outstanding December 28, 1991........................ 171,457  $10.25 to $20.81
  Forfeited or canceled.............................. (26,265) $12.13 to $20.81
                                                      -------
Outstanding December 26, 1992........................ 145,192  $10.25 to $17.86
  Forfeited or canceled.............................. (21,666) $10.78 to $12.13
                                                      -------
Outstanding December 25, 1993........................ 123,526  $10.25 to $17.86
                                                      -------
  Granted............................................ 145,000  $6.50
  Forfeited or canceled.............................. (30,529) $12.94 to $17.86
                                                      -------
Outstanding July 2, 1994............................. 237,997  $6.50 to $17.86
                                                      =======

                      BROWN & SHARPE MANUFACTURING COMPANY

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

SAVINGS PLANS

  The Company has 401(k) stock bonus and thrift savings plans for U.S. employees, which include retirement income features consisting of employer contributions and employee tax deferred contributions. Contributions under all plans are invested in professionally managed portfolios and Company stock. The savings plans' expense for the years 1991, 1992, 1993 and for the six months ended June 26, 1993 and July 2, 1994 was $824, $739, $705, $454, and $364,
respectively.

STOCK OWNERSHIP PLAN

  Under the provisions of the Company's Employee Stock Ownership Plan (ESOP), the Company may make contributions of common stock or cash to purchase common stock from the Company or otherwise, to be held in trust for employees meeting certain eligibility requirements until the employees reach retirement age. The ESOP may also borrow funds to purchase common shares, for which the Company will contribute amounts as necessary to pay down the indebtedness. ESOP expense was $378 in 1991, $347 in 1992, $327 in 1993, and $186 and $216 for the six
months ended June 26, 1993 and July 2, 1994. At December 25, 1993, there were no unallocated shares of Class A and B stock held in the ESOP as all shares were allocated to participants' accounts.

RETIREMENT PLANS

  The Company's subsidiaries have several defined contribution retirement plans covering employees in the U.S. and Switzerland, and two defined benefit retirement plans covering employees in the U.K. and Germany, which includes substantially all employees. Retirement plan expense net of pension income for the years 1991, 1992, 1993, and for the six months ended June 26, 1993 and July 2, 1994 was $2,265, $2,488, $1,223, $710, and $518, respectively.

  The defined benefit plans which cover employees in the U.K. and Germany, respectively, provide benefits based on years of service and employee compensation. Retirement costs under both plans are compiled based on the projected unit credit actuarial method.

  The U.K. plan's actuarial assumptions used settlement rates of 8.5% at the end of 1992 and 7.5% at the end of 1993, a long-term return on assets of 10% at the end of 1992 and 8% at the end of 1993, and annual wage increases of 7.5% at the end of 1992 and 6.5% at the end of 1993. Retirement costs accrued are funded.

  The German plan's actuarial assumptions used a settlement rate of 7.5% and an annual wage increase of 4.5%. Retirement costs accrued are not funded.

  The following items are the components of net periodic pension income for the U.K. plan for the years ended December 28, 1991, December 26, 1992, and December 25, 1993:

                                                         1991    1992    1993
                                                        ------  ------  ------
Service cost-benefits earned........................... $  766  $  815  $  664
Interest cost on projected benefit obligations.........    867   1,075     743
Return on plan assets, net............................. (1,696) (1,952) (1,200)
Amortization of unrecognized assets....................   (361)   (465)   (345)
                                                        ------  ------  ------
Net periodic pension income............................ $ (424) $ (527) $ (138)
                                                        ======  ======  ======

                      BROWN & SHARPE MANUFACTURING COMPANY

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

  The plan has assets in excess of the accumulated benefit obligations. Plan assets include investments in equity securities, corporate and government debt securities, and cash equivalents. The following table presents a reconciliation of the funded status of the plan at December 28, 1991, December 26, 1992, and December 25, 1993:

                                                  1991       1992       1993
                                                ---------  ---------  ---------
Vested and accumulated benefit obligation...... $ (11,274) $ (13,164) $ (14,571)
Projected benefit obligation...................   (13,383)   (15,273)   (16,680)
Plan assets at fair value......................    21,629     24,511     26,401
                                                ---------  ---------  ---------
Funded status..................................     8,246      9,238      9,721
Unrecognized portion of net assets.............    (4,006)    (4,471)    (4,816)
                                                ---------  ---------  ---------
Prepaid pension................................ $   4,240  $   4,767  $   4,905
                                                =========  =========  =========

  The following items are the components of net periodic pension cost for the unfunded German plan for the years ended December 28, 1991, December 26, 1992, and December 25, 1993:

                                                          1991    1992    1993
                                                         ------- ------- -------
Service cost-benefits earned............................ $   376 $   818 $   112
Interest cost on projected benefit obligations..........     184     394     295
                                                         ------- ------- -------
Net periodic pension cost............................... $   560 $ 1,212 $   407
                                                         ======= ======= =======
Vested and accumulated benefit obligation............... $ 2,303 $ 3,121 $ 3,233
                                                         ======= ======= =======
Projected benefit obligation and accrued pension cost... $ 3,453 $ 4,083 $ 4,012
                                                         ======= ======= =======

11. RESEARCH AND DEVELOPMENT EXPENSE

  Research and development expense was $11,364, $10,903, $8,669, $4,659, and $4,071 in the years 1991, 1992, 1993, and the six months ended June 26, 1993 and July 2, 1994, respectively.

12. OTHER INCOME AND EXPENSE

Other income (expense), net includes:

                                                  YEARS           SIX MONTHS
                                          ---------------------- --------------
                                          1991   1992     1993    1993    1994
                                          ----- -------  ------- -------  -----
Interest income.......................... $ 380 $   457  $   266 $   113  $ 127
Gain (loss) on sale of fixed assets......    94     655       44     (12)    78
Foreign currency gains (losses)..........   264     484      157    (254)   (57)
Gain on sale of operations...............   --      628    2,182   2,182    --
Other income (expense)...................    86     (89)     115       6     30
                                          ----- -------  ------- -------  -----
                                          $ 824 $ 2,135  $ 2,764 $ 2,035  $ 178
                                          ===== =======  ======= =======  =====

  Operations sold in 1993 were spares and rebuild, and in 1992 were GageTalker and pump.

                      BROWN & SHARPE MANUFACTURING COMPANY

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

13. RENTAL EXPENSE AND LEASE COMMITMENTS

  At December 25, 1993, the Company was obligated under operating leases expiring on various dates. Rental expense was $4,040, $4,684 and $3,845 in 1991, 1992, and 1993 and $1,922 and $1,400 in the six months ended June 26, 1993 and July 2, 1994, respectively. Annual rental commitments under noncancelable leases pertaining principally to buildings and equipment at December 25, 1993 are $2,800, $2,023, $901, $279, and $251 for the years 1994 through 1998, and aggregate to $1,036 for all years subsequent to 1998.

14. FINANCIAL INFORMATION BY BUSINESS SEGMENT AND GEOGRAPHIC AREA

  Following is financial information by business segment:

                                                         YEAR ENDED
                                                -------------------------------
                                                 DEC 28,   DEC. 26,   DEC. 25,
                                                  1991       1992       1993
                                                ---------  ---------  ---------
Metrology
  Net sales.................................... $ 166,819  $ 152,201  $ 155,133
  Operating profit (loss)......................    (1,281)    (8,857)     1,652
  Identifiable assets..........................   163,565    153,766    157,699
  Capital expenditures.........................     9,761     12,424      4,356
  Depreciation.................................     7,798      6,591      5,781
General Products (through April 1993)
  Net sales....................................     9,028      8,494      1,902
  Operating profit (loss)......................       975        760       (932)
  Identifiable assets..........................     9,981      7,680        --
  Capital expenditures.........................       103         50         43
  Depreciation.................................       256        245         81
Geographic Area:
Sales to Unaffiliated Customers:
  United States................................ $  76,750  $  69,810  $  72,257
  Europe.......................................    82,701     70,692     62,246
  Other........................................    16,396     20,193     22,532
                                                ---------  ---------  ---------
                                                $ 175,847  $ 160,695  $ 157,035
                                                =========  =========  =========
Transfers Between Geographic Areas:
  United States................................ $   6,977  $   5,542  $   4,040
  Europe.......................................    16,770     12,167     12,365
                                                ---------  ---------  ---------
                                                $  23,747  $  17,709  $  16,405
                                                =========  =========  =========
Operating Profit (Loss):
  United States................................ $   4,830  $   1,283  $   5,151
  Europe.......................................    (5,136)    (9,380)    (4,431)
                                                ---------  ---------  ---------
                                                $    (306) $  (8,097) $     720
                                                =========  =========  =========
Identifiable Assets:
  United States................................ $  35,496  $  34,537  $  39,521
  Europe.......................................   138,050    126,909    118,178
  Corporate....................................    10,259      4,640      8,172
                                                ---------  ---------  ---------
                                                $ 183,805  $ 166,086  $ 165,871
                                                =========  =========  =========

                      BROWN & SHARPE MANUFACTURING COMPANY

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
15. COMMON STOCK

  Both classes of common stock have equal rights upon liquidation. Class A common stock may not receive less cash dividends per share than Class B common stock, nor may such dividends be less frequent. The Class A common stock has one vote per share. Except as otherwise provided by law, the Class B common stock has ten votes per share, and the Class B common stock is convertible into Class A common stock on a one-for-one basis, and can be transferred in Class B form only to specified transferees, generally members of a shareowner's family and certain others affiliated with a shareowner. During 1992 and 1993, 26,441 shares and 73,597 shares, respectively, were converted from Class B to Class A common stock.

  During 1992 and 1993, respectively, 108,400 and 8,000 treasury shares were allocated for use as restricted stock awards, and 586 treasury shares were issued under a Directors' deferred compensation plan. The 8,000 treasury shares were allocated during the first quarter of 1993. During 1992, 939 shares were sold to employee benefit plans, 44,382 treasury shares were allocated to ESOP participants, and 1,702 treasury shares were issued under a Directors' deferred compensation plan.

16. PREFERRED STOCK PURCHASE RIGHTS

  On March 23, 1988, the Company distributed a dividend of one purchase right for each outstanding share of common stock. Until the occurrence of specified events, the rights are represented by the associated common stock certificates. Following the distribution of the Class B common stock on June 10, 1988, and until the occurrence of specified events, each certificate representing a share of Class A or Class B common stock also represents three-quarters of a right. Each right entitles the shareowner to buy from the Company one-hundredth of a share of Series A Participating Preferred Stock at an exercise price of $55 per right. The rights become exerciseable ten days after a party acquires 20% of the Company's common stock. The rights, which are subject to adjustment, may be redeemed by the Company at a price of $.03 per right at any time prior to the fifteenth day after a person acquires 20% of the Company's common stock. The rights expire on March 23, 1998.

  In the event the Company is involved in certain business combination transactions with a 20% shareowner, each right will entitle its holder (other than a 20% shareowner) to purchase, at the right's then exercise price, an equity interest in the acquiring person having a market value of two times the exercise price. In the event a 20% shareholder engages in certain other transactions with the Company or (pursuant to a February, 1989 amendment) any person becomes a 20% shareowner, each right will entitle its holder (other than a 20% shareowner) to purchase, at the right's then exercise price, shares of Class A common stock having a market value of two times the exercise price.

17. ACQUISITION

  Brown & Sharpe Manufacturing Company through its subsidiary Brown & Sharpe International Capital Corporation purchased, on March 24, 1994, the stock of the French company Ets. Pierre Roch S.A. ("Roch") and its German affiliate, Mauser Prazisions--Messmittel GmbH ("Mauser"). Roch manufactures and, together with Mauser, markets micrometers, calipers, height gages, digital indicators, and other similar precision measuring instrument products. The business is headquartered in Luneville, France which is its sole manufacturing site. The German operation is a sales office. These operations were purchased from Diehl GmbH & Co. of Nurnberg, Germany ("Diehl").

  The purchase price was 175,000 shares of Brown & Sharpe Class A Common Stock, subject to certain post closing adjustments and the right to receive an additional 50,000 shares of such stock in the event the

                      BROWN & SHARPE MANUFACTURING COMPANY

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

Company's Class A Common Stock attains a market price of $15 or more per share for a total of 30 days or more during any twelve month period within the five years following the purchase. The purchase price was determined through negotiation by the parties subject to adjustment based on specified closing balance sheet changes. Roch entered into a nine year lease agreement to lease the Luneville facility from Societe Immobiliere Lunevilloise S.A.R.L., a subsidiary of Diehl, for approximately $34 annually with options to purchase the facility during the lease term.

  The acquisition has been accounted for by the purchase method of accounting, and accordingly, the purchase price has been allocated to assets acquired and liabilities assumed based on an estimate of their fair values at the date of acquisition. The estimated fair values of assets and liabilities after allocation are summarized as follows:

    Cash................................................................ $1,408
    Accounts receivable.................................................  2,647
    Inventory...........................................................  3,398
    Other assets........................................................    267
    Machinery and equipment.............................................    726
    Accounts payable and accruals.......................................  3,988
    Short-term debt.....................................................  1,511
    Long-term debt......................................................  1,250
    Pensions............................................................    516
                                                                         ------
                                                                         $1,181
                                                                         ======

  The Company's unaudited combined results of operations for the year ended December 25, 1993 and the six months ended July 2, 1994 on a pro forma basis assuming the acquisition of Roch occurred at the beginning of 1993 are as follows:

                                                                          SIX
                                                                YEAR    MONTHS
                                                              --------  -------
                                                                1993     1994
                                                              --------  -------
Net sales.................................................... $169,542  $83,224
Net (loss)...................................................   (2,004)  (4,085)
Primary and fully diluted (loss) per common share............     (.39)    (.80)

18. OTHER MATTERS

  During the fourth quarter of 1991 and 1992, the Company recorded $1,800 and $5,100 of restructuring costs, primarily employee severance at European facilities. The third quarter of 1992 included about $1,500 of incentive compensation in conjunction with acquiring a subsidiary's minority interest whereas the fourth quarter included about $2,000 of inventory write-offs.

  As announced in 1993, the Company is continuing negotiations to purchase Finmeccanica's DEA Group of metrology companies and business units. The DEA Group, headquartered in Turin, Italy, manufactures and markets worldwide a variety of types of coordinate measuring machines and systems with 1993 worldwide sales of about $110 million. Under the proposed transactions, the DEA Group would have approximately $15 million debt, and Brown & Sharpe would issue 3,450,000 shares of Brown & Sharpe Class A Common Stock to Finmeccanica. The letter of intent would require Finmeccanica not to transfer the acquired Brown & Sharpe shares to any person other than Brown & Sharpe for a specified period and to afford Brown & Sharpe certain rights of first refusal with respect thereto for a further specified period. The letter of intent contemplates that Finmeccanica would have representatives on Brown & Sharpe's Board of

                      BROWN & SHARPE MANUFACTURING COMPANY

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

Directors. The proposed combination is subject to negotiation of a definitive acquisition agreement and to a number of other conditions, including satisfactory completion of due diligence, approval by the Board of Directors of each party, approval by Brown & Sharpe's stockholders, receipt of relevant governmental approvals in applicable countries and successful negotiation of financing arrangements with certain financial institutions to obtain consent of certain existing lenders and to obtain an additional line of credit based on DEA Group assets or upon other financing arrangements deemed satisfactory by the Company. The waiting period with respect to the proposed transaction under the Hart-Scott-Rodino Antitrust Improvements Act expired in August 1993. There can be no assurance that a definitive acquisition agreement can be negotiated and executed or that the financing arrangement conditions or all other closing conditions will be satisfied.

                                                                       EXHIBIT B

                  COMBINED FINANCIAL STATEMENTS OF DEA S.P.A.

                                                                           PAGE
                                                                           ----
Report of Independent Accountants--1991--Coopers & Lybrand...............  B-2

Report of Independent Accountants--1992--Price Waterhouse................  B-3

Report of Independent Auditors--1992 and 1993--Reconta Ernst & Young.....  B-4

Combined Balance Sheet as of December 31, 1992, 1993 and June 30, 1994
 (Unaudited).............................................................  B-5

Combined Statement of Income (Loss) for the Years Ended December 31,
 1991, 1992, and 1993, and for the Six Months Ended June 30, 1993
 (Unaudited) and 1994 (Unaudited)........................................  B-6

Combined Statement of Cash Flows for the Years Ended December 31, 1991,
 1992, and 1993, and for the Six Months Ended June 30, 1993 (Unaudited)
 and 1994 (Unaudited)....................................................  B-7

Combined Statement of Changes in Divisional Deficit for the Years Ended
 December 31, 1991, 1992, and 1993, and for the Six Months Ended June 30,
 1993 (Unaudited) and 1994 (Unaudited)...................................  B-8

Notes to Combined Financial Statements...................................  B-9

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder and
Board of Directors of
DEA S.p.A.

  We have audited the accompanying combined statements of operations, cash flows and changes in divisional deficit of the DEA Metrology Activities of Finmeccanica, as described in Note 1, for the year ended December 31, 1991. These financial statements are the responsibility of the DEA S.p.A. management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined results of operations and cash flows of the DEA Metrology Activities of Finmeccanica for the year ended December 31, 1991 in conformity with accounting principles generally accepted in the United States.

                                          Coopers & Lybrand

Turin, Italy
October 22, 1993

                       REPORT OF INDEPENDENT ACCOUNTANTS

October 5, 1993
Toledo, Ohio

To the Board of Directors of
Elsag Bailey, Inc.

  In our opinion, the accompanying statement of division assets, liabilities and equity (deficit) and the related statements of operations and accumulated deficit and of cash flows present fairly, in all material respects, the financial position of Digital Electronic Automation, a division of Elsag Bailey, Inc., at December 31, 1992, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the management of Elsag Bailey, Inc. and Digital Electronic Automation; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made be management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

  Digital Electronic Automation is a division of Elsag Bailey, Inc., which is a member of a group of affiliated companies and, as disclosed in the financial statements, has extensive transactions and relationships with members of the group. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

  As described in Note 7, Brown & Sharpe Manufacturing Company has entered into a non-binding letter of intent to purchase certain net assets of Finmeccanica's DEA Group, of which Digital Electronic Automation is a part.

Price Waterhouse

                      REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
DEA S.p.A.

  We have audited the combined balance sheets of the DEA Metrology Activities of Finmeccanica as described in Note 1, as of December 31, 1993 and 1992, and the related combined statements of operations, divisional deficit and cash flows for the years then ended. These combined financial statements are the responsibility of the management of DEA S.p.A. Our responsibility is to express an opinion on these combined financial statements based on our audit. We did not audit the financial statements of Digital Electronic Automation (U.S.A.), a division of Elsag Bailey Inc., for the year ended December 31, 1992 which statements reflect total assets of Lire 28,525 million and total revenues of Lire 30,990 million for the year then ended. Those statements were audited by other auditors, whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Digital Electronic Automation (U.S.A.), a division of Elsag Bailey Inc., at December 31, 1992 is based solely on the report of the other auditors.

  We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

  As more fully described in Note 5, the DEA Metrology Activities is one of many divisions of Finmeccanica S.p.A. and its subsidiaries and has material transactions with the affiliated companies of IRI, an Italian State holding company which has a controlling interest in Finmeccanica S.p.A.

  In our opinion, based on our audit and the report of the other auditors on the December 31, 1992 financial statements, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the DEA Metrology Activities of Finmeccanica, as described in Note 1, at December 31, 1993 and 1992 and the combined results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

  As discussed in Note 19 to the combined financial statements, the DEA Metrology Activities of Finmeccanica has a history of recurring losses from operations and a net asset deficiency which raise substantial doubt about its ability to continue as a going concern without the continued financial support of Finmeccanica S.p.A. Management's plans as to these matters are also described in Note 19. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          Reconta Ernst & Young

Turin, Italy

March 18, 1994, except for the
information expressed in U.S.
Dollars referred to in Note 1,
as to which the date is

June 30, 1994

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

                             COMBINED BALANCE SHEET

             (ITALIAN LIRE IN MILLIONS, U.S. DOLLARS IN THOUSANDS)

                                         AT DECEMBER 31,             AT JUNE 30,
                                    ----------------------------  ------------------
                                      1992      1993      1993      1994      1994
                                    --------  --------  --------  --------  --------
                                                                     (UNAUDITED)
           ASSETS
Current assets:
Cash and cash equivalents....       L  4,304  L 10,549  $  6,651  L  7,682  $  4,844
Accounts receivable, net of
 allowance for doubtful
 debts.......................         74,751    83,732    52,794    71,939    45,359
Other receivables from
 affiliates..................         13,383       --        --        --        --
Inventories..................         68,709    67,088    42,300    66,315    41,813
Other current assets.........          6,411     9,852     6,213     9,746     6,144
                                    --------  --------  --------  --------  --------
Total current assets.........        167,558   171,221   107,958   155,682    98,160
                                    --------  --------  --------  --------  --------
Non-current assets:
Property, plant and
 equipment, net of
 accumulated depreciation....          9,558     9,341     5,890     8,617     5,433
Other assets and deferred
 charges.....................          7,339     6,096     3,843     5,060     3,191
                                    --------  --------  --------  --------  --------
Total non-current assets.....         16,897    15,437     9,733    13,677     8,624
                                    --------  --------  --------  --------  --------
Total assets.................       L184,455  L186,658  $117,691  L169,359  $106,784
                                    ========  ========  ========  ========  ========
 LIABILITIES AND DIVISIONAL DEFICIT
Current liabilities:
Borrowings and current
 maturities of debt..........       L 21,244  L 47,083  $ 29,687  L 38,150  $ 24,054
Accounts payable.............         33,653    25,932    16,351    23,580    14,868
Other payables to affiliates.         78,596    71,288    44,948    83,507    52,653
Accrued expenses and other
 liabilities.................         29,504    24,988    15,755    20,980    13,228
                                    --------  --------  --------  --------  --------
Total current liabilities....        162,997   169,291   106,741   166,217   104,803
                                    --------  --------  --------  --------  --------
Non-current liabilities:
Long-term debt...............         20,207    12,384     7,808     5,749     3,625
Termination indemnities......         11,346    11,968     7,546    12,561     7,920
                                    --------  --------  --------  --------  --------
Total non-current
 liabilities.................         31,553    24,352    15,354    18,310    11,545
                                    --------  --------  --------  --------  --------
Total liabilities............        194,550   193,643   122,095   184,527   116,348
                                    --------  --------  --------  --------  --------
Divisional deficit:
Finmeccanica S.p.A.
 investment in Division......         49,685    36,540    23,039    31,547    19,891
Accumulated deficit..........        (56,514)  (40,632)  (25,619)  (44,110)  (27,812)
Foreign currency translation
 adjustment..................         (3,266)   (2,893)   (1,824)   (2,605)   (1,643)
                                    --------  --------  --------  --------  --------
Total divisional deficit.....        (10,095)   (6,985)   (4,404)  (15,168)   (9,564)
                                    --------  --------  --------  --------  --------
Total liabilities and
 divisional deficit..........       L184,455  L186,658  $117,691  L169,359  $106,784
                                    ========  ========  ========  ========  ========

 The convenience translation into U.S. Dollars has been made using the exchange rate of 1,586 Italian Lire to U.S. $1 existing at June 30, 1994.

                  See notes to combined financial statements.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

                        COMBINED STATEMENT OF OPERATIONS

             (ITALIAN LIRE IN MILLIONS, U.S. DOLLARS IN THOUSANDS)

                                YEAR ENDED DECEMBER 31,           SIX MONTHS ENDED JUNE 30,
                          --------------------------------------  ----------------------------
                            1991      1992      1993      1993      1993      1994      1994
                          --------  --------  --------  --------  --------  --------  --------
                                                                         (UNAUDITED)
Net sales...............  L117,662  L124,749  L178,297  $112,419   L79,387   L71,494   $45,078
Cost of products sold...    93,561    83,922   114,363    72,108    48,584    46,548    29,349
Selling, general and
 administration.........    35,388    39,873    48,764    30,747    28,707    24,573    15,494
Restructuring costs.....       --      2,949       823       518       --        --        --
Depreciation and
 amortization...........     5,641     5,718     5,690     3,588     2,723     2,247     1,417
                          --------  --------  --------  --------  --------  --------  --------
                           134,590   132,462   169,640   106,961    80,014    73,368    46,260
Operating (loss) income.   (16,928)   (7,713)    8,657     5,458      (627)   (1,874)   (1,182)
Interest expense, net...   (12,086)  (11,731)   (9,918)   (6,253)   (4,901)   (5,416)   (3,415)
Other (expenses) income,
 net....................    10,688    (4,789)   (2,599)   (1,639)   (1,744)     (299)     (188)
                          --------  --------  --------  --------  --------  --------  --------
Net loss................  L(18,326) L(24,233) L (3,860) $ (2,434) L (7,272) L (7,589) $ (4,785)
                          ========  ========  ========  ========  ========  ========  ========

 The convenience translation into U.S. Dollars has been made using the exchange rate of 1,586 Italian Lire to U.S. $1 existing at June 30, 1994.

                  See notes to combined financial statements.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

                        COMBINED STATEMENT OF CASH FLOWS

             (ITALIAN LIRE IN MILLIONS, U.S. DOLLARS IN THOUSANDS)

                               YEAR ENDED DECEMBER 31,           SIX MONTHS ENDED JUNE 30,
                          ------------------------------------  ----------------------------
                            1991      1992     1993     1993     1993       1994      1994
                          --------  --------  -------  -------  -------  ----------- -------
                                                                         (UNAUDITED)
Cash provided by (used
 in) operations:
 Net loss...............  L(18,326) L(24,233) L(3,860) $(2,434) L(7,272)   L(7,589)  $(4,785)
Adjustments to reconcile
 net income to net cash
 provided:
 Depreciation and
  amortization..........     5,641     5,718    5,690    3,588    2,723      2,247     1,417
 Provision for
  termination
  indemnities...........     2,609     2,247    2,037    1,284    1,117      1,132       714
 Gain on sale of fixed
  assets................   (11,553)     (652)       2        1      (14)        11         7
 Government grant
  accrued...............       --       (500)  (2,410)  (1,520)     --         --        --
Changes in operating
 assets and liabilities:
 (Increase) decrease in
  accounts receivable...    24,309   (22,293)  (8,981)  (5,663)   2,576     11,793     7,436
 (Increase) decrease in
  other receivables from
  affiliates............       --    (13,383)  13,383    8,438   13,383        --        --
 (Increase) decrease in
  inventories...........     7,009   (11,887)   1,621    1,022   (2,425)       773       487
 Decrease in other
  current assets,
  excluding government
  grants................     1,524     2,224   (1,264)    (797)  (1,372)      (177)     (111)
 Increase (decrease) in
  accounts payable......   (16,275)    8,986   (7,721)  (4,868)  (3,047)    (2,352)   (1,483)
 Increase (decrease) in
  accrued expenses and
  other liabilities.....    (6,211)    9,123   (4,516)  (2,846)  (2,224)    (4,008)   (2,527)
                          --------  --------  -------  -------  -------    -------   -------
Net cash used in
 operating activities...   (11,273)  (44,650)  (6,019)  (3,795)   3,445      1,830     1,155
                          --------  --------  -------  -------  -------    -------   -------
Cash flows from
 investing activities:
 Fixed assets additions.    (3,107)   (3,080)  (3,165)  (1,996)  (1,475)    (1,015)     (640)
 Net assets acquired
  from Renault
  Automation business...       --     (2,989)     --       --       --         --        --
 Proceeds from sale of
  fixed assets..........    22,969     4,490      169      107       54         70        44
 Intangible asset
  additions.............    (2,981)     (948)    (361)    (228)     (37)      (201)     (127)
 (Decrease) increase in
  other non-current
  assets and deferred
  charges...............       530      (765)    (228)    (144)     (79)       487       307
                          --------  --------  -------  -------  -------    -------   -------
Net cash provided from
 (used in) investing
 activities.............    17,411    (3,292)  (3,585)  (2,261)  (1,537)      (659)     (416)
                          --------  --------  -------  -------  -------    -------   -------
Cash flows from
 financing activities:
 Increase (decrease) in
  borrowings and current
  maturities of long
  term debt.............   (27,580)  (13,976)  25,839   16,292     (894)    (8,568)   (5,402)
 Payment of long term
  debt..................    (8,066)   (7,707)  (7,823)  (4,933)  (7,103)    (7,000)   (4,414)
 (Decrease) increase in
  payables to
  affiliates............    35,780    35,264   (7,308)  (4,608)   8,148     12,219     7,704
 Government grants
  received..............       --        --       233      147      233        283       178
 Additional Finmeccanica
  S.p.A. investment in
  divisions.............    19,189    30,047      --       --       --         --        --
 Coverage of net asset
  deficiency of Digital
  Electronic Automation
  Company by Elsag
  Bailey Inc............       --        --     6,597    4,160      --         --        --
 Payment of termination
  indemnities...........    (2,449)   (2,206)  (1,415)    (892)    (768)      (539)     (340)
 Distribution to
  shareholders..........   (19,556)      --       --       --       --         --        --
 Increase in net equity
  following combination
  of Metrology Division
  of DEA France S.A.....       --      4,994      --       --       --        (534)     (337)
                          --------  --------  -------  -------  -------    -------   -------
 Net cash provided from
  (used in) financing
  activities............    (2,682)   46,416   16,123   10,166     (384)    (4,139)   (2,611)
                          --------  --------  -------  -------  -------    -------   -------
 Effect of exchange rate
  changes on cash.......      (171)   (1,133)    (274)    (173)    (508)       101        65
                          --------  --------  -------  -------  -------    -------   -------
Cash and cash
 equivalents:
 Net increase (decrease)
  in cash and cash
  equivalents...........     3,285    (2,659)   6,245    3,937    1,016     (2,867)   (1,807)
 Cash and cash
  equivalents at
  beginning of period...     3,678     6,963    4,304    2,714    4,304     10,549     6,651
                          --------  --------  -------  -------  -------    -------   -------
 Cash and cash
  equivalents at end of
  period................  L  6,963  L  4,304  L10,549  $ 6,651  L 5,320    L 7,682   $ 4,844
                          --------  --------  -------  -------  -------    -------   -------
Supplementary cash flow
 information:
Net interest paid.......  L 12,600  L 11,396  L11,531  $ 7,270  L 3,539    L 3,734   $ 2,354
                          ========  ========  =======  =======  =======    =======   =======

 The convenience translation into U.S. Dollars has been made using the exchange rate of 1,586 Italian Lire to U.S. $1 existing at June 30, 1994.

                  See notes to combined financial statements.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

              COMBINED STATEMENTS OF CHANGES IN DIVISIONAL DEFICIT

   FOR THE YEARS ENDED DECEMBER 31, 1991; DECEMBER 31, 1992; AND DECEMBER 31,
           1993; AND SIX MONTHS ENDED JUNE 30, 1994 (UNAUDITED)
             (ITALIAN LIRE IN MILLIONS, U.S. DOLLARS IN THOUSANDS)

                                                          FOREIGN CURRENCY
                          FINMECCANICA S.P.A. ACCUMULATED   TRANSLATION
                              INVESTMENT        DEFICIT      ADJUSTMENT     TOTAL
                          ------------------- ----------- ---------------- --------
Balance at December 31,
 1990...................       L 17,145        L(16,088)      L(2,773)     L (1,716)
Reduction of capital to
 cover losses...........         (4,000)          4,000           --            --
Additional capital
 arising on
 transformation of U.S.
 activity from
 subsidiary to affiliate
 branch.................          1,248             --            --          1,248
Capital contribution in
 cash...................          1,500          16,441           --         17,941
Asset distribution to
 shareholders arising
 from September 30, 1991
 reorganization.........            --          (19,556)          --        (19,556)
Net loss for 1991.......            --          (18,326)          --        (18,326)
Currency translation
 adjustments............            --              --           (171)         (171)
                               --------        --------       -------      --------
Balance at December 31,
 1991 as previously
 stated.................         15,893         (33,529)       (2,944)      (20,580)
Reclassification of
 divisional equity of
 Digital Electronic
 Automation (USA).......         (1,248)          1,248           --            --
                               --------        --------       -------      --------
Balance at December 31,
 1991 as restated.......         14,645         (32,281)       (2,944)      (20,580)
                               --------        --------       -------      --------
Increase in share
 capital................         14,800             --            --         14,800
Additional paid in
 capital................         15,247             --            --         15,247
Divisional equity of
 metrology division of
 DEA France S.A.........          4,993             --            --          4,993
Net loss for 1992.......            --          (24,233)          --        (24,233)
Currency translation
 adjustments............            --              --           (322)         (322)
                               --------        --------       -------      --------
Balance at December 31,
 1992...................         49,685         (56,514)       (3,266)      (10,095)
                               --------        --------       -------      --------
Net loss for 1993.......            --           (3,860)          --         (3,860)
Net asset deficiency of
 Digital Electronic
 Automation Company
 eliminated on
 conversion of DEA
 Company from a division
 of Elsag Bailey Inc. to
 a subsidiary of DEA
 S.p.A..................        (13,145)         19,742           --          6,597
Currency translation
 adjustments............            --              --            373           373
                               --------        --------       -------      --------
Balance at December 31,
 1993...................       L 36,540        L(40,632)      L(2,893)     L (6,985)
                               ========        ========       =======      ========
U.S. Dollars December
 31, 1993...............       $ 23,039        $(25,619)      $(1,824)     $ (4,404)
                               ========        ========       =======      ========
Balance at December 31,
 1993...................       L 36,540        L(40,632)      L(2,893)     L (6,985)
Net divisional equity of
 Metrology Division of
 DEA France S.A. at
 December 31, 1993
 eliminated on
 consolidation..........         (4,993)          4,111           348          (534)
Net loss for six months
 ending June 30, 1994...            --           (7,589)          --         (7,589)
Currency translation
 adjustments............            --              --            (60)          (60)
                               --------        --------       -------      --------
Balance at June 30, 1994
 (Unaudited)............       L 31,547        L(44,110)      L(2,605)     L(15,168)
                               ========        ========       =======      ========
U.S. Dollars June 30,
 1994 (Unaudited).......       $ 19,891        $(27,812)      $(1,643)     $ (9,564)
                               ========        ========       =======      ========

 The convenience translation into U.S. Dollars has been made using the exchange rate of 1,586 Italian Lire to U.S. $1 existing at June 30, 1994.

                  See notes to combined financial statements.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

                     NOTES TO COMBINED FINANCIAL STATEMENTS
             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

NOTE 1--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

 Organization

  The DEA Metrology Activities of Finmeccanica (the"Division") design and manufacture at its Italian headquarters a diversified line of Metrology Products (precision dimensional measuring systems and instruments). The products are marketed worldwide direct from Italy and through its five overseas operations which also provide technical assistance, sales support and other related services.

  The Division is one of many divisions of Finmeccanica S.p.A., a company which is incorporated in Italy and wholly owned by an Italian government entity. At June 30, 1994,the Division was comprised of DEA S.p.A. and its wholly owned subsidiaries which are as follows:

   DEA Iberica S.A. ................................... Spain
   DEA Digital Electronic Automation Vetriebs GmbH..... Germany
   DEA Kabushiki Kaisha................................ Japan
   Digital Electronic Automation Company............... United States of America
   DEA France S.A...................................... France

  The following re-organizations occurred in the structure of the Division during the six months ended June 30, 1994 and the years ended December 31, 1993 and 1992.

DIGITAL ELECTRONIC AUTOMATION COMPANY

  Digital Electronic Automation Company was originally incorporated in the United States as Digital Electronic Automation Inc., a fully owned subsidiary of the DEA Metrology Activities of Finmeccanica. On November 22, 1991, following a corporate reorganization, it was sold to an affiliated company, Bailey Controls Inc., which itself was merged into Elsag Bailey Inc. Subsequently, Digital Electronic Automation became a trading division of Elsag Bailey Inc. with its common stock, paid in and contribution capital being recharacterized as Divisional equity.

  On October 31, 1993 Elsag Bailey Inc. eliminated the net asset deficiency of the division by waiving part of a working capital advance made to the division. The remaining outstanding balance on the advance was repaid. On the following day, the net assets of the Division were sold to Digital Electronic Automation Company, a fully owned subsidiary of DEA S.p.A. at their net book value of zero.

  The combined statement of operations for the year ended December 31, 1993 incorporates the results of Digital Electronic Automation for the whole year as both the Division and the Company formed part of the DEA Metrology Activities of Finmeccanica during 1993.

DEA FRANCE S.A.

  The combined financial statements for the years ending December 31, 1993 and 1992 include the results and operations of the Metrology Division of DEA France S.A., a wholly owned subsidiary of Finmeccanica S.p.A., which was incorporated into the combined financial statements from January 1, 1992.

  On January 1, 1994 the non-metrology activities of DEA France S.A. were transferred to another Finmeccanica group company. On the same day, the shareholders' capital of DEA France S.A. was acquired by DEA S.p.A. for a consideration representing the net asset value of the Company at December 31, 1993.

  The net divisional equity of the Metrology Division of DEA France S.A. included in the combined financial statements at December 31, 1993 and 1992 has been eliminated from the combined financial statements at June 30, 1994 on consolidation.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)
  At December 31, 1992 DEA S.p.A. had two separate business divisions as follows:

  Metrology division--Design, manufacture and distribution of high precision measuring instruments

  Assembly division--Design and manufacture of assembly machines and robots.

  On January 19, 1993 the net assets attributable to the assembly division of DEA S.p.A. at December 31, 1992 were transferred to "SAR--Sistemi di Assemblaggio Robotizzato" (a subsidiary of Finmeccanica S.p.A.). No consideration was paid by SAR for the net assets acquired as these had a net value of zero. The combined financial statements for the years ended December 31, 1992 and prior thereto exclude the income, expenses, assets and liabilities of the Assembly division as these did not form part of the DEA Metrology Activities of Finmeccanica in those years.

 Principles of combination

  The combined financial statements of the DEA Metrology Activities of Finmeccanica for the years ended December 31, 1993 and 1992, and the six months ended June 30, 1993 and 1994, include the results and operations of the following:

  .  DEA S.p.A.
  .  DEA Iberica S.A.
  .  DEA Digital Electronic Automation Vetriebs GmbH
  .  DEA Kabushiki Kaisha
  . Digital Electronic Automation Company (U.S.A.), a division of Elsag Bailey Inc., for the years ended December 31, 1991 and 1992, and the ten months ended October 31, 1993.

  . Digital Electronic Automation Company, a subsidiary of DEA S.p.A., for the two months ended December 31, 1993 and the six months ended June 30, 1994.
  . The metrology division of DEA France S.A. for the year ending December 31, 1992 and 1993, and the three months ended March 31, 1993.

  .  DEA France S.A. for the six months ended June 30, 1994.

  The individual companies maintain their accounting records and prepare their financial statements for local statutory purposes in accordance with the accounting practices and currencies of the respective countries in which they are located. The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

  The following is a reconciliation of the legal entity consolidated financial statements of DEA S.p.A. at December 31, 1991, 1992, 1993, and June 30, 1993 and 1994 with the combined financial statements of the DEA Metrology Activities of Finmeccanica presented in accordance with accounting principles generally accepted in the United States:

                       12/31/91            12/31/92             12/31/93             06/30/93             06/30/94
                  ------------------- -------------------- -------------------- -------------------- --------------------
                           DIVISIONAL           DIVISIONAL           DIVISIONAL           DIVISIONAL           DIVISIONAL
                  NET LOSS  DEFICIT   NET LOSS   DEFICIT   NET LOSS   DEFICIT   NET LOSS   DEFICIT   NET LOSS   DEFICIT
                  -------- ---------- --------  ---------- --------  ---------- --------  ---------- --------  ----------
Legal entity
 consolidated
 financial
 statements......  L(197)    L(869)   L(18,617)  L12,467   L(7,958)    L6,500   L(5,129)    L7,110   L(9,556)   L(3,701)

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

                       12/31/91             12/31/92             12/31/93             06/30/93             06/30/94
                  -------------------- -------------------- -------------------- -------------------- --------------------
                            DIVISIONAL           DIVISIONAL           DIVISIONAL           DIVISIONAL           DIVISIONAL
                  NET LOSS   DEFICIT   NET LOSS   DEFICIT   NET LOSS   DEFICIT   NET LOSS   DEFICIT   NET LOSS   DEFICIT
                  --------  ---------- --------  ---------- --------  ---------- --------  ---------- --------  ----------
Effect of
 combination of
 Digital
 Electronic
 Automation
 U.S.A..........      (922)    (1,656)   (2,436)    (4,184)     --         --     (2,794)     (7,108)     --          --
Effect on the
 combination of
 nine months
 operations of
 DEA Digital
 S.p.A..........    (8,337)       --        --         --       --         --        --          --       --          --
Loss and
 divisional
 equity of the
 Metrology
 Division of DEA
 France S.A.....  L    --    L    --   L (3,808)  L   (598) L  (891)   L(1,382)  L  (880)   L   (125) L   --     L    --
                  --------   --------  --------   --------  -------    -------   -------    --------  -------    --------
Loss and
 divisional
 equity before
 combination
 adjustments....    (9,456)    (2,525)  (24,861)     7,685   (8,849)     5,118    (8,803)       (123)  (9,556)     (3,701)
COMBINATION
 ADJUSTMENTS
Elimination of
 loss
 attributable to
 Assembly
 Division.......    (1,003)     4,000     1,453      4,000      --       4,000       --        4,000      --        4,000
Restatement of
 divisional
 equity of DEA
 France S.A.....       --         --        --       1,331      --       1,331       --          --       --          --
Elimination of
 research and
 development
 costs..........    (5,895)   (13,926)     (463)   (14,388)   2,935    (11,453)    1,467     (12,921)   1,467      (9,986)
Amortization of
 deferred
 charges........      (616)      (616)      --         --       --         --        --          --       --          --
Warranty
 installation
 reserve
 provision......       --        (600)      --        (600)     --        (600)      --         (600)     --         (600)
Provision for
 obsolete and
 slow moving
 inventory......      (500)    (5,000)      --      (5,000)   2,200     (2,800)      --       (5,000)     --       (2,800)
Other
 adjustments on
 inventory and
 fixed assets...    (1,828)    (1,273)     (495)    (2,673)    (259)    (2,244)        7      (2,652)     444      (1,800)
Other
 adjustments
 arising on
 combination....       972       (640)      133       (450)     113       (337)       57        (393)      56        (281)
                  --------   --------  --------   --------  -------    -------   -------    --------  -------    --------
Per accompanying
 combined
 financial
 statements.....  L(18,326)  L(20,580) L(24,233)  L(10,095) L(3,860)   L(6,985)  L(7,272)   L(17,689) L(7,589)   L(15,168)
                  ========   ========  ========   ========  =======    =======   =======    ========  =======    ========
U.S. Dollars....                                            $(2,434)   $(4,404)                       $(4,785)   $ (9,564)
                                                            =======    =======                        =======    ========

  The assets and liabilities of the subsidiaries are combined on a line-by-line basis and the carrying value of investments is eliminated against the related divisional equity accounts.

  All significant intercompany transactions and balances within the DEA Metrology Activities of Finmeccanica are eliminated. Unrealized intercompany profits and the gains and losses arising from transactions within the Division are also eliminated.

  The financial statements of the foreign entities are translated into Italian Lire using the year-end exchange rate for balance sheet items and the average exchange rate for the year for the income statement. Differences arising on translation are recorded in a component of divisional deficit.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

 Interim consolidated financial statements

  The consolidated financial statements for the six months ended June 30, 1993 and June 30, 1994 and the related notes are unaudited and in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the results of these periods. The results for the six months ended June 30, 1994 are not necessarily indicative of the results to be expected for the entire year.

 Revenue recognition

  Revenues and all costs (including costs of installation and training) of standardized machines are recognized upon shipment to the customer.

  In the exceptional case of large or long term projects, where machines may require integration into complex manufacturing operations over an extended period of time, revenue is recognized on the percentage of completion method. Under the percentage of completion method, revenue and gross profit are recognized as work is performed based on the relationship between actual costs incurred and the total estimated costs at completion. Revenues and gross profits are adjusted prospectively for revisions in estimated total contract costs and contract revenues. Estimated losses are recorded when identified.

  In addition, the Division earns revenue from the servicing of its equipment, in certain instances under service contracts. Revenue under such contracts is recognized on a straight line basis over the life of the contract.

 Foreign currency transactions

  Gains and losses resulting from foreign currency transactions and the remeasurement of foreign currency balances and accounts denominated in foreign currencies are included in the determination of net income in the period in which they occur.

 Inventories

  Inventories are stated at the lower of cost or market value, with cost principally determined on an average basis. Cost is comprised of direct materials, labor and manufacturing overhead.

  An allowance is provided to account for slow moving and obsolete inventory.

 Government grants

  Government grants in respect of research and development projects and other revenue items are recognized in the income statement when all the terms and conditions of the grant have been met.

 Property, plant, and equipment

  All property, plant, and equipment is recorded at historical cost.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

  Depreciation is calculated so as to write off the cost of property, plant, and equipment on a straight line basis over the expected useful lives of the assets concerned. The principal rates used for this purpose are:

Property................ 10%
Leasehold improvements.. shorter of, the life of the asset or the term of the lease
Machinery, equipment,
 and tools.............. 10%--25%
Office furniture and
 equipment.............. 12%--18%
Motor vehicles.......... 20%

  Maintenance and repair expenses are charged to operations as incurred.

 Other non-current assets and deferred charges

  Intangibles, including goodwill, software, and deferred charges included within non-current assets and deferred charges are amortized primarily over five years, their expected economic life.

 Research and development

  The Division's research and development department is responsible for product design, development, and refinement. All costs of the department are charged to operations as they are incurred.

 Income taxes

  Income taxes are provided in accordance with applicable local tax regulations. Deferred income taxes are provided in accordance with Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes" for temporary differences between financial statements carrying amounts and the corresponding tax bases of assets and liabilities.

 Warranty costs

  Warranty costs are provided for at the time of product shipment.

 Termination indemnities

  In accordance with Italian severance pay statutes, an employee benefit is accrued for service to date and is payable immediately upon separation. The cost of providing these benefits is accounted for in accordance with Financial Accounting Standards Board Statement No. 112 "Employers Accounting for Postemployment Benefits".

 Information expressed in U.S. Dollars

  The combined financial statements are stated in Italian Lire, the currency of the country in which the divisions principal legal entity and market is located. The translation into U.S. Dollars amounts is included solely for the convenience of readers and has been made at the rate of Italian Lire 1,586 to U.S. 1, the approximate rate of exchange at June 30, 1994, for December 31, 1993. Such translation should not be construed as representation that the Italian Lire amounts could be converted into U.S. Dollars at that or any other rate.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

NOTE 2--OPERATIONS BY GEOGRAPHIC AREA

  The divisions operations are conducted in various countries around the world. The geographic analysis of the division's net sales, net loss, and identifiable assets is set out below:

                          12/31/91  12/31/92  12/31/93  12/31/93  06/30/93  06/30/94  06/30/94
                          --------  --------  --------  --------  --------  --------  --------
NET SALES BY GEOGRAPHIC
 MARKET:
 Italy..................  L 61,850  L 61,916  L 74,549  $ 47,004  L 37,669  L 30,664  $ 19,334
 United States..........    23,858    30,990    54,309    34,243    17,562    21,527    13,573
 France, Germany, and
  Spain.................    24,912    23,784    39,352    24,812    23,058    16,983    10,708
 Japan..................     7,042     8,059    10,087     6,360     1,098     2,320     1,463
 Other..................       --        --        --        --        --        --        --
                          --------  --------  --------  --------  --------  --------  --------
                          L117,662  L124,749  L178,297  $112,419  L 79,387  L 71,494  $ 45,078
                          ========  ========  ========  ========  ========  ========  ========
NET SALES FROM THE
 ITALIAN OPERATIONS:
 Domestic...............  L 34,781  L 28,070  L 40,815  $ 25,734  L 24,161  L 12,505  $  7,884
 Other European.........    20,825    20,182    15,797     9,960     6,452     5,785     3,648
 Rest of the world......     6,244    13,664    17,937    11,310     7,056    12,374     7,802
                          --------  --------  --------  --------  --------  --------  --------
                          L 61,850  L 61,916  L 74,549  $ 47,004  L 37,669  L 30,664  $ 19,334
                          ========  ========  ========  ========  ========  ========  ========
TRANSFERS BETWEEN
 GEOGRAPHIC OPERATIONS:
 From Italy.............  L 14,909  L 25,927  L 40,322  $ 25,424  L 22,029  L 18,725  $ 11,806
 From France, Germany,
  and Spain.............     1,152     6,855       925       583       321        20        13
 From United States.....       --        243       --        --         17        39        25
 From Japan.............        16        70       --        --         50       --        --
                          --------  --------  --------  --------  --------  --------  --------
                          L 16,077  L 33,095  L 41,247  $ 26,007  L 22,417  L 18,784  $ 11,844
                          ========  ========  ========  ========  ========  ========  ========
NET LOSS:
 Italy..................  L(12,627) L(17,096) L  4,077  $  2,571  L    (60) L (2,878) $ (1,815)
 France, Germany, and
  Spain.................      (460)   (4,460)   (2,084)   (1,314)   (2,384)   (1,928)   (1,216)
 United States..........    (5,290)   (2,315)   (4,928)   (3,107)   (2,719)   (1,670)   (1,053)
 Japan..................        51      (362)     (925)     (584)   (2,109)   (1,113)     (701)
                          --------  --------  --------  --------  --------  --------  --------
                          L(18,326) L(24,233) L (3,860) $ (2,434) L (7,272) L (7,589) $ (4,785)
                          ========  ========  ========  ========  ========  ========  ========
IDENTIFIABLE ASSETS:
 Italy..................            L131,218  L108,043  $ 68,123  L120,599  L101,696  $ 64,121
 France, Germany, and
  Spain.................              21,234    31,033    19,567    23,462    28,924    18,237
 United States..........              28,525    40,513    25,544    25,257    34,203    21,566
 Japan..................               3,478     7,069     4,457     2,772     4,536     2,860
                                    --------  --------  --------  --------  --------  --------
                                    L184,455  L186,658  $117,691  L172,090  L169,359  $106,784
                                    ========  ========  ========  ========  ========  ========

  Identifiable assets by geographic area are those assets used specifically by the Division's operations in each geographic area. Interdivisional transfers between geographic areas are generally priced to recover costs plus a reasonable amount of profit and have been eliminated from combined net sales.

NOTE 3--RESTRUCTURING COSTS

  The Division recorded restructuring costs of Lire 823 ($518) and Lire 2,949 during fiscal years 1993 and 1992, respectively.

  The 1993 restructuring charges reflect the severance costs relating to the dismissal of employees at the Metrology Division of DEA France S.A.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

  The 1992 restructuring charge relates to Lire 2,432 of social security and pension costs that the Italian Division is obliged to pay following the agreement with employees to take early retirement and Lire 517 to the costs of dismissing 30 employees at the Metrology Division of DEA France S.A.

NOTE 4--OPERATING INCOME

  The operating income for the year is stated after charging the costs of the Division's research and development department of Lire 8,290 ($5,227) for 1993 (Lire 8,200 and Lire 10,900 for 1992 and 1991, respectively) and after crediting government grants receivable of Lire 2,410 ($1,520) (Lire 500 in 1992).

NOTE 5--INTERCOMPANY BALANCES AND TRANSACTIONS

  The Division is a member of an affiliated group of companies controlled by IRI Finmeccanica, an Italian state owned financial holding entity. The transactions with affiliated companies during the years and the respective balances at the year ends and quarter ends are summarized as follows:

 Trade receivables from affiliates included in accounts receivable

                                   12/31/92 12/31/93 12/31/93 06/30/94 06/30/94
                                   -------- -------- -------- -------- --------
Alfa Romeo Avio...................   L--     L2,788   $1,758   L2,603   $1,641
Alenia group......................    --        281      131      531      335
Sistemi di Assemblaggio
 Robotizzato S.p.A................    --        207      177      269      170
Ansaldo group.....................    --        137       86       42       26
Elsag Bailey (a division of
 Finmeccanica S.p.A.).............    234        49       31       49       31
Other affiliated companies........    298        29       18       22       13
                                     ----    ------   ------   ------   ------
                                     L532    L3,491   $2,201   L3,516   $2,216
                                     ====    ======   ======   ======   ======

  Sales to affiliated companies during the years ending December 31, 1993 and 1992 were Lire 3,339 ($2,105) and Lire 111 respectively. Sales to affiliated companies during the six months ending June 30, 1994 and 1993 were Lire 1,132 ($714) and Lire 847, respectively.

 Trade payables from affiliates included in accounts payable

                                    12/31/92 12/31/93 12/31/93 06/30/94 06/30/94
                                    -------- -------- -------- -------- --------
Elsag Sistemi......................   L11      L11      $ 7      L--      $--
Other affiliated companies.........   --       --       --       --        --
                                      ---      ---      ---      ---      ----
                                      L11      L11      $ 7      L--      $--
                                      ===      ===      ===      ===      ====

 Other receivables from affiliates

                                   12/31/92 12/31/93 12/31/93 06/30/94 06/30/94
                                   -------- -------- -------- -------- --------
CURRENT ACCOUNTS
Savafactoring S.p.A............... L   --     L--      $--      L--      $--
Elsag Bailey France...............     --      --       --       --       --
Sistemi di Assemblaggio
 Robotizzato S.p.A................     --      --       --       --       --
Cofiri Factor S.p.A...............  10,214     --       --       --       --
Finmeccanica S.p.A................   3,169     --       --       --       --
                                   -------    ----     ----     ----     ----
                                   L13,383    L--      $--      L--      $--
                                   =======    ====     ====     ====     ====

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)
  The current account operated with Savafactoring S.p.A. is used for invoice factoring and discounting. The other current accounts are utilized to settle commercial transactions between the Companies. Interest is charged/credited to the accounts at normal commercial bank rates. Interest income during 1993 on such short-term lending amounted to Lire 353 ($219) (Lire 109 for 1992).

 Other payables to affiliates

                                   12/31/92 12/31/93 12/31/93 06/30/94 06/30/94
                                   -------- -------- -------- -------- --------
CURRENT ACCOUNTS AND SHORT-TERM
 LOANS
Elsag Bailey (a division of
 Finmeccanica S.p.A.)............. L 1,195  L19,292  $12,164  L28,172  $17,763
Finmeccanica S.p.A.--Lire.........  25,000   36,229   22,843   31,909   20,119
- --other currencies................  24,065   14,994    9,454   23,245   14,657
Elsag Bailey Inc..................  28,336      --       --       --       --
                                   -------  -------  -------  -------  -------
                                    78,596   70,515   44,461   83,326   52,539
OTHER PAYABLES
Other affiliates..................     --       773      487      181      114
                                   -------  -------  -------  -------  -------
                                   L78,596  L71,288  $44,948  L83,507  $52,653
                                   =======  =======  =======  =======  =======

  The Division, under the terms of informal agreements with the above affiliated companies, operates current accounts with them. The accounts are used to settle commercial transactions and to provide short-term finance. The current accounts bear interest at varying rates from 5.3% to 11.75% as determined by the commercial rates available for the currency in which the loans are denominated.

  The interest expense relating to such borrowings was Lire 7,960 ($5,018) for the year ended December 31, 1993 (Lire 8,134; and Lire 7,326 for 1992 and 1991, respectively).

  The interest expense relating to such borrowings was Lire 3,629 ($2,288) for the period ended June 30, 1994 and Lire 3,499 for the six months ended June 30, 1993.

 Long-term affiliated debt

  The Division has a long-term loan from Elsag Bailey, a division of Finmeccanica. The terms, conditions, and amount repayable under the loan are detailed in Note 14 .

  Interest charged on this loan was Lire 725 ($457) for the year ended December 31, 1993 (Lire 1,025; and Lire 1,325 for 1992 and 1991, respectively).

  Interest charged on this loan was Lire 300 ($189) for the period ended June 30, 1994 and Lire 425 for the six months ended June 30, 1993.

 Other transactions involving affiliated companies

a. On December 29, 1992, the Division's Spanish subsidiary, DEA Iberica S.A. sold its freehold buildings to Elsag Bailey for Lire 3,208. The sales price was based on an appraisal by an independent firm of qualified appraisers. The profit realized on the sale of Lire 766 has been included as "other income (expenses)" in the combined statement of income.

  On January 4, 1993, DEA Iberica S.A. signed an agreement whereby it undertook to rent the property from Elsag Bailey (a division of Finmeccanica S.p.A.) for an annual fixed rent of Pesetas 30,600,000

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

  (Lire 367 ($231)) based on the exchange rate of 12 Italian Lire to the Spanish Peseta in existence at June 30, 1994 for a period of five years. The contract is renewable, at the option of both parties, at the end of the five year period. In this case, the annual rent will be revised and may be adjusted to account for inflation in the previous five years. The new agreed upon rent will be indexed linked from year six onwards. Rent charged to operations in the period to June 30, 1994 amounted to Lire 181 ($114) and Lire 182 in the six months ended June 30, 1993.

b. DEA S.p.A. rents its premises in Moncalieri from Elsag Bailey S.p.A. under the terms of a rental agreement. The agreement commenced on January 1, 1992 and expires on December 31, 1997. The minimum annual rent payable under the contract is Lire 1,300 per annum. The rent is adjusted to account for inflation at the beginning of each year. Rent charged to operations in the period to June 30, 1994 totalled Lire 674 ($425) and Lire 673 in the six months ended June 30, 1993.

  DEA S.p.A. is responsible for all maintenance and repair costs to the buildings during the period of the contract.

NOTE 6--ACCOUNTS RECEIVABLE

  The accounts receivable balance is composed of the following:

                                   12/31/92  12/31/93  12/31/93  06/30/94  06/30/94
                                   --------  --------  --------  --------  --------
Trade receivables--external
 customers........................ L75,472   L81,626   $51,467   L69,727   $43,965
Trade receivables--affiliated
 customers........................     532     3,491     2,201     3,516     2,216
                                   -------   -------   -------   -------   -------
                                    76,004    85,117    53,668    73,243    46,181
Allowance for doubtful accounts...  (1,253)   (1,385)     (874)   (1,304)     (822)
                                   -------   -------   -------   -------   -------
                                   L74,751   L83,732   $52,794   L71,939   $45,359
                                   =======   =======   =======   =======   =======

  Included in the trade receivables balance are receivables of Lire 10,976 ($6,921), (Lire 5,230 for 1992) from one customer which accounted for approximately 11% (12% in 1992) of the combined sales of the Metrology Division of Finmeccanica S.p.A. There were no customers accounting for more than 10% of the combined sales in the six months ending June 30, 1994.

NOTE 7--INVENTORIES

  Inventories consist of the following:

                                   12/31/92  12/31/93  12/31/93  06/30/94  06/30/94
                                   --------  --------  --------  --------  --------
Parts, raw materials, and
 supplies......................... L31,399   L21,689   $13,675   L22,207   $14,002
Semi-finished goods...............  23,134    21,236    13,390    22,241    14,023
Finished goods....................  22,802    33,250    20,965    30,996    19,544
                                   -------   -------   -------   -------   -------
                                    77,335    76,175    48,030    75,444    47,569
Provision for slow moving and
 obsolete inventory...............  (8,626)   (9,087)   (5,730)   (9,129)   (5,756)
                                   -------   -------   -------   -------   -------
                                   L68,709   L67,088   $42,300   L66,315   $41,813
                                   =======   =======   =======   =======   =======

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)
NOTE 8--OTHER CURRENT ASSETS

  Other current assets consist of the following:

                                   12/31/92 12/31/93 12/31/93 06/30/94 06/30/94
                                   -------- -------- -------- -------- --------
Government grants receivable......  L2,684   L4,861   $3,065   L4,578   $2,887
Prepaid expenses..................     983    2,180      706    1,837    1,158
Advances to employees.............     526      343      742    1,278      806
Prepaid social security
 contributions....................     500    1,177    1,375      955      602
VAT and other taxes recoverable...     410    1,120      216      409      258
Other.............................   1,308      171      109      689      433
                                    ------   ------   ------   ------   ------
                                    L6,411   L9,852   $6,213   L9,746   $6,144
                                    ======   ======   ======   ======   ======

  The net increase from December 1992 to December 1993 in government grants receivable reflects the following:

  . the recognition of Lire 2,410 ($1,520) of grants in the combined statement of operations following approval of the grant project and completion of the terms and conditions of the grant;

  .  the receipt of Lire 233 ($147) of government grants.

NOTE 9--PROPERTY, PLANT, AND EQUIPMENT

  Property, plant, and equipment consists of the following:

                              12/31/92  12/31/93  12/31/93  06/30/94  06/30/94
                              --------  --------  --------  --------  --------
Property..................... L     79  L     79  $     50  L     79  $     50
Leasehold improvements.......    2,623     2,879     1,815     3,296     2,078
Machinery, equipment, and
 tools.......................   25,576    28,553    18,003    26,950    16,992
Office equipment and furni-
 ture........................   10,415    11,453     7,221    11,772     7,422
Motor vehicles...............      796       926       586     1,455       918
                              --------  --------  --------  --------  --------
                                39,489    43,890    27,675    43,552    27,460
Less: Accumulated deprecia-
 tion........................  (29,931)  (34,549)  (21,785)  (34,935)  (22,027)
                              --------  --------  --------  --------  --------
                              L  9,558  L  9,341  $  5,890  L  8,617  $  5,433
                              ========  ========  ========  ========  ========

  Depreciation charges relative to property, plant, and equipment were as follows:

                            YEAR ENDED DECEMBER 31,   SIX MONTHS ENDED JUNE 30,
                          --------------------------- ----------------------------
                           1991   1992   1993   1993  6/30/93   6/30/94   6/30/94
                          ------ ------ ------ ------ --------  --------  --------
Depreciation charges..... L4,285 L4,128 L3,813 $2,404   L1,887    L1,497   $   944
                          ------ ------ ------ ------ --------  --------   -------

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)
NOTE 10--OTHER NON-CURRENT ASSETS AND DEFERRED CHARGES

  Other non-current assets and deferred charges consist of the following:

                              YEAR ENDED DECEMBER 31, SIX MONTHS ENDED JUNE 30,
                              ----------------------- -------------------------
                               1992    1993    1993       1994         1994
                              ------- ------- ------- ------------ ------------
Goodwill.....................  L3,656  L2,886 $ 1,820       L2,455 $      1,548
Deposits.....................     457     779     491          485          306
Loans to employees...........     387     433     188          340          214
Advance to distributor.......     --      317     200          294          185
Software costs...............   1,319     298     273          266          168
Trade licenses and technical
 rights......................     212     157      99          133           84
Other deferred charges.......   1,308   1,226     772        1,087          686
                              ------- ------- ------- ------------ ------------
                               L7,339  L6,096 $ 3,843       L5,060 $      3,191
                              ======= ======= ======= ============ ============

  Amortization charges relative to other non-current assets and deferred charges were as follows:

                           YEAR ENDED DECEMBER 31,   SIX MONTHS ENDED JUNE 30,
                         --------------------------- --------------------------
                          1991   1992   1993   1993    1993     1994     1994
                         ------ ------ ------ ------ -------- -------- --------
Amortization charge in
 the year............... L1,356 L1,590 L1,877 $1,184     L836     L750 $    473
                         ------ ------ ------ ------ -------- -------- --------

  The written down value of the goodwill at December 31, 1993 consists of Lire 2,033 ($1,282) (Lire 2,647 for 1992) and at June 30, 1994, Lire 1,726 ($1,088)
representing the excess of the purchase cost over the net assets acquired from Prima Industrie S.p.A. in 1990 and 1991 and Lire 853 ($538) (Lire 1,009 in
1992) arising from the acquisition of the Renault Automation business by the Metrology Division of DEA France S.A. in July 1992.

NOTE 11--BORROWINGS AND CURRENT MATURITIES OF DEBT

  Borrowings and current maturities of debt consist of the following:

                                    12/31/92 12/31/93 12/31/93 06/30/94 06/30/94
                                    -------- -------- -------- -------- --------
Bank overdrafts and other short-
 term borrowings..................  L13,538  L39,163  $24,693  L30,458  $19,204
Current portion of long-term debt.    7,706    7,920    4,994    7,692    4,850
                                    -------  -------  -------  -------  -------
                                    L21,244  L47,083  $29,687  L38,150  $24,054
                                    =======  =======  =======  =======  =======

  The composition of the bank overdrafts and other short term borrowings by currency is as follows:

                                    12/31/92 12/31/93 12/31/93 06/30/94 06/30/94
                                    -------- -------- -------- -------- --------
U.S. Dollars....................... L    54  L26,757  $16,871  L20,618  $13,000
Italian Lire.......................   2,026    1,040      656      --       --
Deutsche Mark......................   5,071    4,436    2,797    3,985    2,513
Japanese Yen.......................   1,713    2,597    1,637    1,987    1,252
French Francs......................   4,674    4,333    2,732    3,868    2,439
Other currencies...................     --       --       --       --       --
                                    -------  -------  -------  -------  -------
                                    L13,538  L39,163  $24,693  L30,458  $19,204
                                    =======  =======  =======  =======  =======

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

  As of December 31, 1992, the Division maintained relationships with banks providing the following credit lines:

                                                            CREDIT LINE UTILIZED
                                                            ----------- --------
Bank overdraft and short-term loans........................   L47,851   L11,538
Invoice discounting facilities.............................     2,000     2,000
                                                              -------   -------
                                                              L49,851   L13,538
                                                              =======   =======

  As of December 31, 1993, the Division maintained relationships with banks providing the following credit lines:

                                      CREDIT LINE UTILIZED CREDIT LINE UTILIZED
                                      ----------- -------- ----------- --------
Bank overdraft and other short-term
 borrowings..........................   L61,707   L39,163    $38,303   $24,310
                                        =======   =======    =======   =======

  As of June 30, 1994, the Division maintained relationships with banks providing the following credit lines:

                                      CREDIT LINE UTILIZED CREDIT LINE UTILIZED
                                      ----------- -------- ----------- --------
Bank overdraft and other short-term
 borrowings..........................   L63,000   L30,458    $39,723   $19,204
                                        =======   =======    =======   =======

  The weighted average interest rates on deposits and borrowings are as follows:

                                                BORROWINGS         DEPOSITS
                                             ----------------- -----------------
                                             12/31/92 12/31/93 12/31/92 12/31/93
                                             -------- -------- -------- --------
U.S. Dollars--overdraft.....................    --       4.0%    --       --
Italian Lire--overdraft.....................   17.5%    13.7%    7.0%     3.0%
Deutsche Mark--overdraft....................   10.9%    10.3%    --       --
Japanese Yen--overdraft.....................    4.0%     4.0%    --       --
French Francs--short-term loan..............   12.0%    12.0%    --       --

                                                             BORROWINGS DEPOSIT
                                                              06/30/94  06/30/94
                                                             ---------- --------
U.S. Dollars--overdraft.....................................     4.0%     --
Italian Lire--overdraft.....................................    13.7%     3.0%
Deutsche Mark--overdraft....................................    10.3%     --
Japanese Yen--overdraft.....................................     4.0%     --
French Francs--short-term loan..............................    12.0%     --

  The total interest expense during respect of short and long-term borrowings from both external and affiliated sources was Lire 5,416 ($3,415) and Lire 5,953 for the first half of 1994 and 1993, respectively, and was Lire 12,485 ($7,872) and Lire 15,272 for 1993 and 1992, respectively.

NOTE 12--ACCOUNTS PAYABLE

  The accounts payable balance is composed of the following:

                                   12/31/92 12/31/93 12/31/93 06/30/94 06/30/94
                                   -------- -------- -------- -------- --------
Accounts payable--external
 suppliers........................ L33,642  L25,921  $16,344  L23,580  $14,868
Accounts payable--affiliated
 suppliers........................      11       11        7      --       --
                                   -------  -------  -------  -------  -------
                                   L33,653  L25,932  $16,351  L23,580  $14,868
                                   -------  -------  -------  -------  -------

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

NOTE 13--ACCRUED EXPENSES AND OTHER LIABILITIES

  Accrued expenses and other liabilities consist of the following:

                                   12/31/92 12/31/93 12/31/93 06/30/94 06/30/94
                                   -------- -------- -------- -------- --------
Payroll and other related
 liabilities...................... L10,243   L5,824  $ 3,672   L5,542  $ 3,494
Value added tax and other
 taxation.........................   1,814    4,078    2,571    3,044    1,919
Accrued commissions...............   2,539    3,287    2,073    3,957    2,495
Social security contributions on
 early retirement of staff........   2,431    2,109    1,330      --       --
Advances from customers and
 deferred income..................   5,627    2,040    1,286    1,761    1,110
Accrued interest..................   2,611    1,791    1,129      342      216
Warranty reserve..................   1,003    1,679    1,058    2,606    1,643
Provision for redundancy costs....     --       535      337      --       --
Other accruals....................   3,236    3,645    2,299    3,728    2,351
                                   -------  -------  -------  -------  -------
                                   L29,504  L24,988  $15,755  L20,980  $13,228
                                   =======  =======  =======  =======  =======

NOTE 14--LONG-TERM DEBT

  Long-term debt consists of the following

                                       12/31/92          12/31/93          06/30/94
                                   ----------------- ----------------- -----------------
                                   CURRENT LONG-TERM CURRENT LONG-TERM CURRENT LONG-TERM
            THIRD PARTY DEBT       PORTION  PORTION  PORTION  PORTION  PORTION  PORTION
            ----------------       ------- --------- ------- --------- ------- ---------
  5.5%  Unsecured loan from
         Istituto Mobiliare
         Italiano (IMI) repay-
         able in semi-annual in-
         stallments expiring in
         July 1996. The original
         capital amount was Lire
         3,563..................    L453    L1,521    L479    L1,041    L493     L790
 10.05% Unsecured loan from IMI
         repayable in semi-an-
         nual installments ex-
         piring in October 1996.
         The original capital
         amount was Lire 2,250..     288     1,024     371       711     327      544
 10.05% Unsecured loan from IMI
         repayable in semi-an-
         nual installments ex-
         piring in October 1996.
         The original capital
         amount was Lire 783....     101       364     110       254     115      195
 10.05% Unsecured loan from IMI
         repayable in semi-an-
         nual installments ex-
         piring in October 1996.
         The original capital
         amount was Lire 1,827..     233       824     320       570     263      436
 12.33% Unsecured loan from
         Mediocredito Piemontese
         repayable in semi-an-
         nual installments ex-
         piring in April 1994.
         The original capital
         amount was Lire 953....     159       159     159       --      --       --
  9.07% Unsecured loan from
         Mediocredito Piemontese
         repayable in semi-an-
         nual installments ex-
         piring in April 1994.
         The original capital
         amount was Lire 1,167..     168       167     167       --      --       --

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

                                       12/31/92          12/31/93          06/30/94
                                   ----------------- ----------------- -----------------
                                   CURRENT LONG-TERM CURRENT LONG-TERM CURRENT LONG-TERM
            THIRD PARTY DEBT       PORTION  PORTION  PORTION  PORTION  PORTION  PORTION
            ----------------       ------- --------- ------- --------- ------- ---------
 12.39% Unsecured loan from the
         Ministry of Industry
         repayable in annual in-
         stallments expiring in
         October 1996. The orig-
         inal capital amount was
         Lire 787...............   L   71   L   505  L   79   L   427  L   79   L  427
  8.28% Unsecured loan from the
         Ministry of Industry
         repayable in annual
         installments commencing
         in 1995 and expiring in
         2004. The total amount
         of the loan is Lire
         1,916 with Lire 1,505
         received as of December
         31, 1992...............      --      1,505     --      1,505     127    1,743
 11.76% Unsecured loan from the
         Ministry of Industry
         repayable in annual in-
         stallments expiring in
         1999. The original cap-
         ital amount was Lire
         586....................       47       425      26       372      53      345
 12.36% Unsecured loan from the
         Ministry of Industry
         repayable in annual in-
         stallments expiring in
         1999. The original cap-
         ital amount of the loan
         was Lire 2,344.........      186     1,713     209     1,504     235    1,269
                                   ------   -------  ------   -------  ------   ------
        Total third party long
         term debt..............    1,706     8,207   1,920     6,384   1,692    5,749
                                   ------   -------  ------   -------  ------   ------
        AFFILIATED DEBT
   5.0% Unsecured loan from
         Elsag Bailey repayable
         in annual installments
         of Lire 6,000 expiring
         in June 1995...........    6,000    12,000   6,000     6,000   6,000      --
                                   ------   -------  ------   -------  ------   ------
        Total long-term debt....   L7,706   L20,207  L7,920   L12,384  L7,692   L5,749
                                   ======   =======  ======   =======  ======   ======
        U.S. Dollars............                     $4,994   $ 7,808  $4,850   $3,625
                                                     ======   =======  ======   ======

  The repayment of long-term debt outstanding at December 31, 1993 is scheduled as follows:

 YEAR                                                  ITALIAN LIRE U.S. DOLLARS
 ----                                                  ------------ ------------
1994..................................................     7,920        4,994
1995..................................................     7,756        4,890
1996..................................................     1,904        1,201
1997..................................................       636          401
1998..................................................       707          446
Thereafter............................................     1,381          871
                                                          ------       ------
                                                          20,304       12,803
                                                          ======       ======

  Interest charged to the income statement in the period in respect of long-term debt was Lire 1,469 ($926) (Lire 1,919 and Lire 2,446 for 1992 and 1991, respectively) for the year ended December 1993, of which Lire 725 ($457) (Lire 1,025 and Lire 1,325 for 1992 and 1991, respectively) relates to the loan from Elsag Bailey (a division of Finmeccanica S.p.A.).

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

  Interest charged to the income statement in the period in respect of long term debt was Lire 553 ($349) (Lire 821 in 1993) for the period ended June 30, 1994, of which Lire 300 ($189) (Lire 425 in 1993) relates to the loan from Elsag Bailey (a division of Finmeccanica S.p.A.).

NOTE 15--TERMINATION INDEMNITIES

  Movements in the reserve for employees termination indemnities are as follows:

                                                   12/31/92  12/31/93  06/30/94
                                                   --------  --------  --------
Balance at the beginning of the period............ L11,305   L11,346   L11,968
Provisions made during the period.................   2,247     2,037     1,132
Payments made during the period...................  (2,206)   (1,415)     (539)
                                                   -------   -------   -------
Balance at the end of the period.................. L11,346   L11,968   L12,561
                                                   -------   -------   -------
U.S. Dollars......................................           $ 7,546   $ 7,920
                                                             =======   =======

NOTE 16--INCOME TAXES

  The Division has no income tax liability due to losses made in the current and previous years. All fiscal years from 1988 are still open for examination by the fiscal authorities.

  The Division had a deferred tax asset which is summarized as follows:

                          12/31/91  12/31/92  12/31/93  12/31/93  06/30/93  06/30/94  06/30/94
                          --------  --------  --------  --------  --------  --------  --------
Tax losses available for
 carry forward (per
 filed tax returns).....  L  4,732  L 11,649  L 12,527  $  7,898  L 12,178  L 12,477  $  7,867
Deferral of research and
 development costs for
 tax purposes...........     7,269     5,423     3,890     2,453     5,181     3,125     1,970
Inventory valuation
 reserve and provision
 for warranty and
 installation costs.....     3,236     3,549     3,126     1,971     3,549     3,132     1,975
Deferred depreciation
 and amortization.......     1,075     1,347     1,435       905     1,347     1,170       738
Deferred maintenance
 costs..................        18       224       180       113       224       180       113
Other temporary timing
 differences............     1,340     1,352     2,224     1,402     1,220     2,224     1,402
                          --------  --------  --------  --------  --------  --------  --------
                            17,670    23,544    23,382    14,742    23,699    22,308    14,065
Valuation allowance.....   (17,670)  (23,544)  (23,382)  (14,742)  (23,699)  (22,308)  (14,065)
                          --------  --------  --------  --------  --------  --------  --------
Net deferred tax asset..  L    --   L    --   L    --   $    --   L    --   L    --   $    --
                          ========  ========  ========  ========  ========  ========  ========

  A valuation allowance has been made against the full amount of the deferred tax asset as the Division does not meet the "more likely than not" realization criteria.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

NOTE 17--FINMECCANICA S.P.A. INVESTMENT

                                             DEA S.P.A.
                              DEA S.P.A.     ADDITIONAL    DIVISIONAL
                             SHARE CAPITAL PAID IN CAPITAL   EQUITY    TOTAL
                             ------------- --------------- ---------- --------
At December 31, 1991.......     L 1,500        L   --       L 14,393  L 15,893
Reclassification of
 divisional equity of
 Digital Electronic
 Automation (USA) to
 accumulated deficit.......         --             --         (1,248)   (1,248)
                                -------        -------      --------  --------
At December 31, 1991 as
 restated..................       1,500            --         13,145    14,645
Increase in share capital..      14,800            --            --     14,800
Additional paid in capital.         --          15,247           --     15,247
Divisional equity of DEA
 France S.A................         --             --          4,993     4,993
                                -------        -------      --------  --------
At December 31, 1992.......      16,300         15,247        18,138    49,685
Elimination of Divisional
 equity of Digital
 Electronic Automation
 following conversion from
 a division of Elsag Bailey
 Inc. to a subsidiary of
 DEA S.p.A.................         --             --        (13,145)  (13,145)
                                -------        -------      --------  --------
At December 31, 1993.......     L16,300        L15,247      L  4,993  L 36,540
                                =======        =======      ========  ========
U.S. Dollars December 31,
 1993......................     $10,277        $ 9,614      $  3,148  $ 23,039
                                =======        =======      ========  ========
Divisional equity of the
 Metrology division of DEA
 France S.A. at December
 31, 1993 eliminated on
 consolidation following
 the purchase of the share
 capital of DEA France S.A.
 by DEA S.p.A..............         --             --         (4,993)   (4,993)
                                -------        -------      --------  --------
At June 30, 1994...........     L16,300        L15,247      L    --    L31,547
                                =======        =======      ========  ========
U.S. Dollars June 30, 1994.     $10,277        $ 9,614      $    --   $ 19,891
                                =======        =======      ========  ========

  On December 18, 1992, the share capital of DEA S.p.A. was increased to Lire 16,300 by the creation and issue of a further 14,800 shares to Finmeccanica S.p.A. In addition, Finmeccanica S.p.A. contributed a further Lire 16,700 as additional paid in capital, of which Lire 15,247 related to the Metrology Division of DEA S.p.A. These transactions were made in order to comply with the minimum capital requirement stipulated by Italian company law.

  The whole of the share capital of DEA S.p.A., consisting of 16,300,000 shares with a nominal value of 1,000 Italian Lire, is owned by Finmeccanica S.p.A.

  The divisional equity balance at December 31, 1992 is comprised of Lire 13,145 representing the common stock, paid in and contribution capital of Digital Electronic Automation Inc. at the date it was converted into a trading division of Elsag Bailey Inc. On October 31, 1993 the net asset deficiency (Divisional equity and accumulated deficit) was eliminated by means of a loan waiver from Elsag Bailey Inc. Subsequently, on November 1, 1993 the net assets of the division were sold at their net book value of zero to DEA S.p.A. Lire 4,993 representing the divisional capital of the Metrology Division of DEA France S.A. following its inclusion into the combined financial statements from January 1, 1992. On January 1, 1994 the non-metrology activities of DEA France S.A. were transferred to another Finmeccanica group entity and the shareholders' capital of the Company acquired by DEA S.p.A. The divisional net equity at December 31, 1993 was consequently eliminated on consolidation against the carrying value of the investment in DEA S.p.A. at June 30, 1994.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

  On August 18, 1993, Brown & Sharpe Manufacturing Company (Brown & Sharpe) announced that they had entered into a non-binding letter of intent to purchase the assets of the Metrology Division of Finmeccanica S.p.A. at June 30, 1993 with the exception of certain agreed upon exclusions and adjustments. In return for the disposal, Finmeccanica S.p.A. would receive 2.5 million shares of Class A Brown & Sharpe common stock and a contingent non-assignable right to obtain a further 950,000 shares of Class A Brown & Sharpe common stock. Such right would be exercisable only if during the five year period following the closing date of the transaction, the closing share price of Brown & Sharpe common stock equals or exceeds $15.00 per share for thirty non-consecutive business days over any twelve month period of time. At the date of this report, the transaction has not yet been completed.

NOTE 18--COMMITMENTS AND CONTINGENCIES

  The Company leases certain property and equipment under non-cancelable operating leases that expire in various years through to 2002. The property leases may be renewed upon expiry of the original term.

  Future minimum payments under operating leases with initial or unexpired terms of one year or more consisted of the following:

                                                          1992    1993    1993
                                                         ------- ------- -------
1993.................................................... L 5,659 L   --  $   --
1994....................................................   5,376   6,695   4,221
1995....................................................   4,940   5,681   3,582
1996....................................................   4,229   4,388   2,767
1997....................................................   3,193   3,891   2,453
1998....................................................     --      954     602
Thereafter..............................................     298     623     393
                                                         ------- ------- -------
                                                         L23,695 L22,232 $14,018
                                                         ======= ======= =======

  The total rental expense in respect of operating leases for the year ending December 31, 1993 was Lire 7,300 ($4,603) (Lire 5,524 and Lire 4,224 for 1992
and 1991, respectively).

NOTE 19--GOING CONCERN

  The Division has incurred substantial losses in recent years (1991: Lire 18,326, 1992: Lire 24,233, 1993: Lire 3,860 ($2,434)) and at June 30, 1994 had
a net asset deficiency of Lire 15,168 ($9,564).

  The ability of the Division to operate as a going concern has been dependent on the financial support of its parent company, Finmeccanica S.p.A.

  Under the terms of the non-binding letter of intent, described in Note 17 above, Brown & Sharpe is to assume existing debt of the DEA Metrology Activities of Finmeccanica up to the amount of $15 million. The ability of the Division to operate as a going concern is dependent upon the continuing financial support of its future owners and a return to profitable operations. Management forecasts this will occur in the foreseeable future as a result of the restructuring which has taken place and the completion of the contemplated transaction with Brown & Sharpe, which will substantially reduce the Division's borrowing needs.

NOTE 20--OTHER INCOME (EXPENSES)

  The 1991 net other income of Lire 10,688 includes a gain of Lire 11,618 that arose on the disposal of the factory premises at Moncalieri to an affiliated company following the reorganization of the divisions

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

operations in that year. No taxation was incurred on this transaction since the gain was fully offset against trading losses incurred in that year.

NOTE 21--ACCUMULATED DEFICIT

  The accumulated deficit at December 31, 1991 is stated net of the recapitalization transactions made in order to comply with the minimum capital requirements stipulated by Italian company law. Under these regulations, the shareholders, in general meeting, elect to eliminate part of the accumulated loss against issued share capital or additional capital injections.

                                                                       EXHIBIT C

                 FINANCIAL STATEMENTS OF ETS. PIERRE ROCH S.A.

                                                                           PAGE
                                                                           ----
Report of Independent Accountants--Kurt Schlotthauer (Expert Computable).. C-2
Balance Sheet as of December 31, 1992, 1993, and March 31, 1994 (Unau-
 dited)................................................................... C-3
Statement of Income (Loss) for the Years Ended December 31, 1991, 1992,
 and 1993 and for the Quarters Ended March 31, 1993 (Unaudited) and 1994
 (Unaudited).............................................................. C-4
Statement of Cash Flows for the Years Ended December 31, 1991, 1992, and
 1993 and for the Quarters Ended March 31, 1993 (Unaudited) and 1994 (Un-
 audited)................................................................. C-5
Notes to Financial Statements............................................. C-6

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of Ets. Pierre Roch S.A.:

  We have audited the accompanying balance sheets of Ets. Pierre Roch S.A. (the "Company") as of December 31, 1992 and 1993, and the related statements of income (loss) and accumulated losses and cash flows for each of the three years ended December 31, 1991, 1992 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1992 and 1993, and the results of its operations and its cash flows for each of the three years ended December 31, 1991, 1992 and 1993, in conformity with generally accepted accounting principles in the United States.

  As explained in Note 1 to the financial statements, on March 24, 1994, Brown & Sharpe Manufacturing Company acquired all the common stock of the Company from Diehl GmbH & Co., the Company's parent. The accompanying financial statements do not include any allocation of the purchase price or other adjustments to the Company's historical carrying values of assets and liabilities as a result of this transaction.

                                          Kurt Schlotthauer
                                          Docteur Es Sciences Economiques
                                          Wirtschaftsprufer
                                          Expert Comptable Diplome
                                          Commissaire Aux Comptes Inscrit

Paris, France
May 10, 1994

                             ETS. PIERRE ROCH S.A.

                                 BALANCE SHEET

            (FRENCH FRANCS IN THOUSANDS, U.S. DOLLARS IN THOUSANDS)

                                     AT DECEMBER 31,           AT MARCH 31,
                                ---------------------------  -----------------
                                  1992      1993     1993      1994     1994
                                --------  --------  -------  --------  -------
                                                               (UNAUDITED)
            ASSETS
Current assets:
Cash and cash equivalents...... FF   129  FF    86  $    15  FF   171  $    30
Accounts receivable, net of
 allowance for doubtful debts..   19,048    11,804    2,032    13,834    2,382
Other receivables..............    6,335     1,217      210     2,497      430
Inventories....................   26,331    22,838    3,932    21,955    3,781
Other current assets...........      --        --       --        --       --
                                --------  --------  -------  --------  -------
Total current assets...........   51,843    35,945    6,189    38,457    6,623
                                --------  --------  -------  --------  -------
Non-current assets:
Property, plant and equipment,
 net of accumulated
 depreciation..................    4,793     5,574      959     4,064      700
Other assets and deferred
 charges.......................      860     1,523      261     1,737      300
                                --------  --------  -------  --------  -------
Total non-current assets.......    5,653     7,097    1,222     5,801    1,000
                                --------  --------  -------  --------  -------
Total assets................... FF57,496  FF43,042  $ 7,409  FF44,258  $ 7,623
                                ========  ========  =======  ========  =======
 LIABILITIES AND STOCKHOLDERS'
             EQUITY
Current liabilities:
Borrowings and current
 maturities of debt............ FF24,310  FF15,891  $ 2,736  FF19,060  $ 3,282
Accounts payable...............    5,076     4,242      730     3,814      657
Other payables.................    2,123     1,785      307     3,814      656
Accrued expenses and other
 liabilities...................    7,646     7,161    1,233     5,953    1,029
                                --------  --------  -------  --------  -------
Total current liabilities......   39,155    29,079    5,006    32,641    5,624
                                --------  --------  -------  --------  -------
Non-current liabilities:
Long term debt.................    2,970     7,266    1,251     7,267    1,251
Retirement indemnities.........    3,000     3,000      516     3,000      516
                                --------  --------  -------  --------  -------
Total liabilities..............   45,125    39,345    6,773    42,908    7,391
                                --------  --------  -------  --------  -------
Stockholders' equity:
Stock..........................   11,750    11,750    2,023    11,750    2,023
Additional paid in Capital
Earnings employed in the
 business......................   (2,643)   (1,013)    (174)   (9,796)  (1,686)
Current period earnings........    1,716    (8,783)  (1,512)   (2,347)    (404)
Reserves.......................    1,548     1,743      299     1,743      299
Currency translation...........      --        --       --        --       --
                                --------  --------  -------  --------  -------
Total shareholders' equity.....   12,371     3,697      636     1,350      232
                                --------  --------  -------  --------  -------
Total liabilities and equity... FF57,496  FF43,042  $ 7,409  FF44,258  $ 7,623
                                ========  ========  =======  ========  =======

 The convenience translation into U.S. Dollars has been made using the exchange rate of 5.81 French Francs to U.S. $1 existing at March 31, 1994.

                       See notes to financial statements.

                             ETS. PIERRE ROCH S.A.

                           STATEMENT OF INCOME (LOSS)

            (FRENCH FRANCS IN THOUSANDS, U.S. DOLLARS IN THOUSANDS)

                               YEAR ENDED DECEMBER 31,           QUARTER ENDED MARCH 31,
                          -------------------------------------  --------------------------
                            1991      1992      1993     1993      1993      1994     1994
                          --------  --------  --------  -------  --------  --------  ------
                                                                    (UNAUDITED)
Net sales...............  FF97,771  FF79,072  FF57,311  $ 9,868  FF16,757  FF15,753  $2,713
Cost of products sold...    55,245    42,683    32,752    5,639     8,873     8,481   1,461
Selling, general and
 administration.........    42,215    36,135    30,394    5,233     8,296     8,196   1,411
Restructuring costs.....       --        --        --       --        --        --      --
Depreciation,
 amortization and
 reserves...............     1,106       504       203       34       320       840     145
                          --------  --------  --------  -------  --------  --------  ------
Operating income (loss)
 .......................      (795)     (250)   (6,038)  (1,038)     (732)   (1,764)   (304)
Interest expense, net...    (3,672)   (3,139)   (2,590)    (447)     (981)     (632)   (108)
Other income (expenses),
 net....................     1,584     5,105      (155)     (27)       16        49       8
                          --------  --------  --------  -------  --------  --------  ------
Net Income (loss).......  FF(2,883)  FF1,716  FF(8,783) $(1,512) FF(1,695) FF(2,347) $ (404)
                          ========  ========  ========  =======  ========  ========  ======


 The convenience translation into U.S. Dollars has been made using the exchange rate of 5.81 French Francs to U.S. $1 existing at March 31, 1994.

                       See notes to financial statements.

                             ETS. PIERRE ROCH S.A.

                            STATEMENT OF CASH FLOWS

            (FRENCH FRANCS IN THOUSANDS, U.S. DOLLARS IN THOUSANDS)

                               YEAR ENDED DECEMBER 31,           QUARTER ENDED MARCH 31,
                          -------------------------------------  -------------------------
                            1991      1992      1993     1993      1993      1994    1994
                          --------  --------  --------  -------  --------  --------  -----
                                                                            (UNAUDITED)
Cash provided by (used
 in) operations:
 Net loss...............  FF(2,883) FF 1,716  FF(8,783) $(1,512) FF(1,695) FF(2,347) $(404)
Adjustments to reconcile
 net income to net cash
 provided:
 Depreciation and
  amortization..........     2,240     1,718     1,425      245        60     1,510    260
 Other non-cash
  expenses and
  reserves..............       660    (5,487)     (149)     (26)      --        --     --
 Gain on sale of fixed
  assets................       --        --        (82)     (14)      --        --     --
Changes in working
 capital--
 (Increase) decrease
  in:
   Accounts receivable..       551    (6,480)    7,355    1,266     4,206    (3,310)  (570)
   Inventories..........     1,095     2,597     2,090      360      (281)      883    152
   Other current assets.       357      (460)      612      106        38       --       1
   Accounts payable.....    (4,759)     (441)    3,109      535       728       394     68
                          --------  --------  --------  -------  --------  --------  -----
Net cash used in
 operating activities...    (2,739)   (6,837)    5,577      960     3,056    (2,870)  (493)
                          --------  --------  --------  -------  --------  --------  -----
Cash flows from
 investing activities:
 Fixed assets
  additions.............    (2,381)   (1,019)   (1,669)    (287)     (198)      --     --
 Proceeds from sale of
  fixed assets..........     1,036     4,428       162       28       --        --     --
 Other investing
  activities............       138       137        10        2      (677)     (214)   (37)
                          --------  --------  --------  -------  --------  --------  -----
Net cash provided by
 (used in) investing
 activities.............    (1,207)    3,546    (1,497)    (257)     (875)     (214)   (37)
                          --------  --------  --------  -------  --------  --------  -----
Cash flows from
 financing activities:
 Borrowings and current
  maturities of long
  term debt.............     8,246     5,159     2,120      365       --      3,169    545
 Payment of long term
  debt..................    (4,023)   (2,301)   (6,243)  (1,075)   (2,192)      --     --
                          --------  --------  --------  -------  --------  --------  -----
Net cash provided by
 (used in) financing
 activities.............     4,223     2,858    (4,123)    (710)   (2,192)    3,169    545
                          --------  --------  --------  -------  --------  --------  -----
Cash and cash
 equivalents:
   Increase (decrease)
    during the period ..       277      (433)      (43)      (7)       11        85     15
   Beginning balance....       285       562       129       22       129        86     15
                          --------  --------  --------  -------  --------  --------  -----
   Ending balance.......  FF   562  FF   129  FF    86  $    15  FF   140  FF   171  $  30
                          --------  --------  --------  -------  --------  --------  -----
Supplementary cash flow
 information:
Net interest paid.......  FF 3,021  FF 2,791  FF 2,616  $   450  FF   --   FF   --   $ --
                          ========  ========  ========  =======  ========  ========  =====
Income taxes paid.......  FF 1,440  FF 1,505  FF 1,033  $   178  FF   --   FF   --   $ --
                          ========  ========  ========  =======  ========  ========  =====

 The convenience translation into U.S. Dollars has been made using the exchange rate of 5.81 French Francs to U.S. $1 existing at March 31, 1994.

                       See notes to financial statements.

                             ETS. PIERRE ROCH S.A.

                         NOTES TO FINANCIAL STATEMENTS
            (FRENCH FRANCS IN THOUSANDS; U.S. DOLLARS IN THOUSANDS)

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Business:

  The company manufactures and distributes precision measuring instruments and associated tools throughout France and to its affiliate Company in Germany.

 The Company:

  Ets. Pierre Roch is a wholly-owned subsidiary of Diehl GmbH & Co. ("Diehl").

 Sale of the Company:

  On March 24, 1994, Brown & Sharpe Manufacturing Company acquired all the common stock of the Company from Diehl. The financial statements do not include any allocations of the purchase price or other adjustments to the Company's historical carrying values of assets and liabilities as a result of this transaction.

 Interim Financial Statements:

  The financial statements for the quarters ended March 31, 1993 and 1994 and the related notes are unaudited and in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the results of the period. These results are not necessarily indicative of the results to be expected for the entire year.

 Translation of Foreign Currencies:

  The functional currency for the accounts of the Company is the local currency, the French Franc (FF). A translation of convenience has been applied in translating the financial statements into US Dollars at the rate prevailing at March 31 1994, US$1 - FF5.81. (FF1 = US$0.17).

 Revenue Recognition:

  Revenue is recognized upon shipment of product.

 Cash and Cash Equivalents:

  The Company considers all debt instruments purchased with a maturity of three months or less at the time of acquisition to be cash equivalents.

 Inventories:

  Inventories of finished measuring instruments are carried at the lower of average cost or market.

 Machinery and Equipment:

  Machinery and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight line and accelerated methods over the estimated useful lives of the assets of between two and ten years. Depreciation expenses was FF2,240, FF1,718, and FF1,425 ($245) for the years ended December 31, 1991, 1992, and 1993, respectively.

                             ETS. PIERRE ROCH S.A.

            (FRENCH FRANCS IN THOUSANDS; U.S. DOLLARS IN THOUSANDS)

  Repair and maintenance costs are expensed, while additions and betterments are capitalized. The cost and related accumulated depreciation of assets sold or retired are eliminated from the accounts and any gains or losses are reflected in earnings.

 Income Taxes:

  Due to losses in 1991 and 1993, no income taxes are payable. In accordance with Statement of Financial Accounting Standards No. 109, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns under the liability method. A valuation allowance is provided for when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

2. CURRENT ASSETS

INVENTORIES

                                                   DEC. 31,  DEC. 31,  DEC. 31,
                                                     1992      1993      1993
                                                   NET VALUE NET VALUE NET VALUE
                                                   --------- --------- ---------
   Raw materials and consumables.................. FF 5,399  FF 5,459   $  940
   Work in progress...............................    4,769     2,568      442
   Finished goods.................................   12,351    12,662    2,180
   Goods for sale.................................    2,685     1,876      323
   Payments on account............................    1,127       274       47
                                                   --------  --------   ------
                                                   FF26,331  FF22,839   $3,932
                                                   ========  ========   ======

 Valuation principles

  Raw materials and consumables and goods for sale are valued at purchasing cost. Purchasing cost is determined on a "weighted average cost" basis. Indirect purchasing costs amounting to 5% or 3% are also included, according to the geographic origin of the goods concerned.

  Work in progress and finished goods are valued at manufacturing cost, which includes:

  .  Cost of raw materials and consumables consumed
  . Individual and global costs based on an hourly rate applied to the average production time.

ACCOUNTS RECEIVABLES

 Trade debtors

                                                         1992     1993    1993
                                                       -------- -------- ------
Trade receivables..................................... FF13,979 FF10,988 $1,891
Short terms notes receivable..........................    4,808      485     83
Other.................................................    1,905    1,864    321
                                                       -------- -------- ------
Gross value...........................................   20,692   13,337  2,296
Allowance for doubtful accounts.......................    1,644    1,533    264
                                                       -------- -------- ------
Net value............................................. FF19,048 FF11,804 $2,032
                                                       ======== ======== ======

                             ETS. PIERRE ROCH S.A.

            (FRENCH FRANCS IN THOUSANDS; U.S. DOLLARS IN THOUSANDS)

  The depreciation of doubtful accounts is recorded without V.A.T., on a net basis.

 Other debtors

                                                            1992    1993   1993
                                                           ------- ------- ----
Advances to employees..................................... FF   35 FF  164 $ 28
Prepaid V.A.T.............................................     694     355   61
Taxes.....................................................     474     362   62
Other accounts receivable.................................     255     299   53
Group companies...........................................   4,877      37    6
                                                           ------- ------- ----
                                                           FF6,335 FF1,217 $210
                                                           ======= ======= ====

3. STOCKHOLDERS' EQUITY

  Net income appropriation December 31, 1992:

                                           1991      PLUS     MINUS      1992
                                         --------  --------  --------  --------
Capital stock........................... FF11,750  FF   --   FF   --   FF11,750
Revaluation reserve.....................      519       --        --        519
Statutory or contractural reserves......       50         5       --         55
Long term capital gains reserves........       79       695       --        774
Retained earnings.......................      941    (2,643)      941    (2,643)
Profit and loss account.................   (2,883)    1,716    (2,883)    1,716
Investment subsidies....................      174       138       112       200
                                         --------  --------  --------  --------
                                         FF10,630  FF   (89) FF(1,830) FF12,371
                                         ========  ========  ========  ========

  At December 31, 1992 and December 31, 1993, capital stock consists of 235,000 ordinary shares of F 50 each. The shareholders' list at December 31, 1993 is analysed below:

                                                                       NUMBER OF
                                                                        SHARES
                                                                       ---------
    Diehl GmbH & Co. .................................................  234,313
    Plachez...........................................................      180
    Marchal...........................................................       61
    Heckel............................................................       50
    Hederer...........................................................       50
    Hobrecker.........................................................       50
    Niethammer........................................................       50
    Around 26 people who own less than 50 shares each.................      246
                                                                        -------
                                                                        235,000
                                                                        =======

                             ETS. PIERRE ROCH S.A.

            (FRENCH FRANCS IN THOUSANDS; U.S. DOLLARS IN THOUSANDS)

  Net income appropriation December 31, 1993:

                                     1992      PLUS     MINUS    1993     1993
                                   --------  --------  ------- --------  ------
Capital stock....................  FF11,750  FF   --   FF  --  FF11,750  $2,022
Revaluation reserve..............       519       --       --       519      90
Statutory or contractural re-
 serves..........................        55        86      --       141      24
Long term capital gains reserves.       774       --       --       774     133
Retained earnings................    (2,643)    1,630      --    (1,013)   (174)
Profit and loss account..........     1,716    (8,783)   1,716   (8,783) (1,512)
Investment subsidies.............       200       170       61      309      53
                                   --------  --------  ------- --------  ------
                                   FF12,371  FF(6,897) FF1,777 FF 3,697  $  636
                                   ========  ========  ======= ========  ======


4. BANK LOANS AND OVERDRAFTS

  At December 31, 1992 and 1993, the Company's long term borrowings consisted of the following:


LONG-TERM DEBT

                                                          1992    1993    1993
                                                        -------- ------- ------
Diehl GmbH & Co. (current account)..................... FF 2,595 FF  --  $  --
Diehl GmbH & Co. (loan)................................      --    1,670    287
Bayerische Vereinsbank.................................      --    5,113    880
Aprodi.................................................      375     375     65
Accrued interest payable...............................      --      109     19
                                                        -------- ------- ------
                                                        F F2,970 FF7,267 $1,251
                                                        ======== ======= ======

SHORT-TERM DEBT

  "Borrowings and current maturities of debt" generally consists of bank loans, overdrafts and interest thereon.

5. OTHER INCOME (EXPENSES) NET

  This largely consists of gains and losses on sales of fixed assets.

6. OPERATING LEASES

  Minimum lease payments by year amount to the following:

                                                                         FF   $
                                                                         --- ---
       1994............................................................. 774 133
       1995 through 1999................................................ 598 103

  Rental payments amounted to FF835 for 1991, FF704 for 1992 and FF876 ($151) for 1993.

7. DISCOUNTED NOTES NOT YET MATURED

                                                      1991   1992   1993   1993
                                                     ------- ----- ------- ----
These notes amounted to............................. FF3,173 FF444 FF4,011 $690
                                                     ======= ===== ======= ====

                             ETS. PIERRE ROCH S.A.

                                ASSETS SCHEDULE
            (FRENCH FRANCS IN THOUSANDS, U.S. DOLLARS IN THOUSANDS)

8. FIXED ASSETS:
                                                BOOK VALUE BOOK VALUE BOOK VALUE
                                                 12/31/92   12/31/93   12/31/93
                                                ---------- ---------- ----------
  Lands........................................  FF  554    FF  554      $ 95
  Buildings....................................    1,043        827       142
  Plant & machinery............................    2,603      3,814       656
  Cars & trucks................................       77        --        --
  Computer & office equipment..................      516        379        66
                                                 -------    -------      ----
                                                 FF4,793    FF5,574      $959
                                                 =======    =======      ====

                                                                       EXHIBIT D

           FINANCIAL STATEMENTS OF MAUSER PRAZISIONS--MESSMITTEL GMBH

                                                                           PAGE
                                                                           ----
Report of Independent Accountants--Coopers & Lybrand
 Wirtschaftsprufungsgesellschaft Gesellschaft mit beschrankter Haftung...  D-2
Balance Sheet as of December 31, 1992, 1993, and March 31, 1994 (Unau-
 dited)..................................................................  D-3
Statement of Income (Loss) and Accumulated Losses for the Years Ended De-
 cember 31, 1991, 1992, and 1993, and for the Quarters Ended March 31,
 1993 (Unaudited) and 1994 (Unaudited)...................................  D-4
Statement of Cash Flows for the Years Ended December 31, 1991, 1992, and
 1993 and for the Quarters Ended March 31, 1993 (Unaudited) and 1994 (Un-
 audited)................................................................  D-5
Notes to Financial Statements............................................  D-6

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of Mauser Prazisions-Messmittel GmbH:

  We have audited the accompanying balance sheets of Mauser Prazisions-Messmittel GmbH (the "Company") as of December 31, 1992 and 1993, and the related statements of income (loss) and accumulated losses and cash flows for the period September 1, 1992 through December 31, 1992 and for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mauser Prazisions-Messmittel GmbH as of December 31, 1992 and 1993, and the results of its operations and its cash flows for the period September 1, 1992 through December 31, 1992 and for the year ended December 31, 1993, in conformity with generally accepted accounting principles in the United States.

  As explained in Note 1 to the financial statements, on March 24, 1994, Brown & Sharpe Manufacturing Company acquired all the common stock of the Company from Diehl GmbH & Co., the Company's parent. The accompanying financial statements do not include any allocation of the purchase price or other adjustments to the Company's historical carrying values of assets and liabilities as a result of this transaction.

                                          Coopers & Lybrand
                                          Wirtschaftsprufungsgesellschaft
                                          Gesellschaft mit beschrankter
                                           Haftung

Munich, Germany
May 31, 1994

                       MAUSER PRAZISIONS-MESSMITTEL GMBH

                                 BALANCE SHEET

            (DEUTSCH MARKS IN THOUSANDS, U.S. DOLLARS IN THOUSANDS)

                                                          AT DECEMBER 31,
                                                       -----------------------
                                                        1992     1993    1993
                                                       -------  ------  ------
ASSETS
Current Assets:
  Cash and cash equivalents (Note 1).................. DM    3  DM   2  $    1
  Accounts receivable trade (net of allowances of DM
   22 in 1992 and DM 110 in 1993).....................     614     477     286
    Affiliates........................................     696      14       8
    Other.............................................      12      23      14
  Inventories (Note 1)................................     267     195     117
  Prepaid expenses....................................      30      14       8
                                                       -------  ------  ------
Total current assets..................................   1,622     725     434
                                                       -------  ------  ------
Machinery and equipment at cost.......................      34      76      46
Less accumulated depreciation.........................       8      33      20
                                                       -------  ------  ------
Machinery and equipment, net..........................      26      43      26
                                                       -------  ------  ------
Goodwill (net of accumulated amortization of DM 32 in
 1992 and DM 1,043 in 1993) (Note 1)..................   1,111     100      60
                                                       -------  ------  ------
                                                       DM2,759   DM868  $  520
                                                       =======  ======  ======
LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Current portion of long-term debt due to parent..... DM  --   DM  25  $   15
  Accounts payable
    Affiliates (Note 2)...............................   2,686   3,058   1,831
    Other.............................................     144      30      18
  Accrued and other current liabilities (Note 3)......      94     182     109
                                                       -------  ------  ------
Total current liabilities.............................   2,924   3,295   1,973
Long-term debt due to parent less current portion
 (Note 4).............................................     --       55      33
                                                       -------  ------  ------
                                                         2,924   3,350   2,006
                                                       -------  ------  ------
Stockholder's Equity (Deficit):
  Common stock (Note 5)...............................      50      50      30
  Accumulated losses..................................    (215) (2,532) (1,516)
                                                       -------  ------  ------
Total stockholder's equity (deficit)..................    (165) (2,482) (1,486)
                                                       -------  ------  ------
Total liabilities and stockholder's equity (deficit).. DM2,759  DM 868  $  520
                                                       =======  ======  ======

 The convenience translation into U.S. Dollars has been made using the exchange rate in effect at March 31, 1994 of 1.67 Deutsche Marks to U.S. $1.

    The accompanying notes are an integral part of the financial statements.

                       MAUSER PRAZISIONS-MESSMITTEL GMBH

               STATEMENT OF INCOME (LOSS) AND ACCUMULATED LOSSES

            (DEUTSCH MARKS IN THOUSANDS, U.S. DOLLARS IN THOUSANDS)

                                FOUR MONTHS     YEAR ENDED      QUARTER ENDED
                                   ENDED       DECEMBER 31,       MARCH 31,
                                DECEMBER 31, -----------------  ---------------
                                    1992       1993     1993     1994     1994
                                ------------ --------  -------  -------  ------
                                                                 (UNAUDITED)
Net sales.....................    DM2,039    DM 4,398  $ 2,634  DM1,185  $  710
Cost and expenses:
  Cost of goods sold..........      1,642       3,698    2,214      865     518
  Selling, general and
   administrative expenses....        627       1,932    1,157      617     370
  Amortization of goodwill
   (Note 1)...................         32       1,010      605        2       1
                                  -------    --------  -------  -------  ------
Operating loss................       (262)     (2,242)  (1,342)    (299)   (179)
Other income (expense)
  Interest income.............         15          27       16      --      --
  Interest expense............        --         (118)     (71)     --      --
  Other income, net (Note 2)..         15          16       10    2,502   1,498
                                  -------    --------  -------  -------  ------
Net income (loss).............       (232)     (2,317)  (1,387)   2,203   1,319
Retained earnings (accumulated
 losses), beginning of period.         17        (215)    (129)  (2,532) (1,516)
                                  -------    --------  -------  -------  ------
Accumulated losses, end of
 period.......................    DM (215)   DM(2,532) $(1,516) DM (329) $ (197)
                                  =======    ========  =======  =======  ======


 The convenience translation into U.S. Dollars has been made using the exchange rate in effect at March 31, 1994 of 1.67 Deutsche Marks to U.S. $1.

    The accompanying notes are an integral part of the financial statements.

                       MAUSER PRAZISIONS-MESSMITTEL GMBH

                            STATEMENT OF CASH FLOWS
            (DEUTSCH MARKS IN THOUSANDS, U.S. DOLLARS IN THOUSANDS)

                                          FOUR MONTHS        YEAR ENDED       QUARTER ENDED
                                       ENDED DECEMBER 31,   DECEMBER 31,        MARCH 31,
                                       ------------------ -----------------  -----------------
                                              1992          1993     1993      1994     1994
                                       ------------------ --------  -------  --------  -------
                                                                               (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
Net income (loss).......                     DM(232)      DM(2,317) $(1,387) DM 2,203  $ 1,319
Adjustments to reconcile
 net income (loss) to
 net cash provided by
 (used in) operating
 activities:
  Forgiveness of
   accounts payable to
   parent...............                        --             --       --     (2,495)  (1,494)
  Depreciation and
   amortization.........                         40          1,036      621         7        4
  Provision for losses
   on accounts
   receivable...........                         22             88       53       (67)     (40)
Changes in operating
 assets and liabilities:
  Accounts receivable--
   trade................                       (636)            49       29       (32)     (19)
                --
                affiliates.                    (625)           682      408       (35)     (21)
                --other.                        (12)           (11)      (7)       16       10
  Inventories...........                       (267)            72       43       (14)      (8)
  Prepaid expenses......                        (30)            16       10        (7)      (4)
  Accounts payable--
   affiliates...........                      2,685            372      222       454      272
               --other..                        144           (114)     (68)       (2)      (1)
  Accrued and other
   current liabilities..                         91             88       53       280      167
                                             ------       --------  -------  --------  -------
Net cash provided by
 (used in) operating
 activities.............                      1,180            (39)     (23)      308      185
                                             ------       --------  -------  --------  -------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
Acquisition of branch
 assets.................                     (1,177)           --       --        --       --
Additions to machinery
 and equipment..........                        --             (42)     (26)      --       --
                                             ------       --------  -------  --------  -------
Net cash used in
 investing activities...                     (1,177)           (42)     (26)      --       --
                                             ------       --------  -------  --------  -------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
Proceeds from
 borrowings.............                        --              80       48       --       --
                                             ------       --------  -------  --------  -------
Net cash provided by
 financing activities...                        --              80       48       --       --
                                             ------       --------  -------  --------  -------
Net increase (decrease)
 in cash and cash
 equivalents............                          3             (1)      (1)      308      185
Cash and cash
 equivalents, beginning
 of period..............                        --               3        2         2        1
                                             ------       --------  -------  --------  -------
Cash and cash
 equivalents, end of
 period.................                     DM   3       DM     2  $     1  DM   310  $   186
                                             ======       ========  =======  ========  =======

 The convenience translation into U.S. Dollars has been made using the exchange rate in effect at March 31, 1994 of 1.67 Deutsche Marks to U.S. $1.

    The accompanying notes are an integral part of the financial statements.

                       MAUSER PRAZISIONS-MESSMITTEL GMBH

                     NOTES TO COMBINED FINANCIAL STATEMENTS
            (DEUTSCH MARKS IN THOUSANDS; U.S. DOLLARS IN THOUSANDS)

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Business:

  The Company distributes precision measuring instruments and associated tools throughout Germany.

 Formation of the Company:

  Mauser Prazisions-Messmittel GmbH, a wholly-owned subsidiary of Diehl GmbH & Co. ("Diehl"), was formed from its predecessor company, Elektrosil GmbH. Prior to the formation, Elektrosil GmbH was a dormant wholly-owned subsidiary of Diehl GmbH & Co. On August 27, 1992, the Company's articles were rewritten in order to effect the change in name and business. With effect from September 1, 1992, the Company acquired certain assets of the former Oberndorf branch of Ets. Pierre Roch S.A., Luneville, France for DM 1,177.

  Consequently, the fiscal periods included in these financial statements are for the period September 1, 1992 to December 31, 1992 and for the year ended December 31, 1993, and for the quarter ended March 31, 1994.

 Sale of the Company:

  On March 24, 1994, Brown & Sharpe Manufacturing Company acquired all the common stock of the Company from Diehl. The financial statements do not include any allocations of the purchase price or other adjustments to the Company's historical carrying values of assets and liabilities as a result of this transaction.

 Interim Financial Statements:

  The financial statements for the quarter ended March 31, 1994 and the related notes are unaudited and in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the results of the period. These results are not necessarily indicative of the results to be expected for the entire year.

 Translation of Foreign Currencies:

  The functional currency for the accounts of the Company is the local currency, the Deutschmark (DM). A translation of convenience has been applied in translating the financial statements into US Dollars at the rate prevailing at March 31, 1994, US$1--DM 1.67. (DM 1 = US $0.60).

 Revenue Recognition:

  Revenue is recognized upon shipment of product.

 Cash and Cash Equivalents:

  The Company considers all debt instruments purchased with a maturity of three months or less at the time of acquisition to be cash equivalents.

 Inventories:

  Inventories of finished measuring instruments are carried at the lower of average cost or market.

                       MAUSER PRAZISIONS-MESSMITTEL GMBH

            (DEUTSCH MARKS IN THOUSANDS; U.S. DOLLARS IN THOUSANDS)

 Machinery and Equipment:

  Machinery and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight line over the estimated useful lives of the assets of between two and six years. Depreciation expenses was DM 8, DM 25 ($15) and DM 5 ($3) for the period September 1, 1992 through December 31, 1992 the year ended December 31, 1993, and the quarter ended March 31, 1994, respectively.

  Repair and maintenance costs are expensed, while additions and betterments are capitalized. The cost and related accumulated depreciation of assets sold or retired are eliminated from the accounts and any gains or losses are reflected in earnings.

 Goodwill:

  The excess of cost over the fair value of net assets of a purchased business is recorded as goodwill, which is included in intangible assets. In 1993, an adjustment was made to the valuation of goodwill to take account of the adverse development of the business, which had not previously been expected. Consequently, DM 1,010 ($605) was written off in order to revalue the remaining goodwill at DM 100 ($60), which is being amortized on a straight-line basis over 10 years.

 Income Taxes:

  Due to losses in 1991 and 1993, no income taxes are payable. In accordance with Statement of Financial Accounting Standards No. 109, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns under the liability method. A valuation allowance is provided for when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

2. ACCOUNTS PAYABLE TO AFFILIATES

  At December 31, the Company owed the following amounts to affiliates (excluding the long-term debt--see Note 4):

                                                          1992    1993    1993
                                                         ------- ------- ------
Diehl GmbH & Co. Nurnberg, Germany...................... DM  175 DM2,414 $1,446
Mauser-Werke Oberndorf, Germany.........................       5      21     12
Ets. Pierre Roch S.A., Luneville, France................   2,566     623    373
                                                         ------- ------- ------
                                                         DM2,686 DM3,058 $1,831
                                                         ======= ======= ======

  The Company purchases all goods for resale from Ets. Pierre Roch S.A. Amounts owed Diehl principally represent net operating expenditures incurred by Diehl on behalf of the Company. During the quarter ended March 31, 1994, Diehl forgave all amounts owed to Diehl by the Company.

                       MAUSER PRAZISIONS-MESSMITTEL GMBH

            (DEUTSCH MARKS IN THOUSANDS; U.S. DOLLARS IN THOUSANDS)

3. ACCRUED AND OTHER CURRENT LIABILITIES

                                                                1992 1993  1993
                                                                ---- ----- ----
   Due to customer............................................. DM46 DM 45 $ 27
   Employees...................................................  --     21   13
   Taxes other than income.....................................  --     18   11
   Compensated absences........................................   36    14    8
   Miscellaneous accrued expenses..............................   12    84   50
                                                                ---- ----- ----
                                                                DM94 DM182 $109
                                                                ==== ===== ====

4. LONG-TERM DEBT DUE TO PARENT

  Long-term debt amounting to DM 80 ($48) is due to the Company's parent, Diehl GmbH & Co., Nurnberg, Germany and bears interest at 7.5% per annum. It is repayable as follows:

     1994................................................................. DM 25
     1995................................................................. DM 25
     1996................................................................. DM 30

5. COMMON STOCK

  As a "GmbH"--form of company incorporated in Germany, the Company's common stock is not divided into individual shares.

6. INCOME TAXES

  Due to losses in 1992 and 1993, no income taxes are payable by the Company. At December 31, 1993, a deferred tax asset of DM 1,025 ($614) existed in connection with net German operating loss carryforwards, which do not expire. The Company has provided a valuation allowance in full for this asset due to the uncertainty of realizing the benefit of the loss carryforwards.

                                                                       EXHIBIT E

WERTHEIM SCHRODER & CO.                               EQUITABLE CENTER
   INCORPORATED                                       787 SEVENTH AVENUE
                                                      NEW YORK, NEW YORK
                                                      10019-6016
                                                      TELEPHONE 212-492-6000

                                                                   June 15, 1994

The Board of Directors
Brown & Sharpe Manufacturing Company
Precision Park
200 Frenchtown Road
North Kingston, RI 02852-1700

Members of the Board:

  We have acted as financial advisor to Brown & Sharpe Manufacturing Company ("Brown & Sharpe") in connection with its negotiations with Finmeccanica S.p.A. ("Finmeccanica") which have resulted in the acquisition agreement, dated as of June 10, 1994 (the "Acquisition Agreement"), pursuant to which Brown & Sharpe and Finmeccanica have entered into a transaction (the "Transaction") in which Brown & Sharpe will acquire all of the outstanding shares of the DEA Metrology Activities of Finmeccanica ("DEA").

  The Acquisition Agreement provides, among other things that, upon closing of the DEA acquisition, Finmeccanica will receive 3,450,000 newly issued shares of Class A Common Stock of Brown & Sharpe subject to adjustments related to the change in Adjusted Net Asset Value (as defined in the Acquisition Agreement) of DEA's balance sheet audited on the basis of Italian Generally Accepted Accounting Principles ("Italian GAAP"), as of July 31, 1994, as compared to the Adjusted Net Asset Value of DEA's balance sheet, audited on the basis of Italian GAAP, as of June 30, 1993. As of the closing, DEA will have approximately $13,800,000 of debt. In addition, Brown & Sharpe will assume some other liabilities for payments for termination of certain employees and transfer taxes whose maximum amount has been estimated to be approximately $2.1 million (the "Additional Payments"). The Acquisition Consideration is deemed to consist of the Class A Common Stock to be issued to Finmeccanica at closing, the amount of debt on DEA's balance sheet at closing and the Additional Payments. The terms of the Transaction are more fully set forth in the Acquisition Agreement.

  You have requested our opinion, as investment bankers, as to the fairness from a financial point of view, to the common shareowners of Brown & Sharpe, of the Transaction.

  In connection with our opinion set forth herein, we have, among other things:

    (i) reviewed the Letter of Intent dated May 3, 1993 between Brown & Sharpe and Finmeccanica;

    (ii) reviewed the Acquisition Agreement dated June 10, 1994 and the Shareholders Agreement dated June 14, 1994;

    (iii) reviewed DEA's Audited Combined Financial Statements for the fiscal years ended December 31, 1990 through December 31, 1993; the Unaudited Combined Financial Statements for the quarters ended March 31, 1993 and March 31, 1994; and the Audited Combined Financial Statement for the six months ended June 30, 1993;

    (iv) reviewed DEA's internally prepared 1994 budget;

    (v) reviewed and discussed, with the management of DEA, certain financial information prepared by the management of DEA, including the 1994 budget, the results for the fiscal years ended December 31, 1990 through 1993; the results of the quarters ended March 31, 1993 and 1994 and for the six months ended June 30, 1993; and the financial condition, earnings, assets and prospects of DEA;

    (vi) compared the results of operations of DEA with those of certain companies which we deemed to be reasonably comparable to DEA;

    (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

    (viii) participated in discussions and due diligence sessions among representatives of Brown & Sharpe, Finmeccanica and DEA;

    (ix) reviewed, with DEA's auditors, DEA's financial statements, financial controls and financial reporting systems;

    (x) discussed the market position of DEA and its major competitors with some customers of DEA and Brown & Sharpe; and

    (xi) performed such other analyses and reviewed and analyzed such other information as we deemed appropriate.

  In rendering our opinion, we have, with the permission of Brown & Sharpe, relied upon the accuracy and completeness of all information supplied or otherwise made available to us by Finmeccanica and DEA, and we have not independently verified such information, undertaken an independent appraisal of the assets or liabilities (contingent or otherwise) of DEA or been furnished with any such appraisals. With respect to financial forecasts furnished to us by DEA, we have been advised by the senior management of Finmeccanica and DEA and we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgement of the senior management of Finmeccanica and DEA as to the expected future financial performance of DEA. We have also reviewed and discussed with the management of Finmeccanica and DEA the various competitive factors affecting the worldwide market for metrology products and the potential effect on DEA's future results. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist, and the information made available to us, as of the date hereof.

  Wertheim Schroder & Co. Incorporated, ("Wertheim Schroder"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Wertheim Schroder, during the past twelve months, acted as a co-manager of two underwritten initial public offerings of two subsidiaries of Finmeccanica.

  This letter is for the information of The Board of Directors of Brown & Sharpe and is to be included in the Proxy Statement to be filed by Brown & Sharpe in connection with the shareowners meeting to be held to approve the Acquisition Agreement.

  Based upon and subject to the foregoing, we are of the opinion, as investment bankers, that as of the date hereof, the Acquisition Consideration to be paid by Brown & Sharpe in the Acquisition is fair to the common shareowners of Brown & Sharpe from a financial point of view.

                                          Very truly yours,

                                          Wertheim Schroder & Co.
                                               Incorporated

                                                                  EXHIBIT F

                           ACQUISITION AGREEMENT

                         DATED AS OF JUNE 10, 1994

                                  BETWEEN

                   BROWN & SHARPE MANUFACTURING COMPANY

                                    AND

                           FINMECCFANICA S.P.A.

                             TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
  1. Acquisition of the DEA Shares by Brown & Sharpe on the Closing Date...  F-5
     1.1  Purchase and Sale of the DEA Shares.............................   F-5
     1.2  Purchase Price for the DEA Shares...............................   F-5
     1.3  Elements of the Purchase Price..................................   F-5
     1.3A Aggregate Permitted Indebtedness................................   F-5
     1.4  Post-Closing Purchase Price Adjustment..........................   F-6

  2. Closing............................................................... F-10
     2.1  Delivery and Recordation of the DEA Shares by Finmeccanica......  F-10
     2.2  Payment to Finmeccanica.........................................  F-10
     2.3  Stockholders Agreement..........................................  F-10
     2.4  [Intentionally Left Blank]......................................  F-10
     2.5  [Intentionally Left Blank]......................................  F-11
     2.6  Certificates, Opinions, etc.....................................  F-11
     2.7  Conduct of DEA Business Between the Pricing Date, July 31, 1994
           and the Closing................................................  F-11

  3. Representations and Warranties by Finmeccanica........................ F-11
     3.1  Corporate Status................................................  F-12
     3.2  Capitalization and Ownership of the DEA Shares..................  F-12
     3.3  Subsidiaries....................................................  F-12
     3.4  Authority for Agreement.........................................  F-12
     3.5  Financial Statements; Indebtedness..............................  F-13
     3.6  Absence of Undisclosed Liabilities..............................  F-14
     3.7  Absence of Changes..............................................  F-14
     3.8  Taxes...........................................................  F-15
     3.9  Property........................................................  F-16
     3.10 Material Contracts..............................................  F-17
     3.11 Accounts Receivable; Inventories................................  F-18
     3.12 Intellectual Property...........................................  F-18
     3.13 Insurance.......................................................  F-19
     3.14 Litigation......................................................  F-19
     3.15 Compliance with Laws; Governmental Authorizations...............  F-20
     3.16 Environmental Matters...........................................  F-20
     3.17 Brokers, Finders, etc. .........................................  F-21
     3.18 Directors, Officers and Employees; Compensation.................  F-21
     3.19 Labor and Employment; ERISA.....................................  F-21
     3.20 Investment Representation.......................................  F-23
     3.21 Government Grants...............................................  F-23
     3.22 Customers, Suppliers, Product Warranties, Defects in Products...  F-23
     3.23 No Illegal Payments, etc. ......................................  F-24
     3.24 Financial Statements and Other Information for Inclusion in the
           Brown & Sharpe Proxy Statement.................................  F-24
     3.25 Disclosure......................................................  F-24

  4. Representations and Warranties by Brown & Sharpe...................... F-25
     4.1  Corporate Status................................................  F-25
     4.2  Authority for Agreement.........................................  F-25
     4.3  Capitalization; Authorization of Brown & Sharpe Purchase Price
           Shares and Brown & Sharpe Purchase Price Shares Right..........  F-25
     4.4  Subsidiaries....................................................  F-26
     4.5  Financial Statements............................................  F-27
     4.6  Absence of Changes..............................................  F-27

                                                                            PAGE
                                                                            ----
     4.7   Taxes..........................................................  F-28
     4.8   Litigation.....................................................  F-29
     4.9   Filings Under the Securities Exchange Act of 1934..............  F-29
     4.10  Brokers, Finders, etc..........................................  F-29
     4.11  Disclosure.....................................................  F-29
     4.12  Contracts and Other Instruments................................  F-30
     4.13  Compliance with Laws; Governmental Authorizations..............  F-30
     4.14  Environmental Matters..........................................  F-30
     4.15  Absence of Undisclosed Liabilities.............................  F-31
     4.16  Prohibited Foreign Trade Practices Act; Sensitive Payments.....  F-31

  5. Expenses.............................................................. F-31

  6. Additional Covenants of the Parties................................... F-32
     6.1   Conduct of Business............................................  F-32
     6.2   Governmental Filings...........................................  F-32
     6.3   Shareholder Approval...........................................  F-33
     6.4   Elimination of Excess Indebtedness.............................  F-33
     6.5   B&S Business Plan..............................................  F-34

  7. Survival of Representations and Warranties............................ F-34

  8. Indemnification....................................................... F-34
     8.1   Indemnity by Finmeccanica......................................  F-34
     8.2   Brown & Sharpe Indemnity.......................................  F-36
     8.3   Certification of Claims........................................  F-36
     8.4   Third Party Actions............................................  F-37
     8.5   Definition of Damages..........................................  F-38
     8.6   Pricing Balance Sheet..........................................  F-38
     8.7   Environmental Limitations......................................  F-38

  9. Access and Information; Confidentiality............................... F-39

 10. Conditions Precedent to Brown & Sharpe's Obligations.................. F-39
     10.1  Performance by Finmeccanica; Certificate.......................  F-39
     10.2  Representations and Warranties; Certificate....................  F-40
     10.3  Opinions of Counsel............................................  F-40
     10.4  Absence of Litigation..........................................  F-40
     10.5  Governmental Clearance and Approval............................  F-40
     10.6  Approval by Stockholders of Brown & Sharpe.....................  F-40
     10.7  Approval of Proceedings; Documentation.........................  F-40
     10.8  Factoring of Receivables.......................................  F-40
     10.9  Stockholder Agreement..........................................  F-40
     10.10 [Intentionally left blank].....................................  F-40
     10.11 Working Capital and Refinancing Requirements...................  F-40
     10.12 Company Indebtedness; Consents of Lenders......................  F-40
     10.13 Resignations of Members of the Board of Directors..............  F-41
     10.14 [Intentionally left blank].....................................  F-41
     10.15 [Intentionally left blank].....................................  F-41

 11. Conditions Precedent to the Obligations of Finmeccanica............... F-41
     11.1  Performance by Brown & Sharpe; Certificate.....................  F-41
     11.2  Representations and Warranties; Certificate....................  F-41
     11.3  Opinion of Counsel.............................................  F-41
     11.4  Absence of Litigation..........................................  F-41

                                                                         PAGE
                                                                         ----
     11.5  Governmental Clearance and Approval.........................  F-41
     11.6  Approval by Stockholders of Brown & Sharpe..................  F-41
     11.7  Approval of Proceedings; Documentation......................  F-41
     11.8  Execution and Delivery of Stockholder Agreement.............  F-42
     11.9  [Intentionally Left Blank]..................................  F-42
     11.10 Guarantees of Indebtedness of the Company to Banks..........  F-42
 12. Covenant Not to Compete............................................ F-42
 13. Agreed Exchange Ratio.............................................. F-42
 14. Entire Agreement................................................... F-42
 15. Amendment.......................................................... F-43
 16. Press Releases..................................................... F-43
 17. Termination........................................................ F-43
 18. Headings........................................................... F-43
 19. Exhibits, etc. .................................................... F-43
 20. Assignment, Successors and Assigns; Benefits of Agreement.......... F-43
 21. Notices............................................................ F-43
 22. Accounting Terms; Proxy Statement; Registration Statement.......... F-44
 23. Severability....................................................... F-44
 24. Arbitration........................................................ F-44
 25. Governing Law...................................................... F-45
 26. Tax Return Cooperation............................................. F-45
 27. Counterparts....................................................... F-45
 ANNEX A................................................................ F-48

                             ACQUISITION AGREEMENT

  ACQUISITION AGREEMENT made as of June 10, 1994 (this "Agreement") by and between Brown & Sharpe Manufacturing Company, a Delaware corporation with its principal offices at 200 Frenchtown Road, Precision Park, North Kingstown, Rhode Island 02852 U.S.A. ("Brown & Sharpe") and Finmeccanica S.p.A., an Italian corporation, operating through its Elsag Bailey division, with offices at Via Puccini, 2, 16154 Genoa, Italy ("Finmeccanica").

  WHEREAS, Brown & Sharpe and Finmeccanica have agreed to combine the DEA Business with the Brown & Sharpe business upon the terms and conditions set forth below, intending thereby to expand the combined business line of CMM (as defined below) products, strengthen CMM distribution capability worldwide, augment its R&D capabilities, and provide for other synergies.

  WHEREAS, Finmeccanica, through its direct and indirect ownership of all of the issued and outstanding shares of capital stock of DEA S.p.A., an Italian corporation (the "Company"), and the other DEA companies listed in Annex A attached hereto (collectively, the "DEA Companies or sometimes "the Company and its Subsidiaries") is engaged in the design, engineering, development, testing, manufacture, sale and servicing of coordinate measuring machines ("CMMs") and parts and accessories therefor (the "DEA Business");

  WHEREAS, Brown & Sharpe and certain of its subsidiaries (collectively, the "B&S Subsidiaries") are engaged in the design, engineering, development, testing, manufacture, sale and servicing of CMMs and other metrology products (the "B&S Business");

  NOW THEREFORE, and in consideration of the respective covenants and conditions herein contained, Finmeccanica and Brown & Sharpe hereby agree as follows:

  1. ACQUISITION OF THE DEA SHARES BY BROWN & SHARPE ON THE CLOSING DATE.

  1.1 Purchase and Sale of the DEA Shares. Finmeccanica agrees to sell and transfer to Brown & Sharpe (or, at the option of Brown & Sharpe, to one or more wholly owned subsidiaries of Brown & Sharpe designated by Brown & Sharpe (its "designee" or "designees")) at the Closing (as defined in Section 2), and Brown & Sharpe agrees to purchase (or cause its designee or designees to purchase) from Finmeccanica at the Closing, all of the issued and outstanding shares of capital stock of the Company (the "DEA Shares").

  1.2 Purchase Price for the DEA Shares. In consideration of the assignment, transfer, conveyance and delivery by Finmeccanica of the DEA Shares to Brown & Sharpe (or its designee or designees) and of the other agreements of Finmeccanica stated herein, Brown & Sharpe (or its designees) will pay and Finmeccanica will receive the purchase price for the DEA Shares determined in accordance with Section 1.3 below.

  1.3 Elements of the Purchase Price. Subject to the Post-Closing Purchase Price Adjustment as described in Section 1.4, the purchase price for the DEA Shares (the "Purchase Price") shall be 3,450,000 shares of Class A Common Stock, $1.00 par value per share (the "Brown & Sharpe Purchase Price Shares" which term shall also include any additional shares of Class A Common Stock of Brown & Sharpe issued to Finmeccanica pursuant to the Post-Closing Purchase Price Adjustment referred to in Section 1.4 below).

  1.3A Aggregate Permitted Indebtedness. As of July 31, 1994 (the "Pricing Date"), the amount of Indebtedness (as defined herein) which shall be reflected on the books of the Company and its Subsidiaries shall be the sum of (w) 8,000 Million Italian Lire ("Lit.") denominated Indebtedness ("Lit. Debt"), plus (x) $9,897,960 U.S. Dollar denominated Indebtedness ("U.S. Debt"), plus (y) the aggregate amount of the Company's and its Subsidiaries' cash and cash equivalents in excess of Lit. 800 Million, minus (z) the amount of the accrual for TFR Liabilities of the Company and the Subsidiaries attributable to CIGS Employees reflected on and as of the date of the Pricing Balance Sheet, but not to exceed Lit. 1,700 Million ("Aggregate

Permitted Indebtedness"); such amount of TFR Liabilities shall first reduce short term Lit. Debt to the maximum extent possible and then to the extent short term Lit. Debt cannot be reduced by such amount, U.S. Debt converted at the U.S. Dollar/Lit. exchange rate in effect on the business day immediately preceding July 31, 1994 as published in SOLE 24 ORE. "Indebtedness" shall mean amounts classified on the Pricing Balance Sheet (as such term is defined in Section 1.4(c) below) as borrowings, including short-term debt, current maturities of debt, long term debt and payables (other than payables for goods or services) of the DEA Companies to Finmeccanica (including its Elsag Bailey division and its subsidiaries).

  1.4 Post-Closing Purchase Price Adjustment.

  (a) For purposes of this Agreement and of calculating the Post-Closing Purchase Price Adjustment, based on the Pricing Balance Sheet as of July 31, 1994, the following terms shall have the meanings ascribed to them below:

    "Adjusted Net Asset Value" of the DEA Companies shall mean an amount determined, as the case may be, by reference to the audited combined balance sheets of the DEA Companies at the relevant balance sheet dates (June 30, 1993 or the Pricing Date), equal to:

      (i) the total assets (excluding cash and cash equivalents) of the DEA Companies as shown on and as of the date of the relevant balance sheet; minus

      (ii) the total liabilities of the DEA Companies as shown on and as of the date of the relevant balance sheet, other than amounts classified on the balance sheet of the DEA Companies as of such relevant balance sheet date as Indebtedness; plus

      (iii) the accrual for TFR Liabilities of the Company and the Subsidiaries attributable to CIGS Employees shown on and as of the date of the relevant balance sheet in the amount of Lit. 1,700 Million as of the Pricing Date and Lit. 1,700 million as of June 30, 1993; plus.

      (iv) solely with respect to the June 30, 1993 DEA Financial
    Statements, the net accrual of Lit. 2,019 million for INPS liability for terminated employees reflected on such financial statements.

    "CIGS Employees" shall mean, as of the relevant balance sheet date, any and all employees of the Company and the Subsidiaries that are, or have been in the past, placed in Cassa Integrazione Guadagni Straordinaria and/or in the solidarity system and/or in any temporary or definitive lay-off plan other than (i) those employees who have been terminated with all TFR Liabilities on account thereof having been paid in full and no accrual in respect thereof is recorded on the books of the Company or any Subsidiary, and (ii) those employees who have been recalled to full-time active employment by the Company or any of its Subsidiaries.

    "TFR Liabilities" shall mean T.F.R. "trattamento di fine rapporto" severance pay liabilities of the Company and the Subsidiaries accrued as of the relevant balance sheet dates.

    "Pricing Adjusted Net Asset Value" shall mean an amount equal to the Adjusted Net Asset Value determined by reference to the Pricing Balance Sheet (as herein defined), plus either (A) Lit. 3.4 Billion which amount is equal to the aggregate amount of the understatement of the provision for excess, slow moving and obsolete inventory and the provision for warranty costs identified in the report of RE&Y (as defined below) to the December 31, 1993 DEA Financial Statements if such reserves have been charged to the inventory account and charged as a warranty liability on the Pricing Balance Sheet or (B) zero if there has been no change in the accounting methodology for excess, slow moving and obsolete inventory or warranty costs, i.e., no such charge or change in warranty costs is reflected in the Pricing Balance Sheet. Any unrealized loss or gain on foreign currency exchange with respect to Indebtedness (which was, by way of reference, Lit
  1.19 Billion on June 30, 1993) shall be assumed to be zero in the Pricing Balance Sheet for purposes of the pricing adjustments made pursuant to this
  Section 1.

    "June 30, 1993 Adjusted Net Asset Value" shall mean an amount equal to Lit. 112,551 Billion.

  (b) Finmeccanica represents and warrants to Brown & Sharpe that attached hereto as Schedule 1.4(b), is a true and accurate list of all employees of the Company and its Subsidiaries who are on CIGS on the date hereof; no additional employees will be on CIGS at the Pricing Date or the Closing Date. In connection with such Schedule, Finmeccanica represents and warrants to Brown & Sharpe that (i) other than the 77 employees on CIGS (as set forth on the Schedule), no Employee is on the date hereof, or as of the Pricing Date or the Closing Date will be, on the solidarity system, the mobilita system or on any temporary or definitive layoff system, nor has any of such 77 employees on CIGS been recalled to full employment and active work by the Company or any Subsidiary, except in each case with the consent of Brown & Sharpe, and (ii) except to the extent required by the Verbale di Accordo dated June 15, 1993 among the Company, INTERSIND, FIOM-CGIL, FIM-CISL, UILM-UIL and RSA-DEA no commitment has been or will have been made on or prior to the Pricing Date or the Closing Date with respect to any CIGS Employees being placed on the solidarity system or the mobilita system or being recalled to full employment and active work by the Company or any Subsidiary, except that with regard to
(i) and (ii) above, not more than five employees in the aggregate may be recalled to full employment to replace vacancies in the Company's existing work force, and for each employee recalled from CIGS, another employee can be put on CIGS so that the number of employees on CIGS never exceeds 77 employees.

  (c) Subsequent to the Closing, Finmeccanica will cause combined financial statements of the DEA Companies (consisting of a balance sheet as of the Pricing Date (the "Pricing Balance Sheet") and the related income statement, statement of stockholder's equity and statement of cash flows for the period January 1, 1994 through July 31, 1994, the Pricing Date, together with notes thereto (hereinafter the "Pricing Financial Statements", or sometimes the "Closing Financial Statements") prepared by the Company to be audited and certified by Reconta Ernst & Young ("RE&Y") and delivered to the parties within 75 days after the Closing Date. The scope of the audit will be consistent with the scope used in the audits of the December 31, 1992 and 1993 and June 30, 1993 DEA Financial Statements. Brown & Sharpe will cause the DEA Companies to furnish to Finmeccanica and RE&Y such assistance in the preparation of the Pricing Financial Statements and their certification as they shall reasonably request, including making available at no cost to Finmeccanica all books and records pertinent thereto and employees of the DEA Companies customarily involved in the preparation of the DEA financial statements. Such employees may be requested by Finmeccanica and under Finmeccanica's supervision to prepare the Pricing Financial Statements and to perform other tasks with respect thereto which shall generally be consistent with tasks performed by such employees prior to the Closing Date. These employees will prepare the Pricing Financial Statements using the same accounting principles and accounting policies and methodologies (including those policies attached as Annex C and referred to below) used in the December 31, 1992 and 1993 and June 30, 1993 DEA Financial Statements, consistently applied, except to the extent that those accounting principles and methodologies applicable to the provision for warranty costs and the provision for slow moving and obsolete inventories, as applied to the Pricing Financial Statements, may be provided for in accordance with Italian GAAP or, in the absence thereof, IASC GAAP (each as defined below), thereby eliminating the understatement for warranty costs and overstatement of inventory values as indicated in the report of RE&Y to the audited combined financial statements for the Company and its Subsidiaries for the periods ending December 31, 1993 and 1992 and June 30, 1993.

  Finmeccanica has previously delivered to Brown & Sharpe and C&L descriptions of the accounting principles and methodologies used in the preparation of such financial statements with regard to revenue recognition, accounts receivable reserves and related receivables credit policy, excess and obsolete inventory and warranty policy which are attached as Annex C hereto.

  (d) The Pricing Financial Statements shall be denominated in Italian Lire and shall fairly present, in conformity with generally accepted Italian accounting principles (hereinafter "Italian GAAP") or, in the absence thereof, accounting principles recommended by the International Accounting Standards Committee ("IASC") (hereinafter "IASC GAAP") (except to the extent that an increase of Lit. 2,800 Million to the reserve for excess, slow-moving and obsolete inventory and a provision of Lit. 600 Million for warranty costs may not be reflected in the Pricing Balance Sheet) on a basis consistent with the December 31, 1992 and 1993 and June 30, 1993 DEA Financial Statements and the methodologies described in Annex C, in all material respects the combined financial position of the DEA Companies as of the Pricing Date and the results of operations, changes in stockholder's equity and cash flows during the period covered thereby. The amount on the Pricing Balance Sheet for TFR Liability shall reflect an accrual in respect of the number of CIGS Employees at the Pricing Balance Sheet date, which accrual shall be calculated utilizing the same methodology used in the December 31, 1993 and June 30, 1993 DEA Financial Statements for determining TFR Liability for CIGS Employees, consistently applied. The Closing Financial Statements shall be accompanied by certificates of the Chief Financial Officer of Elsag Bailey S.p.A., a subsidiary of Finmeccanica as to the compliance with the provisions of this Section 1.4(d) and the auditor's report of RE&Y.

  (e) Although it is not to be a joint audit, Coopers & Lybrand ("C&L") and Brown & Sharpe's accounting staff shall be permitted access to work papers supporting specific audit areas when completed and reviewed by the RE&Y engagement partner in each respective country and will be allowed to observe any physical counts and similar procedures RE&Y may conduct during the audit. RE&Y will not be required to address, prior to certification, any C&L and/or Brown & Sharpe accounting staff's questions concerning the working papers. C&L will not in any way interfere with the timely and efficient completion of the audit. In addition, RE&Y and C&L will meet and agree with each other on the scope and procedures for the audit.

  (f) Within 30 days of Brown & Sharpe's receipt of the Pricing Balance Sheet, Brown & Sharpe shall inform Finmeccanica if Brown & Sharpe does not agree with the amounts contained in such Pricing Balance Sheet, and, in the absence of such notification, such Pricing Balance Sheet shall become final and binding upon Brown & Sharpe and Finmeccanica at the expiration of such 30 day period. If Brown & Sharpe gives such notification to Finmeccanica, Brown & Sharpe and Finmeccanica shall promptly meet in an effort to resolve any differences. In the event any differences remain 30 days after Finmeccanica's receipt of such notification by Brown & Sharpe, Brown & Sharpe and Finmeccanica shall refer the question to their respective independent public accountants which shall attempt to resolve such differences and whose determination shall be final and binding upon Brown & Sharpe and Finmeccanica. If such independent public accountants are themselves unable to resolve any differences, they shall refer such differences to a third firm of independent public accountants selected by lot from among such of the "Big Six" accounting firms (or their successors) as are not the past or then current principal auditors of Finmeccanica and Brown & Sharpe, whose determination of the Pricing Balance Sheet shall be final and binding upon Brown & Sharpe and Finmeccanica. Such accounting firm shall make its determination within sixty (60) days after the referral. Each party shall bear the cost of its own employees and independent accountants and shall share equally the cost of any third firm of independent public accountants in connection with such determination.

  (g) The Purchase Price shall be adjusted as follows:

    (i)(A) If the Pricing Adjusted Net Asset Value as of July 31, 1994 is greater than the June 30, 1993 Adjusted Net Asset Value by an amount which, after netting the amounts required pursuant to Clauses (iii), A(i), A(ii) and A(iii) below, is greater than Lit. 800 Million (the "Basket"), then Brown & Sharpe shall issue an additional number of shares of its Class A Common Stock with a value (as determined by the average of the Closing Prices of such shares on the Listing Exchange over a thirty day period immediately preceding the Closing Date) equal to the amount by which the Pricing Adjusted Net Asset Value exceeds the June 30, 1993 Adjusted Net Asset Value after netting the amounts referred to in Clauses (iii), A(i), A(ii) and A(iii) below ("Purchase Price Increase").

    (i)(B) If the Pricing Adjusted Net Asset Value as of July 31, 1994 is less than the June 30, 1993 Adjusted Net Asset Value by an amount which, after netting the amounts required pursuant to Clauses (iii), B(i), B(ii) and B(iii) below, is greater than the Basket, then Finmeccanica shall contribute cash to the capital of Brown & Sharpe (without receiving shares therefor) in an amount equal to the amount of the difference between the Pricing Adjusted Net Asset Value and the June 30, 1993 Adjusted Net Asset Value after netting the amounts referred to in Clauses (iii), B(i), B(ii) and B(iii) below ("Purchase Price Decrease").

    (ii) If the Pricing Adjusted Net Asset Value is less than or more than the June 30, 1993 Adjusted Net Asset Value by an amount which, after netting the amounts referred to in the clauses set forth in (iii)(A) and
  (iii)(B) below, is, in either case, less than or equal to the Basket, no adjustment shall be made pursuant to Clause (i)(A) or (i)(B).

    (iii) Any Post-Closing Purchase Price Adjustment required to be made pursuant to Sections 1.4(g)(i)(A) or (B) above shall be calculated by netting against the amount by which Actual Excess Indebtedness as of July 31, 1994 is greater than or less than Estimated Excess Indebtedness as of July 31, 1994.

  (A)(i) In the event an adjustment is required to be made pursuant to Section 1.4(g)(i)(A) above, the amount of the Purchase Price Increase shall be netted against the amount by which Actual Excess Indebtedness is greater than Estimated Excess Indebtedness. (As a result, the number of shares of Brown & Sharpe's Class A Common Stock to be issued to Finmeccanica pursuant to Section 1.4(g)(i)(A) shall be reduced by the difference between Actual Excess Indebtedness and Estimated Excess Indebtedness.)

  (A)(ii) In the event an adjustment is required to be made pursuant to Section 4(g)(i)(A) above, and if the amount by which Actual Excess Indebtedness exceeds Estimated Excess Indebtedness is greater than or equal to the Purchase Price Increase (the "difference") under Section 1.4(g)(i)(A), then no shares shall be issued by Brown & Sharpe to Finmeccanica, and Finmeccanica will contribute cash to Brown & Sharpe in an amount equal to such difference.

  (A)(iii) In the event an adjustment is required to be made pursuant to
           Section 1.4(g)(i)(A) above, and if Actual Excess Indebtedness is less than Estimated Excess Indebtedness, Brown & Sharpe shall issue to Finmeccanica shares of stock in an amount equal to the sum of (1) the amount of the Purchase Price Increase and (2) the difference between Estimated Excess Indebtedness and Actual Excess Indebtedness.

  (B)(i)   In the event that an adjustment is required to be made pursuant to
           Section 1.4(g)(i)(B) above, the amount of the Purchase Price Decrease shall be netted against the amount by which Actual Excess Indebtedness is less than Estimated Excess Indebtedness, and the amount of cash contributed to Brown & Sharpe by Finmeccanica under
           Section 1.4(g)(i)(B) shall be reduced by an amount equal to the difference between (1) the shortfall between Actual Excess Indebtedness and Estimated Excess Indebtedness and (2) the Purchase Price Decrease.

  (B)(ii) In the event an adjustment is required to be made pursuant to Section 1.4(g)(i)(B) above, and if the amount by which Actual Excess Indebtedness is less than Estimated Excess Indebtedness exceeds the Purchase Price Decrease, then Brown & Sharpe will issue shares to Finmeccanica in an amount equal to such difference.

  (B)(iii) In the event that an adjustment is required to be made pursuant to
           Section 1.4(g)(i)(B) above, and the Actual Excess Indebtedness is greater than the Estimated Excess Indebtedness, Finmeccanica will contribute cash to Brown & Sharpe in an amount equal to the sum of
           (1) the Purchase Price Decrease and (2) the amount by which Actual Excess Indebtedness is greater than Estimated Excess Indebtedness.

  (h) In the event of any Post-Closing Purchase Price Adjustment pursuant to all of the provisions of 1.4(g) (after taking into account by netting any adjustment required because Actual Excess Indebtedness as of July 31, 1994 is more or less than Estimated Excess Indebtedness as of July 31, 1994), (a) the delivery of a certificate or certificates representing additional Brown & Sharpe Purchase Price Shares to Finmeccanica or (b) the payment of cash by Finmeccanica to Brown & Sharpe (as a contribution to capital, without the receipt of any additional shares of stock) shall take place within ten days following acceptance (or final determination) under Section 1.4(f) of the Pricing Balance Sheet. Any certificates representing additional Brown & Sharpe Purchase Price Shares shall bear legends as required by Section 2.2 hereof.

  (i) Not less than ten (10) days prior to July 31, 1994, Finmeccanica shall cause to be delivered to Brown & Sharpe an estimated unaudited combined balance sheet of the DEA Companies as of the July 31, 1994 Pricing Date ("Forecasted Pricing Balance Sheet"). The Forecasted Pricing Balance Sheet shall be denominated in Lit. and shall be prepared by the chief financial officer of the Elsag Bailey division of Finmeccanica to the extent practicable on a basis consistent with the December 31, 1993 and the June 30, 1993 combined balance sheets included in the DEA Financial Statements (except for such changes as are necessary to comply with the provisions hereof).

  (j) The parties agree that, prior to July 31, 1994, if the Pricing Adjusted Net Asset Value (as computed based on the Forecasted Pricing Balance Sheet) is or may be, depending on certain contingencies, greater than the June 30, 1993 Adjusted Net Asset Value without regard to the Basket, Finmeccanica shall cause the Company and/or its Subsidiaries to factor on commercially reasonable terms and at market rates, without recourse, an amount, which shall be mutually agreed between the parties, of the receivables then on the books of the Company and its Subsidiaries. Any differential between the cash received and the face amount of such receivables (net of any reserves in respect thereto), as reflected on the Forecasted Pricing Balance Sheet, shall be added to the Pricing Adjusted Net Asset Value and the face amount (net of reserve) of the receivables factored shall be subtracted from the Pricing Adjusted Net Asset Value and the term Forecasted Pricing Balance Sheet shall thereafter include the results of such factoring transactions.

  2. CLOSING. The acquisition of the DEA Shares by Brown & Sharpe or its designee(s) from Finmeccanica in exchange for the Purchase Price and the consummation of the transactions contemplated by this Agreement (the "Closing") shall be held at 12:00 P.M. at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, 02110 U.S.A. on the date of the Special Meeting of Stockholders of Brown & Sharpe relating to the transactions contemplated hereby (the "Closing Date"), or at such other time and place as the parties may agree in writing. It is understood, however, that July 31, 1994 is the "Pricing Date" and that the parties are using a July 31, 1994 Pricing Balance Sheet as distinguished from a balance sheet dated as of the actual Closing for various purposes under this Agreement, including purchase price adjustment.

  At the Closing:

  2.1 Delivery and Recordation of the DEA Shares by Finmeccanica. Finmeccanica will deliver to Brown & Sharpe (or one or more of its designees) certificates representing the DEA Shares, duly endorsed with authenticated signature, in proper form for transfer and will cause upon said delivery the due recordation of such transfer of such DEA Shares on the stock ledger book of the Company as required to vest in Brown & Sharpe (or its designee) all of the right, title and interest in the DEA Shares.

  2.2 Payment to Finmeccanica. Brown & Sharpe (or its designee) will deliver to Finmeccanica a certificate or certificates representing 3,450,000 of the Brown & Sharpe Purchase Price Shares, which shall in each case bear a legend referencing the investment representation in Section 3.20 and the restrictions and provisions of the Stockholders Agreement referred to below.

  2.3 Stockholders Agreement. Finmeccanica and Brown & Sharpe shall execute and deliver a Stockholders Agreement providing for the election of directors of Brown & Sharpe, restrictions on transfer, sale of or other disposition of the Brown & Sharpe Purchase Price Shares issued or to be issued to Finmeccanica and registration and pro rata securities purchase rights, in substantially the form of Exhibit 2.3 (the "Stockholders Agreement").

  It is expressly understood that Finmeccanica's right to purchase a pro-rata portion of future issues of securities by Brown & Sharpe from time to time, in order to maintain its percentage ownership of the capital stock of Brown & Sharpe after giving effect to the issue of stock of Brown & Sharpe at the Closing, is an integral part of the acquisition transaction contemplated by this Agreement. Said right is, for the convenience of the parties, set forth in the Stockholders Agreement to be delivered at the Closing hereunder.

  2.4 [Intentionally Left Blank]

  2.5 [Intentionally Left Blank]

  2.6 Certificates, Opinions, etc. Each party will deliver to the others such certificates, opinions and other documents as are contemplated hereby or as may reasonably be requested by the other parties to evidence compliance with the terms of Sections 1 and 2 and the other provisions of this Agreement, including Sections 10 and 11.

  2.7 Conduct of DEA Business Between the Pricing Date, July 31, 1994 and the Closing. In addition to complying with the provisions of Section 6.1 hereof, from July 31, 1994 (the date of the Pricing Balance Sheet) through the Closing, subject always to the Closing occurring, the parties further agree to cause the Company to operate the DEA Companies as follows:

    (a) Accrual of Economic Benefits From July 31, 1994 to the Closing
  Date. In view of the fact that the Post-Closing Purchase Price Adjustment will reflect the operation of the DEA Business only through July 31, 1994, the economic risks and benefits which derive from the DEA Business from such date through the Closing shall accrue for the account of Brown & Sharpe, and Finmeccanica shall, if requested by Brown & Sharpe, execute such documents and instruments and shall take such action or refrain from taking such action as Brown & Sharpe may reasonably request, in order to evidence and to give effect to Brown & Sharpe's rights to such economic risks and benefits.

    (b) Operation and Management of the DEA Business after the Pricing Date, July 31, 1994. Finmeccanica shall manage the DEA Business for the benefit of Brown & Sharpe in accordance with this Section 2.7. Except to the extent of cash and cash equivalents shown on the Pricing Balance Sheet (less Lit. 800 Million), the DEA Companies shall not use any of their cash or other assets to pay any principal, interest or other charges in connection with Indebtedness existing as of the close of business on the Pricing Date, July 31, 1994, in excess of Aggregate Permitted Indebtedness; nor shall any such principal, interest or other charges be charged to or in any way become the responsibility of the DEA Companies. The DEA Companies shall, however, be responsible for and make all accruals and payments required in connection with principal, interest and other charges in connection with new borrowings or incremental utilization of existing lines of credit after July 31, 1994. Finmeccanica shall not permit any cash or other assets to be transferred out of the DEA Companies by way of a dividend or distribution or in any other manner to Finmeccanica or any affiliate thereof, except that the DEA Companies may pay trade payables in the ordinary course of the conduct of the DEA Business, consistent with past practice; nor shall the DEA Companies forgive or compromise any amount owed to them by Finmeccanica or any affiliate thereof (or any amount owed to a third party without the consent of Brown & Sharpe). Finmeccanica shall not be required to fund, contribute to the assets of or otherwise make any commitments or guarantees with respect to any action taken or proposed to be taken by the DEA Business unless specifically consented to and indemnified by Brown & Sharpe. Finmeccanica shall be entitled to rely on any written instruction as to the operation of the DEA Business given by Brown & Sharpe, shall not be liable for any failure to act or for action it takes pursuant to such written instruction and shall be promptly indemnified by Brown & Sharpe for any "damages" (as defined in Section 8.5) arising from such reliance, inaction or action, except that Finmeccanica shall be liable to Brown & Sharpe for any damages resulting from any negligence on Finmeccanica's part in failing to act or not to act in accordance with such written instructions from Brown & Sharpe, or failing to refrain from acting, in each case, in accordance with such written instructions from Brown & Sharpe.

  3. REPRESENTATIONS AND WARRANTIES BY FINMECCANICA. Finmeccanica represents and warrants to Brown & Sharpe (and its designee(s)) as to the matters set forth in this Section 3. For purposes of this Section 3, the term "best knowledge of Finmeccanica" shall mean the actual knowledge of the Chief Financial Officer and Chief Legal Officer the Elsag Bailey division of Finmeccanica, the Managing Director, Chief Financial Officer, and Director of Sales and Marketing of DEA SpA and the general manager of each DEA Company and branch other than DEA SpA and (solely as to the matters covered by Section 3.12) the Director of Product Development of DEA SpA.

  3.1 Corporate Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Italy and has all necessary corporate power and authority to carry on the DEA Business as now conducted and as proposed to be conducted. The Company has delivered to Brown & Sharpe a complete and correct copy of its charter and by-laws, each as amended to date and all minutes of meetings of its stockholders and directors since January 1, 1991. On the Closing Date Finmeccanica will have delivered to Brown & Sharpe or to the possession of DEA all other minutes of meetings of stockholders and directors and all other corporate records of DEA and its subsidiaries (or branches). Finmeccanica is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Italy and has all necessary corporate power and authority to carry on its business.

  Except as set forth in Schedule 3.1, the assets of the DEA Companies constitute all of the property and property rights (including contract rights) used in the conduct of the DEA Business in the manner and to the extent presently conducted and conducted since June 30, 1993 except for incidental changes in such items in the ordinary course of business. Finmeccanica is not engaged in any aspect of the manufacture and sale of CMM's except through the DEA Companies.

  3.2 Capitalization and Ownership of the DEA Shares. The authorized and issued share capital of the Company consists of 16,300,000 shares of common stock, nominal value Lit. 1,000 per share (the "Company Common Stock" or the "DEA Shares"). Finmeccanica owns of record and beneficially all of the issued and outstanding Company Common Stock, free and clear of all liens, claims, charges, encumbrances and restrictions ("Encumbrances"). No other person or entity has or shares any direct or indirect interest or right with respect to the DEA Shares. The DEA Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no preemptive rights or rights of first refusal on the part of any holder of any class of securities of the Company or any other person. There are no options, warrants, conversion or other rights, agreements or commitments of any kind obligating the Company, contingently or otherwise, to issue or sell any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares, and no authorization therefore has been given. Finmeccanica has full right, power and authority to transfer the DEA Shares to Brown & Sharpe and/or its designees, free and clear of any Encumbrances, and such transfer will not constitute a breach or violation of, or a default under, any agreement or instrument by which Finmeccanica is bound.

  3.3 Subsidiaries. The DEA Companies listed on Annex A, other than the Company (each, a "Subsidiary" and, collectively, the "Subsidiaries"), are the only corporations, associations, partnerships or other entities or business enterprises in which the Company has any investment or owns any shares of capital stock or any other record or beneficial equity or other ownership or control interest. Except as set forth on Schedule 3.3, the Company owns or is sole beneficiary of all of the issued and outstanding stock options, warrants, rights or commitments, relating to the issuance of any shares of capital stock of or equity interests in the Subsidiaries. Each Subsidiary is a duly organized, validly existing corporation in good standing under the laws of its jurisdiction of organization and has all necessary power and authority, corporate or otherwise, to carry on its business as presently conducted and as proposed to be conducted. The Company has delivered to Brown & Sharpe a complete and correct copy of the organizational and governance documents, each as amended to date, of each Subsidiary.

  3.4 Authority for Agreement. Finmeccanica has all necessary power and authority to execute and deliver this Agreement and the Stockholders Agreement and to carry out its obligations hereunder and thereunder. Each of this Agreement and the Stockholders Agreement constitutes the valid and legally binding obligation of Finmeccanica and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors. The execution and delivery of this Agreement and the Stockholders Agreement and the consummation of any of the other transactions contemplated hereby and thereby will not conflict with, or result in any violation of, or default with respect to, or require the consent of any third parties under, any mortgage, loan, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, or Finmeccanica. Subject to the receipt prior to the Closing of the consents of certain of the DEA Companies' lenders as provided in Section 10.12 below, such execution, delivery and consummation will not accelerate the maturity of or otherwise modify in any material respect the terms of any indebtedness of the Company or any Subsidiary, or result in the creation of any Encumbrance upon any of the property or assets of the Company or any Subsidiary.

  There are no agreements by which the Company or any Subsidiary is bound which restrict the ability of the Company to carry on the DEA Business or any other metrology business anywhere in the world. Except as described in Schedule 3.4, there are no agreements to which the Company or any Subsidiary is a party which upon the consummation of the transactions contemplated hereby create rights in any third party enforceable against the Company or any Subsidiary as a consequence of a change in control of the Company or any Subsidiary, and no consent, approval, order or authorization of, recording, or registration, declaration or filing with any governmental authority is required in connection with the execution and delivery of this Agreement and the Stockholders Agreement or the consummation of any of the other transactions contemplated hereby and thereby by the Company or Finmeccanica.

  3.5 Financial Statements; Indebtedness.

  (a) Attached hereto as Schedule 3.5 are true and correct copies of (i) the audited combined balance sheets of the Company and the Subsidiaries as of December 31, 1993 and 1992 and June 30, 1993 and the related combined statements of operations, accumulated deficit and cash flows all denominated in Lit (together with the auditors' reports thereon, including any exceptions noted therein) for the twelve and six month periods then ended (excluding any non-metrology activities of any DEA Company), together with the notes to such financial statements (the "Audited Combined DEA Financial Statements"); (ii) the separate audited balance sheets of each of the Subsidiaries other than Digital Electronic Automation Company ("DEA U.S.") as of December 31, 1993 and 1992 and June 30, 1993 and the related statements of operations, accumulated deficit and cash flows for the twelve and six month periods then ended, together with the notes to such financial statement (the "Audited DEA Subsidiaries Financial Statements"); and (iii) the audited balance sheets of DEA U.S. as of December 31, 1993 and of the Digital Electronic Automation division of Elsag Bailey, Inc. as of December 31, 1992 and June 30, 1993 and the related statements of operations, divisional deficit and cash flows (together with the auditors' reports thereon, including any exceptions noted therein) for the twelve and six month periods then ended, together with the notes to such financial statements (the "Audited DEA U.S. Financial Statements") (collectively, the "DEA Financial Statements").

  (b) Except as otherwise indicated in the respective reports of auditors or in the notes thereto, all of the DEA Financial Statements have been prepared (in the case of the Audited Combined DEA Financial Statements) in accordance with Italian GAAP or, in the absence thereof, with IASC GAAP or (in the case of the Audited DEA Subsidiaries Financial Statements) in accordance with IASC GAAP or, in the case of the U.S. entity, United States generally accepted accounting principles ("U.S. GAAP"), in each case consistently applied throughout the periods indicated, and fairly present, in all material respects, the financial condition of the DEA Companies (excluding any non-metrology activity of any DEA Company) and the results of their operations and cash flows as of the dates and for the periods covered thereby, subject to the exceptions stated in the auditor's reports included therewith.

  (c) The DEA Financial Statements are in accordance with the books and records of the DEA Companies. All material transactions occurring during the periods covered by the DEA Financial Statements have been disclosed in the DEA Financial Statements to the extent required to be disclosed under the applicable generally accepted accounting principles referred to above.

  At the Closing Finmeccanica will place in the possession of Brown & Sharpe the books and records of the DEA Companies, including without limitation the accounting journals and general ledgers of the DEA Companies.

    3.5.1 Terms of Indebtedness of the Company and the Subsidiaries on the Closing Date. The principal terms of the Aggregate Permitted Indebtedness of the Company and the Subsidiaries which will be outstanding on the Closing Date are set out on Schedule 3.5.1 (identifying the lender, amount outstanding, interest rate(s) and maturity). The Company has provided Brown & Sharpe with access to all agreements relating to such Aggregate Permitted Indebtedness and all copies of such agreements delivered by the Company to Brown & Sharpe are true and correct.

  3.6 Absence of Undisclosed Liabilities. Except as set forth in Schedule 3.6 and other than liabilities which have arisen after December 31, 1993 in the ordinary course of business and consistent with past practice, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether absolute, contingent or otherwise (including without limitation, letters of credit for the purchase of inventory) which are required to be reflected or reserved against in, or otherwise provided for in the notes to, the DEA Financial Statements under Italian GAAP or, in the absence thereof, IASC GAAP, and which are not so reflected or reserved against therein or in the notes thereto.

  3.7 Absence of Changes. Except as set forth in Schedule 3.7 since December 31, 1993, (a) there has been no material adverse change in the condition, financial or otherwise (other than as a result of general external economic conditions affecting the metrology industry), properties, assets, liabilities, business or operations of the Company and its Subsidiaries, considered as a whole ("Material Adverse Change"); and (b) neither the Company nor any of its Subsidiaries has:

    (i) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock or agreed to do any of the foregoing, or purchased or redeemed or agreed to purchase or redeem, directly or indirectly, any shares of its capital stock;

    (ii) issued or sold any shares of its capital stock of any class or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares;

    (iii) incurred any indebtedness for purchase money or borrowed money other than in the ordinary course of business consistent with past practice;

    (iv) mortgaged, pledged, or subjected to any Encumbrance, any of its properties or assets, tangible or intangible, except Permitted Encumbrances (as defined in Section 3.9.1);

    (v) acquired or disposed of any assets or properties in any transaction involving money or value in excess of $25,000 with any officer, director or salaried employee of the Company, or any Subsidiary, or any relative by blood or marriage, or except in the ordinary course of business acquired or disposed of any assets or properties having a value in excess of $100,000 in any transaction with any other person;

    (vi) forgiven or canceled any debts or claims, or waived any rights, except in the ordinary course of business and consistent with past practices;

    (vii) (A) granted to any officer, director or consultant or to any employee whose annual compensation is, or was during the year ended December 31, 1993, in excess of the equivalent of $50,000, any material increase in compensation in any form (including any material increase in scope of any benefits), other than annual salary increases consistent with prior practice, or (B) become subject to any request for severance or termination pay, or granted any severance or termination pay, or entered into any employment or severance agreement with any officer or employee (other than a CIGS Employee) whose annual compensation is or was during the year ended December 31, 1993 in excess of the equivalent of $50,000;

    (viii) adopted, or amended in any material respect, any bonus, profit-sharing, compensation, stock option, pension, welfare, security, retirement, deferred compensation or other material plan, agreement, trust, fund or arrangement for the benefit of any employee or employees;

    (ix) except as disclosed on Schedule 3.7 experienced any actual or, to the best of the knowledge of the Company and the Subsidiaries, threatened dispute with a supplier involving more than $100,000 or with a customer involving more than the lower of (a) $90,000 or (b) the full contract value of the machine or other product which is the subject of the dispute;

    (x) except as disclosed on Schedule 3.7, made any capital expenditures or commitment therefor in excess of $250,000;

    (xi) incurred any liability (absolute, accrued or contingent) except current liabilities incurred, liabilities under contracts entered into, borrowings under short-term lines of credit and liabilities in respect of letters of credit issued under credit facilities, in each case incurred in the ordinary course of business consistent with past practices;

    (xii) suffered a loss, damage or destruction, whether or not covered by insurance, in excess of $25,000; or

    (xiii) extended or modified in any material respect the terms or provisions of any lease of real property of the character set forth on
  Schedule 3.9 or described in Section 3.9.2.

    (xiv) made any changes in accounting principles or accounting practices.

3.8 Taxes.

  (a) The following defined terms shall have the meanings set forth below:

    (i) "Tax" means any (and in the plural "Taxes" shall mean all) income, gross receipts, license, payroll, employment, excise, manufacturing, severance, stamp, occupation, premium, windfall profits, environmental, customs, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, turnover, alternative or add-on minimum, estimated or other tax, duty, or other fiscal charge of any kind whatsoever (whether payable directly, or by way of withholding or on account, and including those paid or withheld in the capacity as withholding tax agent), including without limitation any interest, penalty, or addition thereto, whether disputed or not, imposed by any national or local taxing authority or other authority having jurisdiction to administer or enforce any of the foregoing.

    (ii) "Tax Return" means any return, declaration, report, claim for refund, or information return relating to Taxes, including without limitation any schedule or attachment thereto, and any amendment thereof.
  (b) Except as set forth on Schedule 3.8:

    (i) The Company and each of the Subsidiaries have filed or caused to be filed and, from the date hereof until the Closing Date, will file or cause to be filed all Tax Returns required to be filed by them in accordance with applicable laws on or before the date hereof or the Closing Date (as applicable) with respect to Taxes.

    (ii) All Taxes which are shown on Tax Returns filed on or before the date hereof as due from or payable by the Company or the Subsidiaries have been paid in full or adequately disclosed and fully provided for in the DEA Financial Statements, and all Taxes which are shown on Tax Returns filed after the date hereof and on or before the Closing Date as due from or payable by the Company or the Subsidiaries will be paid in full or adequately disclosed and fully provided for in the Company's Closing Financial Statements.

    (iii) There are no actions, suits, proceedings, examinations, audits, claims or assessments by any governmental authority now pending against the Company or the Subsidiaries in respect of Taxes or any Tax Return.

    (iv) There are no outstanding agreements or waivers between the Company or any Subsidiary and any governmental authority extending the statute of limitations applicable to any Tax Return of the Company or any of the Subsidiaries for any period;

    (v) The Company and the Subsidiaries have delivered to Brown & Sharpe correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies for the 1990, 1991 and 1992 tax years and shall deliver all income Tax Returns for subsequent periods that are filed on or before the Closing Date. No Tax deficiency (whether or not agreed to by the Company or the Subsidiaries) have been assessed against or proposed in writing to be assessed against the Company or any Subsidiary by any governmental authority except for Tax deficiencies that have been paid in full or adequately disclosed and fully provided for in the DEA Financial Statements. Prior to the Closing Finmeccanica will have placed in the possession of the Company all other tax returns of the Company and its Subsidiaries.

    (vi) The Company and the Subsidiaries are not a party to any Tax sharing agreement. It is understood, however, that Istituto per la Ricostruzione Industriale--IRI S.P.A. files consolidated VAT returns for all its consolidated Italian subsidiaries (including the Company).

    (vii) The Company and the Subsidiaries are not liable, by contract or as a matter of law, primarily or otherwise, for the payment of any Taxes for which another person is liable.

    (viii) The Company has reported net operating losses as reflected in its Tax Returns filed for the 1988, 1989, 1990, 1991 and 1992 tax years and a cumulative net operating loss of 23.5 Billion Lit. in its draft Tax Return for the 1993 tax year, a copy of which is furnished as Exhibit 3.8(viii). Finmeccanica makes no representation or warranty that the net operating losses of the Company and its Subsidiaries referred to above will be allowed as deduction by the Company or its Subsidiaries in tax periods ending after the Closing Date.

  3.9 Property.

    3.9.1 Title; Encumbrances. Except as stated in Schedule 3.9, each of the Company and its Subsidiaries (as indicated in Schedule 3.9) has good and marketable title to all real properties owned by it and to all material tangible personal property reflected in the June 30, 1993 and December 31, 1993 combined balance sheets included in the DEA Financial Statements or acquired after such dates (except to the extent of property disposed of since such dates in the ordinary course of business), and valid leasehold interests in all real properties leased by the Company or its Subsidiaries and all material tangible personal properties leased by the Company or its Subsidiaries, in each case free and clear of all mortgages, liens, charges, encumbrances, easements, security interests or title imperfections except
  (a) liens for current taxes not due and payable or the validity of which is being contested in good faith, (b) liens securing Indebtedness reflected on the December 31, 1993 balance sheet included in the DEA Financial Statements, which liens are listed on Schedule 3.9, (c) purchase money security interests and liens securing rental payments under leases incurred in the ordinary course of business, (d) liens arising by operation of law in favor of mechanics, materialmen and similar parties for work done to the extent that the obligation secured thereby is not at the time required to be paid and (e) other encumbrances on real property, such as ordinary utility easements, rights of way, zoning, building and use restrictions, that do not materially interfere with the existing use of such property in the conduct of the DEA Business or materially detract from the value of such property (the exceptions described in the foregoing clauses (a), (b), (c), (d) and (e) being referred to herein as "Permitted Encumbrances").

  Neither the Company nor any Subsidiary has received any notice or has any knowledge of any violation of any zoning restrictions and ordinances, health and fire codes and ordinances, laws or regulations, affecting any such parcel in any material respect, and have no reason to believe that any authority contemplates issuing the same. Neither the Company nor any Subsidiary has received any notice of any condemnation or eminent domain proceeding for any taking of any such parcel, or any part thereof or of any negotiations for the purchase of any such parcel, or any part thereof in lieu of condemnation and, to the best of their knowledge, no condemnation or eminent domain proceedings or negotiations have been commenced or threatened in connection with any such property.

    3.9.2 Leases. Except as set forth on Schedule 3.9.2, the Company and its Subsidiaries enjoy peaceful and undisturbed possession under all leases of real and personal property to which they are parties (which in the case of personal property means any lease having an unexpired term of one or more years and remaining rental payments aggregating in excess of $10,000) and all such leases are valid and subsisting; the Company or its Subsidiaries, as the case may be, have paid all rent due and payable under all such leases, and there exists no material default on the part of the Company or its Subsidiaries, or, to the best of Finmeccanica's and the Company's knowledge, the lessors, existing thereunder.

    3.9.3 Condition. Except as set forth in Schedule 3.9.3, all structures and other improvements, including fixtures, located on the real property owned or leased by the Company or any of its Subsidiaries and all tangible personal property owned or leased by the Company or its Subsidiaries, which in each case are necessary for the conduct of the DEA Business as presently conducted, are in good operating condition in all material respects for property of its type and age, subject to ordinary wear and tear.

  3.10 Material Contracts. Schedule 3.10 contains a complete and correct list of all agreements, contracts and commitments of the following types, written or oral, to which the Company or any of its Subsidiaries is a party or by which any of their property is bound as of the date hereof (collectively the "DEA Material Contracts"):

    (a) notes, loans, credit agreements, overdraft facilities, mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit to the Company or its Subsidiaries or to any guarantee by the Company or its Subsidiaries of any obligations of a third party;

    (b) consulting or professional services agreements, or employment agreements;

    (c) all distribution, agency, commission or sales representative agreements;

    (d) agreements, orders, or commitments for the purchase of raw materials exceeding $75,000 in any case or for the purchase of supplies or finished products exceeding $75,000 in any case or;

    (e) agreements, orders or commitments for the sale or lease to customers of products or services exceeding $200,000 in any case (or $100,000, if such agreements, orders or commitments for sale or lease involve a warranty or performance representation, terms or acceptance criteria imposed by the purchaser which are different from the standard warranty and terms and conditions of sale terms disclosed in or scheduled pursuant to Section 3.22);

    (f) all licenses by or to the Company or its Subsidiaries (other than solely intercompany licenses between the Company and any of the Subsidiaries) of any Intellectual Property (as defined in Section 3.12) to or from any affiliated or unaffiliated third party (excluding any end-user licenses available through normal commercial channels), including all licenses from third parties relating to Software Programs and Technical Documentation (as such terms are defined in Section 3.12);

    (g) agreements or commitments for capital expenditures in excess of $100,000 for any single project or series of related projects; and

    (h) other agreements or obligations material to the Company and its Subsidiaries involving payments, receipts, assets or obligations of more than $100,000.

  The Company has delivered or made available to Brown & Sharpe complete and correct copies of all written Material Contracts and accurate summaries of all oral Material Contracts. Except as disclosed in Schedule 3.10, all such Material Contracts are in full force and effect. Except as set forth on
Schedule 3.10, neither the Company nor any of its Subsidiaries have any outstanding powers of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction.

  3.11 Accounts Receivable; Inventories. (a) The accounts receivable of the Company and its Subsidiaries reflected on the combined balance sheets of the DEA Companies as at June 30, 1993 and December 31, 1993 contained in the DEA Financial Statements (except those collected since such date) and such additional accounts receivable as are reflected on the books of the Company and its Subsidiaries on the date hereof, net of applicable reserves as shown on such June 30, 1993 and December 31, 1993 balance sheets or applicable reserves on the additional accounts receivable subsequent to December 31, 1993, (which reserves have been determined in accordance with the general accounting methodology with respect to reserves against accounts receivable and with respect to credit policies relating to receivables utilized by the Company and its Subsidiaries and furnished to Brown & Sharpe pursuant to Section 1.4(b) above) and arose out of bona fide sales and deliveries of goods or the performance of services in the ordinary course of the DEA Business in accordance with past practice.

  (b) The inventories reflected on such combined balance sheet as at December 31, 1993 and held by the Company and its Subsidiaries on the date hereof are in good, usable or saleable condition and, except as indicated in the report of RE&Y accompanying the DEA Financial Statements for the periods ended December 31, 1993 and 1992, have been reflected on such balance sheet in accordance with Italian GAAP or, in the absence thereof, IASC GAAP consistently applied. The reserves with respect to obsolete, slow moving or discontinued items and the accounting for inventory is in accordance with the general accounting policy and methodology with respect to inventory utilized by the Company and its Subsidiaries and furnished to Brown & Sharpe pursuant to Section 1.4(b) above, except as indicated in the report of RE&Y accompanying the DEA Financial Statements for the periods ended December 31, 1993 and 1992.

  To the best knowledge of Finmeccanica and the Company, except as disclosed on
Schedule 3.11(b), none of the DEA Companies holds any goods on consignment from third parties. Except as disclosed on Schedule 3.11(b), no third party (including Finmeccanica or any of its affiliates) holds any goods on consignment from the DEA Companies or has purchased goods from the DEA Companies on a "sale on approval" basis or with a right of return (other than pursuant to an express warranty as disclosed in Schedule 3.22D).

  3.12 Intellectual Property. (a) For purposes of this Section 3.12, the term "Intellectual Property" shall mean all patents and patent applications, registered or unregistered trademarks, copyrights, service marks, applications for registration thereof, trade names, inventions, processes, designs and design rights, formulas, trade secrets, know-how, software and computer programs, including all software or program logic burned into a chip ("Firmware") and other items of intellectual property and propriety rights.

  (b) The Company and the Subsidiaries own all rights to the name "DEA" and the other names listed on Schedule 3.12 for all products, and no other person has acquired or owns any rights thereto. Schedule 3.12 also contains a complete and correct list of all patents, patent applications, registered or unregistered trademarks, tradenames or servicemarks, registered trademarks, tradenames or servicemarks applications, and all copyrights or copyright applications (which copyrights are listed by general category only), which are, in the case of each item on said lists, owned by the Company and the Subsidiaries or in which the Company or its Subsidiaries has any rights or licenses. Schedule 3.12 also sets forth the principal products (or features such as controls) which utilize or are covered by the software programs and Firmware which the DEA Companies own or have the right to use.

  The Company and its Subsidiaries own, or possess adequate rights to use, all Intellectual Property necessary for the conduct of the DEA Business as presently conducted and as conducted since June 30, 1993.

  Except as set forth on Schedule 3.12, neither the Company nor any of its Subsidiaries has any obligation to make payments of royalties or other amounts or transfer any interest in such Intellectual Property to any third party, including Finmeccanica and its other affiliates.

  (c) For the purposes of this Section 3.12(c), the term "Technical Documentation" shall mean flow charts, diagrams, descriptive texts and programs, computer print-outs, underlying tapes, source codes and computer data bases, mechanical designs, parts manufacturing and assembly processes and similar items owned by the Company and the Subsidiaries or in which the Company or the Subsidiaries has any right or interest with respect to the software programs and Firmware.

  To the best knowledge of Finmeccanica, the Technical Documentation, including that relating to the Firmware and the software programs (except with respect to any third party software programs which include only the materials and Technical Documentation actually delivered to the Company and the Subsidiaries by the third party under any third party software contract) includes the source code, system documentation, statements of principles of operation, and schematics for all software programs and Firmware used in the conduct of the DEA Business. Except with respect to third party software programs, the Technical Documentation also includes any program (including compilers), "workbenches", tools and higher level (or "proprietary") language used for the development, maintenance, and implementation of the software programs and Firmware.

  (d) To the best knowledge of Finmeccanica and the Company, the Company and the Subsidiaries have obtained all necessary rights and licenses to use, copy and distribute as part of the software programs or Firmware used in the DEA business the third-party programming and materials contained in the software programs and Technical Documentation. The Company has exercised reasonable efforts to maintain the source codes and system documentation relating to the software programs. The software programs and Firmware have been maintained in confidence, except for end-user licenses solely for use in connection with products of the Company and the Subsidiaries purchased by such end-users. The Company and the Subsidiaries have not received or have knowledge of any claims from any person or entity that the use of the Intellectual Property by the Company and the Subsidiaries infringes or conflicts with any intellectual property right or other proprietary right of any person or entity.

  (e) Except as indicated in Schedule 3.12, to the best knowledge of Finmeccanica and the Company, the Company and the Subsidiaries have not granted, transferred or assigned, or acquiesced in or permitted use without a license of, any right or interest in the Intellectual Property to any person or entity, except pursuant to non-exclusive end-user license agreements for internal purposes only.

  3.13 Insurance. The Company and its Subsidiaries have maintained and now maintain, as the case may be, (i) insurance on the DEA Business covering property damage and loss of income by fire and other casualty to the limits and with the deductibles shown on Schedule 3.13 and (ii) insurance protection against such liabilities, claims and risks including product liability, and in such amounts, as is shown on such Schedule. The Company will, upon request, deliver to Brown & Sharpe complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect, all premiums due thereon have been paid, and the Company and its Subsidiaries have complied in all material respects with the provisions of such policies and have not received notice of any material increase in insurance premiums payable.

  3.14 Litigation. (a) Except for the matters described in Schedules 3.8, 3.14 and 3.19.1 and claims fully covered by insurance policies of the Company and its Subsidiaries, there are no judicial or administrative actions, suits, proceedings or arbitrations or investigations (domestic or foreign) pending or, to the best knowledge of Finmeccanica or the Company, threatened (for an amount in excess of $100,000 in the case of threatened matters) against the Company or any of its Subsidiaries or their respective assets, including the DEA Shares, or which were pending or threatened at any time since January 1, 1991. Finmeccanica has heretofore furnished or made available to Brown & Sharpe, if so requested by Brown & Sharpe, true and complete copies of all relevant court papers, proceeding administrative request, and other documents relating to the matters specifically set forth on Schedules 3.8, 3.14 and 3.19.1. Grievance matters if less than $15,000 or, in the aggregate $50,000, are excluded from this Section 3.14.

  (b) Except as listed on Schedule 3.14, there are no machines, products, systems or equipment sold by the Company or any of its Subsidiaries as to which, to the best knowledge of Finmeccanica, there is pending a written dispute with a customer for an amount in excess of $100,000 as to the performance or functionality of the items sold to such customer (and all such disputes where the Company or a Subsidiary has received a letter from legal counsel for such customer have been reflected in the reserve to the accounts receivable on the December 31, 1993 combined balance sheet included in the DEA Financial Statements or reserved against in the case of any such disputes occurring after December 31, 1993 to the extent required in each case to be so reserved against under applicable Italian GAAP or in the absence thereof IASC GAAP and the reserves policies furnished to Brown & Sharpe under Section 1.4(c)).

  3.15 Compliance with Laws; Governmental Authorizations. Except for matters described in Schedule 3.15 and excluding environmental matters that are encompassed by Section 3.16 below and all matters encompassed by Section 3.19 below, the Company and its Subsidiaries are not in violation of or default in any material respect under any statute, law, ordinance, rule, regulation, judgment, order, decree, permit, concession, grant, franchise, license or other governmental authorization or approval including without limitation any laws, rules or regulations of the European Union ("EU Law") applicable to the Company or its Subsidiaries or to any of their assets, properties, products or services. All permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the DEA Business have been duly obtained and are in full force and effect, except where the failure to obtain or maintain in effect any of the foregoing would not have a material adverse effect on any plants or facilities of the Company or any Subsidiary or on the business of the Company or any Subsidiary, and there are no proceedings pending or, to Finmeccanica's knowledge threatened that may result in the revocation, cancellation or suspension, or any materially adverse modification, of any thereof.

  3.16 Environmental Matters. Schedule 3.16 is a true and complete list of all known conditions or states of fact existing on the date hereof and as of the Closing Date based on or resulting from the presence in or discharge, spill, disposal, emission, generation, storage or release of any chemical, pollutant, contaminant, waste, toxic or hazardous substance or petroleum product into the environment caused by any of the DEA Companies at any location owned or leased, currently or in the past, by the Company or any of its Subsidiaries, which constitutes a violation of or requires remediation under any Health and Environmental Laws.

  "Health and Environmental Laws" means any decree, order (including any administrative act issued by any authority requiring compliance with applicable laws, statutes, rules and regulations before the issue of a formal order) or arbitration award of, any EU Regulation and Decision (as defined below) or any law, statute, or binding decision or regulation of or any agreement with, or any license, authorization or permit from, any EU Institution, national, regional or local governmental authority or court relating to occupational and public health and safety (including fire prevention), or the environment in effect as of the date hereof and the Closing Date (including, without limitation, national, regional and local laws, statutes, rules and regulations relating to environmental matters and contamination of any type whatsoever).

  "EU Institution" shall mean the EU Council, the European Commission and the European Court of Justice.

  "EU Regulations and Decisions" means all applicable regulations and decisions adopted by the EU Council (or the former Council of the European Community) or the European Commission (or the former Commission of the European Community).

    3.16.1 Except as disclosed on Schedule 3.16, the Company and its Subsidiaries are in compliance in all material respects with all applicable Health and Environmental Laws with respect to the use, transport, import, export, temporary or final storage, recycling or disposal of any waste, chemical substance or mixture, pollutant, including without limitation, any contaminant, irritant, or pollutant or other hazardous or toxic substance ("Hazardous Materials") which are identified as such in any jurisdiction in which the Company or its Subsidiaries either owns or leases real property or conducts its business.

    3.16.2 Except as disclosed on Schedule 3.16, (i) neither the Company nor any of its Subsidiaries has received notice from any governmental authority (or has knowledge that any governmental authority may give notice) that it is in violation of any applicable Health and Environmental Laws with respect to the use, transport, import, export, temporary or final storage, recycling or disposal of any such Hazardous Materials; (ii) the Company and its Subsidiaries have obtained and have complied with all financial or other conditions contained in all necessary permits, licenses, authorizations and consents for the use, transport, import, export, temporary or final storage, recycling and disposal of all Hazardous Materials used in the conduct of the DEA Business except for those permits, licenses or authorizations the failure to obtain which would not have a Material Adverse Effect on the DEA Business; and (iii) to the knowledge of Finmeccanica, there have been no direct or indirect discharges, spills, leaks or releases, whether accidental or voluntary, of any Hazardous Materials caused by any of the DEA Companies on any real property (a) now leased or previously leased or (b) now owned or previously owned by the Company or any of its Subsidiaries, which in any case constitutes a violation of or requires remediation under any Health and Environmental Law.

  3.17 Brokers, Finders, etc. Neither Finmeccanica, the Company or any of its Subsidiaries has retained any financial advisor, broker, agent or finder or paid or agreed to pay for any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby, or any transaction of like character that would be required to be paid by Finmeccanica, the Company, any of its Subsidiaries or Brown & Sharpe.

  3.18 Directors, Officers and Employees; Compensation. The Company has delivered to Brown & Sharpe a true and complete list of directors and officers of the Company and its Subsidiaries and of all employees and consultants of the Company and its Subsidiaries whose current total compensation was for the calendar year ended 1993 at an annual rate in excess of $50,000 (or the equivalent amount in foreign currency), which list states the annual rate of compensation of, and the positions held by, the persons listed.

  3.19 Labor and Employment; ERISA.

    3.19.1 Except as set forth on Schedule 3.19.1:

      (a) each of the Company and its Subsidiaries is in compliance in all material respects with all applicable EU Regulations and Decisions, national and state or local laws, rules and regulations with respect to its employees and employment practices, and terms and conditions of employment, including without limitation any provisions thereof relating to wages, bonuses, hours of work and social security pensions and other mandatory contributions, medical laws and safety insurance laws and regulations (including [INPS, INAIL] and other similar authorities as well as other funds, entities or agencies, as provided for by the applicable national collective bargaining agreements);

      (b) there is not pending or, to the best knowledge of Finmeccanica, threatened, and there has not occurred since January 1, 1991, any material trade union or collective labor-related disputes or strikes involving the Company or any of its Subsidiaries;

      (c) there are no grievance or arbitration proceedings arising out of or under any national collective bargaining agreement pending or, to the best knowledge of Finmeccanica, threatened, and no claim therefor has been asserted against the Company, in each case for an amount in excess of $15,000 or in the aggregate $50,000;

      (d) all pension plans and severance funds required by law to be funded by the Company or any Subsidiary are funded in accordance with applicable laws, regulations or statutes;

      (e) there are no material written agreements or understandings with any unions or shop committees (in regard to employees outside the United States), except under the provisions of the applicable national collective bargaining agreements;

      (f) except where required by law, there are no employment agreements (other than those the terms of which are solely prescribed by laws, regulations and applicable national collective bargaining agreements) or agreements for provision of services or consultancy of whatever nature, which (A) are not terminable by the Company or its Subsidiaries on 90 or fewer days notice at any time without penalty, (B) have a remaining term, as of the date hereof, of more than one year in length of obligation on the part of the Company or its Subsidiaries or (C) involve payment by the Company and its Subsidiaries, subsequent to the date hereof, of more than US $50,000;

      (g) there are no employment agreements whatsoever that may be terminated solely as a result of a change of control of the Company or any of its Subsidiaries, other than for as provided for by any applicable national collective bargaining agreements.

    3.19.2 Schedule of Employee Benefit Plans.

  (a) Schedule 3.19.2 contains a true and complete list, as of the date of this Agreement, of all profit sharing, deferred compensation, severance pay, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, change-in-control, welfare or incentive plans, contracts, arrangements, policies, programs or practices, vacation pay (or so-called "thirteen months' pay") or other plans, policies or agreements for the benefit of employees whether or not subject to the US Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise) maintained or contributed to by the Company and its Subsidiaries (other than government plans) and in which any one or more of the employees (including former employees and beneficiaries of employees or former employees) of the Company and its Subsidiaries participates or is eligible to participate, whether or not reduced to writing, including, without limitation, a complete list of all plans, agreements, arrangements, policies, programs or practices which constitute "fringe benefits" with respect to any of the employees of the Company and its Subsidiaries, vacation plans or programs, sick leave plans or programs, group medical insurance, group life insurance, medical reimbursement, disability insurance, workmen's compensation, supplemental unemployment benefits, other insurance coverage relating to employees (including any self-insured arrangements) and related benefits, any employee benefit plan (as defined in Section 3(3) of ERISA), maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries makes or is required to make contributions, or to which the Company or any of its Subsidiaries is a party or by which it is bound, except any such plan, contract, arrangement, policy, program or practice which the Company or any of its Subsidiaries is required by law to maintain or to which the Company or any of its Subsidiaries is required by law to contribute (collectively, the "Plans"). True, current and complete copies of such Plans, all amendments and written interpretations with respect thereto, if any, and to the extent applicable, copies of the most recent of the following have been furnished to Brown & Sharpe: (i) determination letter of the Internal Revenue Service and any outstanding request for a determination letter; (ii) Form 5500, attached schedules, audited financial statements, and any related actuarial valuation reports with respect to the last three plan years for each Plan; and
(iii) any summary plan description.

  (b) Each Plan and each trust or funding vehicle related to such Plan has been administered and operated in all material respects in compliance with its terms and with all applicable statutes, orders, rules and regulations, including where applicable, ERISA and the US Internal Revenue Code of 1986, as amended ("Code"), including, but not limited to, the preparation and filing of all required reports and returns with respect to such Plan, the submission of such reports or returns to the appropriate governmental authorities, the timing, preparation and distribution of all required employee communications (including without limitation any notice of plan amendments which is required prior to the effectiveness of such amendments), and the proper and timely disposition of all benefit claims. Each Plan which is intended to be a "qualified plan" as described in Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify (or a timely application for such determination has been or is intended to be submitted to the Internal Revenue Service), and neither the Company nor any Subsidiary knows of any fact or facts which might adversely affect such qualification. Neither the Company nor any Subsidiary sponsors or contributes to any Plan subject to the funding requirements of
Section 412 of the Code.

  (c) With respect to all Plans and related trusts, no "prohibited transaction," as that term is defined in Section 406 of ERISA, has occurred which is likely to subject any Plan, related trust or party dealing with any such Plan or related trust to any material tax or penalty on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Code and the consummation of the transactions contemplated hereby will not constitute such a prohibited transaction. There are no actions, suits, arbitrations or claims with respect to a Plan (other than routine claims for benefits by employees, beneficiaries or dependents arising in the normal course of operations of such Plan) pending, or to the best knowledge of Finmeccanica, threatened, with respect to any such Plan or any fiduciary or sponsor of such Plan with respect to their duties under such Plan or the assets of any trust under any such Plan.

  (d) Other than the TFR Liabilities reflected on the December 31, 1993 balance sheet included in the DEA Financial Statements, there are no unfunded obligations under any Plan providing pension or post-retirement welfare benefits to any employee of the Company or any Subsidiary who will be employed by Brown & Sharpe after the Closing Date (other than continuation of health coverage as provided pursuant to Sections 601 through 608 of ERISA, Sections 104, 105, 106, and 4980B of the Code).

  3.20 Investment Representation. Neither Finmeccanica nor any of its affiliates owns beneficially or of record any of the capital stock of Brown & Sharpe. Finmeccanica is acquiring the Brown & Sharpe Purchase Price Shares and the Contingent Stock for its own account and not with a view to, or for sale in connection with, directly or indirectly, any distribution thereof that would require registration under the Securities Act of 1933, as amended (the "Securities Act") or applicable state "blue sky" or securities laws or would otherwise violate the Securities Act of 1933 or such state securities laws.

  3.21 Government Grants. Attached as Schedule 3.21 is a true and correct list of grants from governmental bodies to the Company and its Subsidiaries as reflected on the combined balance sheet at December 31, 1993 included in the DEA Financial Statements. Except as set forth in Schedule 3.21, the funds represented by such grants have been disbursed by the relevant governmental bodies and received by the relevant DEA Companies, and no DEA Company which is a recipient of any such grant is in default of any of the terms and conditions specified in the governmental authorization of such grant.

  3.22 Customers, Suppliers, Product Warranties, Defects in Products. Schedule 3.22A contains a correct and complete list of all orders for unshipped goods involving a sales price of $95,000 or more for non-standard and $150,000 or more for standard machines, products or equipment. To the best of the knowledge of the Company and the Subsidiaries, all such orders are written orders signed by the customer, with a delivery date as set forth on Schedule 3.22A and such orders do not require any reserves to be established under Italian GAAP or, in the absence thereof, IASC GAAP or under the past practices of the Company and the Subsidiaries. Schedule 3.22A also includes a current and complete list of all sales transactions involving a sales price of $95,000 or more for non-standard and $150,000 for standard machines, products or equipment pursuant to which the goods have been shipped and the revenue therefrom recognized in full but as to which (i) the Company or a Subsidiary has an obligation to perform services (excluding warranty services) or additional work (such as for example software programming) at no additional charge in addition to the sales price and (ii) the gross margin recognized in the transaction is less than the cost of performing the service or other work (other than warranty work) that is contractually to be performed by the Company or the Subsidiary.

  Schedule 3.22B is a list by country of the top 20 customers of the Company and its Subsidiaries, having the largest aggregate monetary purchases from the Company and the Subsidiaries for each of the years 1993, 1992 and 1991, with notation of the aggregate dollar purchases, and a list of the top 10 suppliers to the Company for each of the years 1993, 1992 and 1991.

  The estimated costs of warranty work and "out-of-warranty" work (less any payments received therefor) for machines sold by the Company and the Subsidiaries in each of 1993, 1992 and 1991 are set forth on Schedule 3.22C. It is expressly acknowledged and agreed by Brown & Sharpe that inasmuch as the DEA

Companies do not charge warranty costs to a separate account in the ordinary course of business, actual historical warranty cost data are not available, and that the figures stated in the foregoing sentence are solely estimates provided in good faith for informational purposes. Unless such information has not been provided in good faith, Finmeccanica shall not be liable for any failure to disclose, or inaccurate disclosure of, the actual warranty cost of the DEA Companies in respect of the machines described in the foregoing sentence.
Schedule 3.22D sets forth a correct and complete list of machines sold for $95,000 or more (for standard machines) and $150,000 or more (for nonstandard machines) under warranty as of the date hereof for which the Company has provided special or non-standard warranty provisions. Attached as Schedule 3.22E are the standard warranty provisions relating to CMMs and spare parts therefor produced and sold as part of the DEA Business since January 1, 1993.

  3.23 No Illegal Payments, etc. Neither Finmeccanica, the Company or any of its Subsidiaries, nor, to the knowledge of Finmeccanica or the Company, any of their respective officers, employees or agents, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Company or any of its Subsidiaries (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which would subject the Company, any of its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or will have, individually or in the aggregate, a material adverse effect on the Company or any Subsidiary or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

  3.24 Financial Statements and Other Information for Inclusion in the Brown & Sharpe Proxy Statement. Finmeccanica has heretofore delivered to Brown & Sharpe for inclusion in the Brown & Sharpe Proxy Statement and the Brown & Sharpe Registration Statement (each as defined in Section 22) (i) consolidated financial statements (expressed in U.S. dollars) consisting of balance sheets, income statements, statements of cash flow and the footnotes relating thereto for the Company and the Subsidiaries and including the operations of the metrology business units in the United States, France and England (to the extent not included in the above referred entities as at the end of and for each of the years ended December 31, 1993, 1992 and 1991, and at March 31, 1994 and for the three months then ended (which statements are audited in the case of the years ended December 31, 1993, 1992 and 1991 and unaudited in the case of the three months ended March 31, 1994) in each case in accordance with U.S. GAAP and in compliance with the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the Securities Exchange Commission (the "Commission Rules") applicable to financial statements prepared for inclusion in proxy statements and registration statements, in each case reported on and certified by the unqualified opinion of RE&Y with respect to years ending December, 1992 and 1993 and of Coopers & Lybrand with respect to years ending 1990 and 1991, together with the text of Management's Discussion and Analysis of Financial Condition and Results of Operations ("Management's Discussion and Analysis") for the year ended December 31, 1993 and the three months ended March 31, 1994 and (ii) a description of the business of the entities included in the consolidated financial statements referred to above complying with the requirements, in each case, of the Securities Act and the Exchange Act and the Commission Rules applicable to such information. All of the financial statements referred to in this Section 3.24 are true and complete in all material respects and the Management's Discussion and Analysis referred to above and the description of the business does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

  3.25 Disclosure. Neither this Agreement (including without limitation the Schedules hereto), nor the DEA Financial Statements, nor the information and financial statements furnished to Brown & Sharpe and referred to in Section
3.24 furnished for the Brown & Sharpe Proxy Statement and for the Brown & Sharpe Registration Statement, nor any other document, certificate, financial statement or other instrument furnished or to be furnished by or on behalf of Finmeccanica, contains or will contain any untrue statement of a material fact, nor, considered as a whole, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

  4. REPRESENTATIONS AND WARRANTIES BY BROWN & SHARPE. Brown & Sharpe represents and warrants to Finmeccanica as follows:

  4.1 Corporate Status. Brown & Sharpe is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted and to own or lease and operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated. Brown & Sharpe is qualified to do business in each jurisdiction in which such qualification is required and where the failure to do so would have a Material Adverse Effect (as defined in Section 4.6).

  4.2 Authority for Agreement. Brown & Sharpe has all necessary corporate power to execute and deliver this Agreement and the Stockholders Agreement and to carry out its obligations hereunder and thereunder and to cause any of its subsidiaries to carry out any of its obligations. The execution and delivery of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary actions on behalf of Brown & Sharpe on the date hereof, except for the approval of its stockholders as contemplated by Section 10.6. Upon obtaining of such approval by stockholders of Brown & Sharpe, this Agreement and the Stockholders Agreement constitute the valid and legally binding obligations of Brown & Sharpe and are enforceable against Brown & Sharpe in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors and to general equity principles; and the execution and delivery of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under, any provision of the charter or by-laws of Brown & Sharpe or any mortgage, loan indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Brown & Sharpe, any of its subsidiaries or any of their respective properties or assets. Except as set forth in Schedule 4.2, such execution, delivery and consummation will not accelerate the maturity of or otherwise modify in any material respect the terms of any indebtedness of Brown & Sharpe or any of its subsidiaries, or result in the creation of any Encumbrance upon any of the properties or assets of Brown & Sharpe or any of its subsidiaries. There are no agreements by which Brown & Sharpe or any of its subsidiaries is bound which restrict the ability of Brown & Sharpe to carry on the B&S Business anywhere in the world. Except as set forth on Schedule 4.2 and subject to such filings as may be required by the Securities and Exchange Commission, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and thereby by Brown & Sharpe.

  4.3 Capitalization; Authorization of Brown & Sharpe Purchase Price Shares and Brown & Sharpe Purchase Price Shares Right. Brown & Sharpe's authorized capital stock consists of 15,000,000 shares of Class A Common Stock, 2,000,000 shares of Class B Common Stock and 1,000,000 shares of Preferred Stock. On March 4, 1994 there were issued and outstanding 4,468,138 shares of Class A Common Stock, 545,693 shares of Class B Common Stock and no shares of Preferred Stock. On March 24, 1994, a total of 175,000 shares of Class A Common Stock were issued to Diehl GmbH & Co. ("Diehl") in connection with the acquisition by Brown & Sharpe from Diehl of the share capital of Ets. Pierre Roch S.A. and Mauser Prazisions--Messmittel GmbH (the "Roch Group"), of which 140,350 shares of Class A Common Stock were issued to Diehl for cash and 34,650 shares were issued to Diehl in consideration for the transfer of the Roch Group to Brown & Sharpe International Capital Corporation, a wholly-owned subsidiary of Brown & Sharpe and an additional 25,000 shares of Class A Common Stock have been reserved for issuance to Diehl pursuant to purchase price adjustments. In connection with the acquisition of the Roch Group, Diehl also received a non-assignable contingent right to receive an additional 50,000 shares of Class A Common Stock of Brown & Sharpe.

  As of March 24, 1994, the Company had reserved for issuance 609,523 shares of Class A Common Stock issuable on conversion of the 9 1/4% Convertible Debentures Due December 15, 2005 outstanding in principal amount of $16,000,000, and shares of Class A Common Stock, not exceeding 800,000 shares in the aggregate, issuable pursuant to the Amended Profit Incentive Plan, the amended 1973 Stock Option Plan, the Restated Employee Stock Ownership and Profit Participation Plan, the Savings and Retirement Plan and the 1989 Equity Incentive Plan. Upon obtaining approval by the Stockholders of Brown & Sharpe, the Brown & Sharpe Purchase Price Shares to be issued in connection with the transactions contemplated hereby will have been duly authorized and, when issued under this Agreement shall be validly issued, fully paid and non-assessable. Brown & Sharpe has reserved a sufficient number of Class A Common Stock for issuance pursuant to the Post-Closing Price Adjustment provided for in Section 1.4 hereof. The Brown & Sharpe Purchase Price Shares will be duly authorized for listing on the New York Stock Exchange upon the required approval by stockholders of Brown & Sharpe of the issue thereof pursuant to this Agreement. There are no preemptive rights on the part of any holder of any class of securities of Brown & Sharpe. There are no options, warrants, conversion or other rights, agreements, or commitments of any kind obligating Brown & Sharpe, contingently or otherwise, to issue or sell any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares except as set forth above, and no authorization therefor has been given, except for not exceeding 100,000 shares of Class A Common Stock which may be issued in connection with potential acquisitions. All outstanding shares of Brown & Sharpe's Class A Common Stock and Class B Common Stock and any outstanding options, warrants or other rights to purchase shares of Brown & Sharpe's capital stock and any shares of Brown & Sharpe's stock issuable upon exercise, conversion or exchange thereof, have been issued or granted in compliance with the registration or qualification provisions of the Securities Act and any applicable state securities laws, or pursuant to valid exemptions therefrom. Brown & Sharpe is not a party or subject to any agreement or understanding and, to the best of its knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of Brown & Sharpe. Except for agreements relating to shares of Class A common stock held by members of the Mercer family and by Diehl GmbH & Co., which together do not exceed in the aggregate 300,000 shares (exclusive of 50,000 contingent shares which Diehl GmbH has a right to acquire), Brown & Sharpe is not under any obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued. To the extent Brown & Sharpe is under any obligation to register any of its securities, such obligations do not violate, limit or impede the rights granted to Finmeccanica under the Stockholders Agreement.

  Brown & Sharpe has heretofore delivered a true and complete copy of its Certificate of Incorporation, as amended, setting forth the rights and privileges associated with the classes of its capital stock. A correct list as of March 4, 1994 of beneficial owners of 5% or more of the capital stock of Brown & Sharpe is contained in the Brown & Sharpe Proxy Statement delivered to its securities holders for the 1994 Annual Meeting on April 29, 1994.

  4.4 Subsidiaries. Except as set forth on Schedule 4.4, there are no corporations, associations, partnerships or other entities or business enterprises in which Brown & Sharpe, directly or indirectly, has any investment or owns any shares of capital stock or any other record or beneficiary equity or other ownership or control interest (except such investments or interests which as of December 25, 1993 had a book value as reflected in the Brown & Sharpe Financial Statements (as defined in Section 4.5) of less than $250,000) which are set forth in a letter of even date from Brown & Sharpe to Finmeccanica. Except as set forth on Schedule 4.4, Brown & Sharpe owns or is sole beneficiary of all of the issued and outstanding stock options, warrants, rights or commitments, relating to the issuance of any shares of capital stock or equity interests of its subsidiaries. Brown & Sharpe and its subsidiaries have no commitment to contribute to the capital of, make loans to or share the losses of any enterprise.

  Each of Brown & Sharpe's subsidiaries is a duly organized, validly existing corporation in good standing under the laws of its jurisdiction of organization, and has all necessary power and authority (corporate or otherwise) to carry on its business as presently conducted and as proposed to be conducted.

  4.5 Financial Statements. Attached hereto as Schedule 4.5 are copies of the audited consolidated balance sheets of Brown & Sharpe and its subsidiaries at and for the years ending December 25, 1993, December 26, 1992 and December 28, 1991 and the three months ending April 2, 1994 (unaudited) and related statements of operations, changes in shareholder equity and cash flows (together with the auditors' reports thereon) for each of the years in the three year period ended December 25, 1993 and for the three months ended April 2, 1994 (unaudited), together with the notes to such financial statements (all of such financial statements being herein referred to as the "Brown & Sharpe Financial Statements"). Such financial statements are true and complete in all material respects and have been prepared in accordance with U.S. GAAP consistently applied throughout the periods indicated (except as otherwise indicated in the report of Coopers & Lybrand and except as indicated in the footnotes to the Financial Statements for the three months ended April 2,
1994), and fairly present the financial condition of the entities covered thereby, as of the dates thereof, and the results of their operations for the indicated periods subject, in the case of the unaudited statements, to normal and recurring year-end audit adjustments.

  4.6 Absence of Changes. Except as set forth in the Brown & Sharpe Report on Form 10-Q for the quarter ended April 2, 1994 and in Schedule 4.6 and other than liabilities which have arisen after December 25, 1993 in the ordinary course of business consistent with past practice, since December 25, 1993, (a) there has been no material adverse change in the condition, financial or otherwise (other than as a result of general external economic conditions affecting the metrology industry), properties, assets, liabilities, business or operations of Brown & Sharpe and its subsidiaries, considered as a whole (a "Material Adverse Effect") and (b) neither the Company nor any of its subsidiaries has:

    (i) declared, set aside, made or paid any dividend or other distribution (other than intercompany dividends or distributions) in respect of its capital stock, or agreed to do any of the foregoing, or purchase or redeem or agreed to purchase or redeem, directly or indirectly, any shares of its capital stock;

    (ii) issued or sold any shares of its capital stock of any class or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares; except for issuances or proposed issuances as referred to in Section 4.3;

    (iii) incurred any indebtedness for purchase money or borrowed money other than in the ordinary course of business consistent with past practices, except that it is understood that Brown & Sharpe and its Subsidiaries may borrow additional amounts under the lines of credit and agreements described in its Annual Report on Form 10-K for the year ended December 25, 1993 (the "Annual Report") and that Brown & Sharpe may obtain a Rhode Island Plant mortgage which would be repaid following the Closing out of the proceeds of the funding referred to in Section 10.11;

    (iv) mortgaged, pledged, or subjected to any Encumbrance any of its properties or assets, tangible or intangible, except for loans under the lines of credit and agreements described in its Annual Report and Permitted Encumbrances; other than in connection with a Rhode Island Plant Mortgage referred to above;

    (v) except in the ordinary course of business or in connection with the Roch Group acquisition or any pending acquisition by Brown & Sharpe the consideration for which consists of shares of its Class A Common Stock as contemplated by Section 4.3, acquired or disposed of any tangible assets or properties having a value in excess of $100,000 in any transaction with any other person;

    (vi) forgiven or canceled any debts or claims, or waived any rights, except in the ordinary course of business and consistent with past practices;

    (vii) with respect to any director, officer, employee or consultant whose annual compensation is, or was during the year ended December 25, 1993, in excess of the equivalent of $50,000, (A) granted to any such person any material increase in compensation in any form (including any material increase in scope of any benefits), other than annual salary increases consistent with prior practice, or increases upon promotions or bonuses under the President's Award Program and the Profit Incentive Plan or promotional increases in sales commissions, or (B) become subject to any request for severance or termination pay, or granted any severance or termination pay, or entered into any employment or severance agreement with any such person;

    (viii) adopted, or amended in any material respect, any bonus, profit-sharing, compensation, stock option, pension, welfare, security, retirement, deferred compensation or other material plan, agreement, trust, fund or arrangement of Brown & Sharpe Manufacturing Company for the benefit of any employee or employees;

    (ix) experienced any Material Adverse Effect in its relations with any of its suppliers or customers;

    (x) except for the construction of the TML Building in England or as disclosed on Schedule 4.6, made any capital expenditures or commitment therefor in excess of $250,000;

    (xi) incurred any liability (absolute, accrued or contingent) except current liabilities incurred, liabilities under contracts entered into, in each case incurred in the ordinary course of business, borrowings under short-term lines of credit, the borrowings referred to in clauses (iii) and
  (iv) above and liabilities in respect of letters of credit issued under credit facilities;

    (xii) extended or modified in any material respect the terms or provisions of any lease of real property to the Company or any Subsidiary that is a Brown & Sharpe Material Contract (as defined in Section 4.12).

    (xiii) made any change in accounting principles or practices, except for a shift to percentage of completion accounting for its Leitz subsidiary (Brown & Sharpe already being on percentage of completion accounting method).

  4.7 Taxes.

  Except as set forth on Schedule 4.7:

    (i) Brown & Sharpe and each of its Subsidiaries have filed or caused to be filed and, from the date hereof until the Closing Date, will file or cause to be filed all Tax Returns required to be filed by them on or before the date hereof or the Closing Date (as applicable) with respect to Taxes.

    (ii) All Taxes which are shown on Tax Returns filed on or before the date hereof as due from or payable by Brown & Sharpe or its Subsidiaries have been paid in full or adequately disclosed and fully provided for in the Brown & Sharpe Financial Statements and all Taxes which are shown on Tax Returns filed after the date hereof and on or before the Closing Date due from or payable by Brown & Sharpe or its Subsidiaries will be paid in full or adequately disclosed and fully provided for in the Brown & Sharpe financial statements.

    (iii) There are no actions, suits, proceedings, examinations, audits, claims or assessments by any governmental authority now pending against Brown & Sharpe or its subsidiaries in respect of Taxes or any Tax Return.

    (iv) There are no outstanding agreements or waivers between Brown & Sharpe or any subsidiary and any governmental authority extending the statute of limitations applicable to any Tax Return of Brown & Sharpe or any of its subsidiaries for any period;

    (v) No Tax deficiency (whether or not agreed to by Brown & Sharpe or its Subsidiaries) have been assessed against proposed in writing to be assessed against Brown & Sharpe or any subsidiary by any governmental authority except for Tax deficiencies that have been paid in full or adequately disclosed and fully provided for in the Brown & Sharpe Financial Statements.

    (vi) Brown & Sharpe and its subsidiaries are not a party to any Tax sharing agreement.

    (vii) Brown & Sharpe and its subsidiaries are not liable, by contract or as a matter of law, primarily or otherwise, for the payment of any Taxes for which another person is liable.

  4.8 Litigation. Except for the matters described in Schedule 4.8 and claims fully covered by insurance policies of the Company and its subsidiaries, there are no judicial or administrative actions, suits, proceedings or arbitrations or investigations (domestic or foreign) pending or, to the best knowledge, of Brown & Sharpe, threatened (for an amount in excess of $100,000 in the case of threatened matters) against Brown & Sharpe or any of its subsidiaries. Brown & Sharpe has heretofore furnished or made available to Finmeccanica, if so requested by Finmeccanica, true and complete copies of all relevant court papers, proceedings, administrative requests, and other documents relating to the matters specifically set forth on Schedule 4.8.

  4.9 Filings Under the Securities Exchange Act of 1934.

  (a) The Brown & Sharpe Annual Report on Form 10-K for the year ended December 25, 1993, the Report on Form 10-Q for the first quarter of 1994 and the 1994 Annual Meeting Proxy Statement heretofore filed under the Exchange Act, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; and no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

  (b) The Brown & Sharpe Proxy Statement to approve the issue of the Brown & Sharpe Purchase Price Shares and the Contingent Stock under this Agreement, when filed, will conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and, when it is filed, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, excluding from the provisions of this
Section 4.9(b) the description of the DEA Business, the financial statements of the Company and the Subsidiaries, the related Management's Discussion and Analysis and financial and other data relating to the Company and the Subsidiaries contained therein.

  (c) The Brown & Sharpe Registration Statement, when filed, will conform in all material respects with the requirements of the Securities Act and the Commission Rules and, when it is declared effective in accordance with the Commission Rules, will not contain an untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, excluding from the provisions of this Section 4.9(c) the description of the business of the Company and the Subsidiaries (or information in respect thereof contained in a combined description of the business of Brown & Sharpe after giving effect to the transactions contemplated by this Agreement), the financial statements of the Company and the Subsidiaries, the related Management's Discussion and Analysis and financial and other data relating to the Company and the Subsidiaries contained therein.

  4.10 Brokers, Finders, etc. Neither Brown & Sharpe nor any of its subsidiaries has retained any financial advisor, broker, agent or finder or paid or agreed to pay for any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby, or any transaction of like character that would be required to be paid by Brown & Sharpe, the Company, any of its Subsidiaries or Finmeccanica, except for the fees of Wertheim Schroder payable by Brown & Sharpe pursuant to the agreements between Brown & Sharpe and Wertheim Schroder.

  4.11 Disclosure. This Agreement (including without limitation the Schedules hereto), the Brown & Sharpe Financial Statements, the information furnished by Brown & Sharpe for the Brown & Sharpe Proxy Statement, any other document, certificate, financial statement or other instrument furnished or to be furnished by or on behalf of Brown & Sharpe do not contain any untrue statement of a material fact, or, considered as a whole, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

  4.12 Contracts and Other Instruments

  (a) The Brown & Sharpe Annual Report on Form 10-K for the year ended December 25, 1993 includes in Item 14 a list of all contracts, agreements and other instruments material to Brown & Sharpe ("B&S Material Contracts"), to the extent required to be so listed and filed as an exhibit by applicable rules under the Exchange Act and, except as specified therein, as of the date such Annual Report was filed pursuant to the Exchange Act, there is no other contract, agreement or other instrument that is material to the Brown & Sharpe Business, taken as a whole, which was required to be so filed.

  (b) Except as disclosed in Schedule 4.12, neither Brown & Sharpe nor, to Brown & Sharpe's best knowledge, any other party to any B&S Material Contract to which Brown & Sharpe is a party or which any of their assets or properties are bound is in breach of or default under or is claimed to be in breach of or default in complying with any provision thereof or has committed or permitted any event which, with notice or the passage of time or both, would constitute such a breach or default, except for such breaches and defaults which in the aggregate would not have a Material Adverse Effect on the B&S Business taken as a whole.

  (c) Except as set forth in Schedule 4.12, no consent of any party to any such contract, agreement or other instrument to which Brown & Sharpe is a party or by which any of their properties or assets are bound is required for any of the transactions contemplated by this Agreement except for such consents, the failure of which to obtain would not in the aggregate have a Material Adverse Effect on Brown & Sharpe.

  4.13 Compliance with Laws; Governmental Authorizations. Except for matters described in Schedule 4.13 or covered elsewhere in this Section 4, Brown & Sharpe and its subsidiaries are not in violation in any material respect of any governmental license or permit, statute, law, ordinance, rule, regulation, judgment, order, decree, permit, concession, grant, franchise, license or other governmental authorization or approval including without limitation any EU laws applicable to Brown & Sharpe or its subsidiaries or to any of their assets, properties, properties or businesses. All permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of Brown & Sharpe and its subsidiaries as presently conducted have been duly obtained and are in full force and effect, except where the failure to obtain or maintain in effect any of the foregoing would not have a material adverse effect on the business of Brown & Sharpe or any subsidiary, and there are no proceedings pending or, to the Brown & Sharpe's best knowledge, threatened that may result in the revocation, cancellation or suspension, or any materially adverse modification, of any thereof.

  4.14 Environmental Matters. Schedule 4.14 is a true and complete list of all known conditions or states of fact existing on the date hereof and as of the Closing Date based on or resulting from the presence in or discharge, spill, disposal, emission, generation, storage or release of any chemical, pollutant, contaminant, waste, toxic or hazardous substance or petroleum product into the environment caused by any of Brown & Sharpe or any of its subsidiaries at any location owned or leased, currently or in the past, by Brown & Sharpe or any of its subsidiaries, which constitutes a violation of or requires remediation under any Health and Environmental Laws.

    4.14.1 Except as disclosed on Schedule 4.14, Brown & Sharpe and its subsidiaries are in compliance in all material respects with all applicable Health and Environmental Laws with respect to the use, transport, import, export, temporary or final storage, recycling or disposal of any waste, chemical substance or mixture, pollutant, including without limitation, any contaminant, irritant, or pollutant or other hazardous or toxic substance ("Hazardous Materials") which are identified as such in any jurisdiction in which Brown & Sharpe or its subsidiaries either owns or leases real property or conducts its business.

    4.14.2 Except as disclosed on Schedule 4.14, (i) neither Brown & Sharpe nor any of its subsidiaries has received notice from any governmental authority (or has knowledge that any governmental authority may give notice) that it is in violation of any applicable Health Environmental Laws with respect to the use, transport, import, export, temporary or final storage or disposal of any such Hazardous Materials; (ii) Brown & Sharpe and its subsidiaries have obtained and have complied with all financial or other conditions contained in all necessary permits, licenses, authorizations and consents for the use, transport, import, export, temporary or final storage, recycling and disposal of all Hazardous Materials used in the conduct of the Brown & Sharpe Business except for those permits, licenses or authorizations the failure to obtain which would not have a Material Adverse Effect on the Brown & Sharpe Business; and (iii) to Brown & Sharpe's knowledge, there have been no, direct or indirect, discharges, spills or leaks or releases, whether accidental or voluntary, of any Hazardous Materials caused by any of Brown & Sharpe or any of its subsidiaries on any real property (a) now leased or previously leased or (b) now owned or previously owned by Brown & Sharpe or any of its subsidiaries, which in any case constitutes a violation of or requires remediation under any Health and Environmental Law.

  4.15 Absence of Undisclosed Liabilities. Except as set forth in Schedule 4.15 and other than liabilities which have arisen after December 25, 1993 in the ordinary course of business consistent with past practice (including those permitted by or scheduled pursuant to Section 4.6), neither Brown & Sharpe nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether absolute, contingent or otherwise which are required to be reflected or reserved against in, or otherwise provided for in the notes to, the Brown & Sharpe Financial Statements under U.S. GAAP and which are not so reflected or reserved against therein or in the notes thereto.

  4.16 Prohibited Foreign Trade Practices Act; Sensitive Payments. To the best of Brown & Sharpe's knowledge, Brown & Sharpe and its subsidiaries are in compliance with the Prohibited Foreign Trade Practices Act with respect to the Brown & Sharpe Business, and have no "sensitive" receipts or disbursements, which are defined to mean the following types of transactions: (i) illegal receipts from or payments to governmental officials or employees; (ii) commercial bribes or kickbacks; (iii) amounts disbursed or received with an understanding that rebates or refunds will be made in contravention of the laws of any nation or other jurisdiction; (iv) illegal political contributions; or
(v) payments of commitments, regardless of form, made with the knowledge or under circumstances that would indicate that all or part thereof is to be paid ultimately to or for the benefit of governmental officials or employees or as an influence payment or kickback.

  5. EXPENSES. Each of the parties hereto shall assume and bear all expenses, costs and fees (including any fees of investment banks, financial advisors, professional advisers and legal counsel) incurred or assumed by such party in the preparation and execution of this Agreement and compliance herewith, whether or not the transactions herein provided for shall be consummated, it being understood and agreed that Finmeccanica and not the Company shall assume and bear the reasonable legal, and other out-of-pocket expenses, costs and fees of the Company and the Subsidiaries in connection with the transactions hereby contemplated, except that the Company may pay for the audit fees of RE&Y in preparing the audited financial statements of the Company and the Subsidiaries, including the Closing Financial Statements; Brown & Sharpe, on the one hand, and Finmeccanica, on the other, shall indemnify and hold each other harmless from and against any and all liabilities and claims in respect of any such expenses, costs or fees or taxes which are the responsibility of or assumed by Brown & Sharpe, the Company and the Subsidiaries on the one hand and which are the responsibility of or assumed by Finmeccanica and their affiliates on the other hand. Notwithstanding the foregoing, all excise, documentary, transfer (including indirect transfer of stock of the Subsidiaries), value added taxes and like taxes, if any, or fees for the like payable in connection with the sale, transfer and delivery of the DEA Shares to Brown & Sharpe or its designees (including indirect transfer of DEA Subsidiary shares and transactions pursuant to the Post-Closing Purchase Price Adjustment provisions) shall be paid in the first instance by Brown & Sharpe and the total cost thereof shall be borne equally by the parties, except that in this connection it is agreed that any liability for registration taxes or issue taxes incurred by the Company in connection with the removal of "excess" Indebtedness of the Company in accordance with Section 6.4 and other applicable sections shall be paid by the Company and shall be the responsibility of Brown & Sharpe and shall not be reflected in the Pricing Adjusted Net Asset Value for purposes of determining the Post-Closing Purchase Price Adjustment.

  6. ADDITIONAL COVENANTS OF THE PARTIES. The parties further covenant and agree as follows:

  6.1 Conduct of Business. From and after the date of this Agreement and until the Closing Date, except as the other party shall otherwise specifically consent to in writing, each of the parties will conduct, or in the case of Finmeccanica, cause the Company and the Subsidiaries to conduct, their affairs so that they:

    (a) carry on their respective businesses in, and only in, the usual, regular and ordinary course in substantially the same manner as conducted since January 1, 1994 and use reasonable efforts to preserve intact their respective present business organizations, to the extent reasonably possible keep available the services of present officers and employees, and preserve their respective relationships with customers, suppliers and others having business dealings with them;

    (b) not sell or withdraw assets, including factoring of receivables, except for inventory in the ordinary course of business or disposals of assets which are replaced in the ordinary course.

    (c) maintain all of the material structures, equipment and other tangible personal property used in the conduct of their respective businesses as conducted since January 1, 1993 in good repair, order and condition except for ordinary wear and tear;

    (d) keep in full force and effect insurance comparable in amount and scope of coverage to the insurance now carried by them and, in the case of Finmeccanica, as disclosed on Schedule 3.13;

    (e) perform in all material respects all obligations under all DEA Material Contracts and B&S Material Contracts, as the case may be;

    (f) maintain their books of account and records in the usual, regular and ordinary manner;

    (g) comply in all material respects with all applicable statutes, laws, ordinances, rules and regulations;

    (h) not take or permit to be taken any action or incur any liability or obligation which if taken or incurred prior to the date hereof would have been required to be disclosed pursuant to any of the representations and warranties made by Finmeccanica or Brown & Sharpe, as the case may be;

    (i) not issue any capital stock or other securities other than, in the case of Brown & Sharpe, as may be required pursuant to any of Brown & Sharpe's stock option or employee benefit plans described in Section 4.3 or from such reserves as are disclosed in Section 4.3 or not exceeding 100,000 shares of Class A Common Stock for purposes of future acquisitions; and

    (j) maintain adequate reserves under the applicable accounting principles specified in Section 3.5 and the reserve policies provided to Brown & Sharpe and referred to in Section 1.4(b) or the applicable accounting principles specified in Section 4.5 for all Taxes and other governmental charges which have occurred during such period and for any disputes with customers.

  Notwithstanding the foregoing provisions of this Section 6.1, this Section
6.1 shall be subject to the over-riding provisions of Section 2.7 which provides, as set forth therein, that the business of the DEA Companies during the period after July 31, 1994 and prior to the completion of the Closing on the Closing Date shall be operated for the economic benefit of Brown & Sharpe. In addition, the factoring of a mutually agreed amount of receivables of the DEA Companies, as contemplated by Section 1.4(j) and Section 6.4, shall not constitute a violation of this Section 6.1.

  6.2 Governmental Filings. (a) The parties shall fully cooperate in making joint or separate filings to the German, Belgian, and Portuguese antitrust or competition authorities and in seeking any approvals which may be required from such authorities for the consummation of the transactions contemplated hereby. Each party shall be responsible for any inaccuracy or omission relating to information supplied by it and contained in such filings and further agrees to indemnify and hold harmless the other party for any damages, including without limitation, fines imposed by such authorities, arising from such inaccuracy or omission.

  (b) The parties acknowledge that the Closing may occur on a date which is more than one year after the expiration in August 1993 of the waiting period under the Hart-Scott-Rodino Antitrust Improvement

Act of 1976 ("HSR") for completion of the transactions contemplated hereby and that it is a condition to each of Finmeccanica's and Brown & Sharpe's obligation to perform its agreements hereunder that the transactions either close prior to the expiration of said one year period or that the parties refile reports under the HSR Act and not complete the transactions hereby contemplated until after the expiration of the HSR waiting period following said 1994 HSR filings by the parties. Accordingly, each of the parties covenants and agrees to cooperate and use their best efforts to make all necessary filings and notifications under HSR permit the Closing.

  6.3 Shareholder Approval. (a) Brown & Sharpe shall, as soon as reasonably practicable after the date hereof, take all action necessary in accordance with the Exchange Act, the laws of the State of Delaware and Brown & Sharpe's Certificate of Incorporation and By-laws to give notice of and convene a special meeting (the "Meeting") of its shareholders to consider and vote upon the approval of the issuance of the Brown & Sharpe Purchase Price Shares in connection with the consummation of the transactions contemplated hereby and for such other purposes as may be necessary or desirable. The Board of Directors of Brown & Sharpe shall, consistent with their fiduciary obligations, recommend without qualification of any nature that Brown & Sharpe's shareholders vote to approve such issuance of the Brown & Sharpe Purchase Price Shares, and use its reasonable best efforts to solicit and secure from the shareholders of Brown & Sharpe such approval, which efforts may include, without limitation, causing Brown & Sharpe to solicit shareholder proxies therefor and to advise Finmeccanica upon its request from time to time as to the status of the shareholder vote then tabulated.

  (b) Promptly following the date of this Agreement, Brown & Sharpe shall prepare and file with the Securities and Exchange Commission under the Exchange Act and the Commission Rules a preliminary draft of the Brown & Sharpe Proxy Statement. The Company and Finmeccanica shall cooperate fully with Brown & Sharpe in the preparation and filing of the Brown & Sharpe Proxy Statement and any amendments and supplements thereto. So far as practicable in the judgment of Brown & Sharpe's counsel, the Brown & Sharpe Proxy Statement shall not be filed, and no amendment or supplement thereto shall be made by Brown & Sharpe, without Finmeccanica's (or its counsel's) prior approval which shall not be unreasonably delayed or withheld. Brown & Sharpe shall use its reasonable best efforts to have any review of the Brown & Sharpe Proxy Statement conducted by the Securities and Exchange Commission promptly. As soon as reasonably practicable following the date hereof, Brown & Sharpe shall cause to be mailed a definitive Brown & Sharpe Proxy Statement to its shareholders entitled to vote at the Meeting called to vote upon the issuance of the Brown & Sharpe Purchase Price Shares promptly following completion of any review by, or in the absence of such review, the termination of any applicable waiting period required under the Exchange Act and the Commission Rules.

  6.4 Elimination of Excess Indebtedness. Finmeccanica will, prior to July 31, 1994, make its best possible forecast of the amount of total Indebtedness of the DEA Companies, net of cash, in excess of Lit. 800 Million, on the Forecasted Pricing Balance Sheet of the DEA Companies as of July 31, 1994.

  Based on that forecast, Finmeccanica will identify the amount of total Indebtedness of the DEA Companies to be discharged at the Closing by Finmeccanica. If practical, Finmeccanica may concentrate the Indebtedness of the DEA Companies (including through a payoff of certain Indebtedness to third parties) in the so-called current account of the DEA Companies with Finmeccanica. By making contributions of the appropriate amount to the capital of DEA on or prior to the Closing, Finmeccanica will put itself in a position to cause the DEA Companies to be obligated at the Closing in the aggregate only with respect to an amount of Indebtedness equal to the amount of Aggregate Permitted Indebtedness as of July 31, 1994. It is understood that, as of the Pricing Date, July 31, 1994, the exact amount of Indebtedness of the DEA Companies to be discharged can only be estimated. After July 31, 1994 and prior to the Closing, Finmeccanica shall use its best efforts to gather the information necessary to verify the accuracy of the forecast made prior to July 31, 1994 with regard to the amount of Indebtedness of the DEA Companies to be discharged. Finmeccanica will share such information with Brown & Sharpe, and the parties agree that they will work together in good faith to effect the required reduction of Indebtedness in a manner that will result, after making all of the calculations contemplated by Section 1.4, in the issuance of the least possible number of additional Brown & Sharpe Purchase Price Shares under Section 1.4(h). Accordingly, Finmeccanica will determine, with the consent of Brown & Sharpe, which may not unreasonably be withheld, if the forecast for the amount of Indebtedness of the DEA Companies to be discharged by Finmeccanica on the Closing needs to be modified based on the new information, and any such modification shall be reflected on the Forecasted Pricing Balance Sheet (which term shall thereafter for all purposes reflect such modification).

  On the Closing Date Finmeccanica shall cause the DEA Companies to be obligated in the aggregate only with respect to Indebtedness equal to the amount of Aggregate Permitted Indebtedness as of July 31, 1994 by discharging any DEA Companies Indebtedness in excess of Aggregate Permitted Indebtedness.

  Subsequent to the Closing, on the basis of the final Pricing Balance Sheet as determined under Section 1.4(f), the precise actual amount of Excess Indebtedness that should have been discharged at the Closing shall be established ("Actual Excess Indebtedness"). In the event that the Actual Excess Indebtedness as of July 31, 1994 based on the Pricing Balance Sheet is less or more than the Forecasted Excess Indebtedness based on the Forecasted Pricing Balance Sheet as of July 31, 1994 (as adjusted by Finmeccanica for any reforecast required by this Section 6.4 above), the amount of said overage or shortfall shall be taken into account and netted in the Post-Closing Purchase Price Adjustment calculation as provided in Section 1.4(g). Then, as and to the extent required by Section 1.4(h), Brown & Sharpe shall issue additional Brown & Sharpe Purchase Price Shares or Finmeccanica shall contribute cash to the capital of Brown & Sharpe (without receiving any shares of stock therefor).

  6.5 B&S Business Plan. As soon as practicable after the date hereof, and in any event not later than the Closing Date, the executive management of Brown & Sharpe shall submit for approval by the Board of Directors of Brown & Sharpe (as evidenced by an extract from the meeting of the Board of Directors of Brown & Sharpe) a business plan for the 18-month period commencing upon the Closing Date (containing a detailed action plan for the implementation of management's revenue and cost objectives). Brown & Sharpe shall deliver to Finmeccanica, not later than the Closing, a copy of such business plan.

  7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as otherwise specifically provided for in this Agreement, all representations, warranties and agreements (other than Section 8) of Finmeccanica and Brown & Sharpe contained herein or in any document, certificate or other instrument required to be delivered hereunder in connection with the transactions contemplated hereby shall survive for a period of 21 months from the Closing Date. Notwithstanding the foregoing:

    (a) the representations and warranties set forth in Sections 3.16, 3.20, and 3.21 and Section 4.14 shall survive for five years from the Closing Date;

    (b) the representations and warranties set forth in Sections 3.8, 3.19,
  3.23 and 3.24 and Sections 4.7 and 4.9 shall survive until thirty (30) days after the expiration of the relevant statutes of limitation, including any extensions thereof; and

    (c) the representations and warranties set forth in Sections 3.2, 3.4, 3.9.1, 3.12 and 3.17 and Sections 4.2, 4.3 and 4.10 shall survive without limit as to time.

  8. INDEMNIFICATION.

  8.1 Indemnity by Finmeccanica. Finmeccanica hereby agrees to indemnify, defend and hold harmless Brown & Sharpe and its directors, officers and affiliates (and, in the case of claims arising in connection with the DEA Financial Statements and the information furnished by Finmeccanica and included in the Brown & Sharpe Proxy Statement or the Brown & Sharpe Registration Statement, each person, if any, who controls Brown & Sharpe within the meaning of Section 15 of the Securities Act) against and in respect of any damage that results from

    (i) the inaccuracy of any representation or warranty made by Finmeccanica herein, or resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant of

  Finmeccanica contained herein or in any agreement or instrument required to be entered into in connection herewith and specifically identified herein or from any misrepresentation in or omission from any schedule, document, certificate or other instrument required to be furnished by Finmeccanica hereunder and specifically identified herein;

    (ii) (a) the amount (if any) by which the accrual for TFR Liabilities on the Pricing Balance Sheet exceeds Lit. 1,715 million; (b) the amount (if any) by which the Lit. 2,400 million liability for INPS for terminated employees reflected on the June 30, 1993 DEA Financial Statements has not been actually paid by the Closing, except for Lit. 16 million which the parties agreed need not be paid by such date; and (c) any liability to any employee of the Company or any Subsidiary terminated or terminating prior to or on the Closing Date or, after the Closing Date, if such termination results from or grants rights to any such employee as a consequence of a change in control (excluding those provisions provided for under applicable labor or national contract or statute); and (d) any in accuracy in the representations and warranties made in Section 1.4(b) above and in Schedule 1.4(b);

    (iii) any liability of the Company or any Subsidiary for Indebtedness in excess of the Aggregate Permitted Indebtedness on the Closing Date (subject to the Post-Closing Purchase Price Adjustment);

    (iv) any liability on account of any conditions or states of fact existing on the Closing Date based on or resulting from the presence in or discharge, spill, disposal, emission, generation, storage or release of any chemical, pollutant, contaminant, waste, toxic or hazardous substance or petroleum product into the environment caused by any of the DEA Companies at any location owned or leased, currently or in the past, by the Company or any of its Subsidiaries, which constitutes a violation of or requires remediation under Environmental Laws other than any such conditions or states of fact disclosed on Schedule 3.16 (as to which Finmeccanica shall have no liability under this clause (iv)); provided that such condition or states of fact shall not have been discovered as a result of Brown & Sharpe's voluntary investigative efforts; provided, further that nothing in this clause (iv) shall limit the obligations of Finmeccanica pursuant to clause (i) to the extent such matters relate to a breach of the representations and warranties covered by Section 3.16 hereof;

    (v) all Taxes arising from judgments, assessments, impositions, administrative decrees or arbitration awards upon, or being the liabilities of, the Company or any of the Subsidiaries to the extent that such Taxes are not absorbed by net operating losses and are attributable to any period ending on or prior to the Closing Date and the aggregate liability in respect thereof exceeds the amount provided for Taxes in the Closing Balance Sheet;

    (v) (A) any liability or other damages (including without limitation, the cost of making improvements to facilities or changes in operations conducted at the facilities in order to obtain the issuance of the permits and certificates noted in Schedule 3.15) resulting from the failure of the DEA Business to have the permits or certificates noted in Schedule 3.15.

    (vi) any and all claims, actions, suits and proceedings resulting from any of the foregoing (hereinafter called a "Brown & Sharpe Claim" or "Brown & Sharpe Claims").

  At the option of Brown & Sharpe, any dispute between the parties under clause
(iv) of Section 8.1 as to the existence of states of fact or conditions on or prior to the Closing Date or having come into existence after the Closing Date shall be referred to the parties' respective independent environmental consultants which shall attempt to resolve such disputes and whose determination shall be final and binding on the parties. If such independent environmental consultants are themselves unable to agree, they shall refer any such dispute to a third firm of independent environmental consultants whose determination and resolution of such dispute shall be final and binding on the parties. Such third firm of independent environmental consultants shall make its determination within sixty (60) days after the referral. Each party shall bear the cost of its own independent environmental consultants and shall share equally in the costs of any third firm of independent environmental consultants so appointed.

  Notwithstanding the foregoing, Finmeccanica shall have no obligation to indemnify Brown & Sharpe under this Section 8.1 unless, and only to the extent that, the aggregate of all amounts for which indemnity would otherwise be due as a result of or arising out of the matters set forth in clauses (i) through (vi) of Section 8.1 (but excluding clause (ii)(a)) above exceed $500,000, provided that in computing such amount each single indemnity amount (or any series of amounts relating to a class action or series of claims arising out of a common set of facts) of less than $10,000 shall be disregarded. Finmeccanica's liability under this Section 8.1 shall not exceed in the aggregate $10,000,000.

  8.2 Brown & Sharpe Indemnity. Brown & Sharpe hereby agrees to indemnify and hold harmless Finmeccanica and its directors, officers and affiliates against and in respect of any damage resulting from

    (i) the inaccuracy of any representation or warranty made by Brown & Sharpe or resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant of Brown & Sharpe contained herein or in any agreement or instrument required to be entered into in connection herewith and specifically identified herein or from any misrepresentation in or omission from any document, certificate or other instrument required to be furnished by Brown & Sharpe hereunder and specifically identified herein or any liability or any other damage arising prior to the expiration of 21 months from the Closing resulting from (i) any accounting restatement of Brown & Sharpe Financial Statements (other than a restatement for the change in accounting principle previously disclosed in Brown & Sharpe's 10Q for the first quarter of 1994) or (ii) the establishment of a specific receivable reserve relating to one customer, as disclosed in the Brown & Sharpe Registration Statement, or any charges made thereto, (it being understood that this provision shall be the only remedy for breach of any representation by Brown & Sharpe based on the occurrence of any such restatement, or the transaction giving rise to said restatement).

    (ii) any liability on account of (A) facts or conditions which present a substantial threat to human health or to the environment, including environmental conditions at operating facilities, or (B) any violation of any environmental laws which are or may become applicable, relating to any act or failure to act by Brown & Sharpe or condition or occurrence existing on or prior to the Closing Date unless such facts or conditions are set forth on Schedule 4.14 (in which event there shall be no liability with respect thereto under this clause (ii)); provided, however, that nothing in this clause (ii) shall limit the obligations of Brown & Sharpe pursuant to clause (i) to the extent that such matters relate to a breach of the representations and warranties covered by Section 4.14 hereof;

    (iii) all Taxes arising from judgments, assessments, impositions, administrative decrees or arbitration awards upon, and being the liabilities of, Brown & Sharpe or any of the Brown & Sharpe Subsidiaries to the extent that such Taxes are attributable to the period prior to the Closing Date and the aggregate liability in respect thereof exceeds the amount provided for Taxes in the December 25, 1993 consolidated balance sheet included in the Brown & Sharpe Financial Statements, as adjusted in the interim consolidated financial statements of Brown & Sharpe during the period from December 25, 1993 through the quarter ending prior to the Closing Date; and

    (iv) any and all claims, actions, suits and proceedings resulting from any of the foregoing (hereinafter called an "Finmeccanica Claim" or "Finmeccanica Claims").

  Notwithstanding the foregoing, Brown & Sharpe shall have no obligation to indemnify Finmeccanica under this Section 8.2 unless, and only to the extent that, the aggregate of all amounts for which indemnity would otherwise be due as a result of or arising out of the matters set forth in clauses (i) through
(iv) above exceed $500,000; provided that in computing such amount each single indemnity amount (or any series of amounts relating to a class action or series of claims arising out of a common set of facts) of less than $10,000 shall be disregarded. Brown & Sharpe's liability under this Section 8.2 shall not exceed $10,000,000.

  8.3 Certification of Claims. If Brown & Sharpe or Finmeccanica is of the opinion that any Brown & Sharpe Claim or an Finmeccanica Claim, as the case may be, has occurred or will or may occur, Brown & Sharpe or Finmeccanica, as the case may be, shall so notify the other, and each such notice shall specify the circumstances of such asserted Brown & Sharpe Claim or Finmeccanica Claim.

  8.4 Third Party Actions.

  (a) In the event any claim is made, suit is brought or tax audit or other proceeding, including any administrative action relating to environmental laws or conditions, is instituted against Brown & Sharpe or the Company or any Subsidiary, or any of their respective directors, officers or affiliates which involves or appears reasonably likely to involve a Brown & Sharpe Claim for which indemnification may be sought against Finmeccanica hereunder, Brown & Sharpe will, promptly (and in any event within 15 days) after receipt of notice of any such claim, suit, tax audit or proceeding, notify Finmeccanica of the commencement thereof. The failure to so notify Finmeccanica of the commencement of any such claim, suit, tax audit or proceeding will relieve Finmeccanica from liability only to the extent that such failure materially adversely affects the ability of Finmeccanica to defend its interests in such claim, suit, tax audit or proceeding. Finmeccanica (at its expense) shall have the right and shall be given the opportunity (i) to assume and control the defense of such claim, suit, tax audit or proceeding or (ii) in the case of any environmental claim or administrative action for which remediation is or may be required, to have authority and control as to the methodology, extent and implementation of any clean-up or remedial measures ("Remedial Measures") with respect thereto, provided that Brown & Sharpe and its counsel (at Brown & Sharpe's expense) may participate in (but not control the conduct of) all matters pertaining to the defense or settlement of such claim, suit, tax audit or proceeding and, in the case of any Remedial Measures required by law or administrative action, have the rights provided in Section 8.7.1 hereof. Whether or not Finmeccanica elects to assume such defense, Brown & Sharpe shall not, except at its own cost, make any settlement with respect to any such claim, suit, tax audit or proceeding without the prior consent of Finmeccanica, which may not be unreasonably withheld; provided, that, if Finmeccanica elects not to undertake any Remedial Measure(s) as may be required either by law or pursuant to an administrative order, Brown & Sharpe may undertake any and all such Remedial Measures as may be required by such law or administrative order without the consent of Finmeccanica but the lack of Finmeccanica's consent thereto shall not relieve it of its indemnification obligations hereunder. In the event that Brown & Sharpe determines to settle any such claim, suit, tax audit or proceeding without the prior consent of Finmeccanica (as provided above), Finmeccanica shall have no indemnification obligations with respect to such claim, suit, tax audit or proceeding. Brown & Sharpe's consent to the settlement of any such claim, suit, tax audit or proceeding by Finmeccanica shall be required and shall not be unreasonably withheld, but such consent shall not be required if (or to the extent that) such settlement only requires the payment of a monetary amount.

  (b) In the event any claim is made, suit is brought or tax audit or other proceeding is instituted against Finmeccanica which involves or appears reasonably likely to involve a Finmeccanica Claim for which indemnification may be sought against Brown & Sharpe hereunder, Finmeccanica will, promptly (and in any event within 15 days) after receipt of notice of any such claim, suit, tax audit or proceeding, notify Brown & Sharpe of the commencement thereof. The failure to so notify Brown & Sharpe of the commencement of any such claim, suit, tax audit or proceeding will relieve Brown & Sharpe from liability only to the extent that such failure materially adversely affects the ability of Brown & Sharpe to defend its interest in such claim, suit, tax audit or proceeding. Brown & Sharpe (at its expense) shall have the right and shall be given the opportunity to assume and control the defense of such claim, suit, tax audit or proceeding, provided that Finmeccanica and their counsel may participate in (but not control the conduct of) all matters pertaining to the defense or settlement of such claim, suit, tax audit or proceeding. Whether or not Brown & Sharpe elects to assume such defense, Finmeccanica shall not, except at its own cost, make any settlement with respect to any such claim, suit, tax audit or proceeding without the prior consent of Brown & Sharpe, which may not be unreasonably withheld. In the event that Finmeccanica determines to settle any such claim, suit, tax audit or proceeding without the prior consent of Brown & Sharpe (as provided above), Brown & Sharpe shall have no indemnification obligations with respect to such claim, suit, tax audit or proceeding. Finmeccanica's consent to the settlement of any such claim, suit, tax audit or proceeding by Brown & Sharpe shall be required and shall not be unreasonably withheld, but such consent shall not be required if (or to the extent that) such settlement only requires the payment of a monetary amount.

  8.5 Definition of Damages. For purposes of this Section 8, the term "damages" shall mean the amount of any loss, claim, demand, damage, deficiency, assessment, judgment, remediation, cost or expense (including reasonable attorneys', consultants' and experts' fees and expenses) actually incurred, (in the case of a Finmeccanica Claim, either by Finmeccanica directly or by virtue of its shareholding in Brown & Sharpe) less the sum of the following economic benefits, if any, pertaining to such loss, claim, demand, damage, deficiency, cost or expense: (i) any income tax savings (net of any income tax cost attributable to the indemnity payment) actually realized (or incurred) that affect the overall economic impact of the damage to the indemnified party and
(ii) any insurance proceeds actually realized and adverse insurance consequences actually incurred (such as premium adjustments and other detriments) that affect the overall economic impact of the damages to the indemnified party. Notwithstanding the foregoing, neither party will be entitled to any special, exemplary or consequential damages, including without limitation lost profits, good will or investments (excluding any damage resulting from a diminution in the value of the Brown & Sharpe Purchase Price Shares), loss of distributors, suppliers or customers or inability to use any of the properties of the DEA Business or the B&S Business with respect to any environmental matters covered under Sections 8.1(i) and (iv) and 8.2(i) and
(ii). In the event that an indemnified party hereunder pays a claim covered by the indemnified party's insurance for which it is entitled to indemnification by another party hereunder, such indemnified party shall pay such claim and the indemnifying party shall reimburse the indemnified party the full amount of such claim (less the amount of any insurance proceeds previously recovered by the indemnified party with respect to such claim). If the indemnified party subsequently receives insurance proceeds with respect to such claim, the indemnified party shall pay the indemnifying party such insurance proceeds up to the amount actually paid by the indemnifying party. In the event of any claim by any third party based on facts which, if true as alleged, would give rise to any liability for damages as to which indemnification exists under this Agreement, the amount of the damages shall be deemed to include the reasonable costs of the defense thereof, whether or not successful, subject to the rights of the indemnifying party to assume such defense pursuant to Section 8.4 hereof.

  8.6 Pricing Balance Sheet. Neither party shall be entitled to seek damages from the other party pursuant to this Section 8 with respect to any claim to the extent that the liability forming the basis for such claim is reflected as a liability in the Pricing Balance Sheet and thereby included in the calculation of the Post-Closing Purchase Price Adjustment under Section 1.4, including a liability not resulting in an adjustment as a result of the Basket.

  8.7 Environmental Limitations. For the avoidance of doubt, no claim for damages by either party for which indemnification is available pursuant to Sections 8.1(iv) or 8.2(ii), respectively, may be made by either party if the basis for such claim derives from a change in law or regulation or a change in the standards of enforcement or remediation applicable to environmental conditions or hazards which change becomes effective on or after the Closing Date.

    8.7.1 Remediation. (a) In the event of any Brown & Sharpe Claim under
  Section 8.1(iv) which involves the taking or required taking of a Remedial Measure with respect to any leased real property of the Company or any of its Subsidiaries and which Finmeccanica undertakes pursuant to Section 8.4(a), then Finmeccanica shall use its reasonable efforts to minimize interruption or other disruption of the operations of the DEA Business and exercise its authority and control over the remediation in a reasonable manner and in compliance with all applicable Environmental Laws. Finmeccanica shall inform Brown & Sharpe at least quarterly of actions taken in furtherance of such remedial measures since the previous update and actions anticipated prior to the next update. The purpose of such updates shall be to attempt to reach consensus as to the best means of handling such matters. All consultant proposals, reports, conclusions and/or data shall be submitted promptly to Brown & Sharpe upon Finmeccanica's receipt. To the extent reasonably practicable, any submissions by Finmeccanica to environmental regulatory agencies shall be submitted to Brown & Sharpe for review prior to submission to such agency. Brown & Sharpe shall cooperate, assist and not interfere with Finmeccanica's performance of its obligations hereunder, including without limitation allowing Finmeccanica and its agents, representatives or contractors to have access to the premises of the DEA Companies in order to (i) conduct studies, take samples and perform other inspections on the premises of the DEA Companies, (ii) install, maintain and operate treatment systems, equipment and other apparatus incidental to implementing a remedial measure; (iii) consult pertinent books and records and knowledgeable employees of the DEA Companies; and
  (iv) take any other remediation or other actions necessary to fulfill Finmeccanica's responsibilities under Sections 8.1(iv) and 8.4(a); provided, however, that if any Remedial Measure shall require the closing of any facility (or significant portion thereof) of the DEA Business for a period of greater than one week, then Finmeccanica shall consult with Brown & Sharpe so as to determine a reasonable period of shut down, taking into account Brown & Sharpe's need to minimize any disruptive effect on the facilities' operations and Finmeccanica's desire to utilize the most cost-effective method of remediation, and Finmeccanica shall conform the remediation plan accordingly.

  9. ACCESS AND INFORMATION; CONFIDENTIALITY.

  9.1 Finmeccanica shall cause the Company to afford to Brown & Sharpe and its employees, accountants, counsel and other authorized representatives reasonable access during normal business hours, upon reasonable notice, throughout the period prior to the Closing to the facilities, properties, books and records of the Company and its Subsidiaries and shall cause its representatives to furnish to Brown & Sharpe such additional financial and operating data and other information as Brown & Sharpe may from time to time reasonably request. Brown & Sharpe shall cause all information obtained by it or its representatives pursuant to this Agreement or in connection with the negotiation hereof to be treated as confidential and shall not use, nor permit others to use, any such information for any purpose whatsoever in a manner detrimental to the Company or its Subsidiaries. In the event that this Agreement is terminated, Brown & Sharpe shall promptly return all documents (together with all copies thereof) provided by the Company or any of its Subsidiaries.

  9.2 Brown & Sharpe shall afford to Finmeccanica and its employees, accountants, counsel and other authorized representatives reasonable access during normal business hours, upon reasonable notice, throughout the period prior to the Closing to the facilities and properties of Brown & Sharpe and its subsidiaries and shall cause its representatives to furnish to Finmeccanica such additional financial data and other information (including action plans and projections relating to the transactions contemplated hereby) as Finmeccanica may from time to time reasonably request. Finmeccanica shall cause all information obtained by it or its representatives pursuant to this Agreement or in connection with the negotiation hereof to be treated as confidential and shall not use, nor permit others to use, any such information for any purpose whatsoever in a manner detrimental to Brown & Sharpe. In the event that this Agreement is terminated, Finmeccanica shall promptly return all documents (together with all copies thereof) provided by Brown & Sharpe.

  9.3 Confidentiality. Following the Closing Date, Finmeccanica shall hold in confidence all financial information concerning the business, assets, intellectual property, products, application methods, sources of supply, markets, marketing methods and customers of the Company and its Subsidiaries that heretofore has been treated as proprietary or confidential. This Agreement shall continue to apply after the Closing Date for a period of five years, but shall cease to apply to information that comes into the public domain (other than through a breach by Finmeccanica of an obligation of confidentiality owed to Brown & Sharpe hereunder) and to information the disclosure of which is required by law or pursuant to any request or order of any governmental agency or authority.

  10. CONDITIONS PRECEDENT TO BROWN & SHARPE'S OBLIGATIONS. All obligations of Brown & Sharpe under this Agreement are subject to the fulfillment to the satisfaction of Brown & Sharpe and its counsel prior to or at Closing of each of the following conditions, any of which may be waived in writing by Brown &
Sharpe:

  10.1 Performance by Finmeccanica; Certificate. Finmeccanica shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, and shall deliver to Brown & Sharpe a certificate of the Chief Executive Officer and Chief Financial Officer of the Elsag Bailey Division of Finmeccanica, dated the Closing Date, to such effect.

  10.2 Representations and Warranties; Certificate. The representations and warranties of Finmeccanica contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date except for changes contemplated by this Agreement or specifically consented to or approved by Brown & Sharpe, and Brown & Sharpe shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Elsag Bailey Division of Finmeccanica dated the Closing Date to the foregoing effect.

  10.3 Opinions of Counsel. Brown & Sharpe shall have received such opinions of counsel for Finmeccanica and the Company and its Subsidiaries with respect to the subject matter of this Agreement as Brown & Sharpe and its counsel shall deem necessary, the form and substance of such opinions of counsel to be determined by Brown & Sharpe and its counsel.

  10.4 Absence of Litigation. No action or proceeding shall have been instituted or threatened prior to or at the Closing Date before any court or governmental agency, body or authority pertaining to the transactions contemplated hereby, the result of which could prevent or make illegal the consummation of such transactions.

  10.5 Governmental Clearance and Approval. All required filings with all United States, European, federal, national, state, local and foreign governmental agencies or authorities, the notification of which, or consent, approval or clearance by which, is necessary in connection with the consummation of the transactions (or any of them) contemplated hereby shall have been made, and all clearances or consents required in order to effect the transactions contemplated hereby shall have been obtained, or any applicable waiting period under any applicable statute or regulation shall have expired or been terminated, without any objection or notice of intent to challenge the transactions contemplated hereby having been received by any of the parties hereto or their subsidiaries and not withdrawn by the objecting or challenging agency.

  10.6 Approval by Stockholders of Brown & Sharpe. The issue of the Brown & Sharpe Purchase Price Shares pursuant to this Agreement shall have been approved by the stockholders of Brown & Sharpe in accordance with its Bylaws and the rules of the New York Stock Exchange, and in connection therewith, Wertheim Schroder shall have provided Brown & Sharpe with a fairness opinion on the contemplated transactions hereunder in customary form, which is satisfactory to the Board of Directors of Brown & Sharpe.

  10.7 Approval of Proceedings; Documentation. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, and the form and substance of all opinions, certificates and other documents hereunder shall be reasonably satisfactory in form and substance to Brown & Sharpe and its counsel.

  10.8 Factoring of Receivables. The parties shall have mutually agreed on the amount of factoring of DEA receivables and such factoring shall have been satisfactorily completed on or prior to July 31, 1994.

  10.9 Stockholder Agreement. Finmeccanica shall have executed and delivered the Stockholders Agreement.

  10.10 [Intentionally left blank]

  10.11 Working Capital and Refinancing Requirements. Brown & Sharpe shall have completed arrangements with its principal lending institutions to ensure that Brown & Sharpe and its Subsidiaries, including the Company and its Subsidiaries, are able to obtain sufficient borrowings to meet working capital requirements, including refinancing of their working capital requirements for the Brown & Sharpe Business and the DEA Business to be conducted after the Closing Date, or shall have simultaneously completed such other arrangements to raise such necessary funding, in each case as Brown & Sharpe deems appropriate.

  10.12 Company Indebtedness; Consents of Lenders. The aggregate Indebtedness of the Company and its Subsidiaries as of the Closing Date shall not exceed the Aggregate Permitted Indebtedness as defined by and calculated in accordance with the applicable Sections of this Agreement; and the terms and conditions of such Aggregate Permitted Indebtedness shall be satisfactory to Brown & Sharpe, and the Lenders identified on Schedule 3.5.1 shall, if required, have consented to the transactions contemplated hereby.

  10.13 Resignations of Members of the Board of Directors. All of the members of the boards of directors of the Company and each Subsidiary shall have submitted their resignations as directors effective upon the Closing on the Closing Date and upon their acceptance by Brown & Sharpe after the Closing Date.

  10.14 [Intentionally Left Blank]

  10.15 [Intentionally Left Blank]

  11. Conditions Precedent to the Obligations of Finmeccanica. The obligation of Finmeccanica to consummate the transactions contemplated hereby shall be subject to the fulfillment prior to or at the Closing of each of the following conditions, any of which may be waived by Finmeccanica:

  11.1 Performance by Brown & Sharpe; Certificate. Brown & Sharpe shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing on the Closing Date and Brown & Sharpe shall delivered a certificate of its President and Chief Financial Officer, dated the Closing Date, to such effect.

  11.2 Representations and Warranties; Certificate. The representations and warranties of Brown & Sharpe contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement or specifically concerted to or approved by Finmeccanica, and Finmeccanica shall have received a certificate of the President and Chief Financial Officer of Brown & Sharpe to that effect.

  11.3 Opinion of Counsel. Finmeccanica shall have received an opinion of Ropes & Gray, counsel to Brown & Sharpe, and, if appropriate, an opinion of James W. Hayes, III or other counsel to Brown & Sharpe, with respect to the subject matter of this Agreement in form and substance reasonably satisfactory to Finmeccanica and its counsel.

  11.4 Absence of Litigation. No action or proceeding shall have been instituted or threatened prior to or at the Closing Date before any court or governmental agency, body or authority pertaining to the transactions contemplated hereby, the result of which could prevent or make illegal the consummation of such transactions.

  11.5 Governmental Clearance and Approval. All required filings with all United States, European, federal, state, local and foreign governmental agencies or authorities, the notification of which, or consent, approval or clearance by which, is necessary in connection with the consummation of the transactions contemplated hereby shall have been made, and all clearances or consents required in order to effect the transactions contemplated hereby shall have been obtained, or any applicable waiting period under any applicable statute or regulation shall have expired or been terminated, without any objection or notice of intent to challenge the transactions contemplated hereby having been received by any of the parties hereto and not withdrawn by the objecting or challenging agency.

  11.6 Approval by Stockholders of Brown & Sharpe. The issue of the Brown & Sharpe Purchase Price Shares and the Contingent Stock pursuant to this Agreement shall have been approved by the stockholders of Brown & Sharpe in accordance with its Bylaws and the rules of the New York Stock Exchange.

  11.7 Approval of Proceedings; Documentation. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, and the form and substance of all opinions, certificates and other documents hereunder shall be satisfactory in form and substance to Finmeccanica and its counsel.

  11.8 Execution and Delivery of Stockholder Agreement. Brown & Sharpe shall have executed and delivered the Stockholders Agreement.

  11.9 [Intentionally Left Blank]

  11.10 Guarantees of Indebtedness of the Company to Banks. Each relevant lender to the DEA Companies shall have released Finmeccanica from its guarantee of Indebtedness of the Company and either (a) such Indebtedness shall have been extinguished or an agreement to repay all of such indebtedness shall have been reached with each such lender as of the Closing Date or (b) Brown & Sharpe shall have agreed to guarantee that portion of Aggregate Permitted Indebtedness of the Company and its Subsidiaries which is owed to each such lender on the Closing Date and each such lender shall have agreed to substitute the guaranty of Brown & Sharpe for the guaranty of Finmeccanica.

  12. COVENANT NOT TO COMPETE. (a) Finmeccanica agrees that, in consideration of the purchase by Brown & Sharpe hereunder, neither Finmeccanica nor any affiliate thereof shall, on or prior to the date which is five (5) years after the Closing Date directly or indirectly own, manage, operate, control or have any greater than 20% ownership interest in any business, venture or activity which competes with the metrology business relating to CMMs (including parts and accessories therefor) being conducted or proposed to be conducted at the Closing Date by the Company and its Subsidiaries or relating to metrology products performing functions similar to those of the products manufactured and sold by the Company and its Subsidiaries, whether or not the assets of the Company and the Subsidiaries are subsequently moved in whole or in part into another legal entity within Brown & Sharpe and its Subsidiaries, provided that the provisions of this Section 12(a) shall terminate if Brown & Sharpe no longer owns a greater than 50% ownership interest in the DEA Business and provided further that Finmeccanica shall not be in breach of the covenant made in this Section 12(a) if Finmeccanica or any of its affiliates acquires or invests in any company or group of companies, whether through an acquisition of assets or stock, merger, consolidation or other combination or otherwise, which includes among its business operations the manufacture and sale of metrology products performing functions similar to those of the products manufactured and sold by the DEA Companies to the extent that sales of such products constitute only an immaterial portion of the total revenues of the acquired business. In this connection Finmeccanica represents to Brown & Sharpe that it has no present intention of acquiring any company or group of companies engaged in the business of manufacturing and selling such metrology products.

  (b) Finmeccanica further agrees that for a period of three (3) years after the Closing Date it will not, without the prior written consent of Brown & Sharpe, recruit, offer employment, including employment as a consultant, to any person who is an employee of Brown & Sharpe (including the Company and its Subsidiaries) or any subsidiary, group, or division of Brown & Sharpe (including the Company and its Subsidiaries), unless such person has been terminated by the Company or a Subsidiary.

  13. AGREED EXCHANGE RATIO. Except as otherwise specified in this Agreement, the Agreed Exchange Ratio for the purposes of calculating 8 Billion Lit. Indebtedness of the Company and the Subsidiaries on the Closing Date shall be $1 = Lit. 1,568. For all other purposes, the Agreed Exchange Ratio shall be the U.S. Dollar/Lit. exchange rate, as published in SOLE 24 ORE, in effect on the date preceding the date a payment of cash or delivery of Brown & Sharpe Purchase Price Shares is required.

  14. ENTIRE AGREEMENT. This Agreement, together with the schedules and exhibits hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations, or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein; provided, however, that the provisions of Section 9 shall survive the termination of this Agreement pursuant to Section 17.

  15. AMENDMENT. This Agreement may be amended by the parties hereto at any time, but only by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

  16. PRESS RELEASES. Each of the parties agrees that they (and their respective affiliate and subsidiaries) will not issue any announcements or reports, or confirm any statements by third parties pertaining to any of the proposed transactions until after the Closing Date under this Agreement except as may be advisable for Brown & Sharpe under U.S. securities laws or Finmeccanica under Italian securities laws upon advice of counsel or except as may be mutually agreed upon by the parties.

  17. TERMINATION. This Agreement may be terminated without liability:

    (a) at any time by mutual agreement of Brown & Sharpe and Finmeccanica;

    (b) by either Brown & Sharpe or Finmeccanica if, by the close of business on October 31, 1994, or such later date as the parties may mutually agree, the consummation of the transactions hereby contemplated to take place on the Closing Date shall not have occurred; provided, however, that this Agreement may not be terminated by a party which at such time is in material breach of a provision of this Agreement.

  18. HEADINGS. Section headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof. References to sections are to portions of this Agreement unless the context requires otherwise.

  19. EXHIBITS, ETC. Exhibits and schedules referred to in this Agreement are an integral part of this Agreement.

  20. ASSIGNMENT, SUCCESSORS AND ASSIGNS; BENEFITS OF AGREEMENT. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto, except that Brown & Sharpe may designate one or more of its Subsidiaries to acquire all or some of the DEA Shares. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and, subject to the foregoing, their assigns, and shall not inure to the benefit of, or be enforceable by, any other person or entity.

  21. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or courier or delivery service or mailed, first-class postage prepaid,

    (a) if to Brown & Sharpe:

      Brown & Sharpe Manufacturing Company
      200 Frenchtown Road
      Precision Park
      North Kingstown, Rhode Island 02852
      USA

      Attn: Vice President and Chief Financial Officer

      In each case, with a copy to:

      Ropes & Gray
      One International Pace
      Boston, MA 02110-2624
      USA

      Attn: Howard K. Fuguet, Esq.

    (b) if to Finmeccanica:

      Elsag Bailey
      via G. Puccini, 2
      16154 Genova
      Italy

      Attn: Chief Financial Officer and General Counsel

      in each case, with a copy to:

      Coudert Brothers
      1114 Avenue of the Americas
      New York, NY 10036-7794
      USA

      Attn: W. Preston Tollinger, Esq.

or, in each case, at such other address as the party receiving notice shall have furnished in writing to the party giving notice.

  22. ACCOUNTING TERMS; PROXY STATEMENT; REGISTRATION STATEMENT. All accounting terms not otherwise defined herein have with respect to Finmeccanica and its affiliates the meanings assigned to them in accordance with generally accepted Italian accounting principles or, in the absence thereof, with accounting principles as recommended by the IASC, except for the financial statements to be delivered for inclusion in the Brown & Sharpe Proxy Statement and the Brown & Sharpe Registration Statement which shall have the meanings assigned to them in accordance with United States generally accepted accounting principles, and shall have, with respect to Brown & Sharpe and its affiliates, the meanings assigned to them in accordance with United States generally accepted accounting principles.

  The term "Brown & Sharpe Proxy Statement" shall mean the definitive proxy statement of Brown & Sharpe as filed or to be filed with the Securities and Exchange Commission relating to the transactions contemplated hereby.

  The term "Brown & Sharpe Registration Statement" shall mean a Registration Statement on Form S-1 of Brown & Sharpe covering the registration of an aggregate of $75,000,000 of debt securities of Brown & Sharpe to be offered and sold under the Securities Act.

  23. SEVERABILITY. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

  24. ARBITRATION. All disputes, differences, controversies or claims arising in connection with, or questions occurring under, this Agreement (other than those relating to the Post-Closing Purchase Price Adjustment, which shall be resolved in the manner provided in Section 1.4) shall be finally settled under the Rules of Arbitration (the "Rules") of the International Chamber of Commerce ("ICC") by an arbitral tribunal composed of three arbitrators appointed in accordance with said Rules.

  24.1. Each of Brown & Sharpe and Finmeccanica shall each nominate one arbitrator in accordance with the Rules. If a party fails to nominate an arbitrator within thirty (30) days from the date when the claimant's request for arbitration has been communicated to the other party, such appointment shall be made by the ICC International Court of Arbitration.

  24.2. The two arbitrators so appointed shall agree upon the third arbitrator who shall act as Chairman of the arbitral tribunal. If said two arbitrators fail to nominate a Chairman, the Chairman shall be selected by the ICC International Court of Arbitration.

  24.3. In all cases the Chairman of the arbitral tribunal shall be a lawyer fluent in English and not of the same nationality as either party.

  24.4. The place of arbitration shall be London, England.

  24.5. The arbitral proceedings shall be conducted in the English language.

  24.6. The parties hereby exclude any right of appeal to any court on the merits of the dispute.

  24.7. Judgment on the award may be entered in any court having jurisdiction over the award or any of the parties or their assets.

  24.8. At the time of the arbitration, the parties may agree in writing to submit the dispute to a single arbitrator. In such event said single arbitrator shall be appointed by the ICC International Court of Arbitration, and shall be subject to the same qualifications as would have been the Chairman under
Section 24.3 hereof.

  24.9. Nothing contained in this arbitration clause shall prevent either party from seeking injunctive relief or interim measures of protection in the form of pre-award attachment of assets from a court of competent jurisdiction.

  25. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws (other than those with respect to conflict of laws) of the State of New York.

  26. TAX RETURN COOPERATION. (a) Brown & Sharpe shall provide Finmeccanica or any affiliate that Finmeccanica may designate (hereinafter the "Finmeccanica Group") with such financial, accounting, tax and other information with respect to the Company and the Subsidiaries as shall be reasonably required by the Finmeccanica Group to enable the Finmeccanica Group to prepare:

    (i) the income tax returns of the Company and the Subsidiaries for the taxable years ending on December 31, 1993 and for any other taxable periods beginning before the Closing Date and ending on or before the Closing Date, including, without limitation, the U.S. Federal income tax returns and the U.S. state and local corporate franchise and income tax returns of DEA Company (which state and local tax returns may be prepared on a separate return basis or on a unitary, combined or consolidated basis),

    (ii) any non-income tax return or report properly due by the Company or any Subsidiary for any taxable periods beginning before and ending on or before the Closing Date, except for any return for registration or capital tax, if any, arising in connection with the reduction of Indebtedness of DEA and its subsidiaries required by Section 6.4 and other applicable sections of this Agreement required to be filed by the Company or any of its Subsidiaries for any period beginning on or after January 1, 1994.

    (iii) any income tax returns and non-income tax return or report of the Finmeccanica Group which requires information with respect to the Company or any Subsidiary.

  (b) At the reasonable request of the Finmeccanica Group, Brown & Sharpe shall cause a representative of the Company, or the relevant Subsidiary, or any successor to the Company or the relevant Subsidiary to sign any returns and related consents prepared by the Finmeccanica Group for the Company or its Subsidiaries for taxable periods ending on or before the Closing Date pursuant to this Section 26.

  (c) The Finmeccanica Group shall provide Brown & Sharpe, the Company, any Subsidiary, or any affiliate of Brown & Sharpe that Brown & Sharpe may designate (collectively, the "Brown & Sharpe Group") with such financial, accounting, tax and other information with respect to the Company and the Subsidiaries as shall be reasonably required by the Brown & Sharpe Group to enable the Brown & Sharpe Group to prepare:

    (i) the income tax returns of the Company and the Subsidiaries for any taxable periods beginning on or before the Closing Date and ending after the Closing Date and for the two taxable years following each such period, including, without limitation, the Italian national income tax returns and the Italian local income tax returns of the Company and comparable returns for the Subsidiaries in other countries,

    (ii) any non-income tax return or report properly due by the Company or any Subsidiary for any taxable periods beginning on or before and ending after the Closing Date, and any return for registration or capital tax, if any, arising in connection with the reduction of Indebtedness required by applicable sections of this Agreement that is required to be filed by the Company or its Subsidiaries for any period beginning on or after January 1, 1994;

    (iii) any income tax return, non-income tax return or report of the Brown & Sharpe Group which requires information with respect to the Company or any Subsidiary.

  (d) Brown & Sharpe will be responsible for filing, and agrees to file or to cause the Company and the Subsidiaries to file, all tax returns and reports of the Company and the Subsidiaries for any taxable periods beginning on or after the Closing Date and any return for registration or capital tax, if any, arising in connection with the reduction of Indebtedness required by applicable sections 6.4, 10.12 and 1.4(f) of this Agreement that is required to be filed by the Company or its Subsidiaries for any period beginning on or after January 1, 1994.

  (e) None of the provisions of this Section 26 shall relieve Finmeccanica of its obligation to indemnify, defend and hold harmless Brown & Sharpe and its directors, officers and affiliates as more fully provided in Section 8.1 of this Agreement, except to the extent attributable to the acts or omissions of Brown & Sharpe, of its directors, officers or affiliates.

  27. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, attested by their respective Secretaries as of the day and year first above written.

ATTEST:                                 Brown & Sharpe Manufacturing Company


                                        By
- -------------------------------------     -----------------------------------
Secretary                                 Title:



ATTEST:                                 Finmeccanica S.p.A. (through its
                                         Elsag Bailey Division)


                                        By
- -------------------------------------     -----------------------------------
                                          Title:
Secretary

                                    ANNEX A

                             LIST OF DEA COMPANIES

1. D.E.A. SpA (Italy)

Outstanding Capital Stock:       16,300,000 shares; nominal value: L.1,000/share

Corporate Headquarters:          Corso Torino, 70, Moncalieri (TO), Italy


2. D.E.A. Company (USA)

Outstanding Capital Stock:

Corporate Headquarters:          37100 Plymouth Rd., Livonia, Michigan 48150,
                                 U.S.A.


3. D.E.A.K.K. (Japan)

Outstanding Capital Stock:

Corporate Headquarters:          1030 Kawaraguchi-Ebina Shi, Kanagawa Pref.,
                                 Japan


4. D.E.A. France S.A. (France)

Outstanding Capital Stock:

Other Shareholders:

Corporate Headquarters:          122, Rue Marcel Hartmann, 94853 Ivry-sur-Seine
                                 CEDEX France


5. D.E.A. GmbH (Germany)

Outstanding Capital Stock:

Corporate Headquarters:          Praunheimer Landstr. 32, 6000 Frankfurt 90,
                                 Germany


6. D.E.A. IBERICA S.A. (Spain)

Outstanding Capital Stock:

Corporate Headquarters:          Ctra. del Mig, 37, 08940 CORNELLA
                                 (Barcelona), Spain


7. D.E.A. U.K. (United Kingdom)

Corporate Headquarters:
                                 Terminal Three, 3B2, Sontehill Green, WESTLEA SWINDON, WILTS, SN5 7HB United Kingdom